Exhibit 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Eagle Bulk Shipping Inc.

Restructuring Support Agreement

August 6, 2014

This Restructuring Support Agreement (together with the exhibits annexed hereto, and as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 6, 2014, is entered into by and among: (i) Eagle Bulk Shipping Inc., a Marshall Islands corporation (“EBS”), and each of its direct and indirect subsidiaries (each an “Eagle Entity” and, collectively, the “Eagle Entities” or the “Company”) and (ii) the lenders under the Credit Agreement (as defined herein) that are (or may become in accordance with Section 11 hereof) signatories hereto (in their capacity as lenders under the Credit Agreement, holders of Warrants (as defined below), and/or holders of common stock or other equity interests in EBS, the “Consenting Lenders”). Each of the Eagle Entities, the Consenting Lenders, and each other person that becomes a party to this Agreement in accordance with its terms shall be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and certain lenders under that certain Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012 (as amended to date and as may be further amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), entered into that certain Waiver and Forbearance Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Waiver and Forbearance Agreement”);

WHEREAS, the Waiver and Forbearance Agreement terminates, subject to the terms and conditions set forth therein, on August 5, 2014 if the Company and the Majority Lenders (as defined in the Credit Agreement) have not, on or before such date, (i) agreed on the terms of a restructuring of the obligations outstanding under the Credit Agreement and (ii) executed a binding restructuring support agreement or similar agreement documenting such agreed-upon terms, including milestones for the commencement, implementation, and closing of the restructuring;

WHEREAS, certain lenders under the Credit Agreement are holders of (i) warrants to purchase common stock of EBS (the “Warrants”) issued under that certain Warrant Agreement, dated as of June 20, 2012, between EBS and the other parties thereto (as amended to date and as may be further amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Warrant Agreement”) and/or (ii) common stock in EBS.

WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and conditions set forth in this Agreement (the general terms of which are reflected in the term sheet annexed hereto as Exhibit A (together with all exhibits thereto, the “Term Sheet”) for illustrative purposes only), including the proposed prepackaged chapter 11 plan of reorganization for EBS annexed hereto as Exhibit B (the “Plan”), and the related disclosure statement annexed hereto as Exhibit C (the “Disclosure Statement”), each of which may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the mutual consent of EBS and the Majority Consenting Lenders (as defined below) and which is incorporated by reference pursuant to Section 2 hereof; 1

WHEREAS, it is contemplated that the Restructuring will be implemented through a voluntary case commenced by EBS and, if necessary, one or more of the Eagle Entities (the “Chapter 11 Case(s)”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), pursuant to the Plan;

WHEREAS, certain of the Consenting Lenders have agreed to provide financing and otherwise extend credit to the Company and consent to the use of cash collateral during the pendency of the Chapter 11 Case(s) pursuant to and subject to the terms and conditions of the Financing Orders and the DIP Credit Agreement (each as defined below);

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EXECUTION VERSION

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1.     Effective Date. This Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties (the “Effective Date”), upon the execution and delivery of counterpart signature pages to this Agreement by and among (a) the Company and (b) the Consenting Lenders constituting collectively more than 50% of the current Lenders under the Credit Agreement and holding claims equal to at least 66 2/3% in amount of the total outstanding Loans under the Credit Agreement (the “Required Lenders”).

2.     Exhibits and Schedules. Each of the Exhibits and Schedules annexed hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. Subject to the following sentence, in the event of any inconsistencies between the terms of this Agreement and the Plan, (i) prior to the entry of the Confirmation Order (as defined below), this Agreement shall govern, and (ii) on and after the entry of the Confirmation Order, the Plan shall govern. The use of cash collateral and debtor-in-possession financing prior to the Consummation Date shall be governed by the terms of, as applicable, (a) the interim order authorizing the use of cash collateral and debtor-in-possession financing, in the form annexed hereto as Exhibit D or such other form as is reasonably acceptable to the Company and the Majority Consenting Lenders (the “Interim Financing Order”), (b) the final order authorizing the use of cash collateral and debtor-in-possession financing in such form as is reasonably acceptable to the Company and the Majority Consenting Lenders (the “Final Financing Order” and together with the Interim Financing Order, the “Financing Orders”), and (c) the debtor-in-possession credit agreement (the “DIP Credit Agreement”) to be entered into in accordance with the Financing Orders. For the avoidance of doubt, the Term Sheet annexed hereto as Exhibit A is provided solely for illustrative purposes and shall have no binding effect on any of the Parties except as expressly provided herein.

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or Credit Agreement, as applicable.

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EXECUTION VERSION

3.     Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring shall include: (a) the Plan (and all schedules, exhibits and supplements thereto) and the Confirmation Order; (b) the Disclosure Statement (and all exhibits thereto) with respect to the Plan; (c) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (d) the documents identified on Exhibit E hereto (collectively, the “Consummation Documents”); (e) the DIP Credit Agreement, (f) the Financing Orders; and (g) the new credit agreement (the “Exit Financing”). Other than the Plan (excluding the schedules, exhibits and supplements thereto that have not been negotiated and completed as of the date of this Agreement), the Disclosure Statement, and the Interim Financing Order, the Definitive Documentation identified in the foregoing sentence (i) remains subject to negotiation and completion and (ii) shall upon completion (x) contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and (y) be in form and substance reasonably acceptable to the Company and the Majority Consenting Lenders.

4.     Milestones. The Company shall implement the Restructuring on the following timeline (in each case, a “Milestone”):

(a)	on or before August 6, 2014, EBS shall commence a solicitation of the Lenders seeking the approval and acceptance of the Plan;

(b)	on or before August 6, 2014, EBS shall receive the approval and acceptance of the Plan by Lenders collectively constituting the Required Lenders as of such date (the “Lender Class Acceptance”);

(c)	upon the occurrence of the Lender Class Acceptance, EBS shall commence the Chapter 11 Case on or before August 6, 2014;

(d)

no later than the date of the commencement of the Chapter 11 Case (the “Petition Date”), EBS shall file with the Bankruptcy Court the Plan, the Disclosure Statement, a motion seeking approval of the DIP Facility (as defined below), and a motion seeking a joint hearing to consider the adequacy of the Disclosure Statement, approval of the Company’s prepetition solicitation of the Lenders, and confirmation of the Plan (the “Joint Disclosure Statement and Plan Confirmation Hearing”);

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EXECUTION VERSION

(e)	no later than 5 business days after the Petition Date, the Bankruptcy Court shall enter a final order scheduling the Joint Disclosure Statement and Plan Confirmation Hearing;

(f)

no later than 5 business days after the Petition Date, the Bankruptcy Court shall enter the Interim Financing Order in the form annexed hereto or in such other form as is reasonably acceptable to the Company and the Majority Consenting Lenders, authorizing the Company to enter into a post-petition credit facility (the “DIP Facility”) and use cash collateral, and scheduling a final hearing with respect to such matters;

(g)	no later than 37 days after the Petition Date, the Bankruptcy Court shall enter the Final Financing Order in a form reasonably acceptable to the Company and the Majority Consenting Lenders;

(h)	no later than 37 days after the Petition Date, the Bankruptcy Court shall commence the Joint Disclosure Statement and Plan Confirmation Hearing;

(i)

no later than 45 days after the Petition Date, the Bankruptcy Court shall enter an order (1) approving the adequacy of the Disclosure Statement and the Company’s prepetition solicitation of the Lenders and (2) confirming the Plan (the “Confirmation Order”); and

(j)	no later than 60 days after the Petition Date, the effective date of the Plan (the “Consummation Date”) shall occur.

Notwithstanding the above, a specific Milestone may be extended or waived with the express prior written consent of both the Company and the Majority Consenting Lenders; provided, however, that in the event that the Company or the Majority Consenting Lenders determine, in their exercise of their reasonable discretion and after consultation with the professionals for the other parties, that commencing a Chapter 11 Case for one or more Eagle Entities (other than EBS) is necessary or advisable to facilitate the consummation of the Restructuring, then any of the foregoing Milestone dates that falls on or after the date of such decision shall automatically be deferred by 20 business days.

5.     Commitment of Consenting Lenders. Subject to compliance in all material respects by the other Parties with the terms of this Agreement, from the Effective Date and until the occurrence of a Termination Date, each Consenting Lender shall (severally and not jointly):

(a)

support and take all actions necessary or reasonably requested by the Company to facilitate consummation of the Restructuring, including without limitation, to (i) timely vote all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Consenting Lender or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the solicitation materials with respect to the Plan, provided, further, that any Consenting Lender, simultaneously with its execution of this Agreement, shall deliver and release to the Company’s solicitation agent such Consenting Lender’s executed ballot accepting the Plan, and (ii) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Consenting Lender may own or control that may be affected by any releases contemplated by the Plan;

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EXECUTION VERSION

(b)	not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan;

(c)

(i) support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and (ii) not (1) object to, delay, interfere, impede, or take any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing), or (2) propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan;

(d)

not commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by EBS or the Company in connection with the confirmation of the Plan (as long as such documents are materially consistent with the terms and conditions of this Agreement);

(e)

support (and not object to) the “first day” motions and other motions consistent with this Agreement filed by EBS or the Company in furtherance of the Restructuring, including, but not limited to, any motion seeking approval of the DIP Facility on the terms set forth in the Financing Orders;

(f)

not, nor encourage any other person or entity to, take any action, including, without limitation, initiating or joining in any legal proceeding, which is inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action, directly or indirectly, that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(g)

use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Company to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring;

(h)	use good faith efforts to negotiate, execute and implement the Definitive Documentation on terms not materially inconsistent with the Term Sheet, including the exhibits thereto;

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EXECUTION VERSION

(i)

support (and not object to) the Company’s efforts to obtain the Exit Financing Facility, and not object to, or support the efforts of any other Person to oppose or object to, the Exit Financing Facility;

(j)

support (and not object to), and enter into any amendments to the Finance Documents and/or provide direction and instructions to the Agent and the Security Trustee (each as defined in the Credit Agreement) as may be reasonably requested by the Company to effectuate, the priming, subordination and/or release of (i) all claims against the Company (including, for the avoidance of doubt, EBS’ subsidiaries) under the Finance Documents and (ii) the liens, security interests, mortgages and other encumbrances granted by the Company (including, for the avoidance of doubt, EBS’ subsidiaries) securing the obligations under the Finance Documents, in each case as contemplated pursuant to, and in order to facilitate the implementation and/or consummation of, (1) the DIP Facility and the Financing Orders, (2) the Plan, and (3) the Exit Financing Facility (as defined in the Plan);

(k)

support the Company’s efforts to remain listed on the NASDAQ Global Select Market (“NASDAQ”) and, if the Company loses its NASDAQ listing for any reason prior to the consummation of the Restructuring, support the Company’s good faith efforts to become relisted on NASDAQ;

(l)

not exercise any right or remedy or take any action (or initiate, join in, or encourage in any way an instruction or direction to any other party, including, but not limited to, the Agent or the Security Trustee, to take any action) in respect of any potential, actual, or alleged occurrence of any “Default” or “Event of Default” under the Credit Agreement that exists or otherwise has been acknowledged as of the date hereof and is described on Schedule 1 hereto or that would be triggered as a result of the commencement or pendency of the Chapter 11 Case(s); and

(m)

not instruct (or join in any direction requesting that) the Agent and/or Security Trustee under the Credit Agreement or the related loan documents to take any action, or refrain from taking any action, that would be inconsistent with this Agreement or the Restructuring.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Consenting Lender nor the acceptance of the Plan by any Consenting Lender shall (w) be construed to prohibit any Consenting Lender from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, (x) be construed to prohibit any Consenting Lender from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring, (y) impair or waive the rights of any Consenting Lender to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court, or (z) impair or waive the rights of any Consenting Lender under any applicable credit agreement, indenture, or other loan document except as contemplated by this Agreement; nor shall anything in this Agreement or a vote to accept the Plan cast by any Consenting Lender limit any rights a Consenting Lender has in its capacity as a post-petition lender under (and subject to) the DIP Credit Agreement and the Financing Orders, including to take or direct any action relating to maintenance, protection, or preservation of any collateral securing the DIP Facility.

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EXECUTION VERSION

6.     Commitment of the Company. Subject to compliance in all material respects by the Consenting Lenders with the terms of this Agreement, from the Effective Date and until the occurrence of a Termination Date (as defined below):

(a)

Subject to paragraph (b) immediately below, the Company (i) agrees to (A) support and complete the Restructuring and all transactions set forth in the Plan and this Agreement, (B) complete the Restructuring and all transactions set forth or described in the Plan in accordance with the Milestones set forth in Section 3 of this Agreement, (C) negotiate in good faith all Definitive Documentation that is subject to negotiation as of the Effective Date, (D) take any and all necessary actions in furtherance of the Restructuring, this Agreement, and the Plan, (E) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring, and (F) use good faith efforts to negotiate, execute and implement the Definitive Documentation on terms not materially inconsistent with the Term Sheet, including the exhibits thereto, and (ii) shall not undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof.

(b)

Notwithstanding anything to the contrary herein, (i) the Company’s obligations hereunder (including, without limitation, the obligations of the Company’s board of directors and officers) are subject at all time to the fulfillment of their respective fiduciary duties, (ii) nothing in this Agreement shall require the Company, the board of directors, or officers of any Eagle Entity to take any action, or to refrain from taking any action, that is required to comply with such director’s, officer’s, or manager’s fiduciary obligations under applicable law, and (iii) to the extent that such fiduciary obligations require the Company, the board of directors, or officers to terminate the Company’s obligations under this Agreement, the Company, the board of directors, and/or the officers may do so without incurring any liability to any Party under this Agreement except as otherwise set forth herein.

7.     Consenting Lenders’ Termination Events. A Consenting Lender shall have the right, but not the obligation, to terminate its own obligations under this Agreement, upon five (5) days’ prior written notice to all Parties setting forth the basis for termination following the occurrence of any of the following events (each, a “Lender Termination Event”), unless such event has been waived, in writing, by such Consenting Lender or the Majority Consenting Lenders (as defined herein):

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EXECUTION VERSION

(a)	the failure to meet any Milestone, unless such failure is the result of any act, omission, or delay on the part of any Consenting Lender or such Milestone is waived in accordance herewith;

(b)

the occurrence of a material breach of this Agreement by the Company that has not been cured (if susceptible to cure) within five (5) days after the receipt by the Company of written notice of such breach;

(c)

the occurrence of (i) any Event of Default under (and as defined in) the Credit Agreement (other than any Acknowledged Default or any Event of Default triggered as a result of the commencement or pendency of the Chapter 11 Cases) or the DIP Credit Agreement or (ii) a violation of the Company’s obligations under Financing Orders, in each case, which Event of Default or violation has not been cured (if susceptible to cure) in accordance with the terms set forth therein;

(d)	entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(e)

entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in the Chapter 11 Case;

(f)	entry of an order by the Bankruptcy Court terminating any Eagle Entity’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(g)

any Eagle Entity amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is (i) consistent with this Agreement or (ii) reasonably acceptable to the Majority Consenting Lenders;

(h)

entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is (i) consistent with this Agreement or (ii) reasonably acceptable to the Majority Consenting Lenders;

(i)

either (i) the board of directors of any Eagle Entity and the officers of such Eagle Entity determine to pursue any Alternative Transaction (as defined below), including any plan of reorganization (other than the Plan) or (ii) any Eagle Entity files, propounds, or otherwise publicly supports or announces that any Eagle Entity will support any Alternative Transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Majority Consenting Lenders;

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EXECUTION VERSION

(j)

the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Company shall have five (5) days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement or (ii) is reasonably acceptable to the Majority Consenting Lenders;

(k)

the Bankruptcy Court enters any order authorizing the use of cash collateral or post-petition financing that is not substantially in the form of the Interim Financing Order or otherwise consented to by the Majority Consenting Lenders;

(l)

either (i) any Eagle Entity files a motion, application or adversary proceeding (or supports such a filing) (1) challenging the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of, the loans under the Credit Agreement or the DIP Credit Agreement or the liens securing such obligations, (2) asserting any other cause of action against and/or with respect or relating to such obligations or the liens securing such obligations, or (3) challenging the validity of the Warrants, the Warrant Agreement (as amended) or any claims asserted by a holder of such Warrants (to the extent such holder is also a Consenting Lender) in respect of such Warrants; or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief against the interests of the Consenting Lenders (in their capacity as holders of loans under the Credit Agreement or the DIP Credit Agreement or as holders of Warrants) with respect to any of the foregoing causes of action or proceedings;

(m)

a breach by any Eagle Entity of any representation, warranty, or covenant of such Eagle Entity set forth in Section 16(b) of this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Company of written notice of such breach;

(n)

a breach by any Eagle Entity of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Company of written notice of such breach;

(o)

the Exit Financing amount or terms differ in a meaningful way from the terms of that certain financing proposal received by the Company on July 29, 2014 reflecting a $225,000,000 term loan component and a $50,000,000 revolving credit facility component; or

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EXECUTION VERSION

(p)	the Consummation Date shall not have occurred by November 30, 2014.

As used herein, the term “Majority Consenting Lenders” shall mean at least four (4) Consenting Lenders who are not affiliates of each other and who hold, in the aggregate, at least 66 2/3% of the principal amount of total outstanding Loans under the Credit Agreement held by all Consenting Lenders. Notwithstanding the foregoing, Sections 7(o) and (p) hereof may not be amended, waived or otherwise modified without the consent of such affected Consenting Lender.

8.     Company’s Termination Events. The Company may, in its sole discretion, terminate this Agreement as to all Parties upon five (5) days’ prior written notice to the Consenting Lenders setting forth the basis for termination, delivered in accordance with this Agreement, following the occurrence of any of the following events (each a “Company Termination Event” and, together with the Lender Termination Events, the “Termination Events”):

(a)

a breach by a Consenting Lender of any of the representations, warranties, or covenants of such Consenting Lender set forth in Section 15 of this Agreement that that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Consenting Lenders of written notice of such breach;

(b)

a breach by any Consenting Lender of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Consenting Lenders of written notice of such breach;

(c)

the Company’s board of directors determines, (i) consistent with Section 6(b) above that continued pursuit or support of the Restructuring (including, without limitation, the Plan or the solicitation of the Plan) would be inconsistent with the exercise of its fiduciary duties or (ii) to pursue an Alternative Transaction consistent with Section 17 below;

(d)	the Consenting Lenders at any time constitute less than the Required Lenders;

(e)

the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring; or

(f)	the Consummation Date shall not have occurred by November 30, 2014.

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EXECUTION VERSION

9.     Mutual Termination; Automatic Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement by and among the Company and the Majority Consenting Lenders. This Agreement and the obligations of all Parties hereunder shall terminate automatically on the Consummation Date.

10.     Effect of Termination.

(a)     The earliest date on which a Party’s termination of this Agreement is effective in accordance with Section 7, Section 8, or Section 9 of this Agreement shall be referred to as a “Termination Date.” Termination shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date. Upon any Party’s termination of this Agreement in accordance with its terms prior to the date on which the Confirmation Order is entered by the Bankruptcy Court, such Party shall have the immediate right, without further order of the Bankruptcy Court, and without the consent of the Company, to withdraw or change any vote previously tendered by such Party, irrespective of whether any voting deadline or similar deadline or bar date has passed, provided that such Party is not then in material breach of its obligations under this Agreement; provided further that, for the avoidance of doubt, the foregoing shall not be construed to prohibit any Party from contesting whether such terminating Party’s termination of this Agreement is in accordance with the terms of this Agreement. Any Consenting Lender withdrawing or changing its vote(s) pursuant to this Section 10(a) shall promptly provide written notice of such withdrawal or change to each other Party and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.

(b)     All Parties’ obligations under this Agreement shall be terminated effective immediately, and all Parties hereto shall be released from their respective commitments, undertakings, and agreements upon the occurrence of termination of this Agreement (i) by the Required Lenders pursuant to Section 7 or (ii) as provided in Section 8 or 9.  Notwithstanding the foregoing, each of the following shall survive termination of the Agreement by any Party, and all rights and remedies with respect to such claims shall not be prejudiced in any way: (i) any claim for breach of this Agreement that occurs prior to the Termination Date, (ii) the Company’s obligations in Sections 13 and 14 of this Agreement (subject to the terms and conditions of such Sections), (iii) Section 10(a) and (iv) this Section 10(b).

(c)     Except with respect to Section 8(c) of this Agreement, no occurrence shall constitute a Termination Event if such occurrence is the result of the action or omission of the Party seeking to terminate this Agreement.

11.     Cooperation and Support. The Company shall provide draft copies of all “first day” motions and “second day” motions that any Eagle Entity intends to file with the Bankruptcy Court to counsel for the Consenting Lenders at least four (4) calendar days (or as soon thereafter as is reasonably practicable under the circumstances) prior to the date when such Eagle Entity intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Company will use reasonable efforts to provide draft copies of all other material pleadings any Eagle Entity intends to file with the Bankruptcy Court to counsel to the Consenting Lenders at least three (3) calendar days prior to filing such pleading to the extent practicable and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading. For the avoidance of doubt, the Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion, consistent with the last sentence of Section 3 hereof.

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EXECUTION VERSION

12.     Transfers of Claims and Interests.

(a)     Each Consenting Lender shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Consenting Lender’s interests in the Credit Agreement, or any other claim against, or interests in, the Company, as applicable, in whole or in part, or (ii) grant any proxies, deposit any of such Consenting Lender’s interests in the Credit Agreement, or any other claim against or interests in the Company, as applicable, into a voting trust, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Consenting Lender making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Consenting Lender or any other entity that (x) first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Company, at least five (5) business days prior to effectiveness of the relevant Transfer, a Transferee Joinder substantially in the form annexed hereto as Exhibit F (the “Transferee Joinder”) and (y) is reasonably capable, after due inquiry and investigation by the Transferor, of fulfilling its obligations under this Agreement. With respect to the Credit Agreement and any other claims against, or interests in, the Company held by the relevant transferee upon consummation of a Transfer, such transferee shall be deemed to make all of the representations and warranties of a Consenting Lender set forth in this Agreement, and shall be deemed to be a Party and a Consenting Lender for all purposes under the Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights under this Agreement solely to the extent of such transferred rights and obligations but shall otherwise remain party to this Agreement as a Consenting Lender with respect to any interest in the Credit Agreement or other claim not so transferred. Any Transfer made in violation of this Section 11 shall be deemed null and void and of no force or effect, regardless of any prior notice provided to the Company and/or the Consenting Lenders, and shall not create any obligation or liability of the Company to the purported transferee (it being understood that the putative transferor shall continue to be bound by the terms and conditions set forth in this Agreement).

(b)     Notwithstanding Section 12(a), (i) a Consenting Lender may transfer (by purchase, sale, assignment, participation or otherwise) its right, title, and/or interest in respect of any of such Consenting Lender’s interests in the Credit Agreement to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Lender, provided that such transfer shall only be valid if such Qualified Marketmaker transfers (by purchase, sale, assignment, participation or otherwise) such right, title and/or interest within five (5) business days of its receipt thereof to a transferee that is, or concurrent with such transfer becomes, a Consenting Lender, and (ii) to the extent that a party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title, or interest in respect of any interests in the Credit Agreement that the Qualified Marketmaker acquires from a holder of such interests who is not a Consenting Lender without the requirement that the transferee be or become a Consenting Lender.  For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Eagle Entities (including debt securities or other debt) or enter with customers into long and short positions in claims against the Eagle Entities (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Eagle Entities, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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EXECUTION VERSION

13.     RSA Fee. In exchange for the Consenting Lenders’ agreement to pursue the Restructuring on the terms set forth in the Plan and entry into this Agreement, each Consenting Lender shall earn a cash fee equal to 3.0% of the total outstanding principal amount of Loans owed to such Consenting Lender (the “RSA Fee”). Payment of the RSA Fee shall be deferred so long as this Agreement remains in full force and effect, provided, however, that the RSA Fee shall automatically be cancelled, discharged, and forfeited by each Consenting Lender (a) upon the Consummation Date of the Plan, or (b) if EBS commenced the Chapter 11 Case and the Minimum Consenting Lender Condition (as defined below) no longer remains satisfied (unless the failure to satisfy the Minimum Consenting Lender Condition is based on the Consenting Lenders’ termination of this Agreement pursuant to Section 7 hereof); provided, further, that each Consenting Lender’s respective portion of the RSA Fee automatically shall be cancelled, discharged and forfeited if such Consenting Lender (i) breaches any of its material obligations under this Agreement, or (ii) breaches any of the representations, warranties, or covenants of such Consenting Lender set forth in Section 16(a) of this Agreement. If the RSA Fee becomes due and payable, then, at the Company’s election, the RSA Fee may be converted on a dollar-for-dollar basis into additional PIK Loans for each Consenting Lender entitled to the RSA Fee; provided, however, that if this Agreement is terminated by virtue of the Company’s entry into and consummation of an Alternative Transaction, the RSA Fee shall be paid in cash upon the substantial consummation of such Alternative Transaction.

“Minimum Consenting Lender Condition” as that term is used herein means that the Required Lenders remain party to and bound by this Agreement.

14.     Professional Fees and Expenses. Until the occurrence of a Termination Date, the Company shall pay or reimburse when due all reasonable and documented fees and expenses of the Consenting Lenders incurred by the following advisors to the Consenting Lenders in connection with the Restructuring: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) as set forth in that certain fee letter, dated as of January 1, 2014, between Eagle and Paul Weiss; (ii) Houlihan Lokey Capital, Inc. (“Houlihan”) as set forth in that certain letter agreement, dated as of February 1, 2014, among Eagle, Houlihan, Paul Weiss, and the Lender Group (as defined therein); (iii) maritime and appropriate foreign counsel engaged by Paul Weiss; and (iv) to the extent reasonably necessary, local counsel. For the avoidance of doubt, nothing in this Section 14 shall be construed as limiting any of the Company’s obligations under the Credit Agreement.

15.     Acknowledgment. No securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company. This Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan. The acceptance of the Plan by each of the Consenting Lenders will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law (including as provided under sections 1125(g) and 1126(b) of the Bankruptcy Code) and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.

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EXECUTION VERSION

16.     Representations and Warranties.

(a)

Each of the Consenting Lenders hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)

it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)

the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)

this Agreement has been duly executed and delivered by the Consenting Lender and constitutes the legal, valid, and binding agreement of the Consenting Lender, enforceable against the Consenting Lender in accordance with its terms;

(iv)

the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)

the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain, or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

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EXECUTION VERSION

(vi)

subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vii)

it (A) is a sophisticated party with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities of the Company (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of the Plan and this Agreement, (B) has been represented and advised by legal and financial advisors in connection with this Agreement, (C) has been afforded the opportunity to discuss the Plan, the Disclosure Statement and other information concerning the Company with the Company’s representatives, (D) has independently and without reliance upon the Company or any officer, employee, agent, or representative thereof, and based on such information as the Consenting Lender has deemed appropriate, made its own analysis and decision to enter into this Agreement and will not seek rescission or revocation of this Agreement, and (E) acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress;

(viii)

it (A) is the sole legal or beneficial owner of the principal amount of claims set forth on Exhibit G, has all necessary investment or voting discretion with respect to such claims, or otherwise has the power and authority to bind any other legal or beneficial holder of such claims, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, and (B) is exclusively entitled (for its own accounts or for the accounts of such other legal or beneficial owners) to all of the rights and economic benefits of such claims; and

(ix)

it has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in any claim set forth on Exhibit G, except to the extent such agreement is in accordance with the terms of this Agreement.

(b)

Each of the Eagle Entities hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

15

EXECUTION VERSION

(i)

it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)

the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part, including approval of each of the independent director(s) of each of the corporate entities that comprise the Eagle Entities;

(iii)

the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party (other than, for the avoidance of doubt, a default that would be triggered as a result of the Chapter 11 Case(s) or any Eagle Entity’s undertaking to implement the Restructuring through the Chapter 11 Case(s))

(iv)	this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(v)

the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)

it (A) is a sophisticated party with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Restructuring, making an informed decision with respect thereto, and evaluating properly the terms and conditions of the Plan and this Agreement, (B) has been represented and advised by legal and financial advisors in connection with this Agreement, (C) has independently and without reliance upon the Consenting Lenders or any officer, employee, agent, or representative thereof, and based on such information as the Company has deemed appropriate, made its own analysis and decision to enter into this Agreement and will not seek rescission or revocation of this Agreement, and (D) acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress;

16

EXECUTION VERSION

(vii)

subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability; and

(viii)

except as disclosed to the Consenting Lenders and described on Schedule 1 annexed hereto, it has no knowledge of any “Default” or “Event of Default” under the Credit Agreement which has occurred and is continuing.

17.     Right to Solicit Alternative Transactions. The Company shall not be entitled to solicit, encourage, and initiate any offer or proposal from, enter into any agreement with, or engage in any discussions or negotiations with, any person or entity concerning any actual or proposed transaction involving any or all of (i) another financial and/or corporate restructuring of any Eagle Entity, (ii) the issuance, sale, or other disposition of any equity or debt interests, or any material assets, of any Eagle Entity, (iii) a merger, consolidation, business combination, liquidation, recapitalization, refinancing, or similar transaction involving any Eagle Entity, and/or (iv) any chapter 11 plan of reorganization other than the Plan (each, an “Alternative Transaction”); provided, however, that the Company may respond to any proposal or offer for an Alternative Transaction to the extent that the board of directors of the Company determines in good faith, and consistent with its fiduciary duties, that such a response is necessary; provided, further, however, that the Company shall promptly, and in no event later than 4 calendar days after receipt, provide copies of all such documentations and materials received by the Company concerning such an Alternative Transaction to the advisors to the Consenting Lenders.

18.     Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Company and in contemplation of possible chapter 11 filings by the Company and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.

19.     No Waiver or Admissions. If the transactions contemplated herein are or are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, or interests, and the Parties expressly reserve any and all of their respective rights, remedies, and interests. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein. This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Except as otherwise expressly provided herein, including, but not limited to, Section 33 hereof, pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding involving enforcement of the terms of this Agreement.

17

EXECUTION VERSION

20.     Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement shall be several, not joint. No prior history, pattern, or practice of sharing confidences among or between Parties shall in any way affect or negate this understanding and Agreement.

21.     Specific Performance; Remedies Cumulative. Each Party acknowledges and agrees that the exact nature and extent of damages resulting from a breach of this Agreement are uncertain at the time of entering into this Agreement and that any such breach of this Agreement would result in damages that would be difficult to determine with certainty. It is understood and agreed by the Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Such remedy shall not be deemed to be the exclusive remedy for the breach of this Agreement by any Party or its representatives. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy by any Party hereto shall not preclude the simultaneous or later exercise of any other such right, power, or remedy hereunder.

22.     Governing Law & Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under, arising out of, or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in either the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under, arising out of, or in connection with this Agreement. By execution and delivery of this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, or proceeding or other contested matter arising under, arising out of, or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

18

EXECUTION VERSION

23.     Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of them arising out of, arising under, in connection with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

24.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors, assigns, heirs, transferees, executors, administrators, and representatives, in each case solely as such parties are permitted under this Agreement; provided, however, that nothing contained in this Section 24 shall be deemed to permit any transfer, tender, vote, or consent of any claims other than in accordance with the terms of this Agreement.

25.     No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto (or any other party that may become a Party to this Agreement pursuant to Section 11 of this Agreement), and no other person or entity shall be a third-party beneficiary of this Agreement.

26.     Notices. All notices (including, without limitation, any notice of termination) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, on the next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To the Company:

Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, NY 10022

Attn:     Adir Katzav, Chief Financial Officer

Tel:        (212) 785-2500

Fax:        (212) 785-3311

Email:    akatzav@eagleships.com

19

EXECUTION VERSION

With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa St., 30th Floor

Los Angeles, CA 90017

Attn:     Paul S. Aronzon

Tel:        (213) 892-4377

Fax:        (213) 629-5063

Email:    paronzon@milbank.com

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Attn:     Tyson M. Lomazow

Tel:        (212) 530-5367

Fax:        (212) 822-5367

Email:    tlomazow@milbank.com

(b)	To the address set forth on each Consenting Lender’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:      Andrew N. Rosenberg

Tel:        (212) 373-3158

Fax:        (212) 492-0158
Email:     arosenberg@paulweiss.com

Attn:      Alice B. Eaton

Tel:        (212) 373-3125

Fax:        (212) 492-0125
Email:     aeaton@paulweiss.com

27.     Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

28.     Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a business day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding business day.

29.     Severability of Provisions. If any provision of this Agreement for any reason is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

20

EXECUTION VERSION

30.     Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented without the prior written consent of the Company and the Majority Consenting Lenders.

31.     Reservation of Rights. If the transactions contemplated by this Agreement and the Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the Consenting Lenders and the Company each fully reserve any and all of their respective rights, remedies, and interests under the Credit Agreement (and all documents executed and delivered in connection therewith), applicable law, and in equity.

32.     Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original and all of which shall constitute one and the same Agreement. The signatures of all of the Parties need not appear on the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed signature page of this Agreement.

33.     Public Disclosure. The Company may, in its sole discretion, disclose this Agreement (including the signature pages hereto) in a press release and/or public filing, including the Chapter 11 Case; provided, however, that after the commencement of the Chapter 11 Case, the Parties may disclose the existence of, or the terms of, this Agreement, the Plan, the Disclosure Statement, or any other material term of the transaction contemplated herein without the express written consent of the other Parties.

34.     Headings. The section headings of this Agreement are for convenience only and shall not affect the interpretation hereof. References to sections, unless otherwise indicated, are references to sections of this Agreement.

35.     Interpretation. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

[Signatures and exhibits follow]

21

EXECUTION VERSION

BORROWER:	EAGLE BULK SHIPPING INC.,

	By:		/s/ Adir Katzav
		Name:	Adir Katzav
		Title:	Chief Financial Officer

GUARANTORS:	AVOCET SHIPPING LLC
BITTERN SHIPPING LLC
CANARY SHIPPING LLC
CARDINAL SHIPPING LLC
CONDOR SHIPPING LLC
CRANE SHIPPING LLC
CRESTED EAGLE SHIPPING LLC
CROWNED EAGLE SHIPPING LLC
EGRET SHIPPING LLC
FALCON SHIPPING LLC
GANNET SHIPPING LLC
GOLDEN EAGLE SHIPPING LLC
GOLDENEYE SHIPPING LLC
GREBE SHIPPING LLC
HARRIER SHIPPING LLC
HAWK SHIPPING LLC
IBIS SHIPPING LLC
IMPERIAL EAGLE SHIPPING LLC
JAEGER SHIPPING LLC
JAY SHIPPING LLC
KESTREL SHIPPING LLC
KINGFISHER SHIPPING LLC
KITE SHIPPING LLC
KITTIWAKE SHIPPING LLC
MARTIN SHIPPING LLC
MERLIN SHIPPING LLC
NIGHTHAWK SHIPPING LLC
ORIOLE SHIPPING LLC
OSPREY SHIPPING LLC
OWL SHIPPING LLC
PEREGRINE SHIPPING LLC
PETREL SHIPPING LLC
PUFFIN SHIPPING LLC
REDWING SHIPPING LLC
ROADRUNNER SHIPPING LLC
SANDPIPER SHIPPING LLC
SHRIKE SHIPPING LLC
SKUA SHIPPING LLC

[Signature Page to Restructuring Support Agreement]

EXECUTION VERSION

SPARROW SHIPPING LLC
STELLAR EAGLE SHIPPING LLC
TERN SHIPPING LLC
THRASHER SHIPPING LLC
THRUSH SHIPPING LLC
WOODSTAR SHIPPING LLC
WREN SHIPPING LLC
GRIFFON SHIPPING LLC
HERON SHIPPING LLC
EAGLE BULK (DELAWARE) LLC
EAGLE SHIPPING INTERNATIONAL
(USA) LLC

By: Eagle Bulk Shipping Inc., its Sole Member

By:		/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EAGLE MANAGEMENT CONSULTANTS LLC
EAGLE SHIP MANAGEMENT LLC

By: Eagle Shipping International (USA) LLC, its Sole Member
By: Eagle Bulk Shipping Inc., its Sole Member

By:		/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

AGALI SHIPPING S.A.
KAMPIA SHIPPING S.A.
MARMARO SHIPPING S.A.
MESTA SHIPPING S.A.
MYLOS SHIPPING S.A.
NAGOS SHIPPING S.A.
RAHI SHIPPING S.A.
SIRIKARI SHIPPING S.A.
SPILIA SHIPPING S.A.

[Signature Page to Restructuring Support Agreement]

EXECUTION VERSION

ANEMI MARITIME SERVICES S.A.

By:		/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Attorney-In-Fact

EAGLE BULK PTE. LTD.
EAGLE MANAGEMENT CONSULTANCY PTE. LTD.

By:		/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Attorney-In-Fact

[Signature Page to Restructuring Support Agreement]

LENDERS:	OAKTREE HUNTINGTON INVESTMENT FUND, L.P.

By: Oaktree Huntington Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Huntington Investment Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:		/s/ Emily Stephens
	Name:	Emily Stephens
	Title:	Managing Director

By:		/s/ Mahesh Balakrishnan
	Name:	Mahesh Balakrishnan
	Title:	Senior Vice President

OAKTREE OPPORTUNITIES FUND VIIIB DELAWARE, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Capital I, L.P.
Its: General Partner

By: OCM Holdings I, LLC
Its: General Partner
\
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:		/s/ Emily Stephens
	Name:	Emily Stephens
	Title:	Managing Director

By:		/s/ Mahesh Balakrishnan
	Name:	Mahesh Balakrishnan
	Title:	Senior Vice President

OAKTREE OPPS IX HOLDCO LTD.

OAKTREE OPPS IX (PARALLEL 2) HOLDCO LTD.

OAKTREE VOF (CAYMAN) 1 CTB LTD.

OAKTREE HUNTINGTON (CAYMAN) 5 CTB LTD.

OAKTREE OPPS VIII (CAYMAN) 3 CTB LTD.

OAKTREE OPPS IX PARALLEL (CAYMAN) 1 CTB LTD.

OAKTREE OPPS IX (CAYMAN) 1 CTB LTD.

OAKTREE OPPS IX PARALLEL 2 (CAYMAN) 1 CTB LTD.

By: Oaktree Capital Management, L.P.
Their: Director

By:		/s/ Emily Stephens
	Name:	Emily Stephens
	Title:	Managing Director

By:		/s/ Mahesh Balakrishnan
	Name:	Mahesh Balakrishnan
	Title:	Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:		/s/ Emily Stephens
	Name:	Emily Stephens
	Title:	Managing Director

By:		/s/ Mahesh Balakrishnan
	Name:	Mahesh Balakrishnan
	Title:	Senior Vice President

CANYON BALANCED MASTER FUND, LTD.

CANYON BLUE CREDIT INVESTMENT FUND L.P.

CANYON DISTRESSED OPPORTUNITY INVESTING FUND, L.P.

CANYON DISTRESSED OPPORTUNITY MASTER FUND, L.P.

CANYON VALUE REALIZATION FUND L.P.

CANYON VALUE REALIZATION MAC 18 LTD.

CANYON-GRF MASTER FUND II, LP

CANYON-TCDRS FUND, LLC

CITI CANYON LTD.

PERMAL CANYON FUND LTD

THE CANYON VALUE REALIZATION MASTER FUND, L.P.

AAI CANYON FUND PLC, an umbrella investment company with variable capital and segregated liability between sub-funds, solely in respect of Canyon Reflection Fund

By: Canyon Capital Advisors LLC

On behalf of the above-referenced funds and accounts

By:		/s/ John P. Plaga
	Name:	John P. Plaga
	Title:	Authorized Signatory

Please send notices to:

Canyon Partners, LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067

Attn: Canyon Legal
Facsimile: (310) 272-1371
EMAIL: Legal@canyonpartners.com

MIDTOWN ACQUISITIONS L.P.

By: Midtown Acquisitions GP LLC, its general partner

By:		/s/ Connor Bastable
	Name:	Connor Bastable
	Title:	Manager

Please send notices to:

Midtown Acquisitions L.P.
65 East 55th Street, 19th Floor
New York, NY 10022

Attn: Scott Vogel, Christian Cantalupo
Facsimile: 212-371-4318
EMAIL: svogel@dkpartners.com
ccantalupo@dkpartners.com

GOLDMAN SACHS LENDING PARTNERS

By:		/s/ Dennis Lafferty
	Name:	Dennis Lafferty
	Title:	Managing Director

Please send notices to:

Goldman, Sachs & Co.
30 Hudson Street, 5th Floor
Jersey City, NJ 07302
Attn: Michelle Latzoni
Facsimile: 646-769-7700
EMAIL: gs-sbd-admin-contacts@ny.email.gs.com

BRIGADE OPPORTUNISTIC CREDIT FUND 16 LLC

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BRIGADE OPPORTUNISTIC CREDIT LBG FUND LTD.

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BIRCH CAPITAL FUND SPC LIMITED –BOND SEGREGATED PORTFOLIO

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BIG RIVER GROUP FUND SPD LIMITED –BOND SEGREGATED PORTFOLIO

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BRIGADE CREDIT FUND II LTD.

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BRIGADE DISTRESSED VALUE MASTER FUND, LTD.

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BRIGADE OPPORTUNISTIC CREDIT FUND - ICL LP

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

CITIGROUP PENSION PLAN

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

FUTURE DIRECTIONS CREDIT OPPORTUNITIES FUND/BRIGADE

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

FEDEX CORPORATION EMPLOYEES' PENSION TRUST

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

FIRST ENERGY CORP. SYSTEM MASTER RETIREMENT TRUST

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

LOS ANGELES COUNTY EMPLOYEES RETIREMENT ASSOCIATION/BRIGADE

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

OCA BRIGADE CREDIT FUND II LLC

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

RUSSELL INVESTMENT COMPANY
RUSSELL MULTI-STRATEGY
ALTERNATIVE FUND

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

TEXAS ABSOLUTE CREDIT OPPORTUNITIES STRATEGY LP

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

TASMAN FUND LP

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

THE COCA-COLA COMPANY MASTER RETIREMENT TRUST

By: Brigade Capital Management, LP, as Investment Manager

By:		/s/ Raymond Luis
	Name:	Raymond Luis
	Title:	CFO

Please send notices to:

Brigade Capital Management, LP
399 Park Avenue, 16th Floor
New York, NY 10022

Attn: Jim Keogh
Facsimile: 469-304-2965
EMAIL:14693042965@tls.ldsprod.com
BankDebt@brigadecapital.com

BANK OF AMERICA, N.A., solely on behalf of Global Credit & Special Situations

By:		/s/ Jonathan M Barnes
	Name:	Jonathan M Barnes
	Title:	Vice President

Please send notices to:

Bank of America, N.A.
214 North Tryon Street
NC1-027-15-01
Charlotte, NC 28255

Attn: Jonathan M Barnes/Credit Info Group
Facsimile: 704-409-0768
EMAIL: jon.barnes@baml.com
Bas.infomanager@bankofamerica.com

* For the avoidance of doubt, Bank of America, N.A. (“BANA”) is executing this Agreement solely in connection with interests which are the record and beneficial ownership of the Global Credit & Special Situations (“GCSS”) business unit and for no other line of business at Bank of America Merrill Lynch, including without limitation, shares held in accounts for which BANA is the investment manager, but not related to the GCSS business unit.

MERRILL LYNCH CREDIT PRODUCTS, LLC, solely on behalf of Global Credit & Special Situations

By:		/s/ Jonathan M Barnes
	Name:	Jonathan M Barnes
	Title:	Vice President

Please send notices to:

Merrill Lynch Credit Products, LLC
214 North Tryon Street
NC1-027-15-01
Charlotte, NC 28255

Attn: Jonathan M Barnes/Credit Info Group
Facsimile: 704-409-0768
EMAIL: jon.barnes@baml.com
Bas.infomanager@bankofamerica.com

* For the avoidance of doubt, Merrill Lynch Credit Products, LLC (“MLCP”) is executing this Agreement solely in connection with interests which are the record and beneficial ownership of the Global Credit & Special Situations (“GCSS”) business unit and for no other line of business at Bank of America Merrill Lynch.

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Funds Management Company S.A. acting for and on behalf of BlueBay Specialised Funds: Global Unconstrained High Yield (Master) Fund

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Global Monthly Income Bond Fund

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay COF Loan Investments S.A.

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Global Unconstrained High Yield Investments (Luxembourg) S.à.r.l

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay European Distressed Opportunities Investments (Luxembourg) S.à.r.l

By:		/s/ Timothy Horan
	Name:	Timothy Horan
	Title:	Credit Analyst

PANNING MASTER FUND, LP

By: Panning Capital Management, LP, its investment manager

By:		/s/ Kieran Goodwin
	Name:	Kieran Goodwin
	Title:	Authorized Signatory

Please send notices to:

Panning Master Fund, LP
510 Madison Ave., 24th Fl
New York, NY 10022
Attn: Robert Bowers
Facsimile: 212-916-1861
EMAIL: Robert@panning.com

OCP INVESTMENT TRUST

By: Onex Credit Partners, LLC, its manager

By:		/s/ Kevin Connors
	Name:	Kevin Connors
	Title:	Portfolio Manager

Please send notices to:

notifications@onexcredit.com

Attn: Andrew Walker
Facsimile: 201-541-2611
EMAIL: notifications@onexcredit.com

ONEX DEBT OPPORTUNITY FUND, LTD.

By: Onex Credit Partners, LLC, its investment manager

By:		/s/ Kevin Connors
	Name:	Kevin Connors
	Title:	Portfolio Manager

Please send notices to:

notifications@onexcredit.com

Attn: Andrew Walker
Facsimile: 201-541-2611
EMAIL: notifications@onexcredit.com

Exhibit A

to the Restructuring Support Agreement

TERM SHEET

Summary of Proposed Restructuring
Terms and Conditions for Eagle Bulk Shipping Inc.

This preliminary term sheet (the “Term Sheet”) summarizes the material terms and conditions of certain transactions to take place in connection with a proposed restructuring (the “Restructuring”) of the capital structure and financial obligations of Eagle Bulk Shipping Inc., a Marshall Islands company (“Eagle”), and all of its direct and indirect subsidiaries (collectively, with Eagle, the “Company”). The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring have not been fully evaluated, and any such evaluation may affect the terms and structure of any Restructuring. The transactions contemplated in this Term Sheet are subject in all respects to the negotiation, execution, and delivery of definitive documentation.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF ALL APPLICABLE LAW. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ENTRY INTO OR THE CREATION OF ANY BINDING AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE ACCEPTABLE TO THE COMPANY. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL RULES (INCLUDING, WITHOUT LIMITATION, RULES APPLICABLE IN THE MARSHALL ISLANDS AND/OR SINGAPORE) PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION AND INFORMATION EXCHANGED IN THE CONTEXT OF SETTLEMENT DISCUSSIONS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY ABSENT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ITS COUNSEL.

OVERVIEW
Parties

Eagle and all of its direct and indirect subsidiaries.

Those certain lenders under the Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012, by and among Eagle, as borrower, the financial institutions listed therein, as original lenders, the subsidiaries of Eagle listed therein, as original guarantors, The Royal Bank of Scotland plc (“RBS”), as original Agent and Security Trustee (as amended from time to time, the “Credit Agreement”), holding the Term Loans[1] and the PIK Loans in an amount sufficient to consummate the transactions set forth herein under the terms of the Credit Agreement (collectively, the “Consenting Lenders”), and Wilmington Trust (London) Limited (“Wilmington”), as successor Agent and Security Trustee under the Credit Agreement.

1 Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

Economic Terms of Restructuring

The principal economic terms of the Restructuring shall consist of the following:

i.     The Loans (and any Amended Lender Warrant Shares (defined below)) shall be exchanged for (a) cash, on a pro rata basis, in an amount up to the amount of any New Debt (as defined below) less (1) the amount of any Outstanding Trade Obligations (defined below) and (2) any amount necessary to fully fund a working capital reserve equal to the Minimum Liquidity Amount (defined below) upon consummation of the Restructuring following payment of the Restructuring Expenses (defined below) (such cash payment to the Lenders, the “Lender Cash Distribution”) and (b) new shares, on a pro rata basis, of Common Stock that will provide the Lenders with 99.5% of the total outstanding Common Stock of the Company after such issuance (the “Lender Shares Issuance”), subject to dilution by the Management Incentive Plan and the Equity Warrants (as such terms are described below).

ii.    The Company shall incur senior secured indebtedness in an amount up to forty percent (40%) of the appraised value of the fleet with a new, third-party senior secured credit facility (the “New Debt”), which shall be on market terms and conditions, which terms and conditions shall be acceptable to the Company and the Consenting Lenders.

iii.    Holders of unsecured claims shall be paid in full, provided that no material unsecured claims exist except as incurred in the ordinary course of business or as specifically identified herein; provided, further, that subject to the consent of the Majority Consenting Lenders,[2] up to $12 million in unsecured obligations of the Company (whether a direct obligation of Eagle or any of its direct or indirect subsidiaries) outstanding on the effective date of the Restructuring shall be paid from the proceeds of the New Debt (the “Outstanding Trade Obligations”).

iv.    The Management Incentive Plan (as described below) shall be implemented.

v.    Current holders of Common Stock (other than Consenting Lenders who hold Amended Lender Warrants or Amended Lender Warrant Shares) shall receive or retain (as applicable), on a pro rata basis, (a) shares equal to 0.5% of the total outstanding Common Stock of the Company after the Lender Shares Issuance, subject to dilution by the Management Incentive Plan and the Equity Warrants, and (b) warrants (the “Equity Warrants”) providing the right to acquire 7.5% of the Common Stock at an exercise price equal to the face amount of the principal of the Loans outstanding immediately prior to the consummation of the Restructuring (this assumes all accrued interest will be paid in cash).[3] The Equity Warrants shall expire seven (7) years after the effective date of the Restructuring. Customary terms for public company warrants to be agreed.

“Amended Lender Warrant Shares” as that term is used herein means the shares issued on account of an exercise of the Amended Lender Warrants.

“Amended Lender Warrants” as that term is used herein means the Warrants issued in respect of “Exercise Commencement Date B” and “Exercise Commencement Date C” (each, as denoted on Schedule 1 to the Warrant Agreement), as such warrants were amended pursuant to that certain Amendment No. 1 to Warrant Agreement, dated as of July 2, 2014, by and between Eagle and the majority holders of the Warrants.

2 “Majority Consenting Lenders” means at least four (4) Consenting Lenders who are not affiliates of each other and who hold, in the aggregate, at least 66 2/3% of the principal amount of total outstanding Loans under the Credit Agreement held by all Consenting Lenders.

3 The Equity Warrants will be structured such that decisions regarding the timing for issuance of the New Debt and how the proceeds of such New Debt will be used will be value neutral to the Equity Warrants.

2

IMPLEMENTATION OF THE RESTRUCTURING
Restructuring Support Agreement

The Company and the Consenting Lenders shall execute a restructuring support agreement (the “RSA”) with standard terms and conditions evidencing their intent to support consummation of the Restructuring.

Prepackaged Plan of Reorganization and Chapter 11 Case

The Restructuring shall be implemented pursuant to a prepackaged chapter 11 plan of reorganization for (the “Plan”) and a voluntary case commenced by Eagle and, if necessary, one or more of Eagle’s direct or indirect subsidiaries (the “Chapter 11 Case(s)”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

GENERAL TERMS OF THE RESTRUCTURING
New Liquidity Facility; Application of New Debt Proceeds

The Company may enter into a new revolving credit facility for working capital purposes (the “New Liquidity Facility”) in the principal amount of up to $50 million. The New Liquidity Facility may be provided by third party financing sources, and the Consenting Lenders shall have no obligation to provide such financing.

If the Company is unable to implement the New Liquidity Facility in connection with the consummation of the Restructuring, then the Lender Cash Distribution will be adjusted accordingly to fully fund a working capital reserve equal to the Minimum Liquidity Amount upon consummation of the Restructuring following payment of any Outstanding Trade Obligations and the Restructuring Expenses.

For the avoidance of doubt, (a) the minimum liquidity reserve (inclusive of any minimum liquidity requirements under the New Debt) based on the cash on hand and borrowing availability under the New Liquidity Facility, if applicable, immediately following the consummation of the Restructuring (including, but not limited to, following payment of or allocation for the Lender Cash Distribution, the Outstanding Trade Obligations, and the Restructuring Expenses) shall be no less than $72.5 million (the “Minimum Liquidity Amount”) and (b) any proceeds of the New Debt shall first be applied towards the payment in full of (i) the Outstanding Trade Obligations and (ii) any amount necessary to satisfy the Minimum Liquidity Amount following payment of the fees and expenses incurred in connection with the Restructuring, as well as the funding obligations under the Plan (the “Restructuring Expenses”).[4]

4 The working capital reserve shall include the amount of any unused availability under a New Liquidity Facility.

3

Management Incentive Plan

As part of the Restructuring, Eagle shall institute a new management incentive plan reserving certain Common Stock of Reorganized Eagle as follows, which plan will supersede any prior management or employee stock compensation plan of Eagle and any of its affiliates and subsidiaries (the “New Management Incentive Plan”). Upon completion of the Restructuring, senior management and certain other employees of the Company will:

(a)   receive, pursuant to the vesting schedule described below, 2.0% of the Common Stock outstanding as of the effective date of the Restructuring on a fully-diluted basis (the “MIP Shares”); and

(b)  be issued the following incentive awards (the “MIP Options”) from the New Management Incentive Plan based on different levels of appreciation above Eagle’s reorganization enterprise value (as determined by a bankruptcy court) (the “Reorganization Enterprise Value”) as follows: (i) seven (7) year stock options to acquire 2.5% of Common Stock based on the Reorganization Equity Value (defined below); and (ii) seven (7) year stock options to acquire 3.0% of Common Stock based on a premium to the Reorganization Equity Value equivalent to a 30.2% premium to the Reorganization Enterprise Value. For the avoidance of doubt, the amount of the premium referenced in the foregoing clause (ii) would be calculated by dividing (a) the amount in dollars that is equal to 30.2% of the Reorganization Enterprise Value into (b) the dollar amount of the Reorganized Equity Value.  Such premium would then be applied to the Reorganization Equity Value to derive the applicable strike price on the tranche of warrants in the foregoing clause (ii).  “Reorganization Equity Value” as used herein means, on the effective date of the Restructuring, the Reorganization Enterprise Value less the New Debt incurred.[4]

The MIP Shares and the MIP Options will generally vest over four (4) years through annual installments, each in an amount equal to 25% of such shares or options, as applicable, commencing on the first anniversary of the Restructuring.

In addition, no less than 2.5% of the shares of Common Stock of Reorganized Eagle (on a fully diluted basis), subject to upward adjustment as may be agreed to by Eagle and the Majority Consenting Lenders prior to the effective date of the Restructuring, will be reserved for future issuances by Reorganized Eagle to senior management and certain other employees of Reorganized Eagle at the direction of the Reorganized Eagle’s Board of Directors.

The Company’s Chief Executive Officer shall receive not less than 60% of the total compensation to be awarded under the Management Incentive Plan. Other terms with respect to the MIP Shares and the MIP Options for the Company’s Chief Executive Officer shall be determined in connection with the employment agreement, and applicable award agreements, as set forth on Exhibit A.

Participants in the Management Incentive Plan will be entitled to the Minority Shareholder Protections discussed below.

The Management Incentive Plan will be structured as an omnibus incentive plan and will contain provisions consistent with this Term Sheet and other provisions, including without limitation adjustment provisions to reflect any transaction involving company shares, including as a result of dividends, recapitalization, stock split, etc., so as to prevent any diminution or enlargement of the holder’s rights under the award.   In addition, awards that expire or are forfeited or cancelled will again be available for issuance under the Management Incentive Plan and awards may not be materially amended in an adverse manner without the consent of any holder who is senior management. The MIP Shares will have the right to receive dividends or other distributions at the same time and in the same form as a holder of Common Stock; provided that (i) dividends or other distributions in respect of unvested MIP Shares will be paid at the same time as underlying MIP Shares are settled and (ii) provided further than the MIP Shares will not receive a dividend from the proceeds of the New Debt if the New Debt is incurred after closing. The senior management will also have the right to elect a net settlement (i.e., on a cashless basis) with respect to both the MIP Shares and the MIP Options.

5 The calculation of the actual strike price of the management options will be set to take into account the Reorganization Enterprise Value and the amount of the New Debt and the use of the proceeds thereof.

4

Releases

The Plan shall provide for customary mutual releases and/or waivers, including standard carveouts, among the Company, each of the Consenting Lenders, RBS, as original Agent and Security Trustee under the Credit Agreement, Wilmington, as successor Agent and Security Trustee under the Credit Agreement, and each of their respective directors, officers, funds, affiliates, members, employees, partners, managers, agents, representatives, principals, consultants, and professional advisors (each in their capacity as such) (collectively, the “Released Parties”) of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the effective date of the Restructuring in any way relating to the Company, the obligations under the Credit Agreement, or the Restructuring, that a Released Party would have been legally entitled to assert in their own right or on behalf of another party (including, for the avoidance of doubt, the Company) against another Released Party.

Employment Agreements

Upon and following any consummation of the Restructuring, the Employment Agreement between Eagle, Eagle Shipping International (USA) LLC, a Marshall Islands Company, and Sophocles Zoullas, dated June 19, 2008 (as amended, modified or restated from time to time, the “Zoullas Employment Agreement”) shall be amended as set forth on Exhibit A.

Board of Directors

The Board of Directors shall consist of seven (7) members, one of whom shall be Eagle’s Chief Executive Officer (Sophocles Zoullas), who also shall serve as Chairman of the Board. The remaining six (6) directors shall be selected by the Majority Consenting Lenders in their sole discretion; provided that the Consenting Lenders shall consult in good faith with management and the independent board committee concerning the individuals selected; provided, further, that sufficient independent directors will be selected to comply with any applicable listing requirements. The Board may appoint a non-executive, independent lead director with responsibilities customary for an independent lead director.

5

Senior Officers

The senior officers (“Senior Officers”) of the Company shall be:

Chief Executive Officer:

●  Sophocles Zoullas

Chief Financial Officer:

●  Adir Katzav

President of Eagle Shipping International (USA) LLC:

●  Alexis Zoullas

Amended Articles & Bylaws

The Company’s existing articles and bylaws will be subject to customary amendments and modifications and shall include certain rights and protections for minority shareholders customary for a listed public company (collectively, the “Minority Shareholder Protections”) as well as the maximum protections available with respect to affiliate transactions for public companies, including any merger, consolidation or reorganization of the Company, any sale, transfer or other disposition of all or substantially all of the assets of the Company, any other change in control of the Company or all or substantially all of its assets involving an affiliate (any such transactions, “Material Transactions”).

Registration Rights

The Company and the Consenting Lenders shall negotiate in good faith a registration rights agreement providing for (1) the right of shareholders requiring registration rights to require the Company to register with the SEC shares of Common Stock and Equity Warrants and shares of Common Stock underlying Equity Warrants, in each case issued to them pursuant to the Restructuring, and (2) “piggy-back” registration rights with customary cutbacks for such shareholders.

Public Status	Eagle shall remain a public company and shall file reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Listing Status

Eagle shall remain listed on the Nasdaq Global Select Market.  To ensure Eagle’s continued listing, the Consenting Lenders shall provide Eagle with sufficient time and cooperation to take the necessary steps to comply with all applicable Nasdaq requirements, as shall be reasonably agreed between the parties. In the event that Eagle loses its Nasdaq listing for any reason prior to the consummation of the Restructuring, (i) the Consenting Lenders agree to support Eagle’s good faith efforts to become relisted on Nasdaq and (ii) Eagle shall use commercially reasonable efforts to comply with listing requirements while delisted, subject to the terms and conditions of the Restructuring.

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Fees & Expenses / Expense Reimbursement

The Company shall pay the fees and expenses incurred by the following advisors to the Consenting Lenders and Wilmington, as successor Agent and Security Trustee under the Credit Agreement, acting jointly: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) as set forth in that certain fee letter, dated as of January 1, 2014, between Eagle and Paul Weiss; (ii) Houlihan Lokey Capital, Inc.  (“Houlihan”) as set forth in that certain letter agreement, dated as of February 1, 2014, among Eagle, Houlihan, Paul Weiss, and the Lender Group (as defined therein), and (iii) maritime and appropriate foreign counsel engaged by Paul Weiss.

Right to Solicit Alternative Restructurings

Notwithstanding anything to the contrary herein, the Company shall not be entitled to solicit, encourage, and initiate any offer or proposal from, enter into any agreement with, or engage in any discussions or negotiations with, any person or entity concerning any actual or proposed transaction involving any or all of (i) another financial and/or corporate restructuring of any member of the Company, (ii) the issuance, sale, or other disposition of any equity or debt interests, or any material assets, of any member of the Company, or (iii) a merger, consolidation, business combination, liquidation, recapitalization, refinancing, or similar transaction involving any member of the Company (each, an “Alternative Transaction”); provided, however, that the Company may respond to any proposal or offer for an Alternative Transaction to the extent that the Board of Directors of the Company determines in good faith, and consistent with its fiduciary duties, that such a response is necessary; provided, further, however, that the Company shall promptly provide copies of all such documentations and materials received by the Company concerning such an Alternative Transaction to Paul Weiss.

Tax, Securities, and Corporate Matters	The issuance of shares and the transactions discussed herein are subject to ongoing tax diligence, securities compliance, and other corporate review.
Insurance

All insurance premiums on existing policies shall be paid as of the effective date of the closing of the Restructuring or when earlier due. On or before the closing of the Restructuring, the Company shall obtain reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period through the end of any applicable statute of limitations period) under a directors’ and officers’ liability insurance policy for the Company’s current and former directors, officers, and managers.

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Delphin Management Agreement

The Company shall use its best efforts to amend the Management Agreement between Eagle Bulk and Delphin Shipping LLC on terms and conditions acceptable to the Company and the Consenting Lenders, provided that if the parties are unable to do so, the Company, at the direction of the Consenting Lenders, shall take reasonably necessary steps to not renew the management agreement.

If the Delphin management agreement is not amended as set forth herein, it will be rejected in the Chapter 11 Case; provided that the foregoing terms and requirements with respect to the Delphin management agreement may be waived by the Company and the Consenting Lenders.

Other Terms and Conditions

The Plan, the definitive documentation and other material agreements shall be in form and substance satisfactory to the Consenting Lenders and shall contain such other terms and conditions as are customary for transactions of this type.

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Exhibit A to Term Sheet

EAGLE BULK SHIPPING INC.

EXHIBIT A:
Employment Agreement Term Sheet

The following sets forth the principal terms of the current employment agreement (the “Agreement”) between Sophocles M. Zoullas (the “Executive”), Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company (the “Company”) and its parent, Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Parent”), as well as proposed changes to the Agreement. Except as otherwise provided in this term sheet, the terms of the current employment agreement between the Executive and the Company (the “Existing Agreement) will be incorporated into the Agreement. Certain defined terms have the meanings given to them in the Existing Agreement. THIS TERM SHEET DOES NOT BY ITSELF CREATE ANY RIGHTS OR OBLIGATIONS AND IS SUBJECT TO THE EXECUTION OF A DEFINITIVE WRITTEN AGREEMENT REGARDING THE SUBJECT MATTER DESCRIBED HEREIN.

Provision	Current Agreement Description
Title/Position

Executive shall serve as the Chief Executive Officer of the Company and the Executive shall continue to serve as the Chairman; provided that the Board may add a position of a non-executive, independent lead director or may elect to separate the positions of Chief Executive Officer and Chairman, and neither action will constitute Good Reason.

Term

Current term to end on June 18, 2017, subject to automatic 1 year extensions on each anniversary thereof, unless either party provides 90 days’ advance written.

Non-renewal is to be treated the same as a termination by the Company without Cause/by the Executive for Good Reason.

Provision	Current Agreement Description

Duties

During the Term, Executive shall devote substantially all of his business time and attention to the business and affairs of the Company and the Parent and use his reasonable best efforts to faithfully perform his duties and responsibilities; but notwithstanding the foregoing, nothing in the Agreement shall preclude the Executive (i) from engaging, consistent with his duties and responsibilities hereunder, in charitable, educational and community affairs, including serving on the board of directors of any charitable, educational or community organization, (ii) from managing his personal passive investments, (iii) upon approval of the Board, which approval shall not be unreasonably withheld, from serving as a director of another company; (iv) from engaging in activities approved by the Board and (v) from managing his investment in Delphin Shipping LLC, provided that such management does not materially interfere with the Executive’s duties with the Company. The Executive agrees not to take personal advantage of any business opportunities relating to general shipping which may arise during the Executive’s employment hereunder which could reasonably be expected to be business opportunities that the Company or the Parent might pursue.

The following language will be clarified to provide that Executive will not have any majority ownership interest or active day-to-day management role in any opportunity that the Board elects not to participate in:

“The Executive further agrees to disclose all such opportunities, and the material facts attendant thereto, to the Board for consideration by the Company and the Parent. If within 15 business days of the Executive disclosing such business opportunities to the Board, the Board fails to adopt a resolution (and to provide a copy of same to the Executive) that it may pursue such business opportunity, the Company and the Parent will be deemed to have declined to pursue such opportunity, in which event the Executive shall be free to pursue it.”

Base Salary and Annual Cash Bonus Opportunity

$850,000 base salary per annum.

Base Salary shall be reviewed for increase at such time, and in the same manner as the salaries of senior officers of the Company are reviewed generally.

For first two years of contract term, the Executive will be eligible for a target annual cash bonus opportunity equal to 50% of base salary with a maximum annual cash bonus opportunity of 75% base salary.

Performance goals to be set by Compensation committee following reasonable consultation with Executive.

Equity Vesting on Termination: Death/Disability	One year additional vesting in equity-based awards; provided that, in all cases, no less than two years of total vesting.

Provision	Current Agreement Description

Termination by the Company w/o Cause or by Executive with Good Reason

●     Accrued Obligations;

●     Severance equal to 2X the sum of Executive’s Base Salary plus bonus (for purposes of this calculation, bonus is to be equal to (i) 62.5% of Base Salary if such separation occurs during the first two years following the effective date of the Agreement and (ii) 100% of Base Salary thereafter) payable in a lump sum within 60 days following the termination;

●     Continued medical and life insurance benefits for two years, subject to Executive’s continued payment of required contributions as if an active employee; and

●     One year additional vesting in equity-based awards; provided that, in all cases, no less than two years of total vesting.

Termination by the Company w/o Cause or by Executive with Good Reason within 2 years following a Change in Control	No enhanced severance upon a termination following a Change in Control. The 2x severance will apply if there is a termination following a Change in Control.
280G Golden Parachute	280G best-net provision.
Clawback	Clawback provision shall be inserted, applicable to the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act).

Provision	Current Agreement Description

Non-Competition and Non-Solicitation

Non-compete and non-solicit (employees and customers): During the Term and for one year post termination for any reason.

Competitive Activity definition to be read as follows:

“Competitive Activity” means involvement in the management or operation of or control, direct or indirect, of a company that operates vessels, of which at least 80% (by number of ships) are dry bulk vessels, wherever such business is located in the world if such business is or reasonably could become a competitor of the Company at the time the Executive becomes affiliated with such company.

Indemnification

Subject to the Executive’s review of final language, indemnification provision to be updated to provide for a carve-out that no indemnification will be provided for any claims initiated by the Executive against the Company, the Board or its officers and directors unless approved in advance in writing by the Board.

Language to be consistent for all senior executive officers and directors.

Exhibit B

to the Restructuring Support Agreement

PLAN

Paul S. Aronzon (pro hac vice pending)

Haig M. Maghakian (pro hac vice pending)

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 S. Figueroa St., 30th Floor
Los Angeles, CA 90017

(213) 892-4000

- and – Tyson M. Lomazow Matthew Brod
MILBANK, TWEED, HADLEY & MCCLOY LLP
One Chase Manhattan Plaza
New York, NY 10005
(212) 530-5000

Proposed Counsel to Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
EAGLE BULK SHIPPING INC.	)	Case No. 14- ( )
)
Debtor.	)
)
)

DEBTOR’S PREPACKAGED PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS PREPACKAGED PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE COURT. FOLLOWING THE COMMENCEMENT OF THE CHAPTER 11 CASE, THE DEBTOR EXPECTS TO PROMPTLY SEEK ENTRY OF AN ORDER SCHEDULING A COMBINED HEARING ON THE ADEQUACY OF THE DISCLOSURE STATEMENT AND SOLICITATION PROCEDURES AND CONFIRMATION OF THE PLAN.

Dated:	August 6, 2014 New York, New York

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C.	Powers of Officers.	27
D.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.	27
E.	Management Incentive Program.	27
F.	Indemnification of Directors, Officers, and Employees.	28

ARTICLE VI. CONFIRMATION OF THE PLAN		28

A.	Conditions to Confirmation.	28
B.	Waiver of Conditions Precedent to Confirmation.	29
C.	Discharge of the Debtor.	29
D.	Injunction.	29
E.	Preservation of Causes of Action.	31
F.	Votes Solicited in Good Faith.	32
G.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.	32
H.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.	32
I.	Claims Incurred After the Effective Date.	33
J.	Releases, Exculpations, and Injunctions of Released Parties.	33
K.	Preservation of Insurance.	36

ARTICLE VII. DISTRIBUTIONS UNDER THE PLAN		36

A.	Procedures for Treating Disputed Claims.	36
B.	Allowed Claims and Equity Interests.	37
C.	Allocation of Consideration.	39
D.	Estimation.	40
E.	Insured Claims.	40

ARTICLE VIII. RETENTION OF JURISDICTION		40

ARTICLE IX. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		42

A.	Assumption of Executory Contracts and Unexpired Leases.	42
B.	Cure Claims.	43
C.	Reservation of Rights.	44
D.	Rejection of Executory Contracts and Unexpired Leases.	44
E.	Assignment.	45
F.	Insurance Policies.	45
G.	Post-Petition Contracts and Leases.	45

ARTICLE X. EFFECTIVENESS OF THE PLAN		45

A.	Conditions Precedent to Effectiveness.	45
B.	Waiver of Conditions Precedent to Effectiveness.	46
C.	Effect of Failure of Conditions.	46

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D.	Vacatur of Confirmation Order.	46
E.	Modification of the Plan.	47
F.	Revocation, Withdrawal, or Non-Consummation.	47

ARTICLE XI. MISCELLANEOUS PROVISIONS		47

A.	Immediate Binding Effect.	47
B.	Governing Law.	48
C.	Filing or Execution of Additional Documents.	48
D.	Term of Injunctions or Stays.	48
E.	Withholding and Reporting Requirements.	48
F.	Exemption From Transfer Taxes.	48
G.	Plan Supplement.	49
H.	Notices.	49
I.	Conflicts.	50

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INTRODUCTION

Eagle Bulk Shipping Inc. proposes the following prepackaged plan of reorganization under section 1121(a) of chapter 11 of title 11 of the United States Code.

Claims against, and Equity Interests in, the Debtor will be treated as set forth herein. Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtor’s history, business, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan.

THIS PLAN SHOULD BE CONSIDERED ONLY IN CONJUNCTION WITH THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH. THE DISCLOSURE STATEMENT IS INTENDED TO PROVIDE YOU WITH INFORMATION YOU NEED TO MAKE AN INFORMED JUDGMENT WHETHER TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions.

Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

1.     Accrued Professional Compensation: means, at any given time, and regardless of whether such amounts are billed or unbilled, all accrued, contingent, and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting, and other services, and reimbursement of expenses by any Professional that the Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying the remaining balance of any retainer that has been provided by the Debtor to such Professional; provided, however, that Accrued Professional Compensation shall not include fees and expenses that are reasonably incurred by the Prepetition Credit Facility Agent or the DIP Agent or that are awardable and allowable under section 503 of the Bankruptcy Code. To the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

2.     Administrative Claim: means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to, (i) any actual and necessary costs and expenses of preserving the Estate, (ii) any actual and necessary costs and expenses of operating the Debtor’s business, (iii) any indebtedness or obligations assumed by the Debtor in connection with the conduct of its businesses, (iv) all compensation and reimbursement of expenses of Professionals to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estate under section 1930 of title 28 of the United States Code, and (vi) any Claim for goods delivered to the Debtor within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code.

3.     Allowed: means, (i) with respect to any Claim, (a) following the Claims Objection Deadline, any Claim as to which no objection or request for estimation has been filed prior to the Claims Objection Deadline, (b) a Claim that has been expressly allowed by Final Order, (c) a Claim as to which the Debtor or the Reorganized Debtor agree to the amount and/or priority thereof in writing, (d) a Claim that is expressly allowed pursuant to the terms of this Plan, or (e) a Claim that is listed in the Schedules (to the extent the Debtor files Schedules in the Chapter 11 Case) as liquidated, non-contingent, and undisputed and (ii) with respect to any Equity Interest, such Equity Interest is reflected as outstanding in the stock transfer ledger or similar register of the Debtor on the Record Date and is not subject to any objection or challenge. If a Claim or Equity Interest is Allowed only in part, any provisions hereunder with respect to Allowed Claims or Allowed Equity Interests are applicable solely to the Allowed portion of such Claim or Equity Interest.

4.     Amended Lender Warrants: means the warrants issued in respect of Exercise Commencement Date B and Exercise Commencement Date C (each, as denoted on Schedule 1 to the Warrant Agreement), as amended pursuant to the Warrant Agreement Amendment.

5.     Ballots: means each of the ballots distributed with the Disclosure Statement to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.

6.     Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect with respect to the Chapter 11 Case.

7.     Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require, as in effect with respect to the Chapter 11 Case.

8.     Bar Date: means the date or dates established by Order of the Court, by which holders of Claims subordinated pursuant to section 510(b) of the Bankruptcy Code must file proofs of Claim.

9.     Bar Date Order: means the order of the Court establishing the Bar Date.

10.     Business Day: means any day on which commercial banks are open for business, and not authorized to close, in New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

11.     Cash: means legal tender of the United States of America.

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12.     Causes of Action: means any and all claims, causes of actions, cross-claims, counterclaims, third-party claims, indemnity claims, reimbursement claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guarantees, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on, or after the Petition Date, including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. For the avoidance of doubt, the term “Causes of Action” shall include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims; (iii) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, 552 or 553 of the Bankruptcy Code; (iv) all claims and defenses, including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer claims.

13.     Chapter 11 Case: means the chapter 11 case commenced by the Debtor.

14.     Claim: means a “claim” against the Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

15.     Claims Objection Deadline: means the first Business Day that is the later of (i) one-hundred eighty (180) days after the Effective Date, (ii) ninety (90) days from the date by which a holder of a Claim is required to file a proof of Claim pursuant to an order of the Court, or (iii) such other later date the Court may establish upon a motion by the Debtor or the Reorganized Debtor, which motion may be approved without a hearing and without notice to any party.

16.     Class: means a group of Claims or Equity Interests classified under the Plan.

17.     Collateral: means any property, or interest in property, of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or is otherwise invalid under the Bankruptcy Code or applicable law.

18.     Combined Notice: has the meaning ascribed to such term in the Solicitation Procedures Motion.

19.     Confirmation: means the entry of the Confirmation Order on the docket of the Chapter 11 Case.

20.     Confirmation Date: means the date of Confirmation.

21.     Confirmation Hearing: means the hearing held by the Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Court will consider confirmation of the Plan.

22.     Confirmation Order: means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

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23.     Consenting Lenders: has the meaning ascribed to such term in the Restructuring Support Agreement.

24.     Court: means (i) the United States Bankruptcy Court for the Southern District of New York, (ii) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York, and (iii) any other court having jurisdiction over the Chapter 11 Case or proceedings arising therein.

25.     Cure Claim: means a Claim in an amount equal to all unpaid monetary obligations under an Executory Contract or Unexpired Lease assumed by the Debtor pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law. Any Cure Claim to which the holder thereof disagrees with the priority and/or amount thereof as determined by the Debtor shall be deemed a Disputed Claim under this Plan.

26.     Debtor: means EBS.

27.     Delphin Management Agreement: means that certain Management Agreement, dated as of August 4, 2009, by and between Delphin Shipping LLC and EBS.

28.     DIP Agent: means Wilmington Trust (London) Limited, or its duly appointed successor, in its capacity as agent and security trustee under the DIP Facility.

29.     DIP Claims: means all Claims arising under, or related to, the DIP Facility.

30.     DIP Credit Agreement: means that certain Superpriority Debtor-in-Possession Credit Agreement, by and among the Debtor, as borrower, the DIP Guarantors, and the DIP Lenders, approved by the DIP Orders.

31.     DIP Facility: means the debtor-in-possession financing facility approved by the DIP Orders and established pursuant to the DIP Credit Agreement.

32.     DIP Guarantors: means the guarantors party to the DIP Credit Agreement.

33.     DIP Lenders: means the lenders party to the DIP Credit Agreement.

34.     DIP Orders: means the Interim DIP Order and the Final DIP Order.

35.     Disclosure Statement: means the Disclosure Statement for Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, in furtherance of this Plan.

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36.     Disputed: means, with respect to any Claim or Equity Interest, other than a Claim or Equity Interest that has been Allowed pursuant to the Plan or a Final Order, a Claim or Equity Interest (i) that is listed in the Schedules (to the extent the Debtor files Schedules in the Chapter 11 Case) as unliquidated, contingent, or disputed, and as to which no request for payment or proof of Claim or Equity Interest has been filed, (ii) as to which a proper and timely request for payment or proof of Claim or Equity Interest has been filed, but with respect to which an objection or request for estimation has been filed and has not been withdrawn or determined by a Final Order, (iii) as to which a request for payment was required to be filed but as to which a request for payment was not properly filed, (iv) that is disputed in accordance with the provisions of the Plan, or (v) that is otherwise disputed by the Debtor or the Reorganized Debtor upon notice to the holder of such Claim or Equity Interest.

37.     DTC: means the Depository Trust Company.

38.     Eagle: means EBS and the Non-Debtor Subsidiaries.

39.     EBS: means Eagle Bulk Shipping Inc.

40.     Effective Date: means the date which is the first Business Day selected by the Debtor, in consultation with the Majority Consenting Lenders, on which (a) all of the conditions to the occurrence of the Effective Date specified in Article X.A have been satisfied or waived in accordance with Article X.B and (b) no stay of the Confirmation Order is in effect, provided that if the first Business Day is a designated legal holiday in the United States or the United Kingdom, then the Effective Date will be the next Business Day in the United States and the United Kingdom.

41.     Entity: means an “entity” as such term is defined in section 101(15) of the Bankruptcy Code.

42.     Equity Interest: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in the Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in the Debtor that existed immediately prior to the Effective Date, and any Claim against the Debtor subordinated pursuant to section 510(b) of the Bankruptcy Code.

43.     Estate: means the estate of the Debtor created in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

44.     Exchange Act: means the Securities Exchange Act of 1934, as amended.

45.     Executory Contract: means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

46.     Existing Benefits Agreement: means all employment, retirement, severance, indemnification, and similar or related agreements, arrangements, and policies with the members of Eagle’s management team or directors as of the Petition Date.

47.     Existing Management Incentive Programs: means all contracts, agreements, policies, programs, and plans for incentive compensation for the officers and employees of Eagle who served in such capacity at any time, in each case as in effect immediately prior to the Effective Date.

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48.     Exit Facility Amount: means the amount of the indebtedness incurred, as of the Effective Date, under the Exit Financing Facility.

49.     Exit Financing Facility: means the new credit facility entered into by the Reorganized Debtor on the terms set forth in the Exit Financing Facility Credit Agreement, which credit facility is anticipated to be in an amount of $275 million (inclusive of a $50 million revolving credit facility).

50.     Exit Financing Facility Credit Agreement: means the credit agreement, to be effective as of the Effective Date, that will govern the Exit Financing Facility.

51.     Fee Claim: means a Claim for Accrued Professional Compensation.

52.     Fee Claims Escrow Account: means the account established on the Effective Date pursuant to Article IV.H.

53.     Final DIP Order: means the order of the Court authorizing, among other things, on a final basis, the Debtor to enter into the DIP Facility and incur postpetition obligations thereunder and use cash collateral.

54.     Final Order: means an order or judgment of the Court which has not been modified, amended, reversed, vacated, or stayed, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

55.     Former Prepetition Credit Facility Agent: means The Royal Bank of Scotland plc, in its capacity as former agent and former security trustee under the Prepetition Credit Agreement.

56.     General Unsecured Claim: means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code.

57.     Governmental Unit: has the meaning set forth in section 101(27) of the Bankruptcy Code.

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58.     Guarantee: means each guarantee of the Prepetition Credit Facility Claims, including, but not limited to, the guarantees, indemnities, and other credit support provided by any of the Non-Debtor Subsidiaries pursuant to the Prepetition Finance Documents.

59.     Guarantee Claim: means a “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, arising from each Guarantee.

60.     Impaired: means, when used with respect to Claims or Equity Interests, Claims or Equity Interests that are “impaired” within the meaning of section 1124 of the Bankruptcy Code.

61.     Insured Claim: means any Claim or portion of a Claim that is, or may be, insured under any of the Debtor’s insurance policies.

62.     Intercompany Claims: means any Claim held by a Non-Debtor Subsidiary against the Debtor.

63.     Interim DIP Order: means the order of the Court authorizing, among other things, on an interim basis, the Debtor to enter into the DIP Facility and incur postpetition obligations thereunder and use cash collateral.

64.     Lien: has the meaning set forth in section 101(37) of the Bankruptcy Code and includes, but is not limited to, any Lien, mortgage, deed of trust, pledge, security interest, or other encumbrance granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents.

65.     Majority Consenting Lenders: has the meaning ascribed to such term in the Restructuring Support Agreement.

66.     Management Incentive Program: means the equity-based management incentive program described in Article V.E to be implemented by the Reorganized Debtor, which shall be included in the Plan Supplement.

67.     New Board: means the board of directors of the Reorganized Debtor to be constituted as of the Effective Date pursuant to Article V.B, whose identity shall be disclosed in the Plan Supplement.

68.     New CEO Employment Agreement: means the employment agreement between the Reorganized Debtor, Eagle Shipping International (USA) LLC, and Sophocles Zoullas, as Chief Executive Officer of the Reorganized Debtor, the form of which shall be included as an exhibit to the Plan Supplement and in accordance with Article V.D.

69.     New Eagle By-Laws: means the amended and restated by-laws of the Reorganized Debtor, the form of which shall be included in the Plan Supplement.

70.     New Eagle Charter: means the amended and restated articles of incorporation of the Reorganized Debtor, the form of which shall be included in the Plan Supplement.

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71.     New Eagle Common Stock: means the shares of common stock of the Reorganized Debtor authorized pursuant to the Plan and the New Eagle Charter and issued pursuant to the Plan and the Management Incentive Plan (including, without limitation, the shares issuable upon the exercise of the New Eagle Equity Warrants and the New Eagle MIP Options).

72.     New Eagle Equity Warrants: means the warrants to purchase shares of New Eagle Common Stock, representing an aggregate total of 7.5% of the total number of shares of New Eagle Common Stock issuable pursuant to the Plan (subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options), exercisable at any time for a period of seven (7) years from the Effective Date, at a strike price per share equal to the amount derived by dividing (a) (1) the principal amount of the outstanding Term Loans and PIK Loans (each, as defined in the Prepetition Credit Agreement), immediately prior to the Effective Date, plus (2) any accrued but unpaid interest under the Prepetition Credit Agreement immediately prior to the Effective Date, minus (3) the Prepetition Credit Facility Cash Distribution by (b) the aggregate number of shares issued under the Plan pursuant to the Prepetition Credit Facility Equity Distribution and the Shareholder Equity Distribution, which warrants will be issued by the Reorganized Debtor pursuant to the terms of the New Eagle Equity Warrant Agreement.

73.     New Eagle Equity Warrant Agreement: means the warrant agreement that will govern the terms of the New Eagle Equity Warrants, the form of which shall be included in the Plan Supplement.

74.     New Eagle MIP Option Agreements: means the option agreements that will govern the terms of the New Eagle MIP Options, the forms of which shall be included as an exhibit to the Plan Supplement.

75.     New Eagle MIP Options: means the following two tiers of options, which will be issued by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor or the Non-Debtor Subsidiaries, and will generally vest over four (4) years through annual installments, each in an amount equal to 25% of such options, in accordance with the terms of the Management Incentive Program:  (i) seven (7) year stock options to acquire shares representing 2.5% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, based on a total implied equity value for the Reorganized Debtor equal to the Plan Enterprise Value minus the Exit Facility Amount; and (ii) seven (7) year stock options to acquire shares representing 3.0% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, based on a total implied equity value equal to (x) 130.2% times the Plan Enterprise Value minus (y) the Exit Facility Amount.

76.     New Eagle MIP Primary Equity: means a number of shares of New Eagle Common Stock equal to 2.0% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, which will be issued by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor or the Non-Debtor Subsidiaries, and will generally vest over four (4) years through annual installments, each in an amount equal to 25% of such shares, in accordance with the terms of the Management Incentive Program.

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77.     New Eagle MIP Primary Equity Agreements: means the restricted stock agreements that will govern the terms of the New Eagle MIP Primary Equity, the forms of which shall be included as an exhibit to the Plan Supplement.

78.     New Eagle MIP Reserved Equity: means a number of shares of New Eagle Common Stock equal to 2.5% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, subject to upward adjustment as may be agreed by the Debtor and the Majority Consenting Lenders prior to the Effective Date, which will be reserved for future issuances by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor at the direction of the New Board.

79.     Non-Debtor Subsidiaries: means, collectively: Agali Shipping S.A.; Anemi Maritime Services S.A.; Avocet Shipping LLC; Bittern Shipping LLC; Canary Shipping LLC; Cardinal Shipping LLC; Condor Shipping LLC; Crane Shipping LLC; Crested Eagle Shipping LLC; Crowned Eagle Shipping LLC; Eagle Bulk (Delaware) LLC; Eagle Bulk Pte. Ltd.; Eagle Management Consultancy Pte. Ltd.; Eagle Management Consultants LLC; Eagle Ship Management LLC; Eagle Shipping International (USA) LLC; Egret Shipping LLC; Falcon Shipping LLC; Gannet Shipping LLC; Golden Eagle Shipping LLC; Goldeneye Shipping LLC; Grebe Shipping LLC; Griffon Shipping LLC; Harrier Shipping LLC; Hawk Shipping LLC; Heron Shipping LLC; Ibis Shipping LLC; Imperial Eagle Shipping LLC; Jaeger Shipping LLC; Jay Shipping LLC; Kampia Shipping S.A.; Kestrel Shipping LLC; Kingfisher Shipping LLC; Kite Shipping LLC; Kittiwake Shipping LLC; Marmaro Shipping S.A.; Martin Shipping LLC; Merlin Shipping LLC; Mesta Shipping S.A.; Mylos Shipping S.A.; Nagos Shipping S.A.; Nighthawk Shipping LLC; Oriole Shipping LLC; Osprey Shipping LLC; Owl Shipping LLC; Peregrine Shipping LLC; Petrel Shipping LLC; Puffin Shipping LLC; Rahi Shipping S.A.; Redwing Shipping LLC; Roadrunner Shipping LLC; Sandpiper Shipping LLC; Shrike Shipping LLC; Sirikari Shipping S.A.; Skua Shipping LLC; Sparrow Shipping LLC; Spilia Shipping S.A.; Stellar Eagle Shipping LLC; Tern Shipping LLC; Thrasher Shipping LLC; Thrush Shipping LLC; Woodstar Shipping LLC; Wren Shipping LLC.

80.     Other Priority Claim: means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim, or (ii) a Priority Tax Claim.

81.     Other Secured Claim: means any Claim that is Secured, other than a Prepetition Credit Facility Claim or a DIP Claim.

82.     Outstanding Trade Obligations: means up to $12 million in unsecured obligations of Eagle (whether a direct obligation of the Debtor or a Non-Debtor Subsidiary) outstanding on the Effective Date, which, subject to the consent of the Majority Consenting Lenders, shall be paid from the proceeds of the Exit Financing Facility.

83.     Person: means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit or any political subdivision thereof, or any other Entity.

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84.     Petition Date: means the date on which the Debtor commenced the Chapter 11 Case.

85.     Plan: means this Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, together with all addenda, exhibits, schedules, or other attachments, if any, including the Plan Supplement, each of which is incorporated herein by reference, and as may be amended, modified, or supplemented from time to time in accordance with the terms herein and in the Restructuring Support Agreement, as applicable.

86.     Plan Enterprise Value: means $900 million.

87.     Plan Scheduling Motion: means the motion filed by the Debtor, substantially contemporaneously with the filing of the Chapter 11 Case, seeking entry of an order scheduling an objection deadline and combined hearing on the Debtor’s Disclosure Statement and Plan Confirmation, (b) approving the form and notice of the Confirmation Hearing, (c) establishing procedures for objections to the Disclosure Statement and the Plan, (d) approving Solicitation Procedures, and (e) granting related relief.

88.     Plan Scheduling Order: means the order granting the Plan Scheduling Motion.

89.     Plan Supplement: means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed with the Court on notice to parties-in-interest, including, but not limited to, the following, each of which must be in form and substance reasonably satisfactory to the Majority Consenting Lenders: (i) the Rejection Schedule; (ii) the New Eagle Charter; (iii) the New Eagle By-Laws; (iv) the New Eagle MIP Option Agreements; (v) the New Eagle MIP Primary Equity Agreements; (vi) the New Eagle Equity Warrant Agreement; (vii) the identity and affiliations of the officers and members of the New Board of the Reorganized Debtor; (viii) a list of retained Causes of Action; (ix) the Management Incentive Program; (x) the New CEO Employment Agreement; (xi) the Registration Rights Agreement; (xii) the Exit Financing Facility documents; and (xiii) the Delphin Management Agreement, as amended. The Debtor shall file forms of the materials comprising the Plan Supplement no later than the Plan Supplement Filing Date.

90.     Plan Supplement Filing Date: means the date that is five (5) Business Days before the deadline to object to the confirmation of the Plan.

91.     Prepetition Credit Agreement: means the Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012 (as amended, modified, or supplemented from time to time), by and among EBS, as borrower, the Prepetition Credit Facility Lenders, the Non-Debtor Subsidiaries, as guarantors, and the Prepetition Credit Facility Agent.

92.     Prepetition Credit Facility: means the credit facility under the Prepetition Credit Agreement.

93.     Prepetition Credit Facility Agent: means Wilmington Trust (London) Limited, as successor agent and successor security trustee under the Prepetition Credit Agreement.

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94.     Prepetition Credit Facility Cash Distribution: means a Cash distribution to the Prepetition Credit Facility Lenders in an amount up to the Exit Facility Amount, less (i) the DIP Claims, (ii) the amount of the Outstanding Trade Obligations, (iii) the Shareholder Cash Distribution, (iv) the proceeds necessary to pay the Restructuring Expenses, and (v) such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments).

95.     Prepetition Credit Facility Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the Prepetition Credit Facility.

96.     Prepetition Credit Facility Equity Distribution: means a number of shares of New Eagle Common Stock equal to 99.5% of the total number of shares of New Eagle Common Stock issued and outstanding on the Effective Date. The Prepetition Credit Facility Equity Distribution shall be subject to dilution from the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

97.     Prepetition Credit Facility Lenders: means the lenders under the Prepetition Credit Agreement.

98.     Prepetition Finance Documents: means the “Finance Documents” (as such term is defined in the Prepetition Credit Agreement), including all agreements, instruments, and documents governing the Guarantees.

99.     Priority Tax Claim: means any Claim that is entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

100.     Professional: means any professional employed or retained in the Chapter 11 Case pursuant to sections 327 or 328 of the Bankruptcy Code.

101.     Pro Rata: means, with respect to any Claim, the proportion that the amount of such Claim bears to the aggregate amount of all Claims (including Disputed Claims) in the applicable Class or group of Classes, unless the Plan provides otherwise.

102.     Record Date: means, for purposes of making distributions under the Plan, the Confirmation Date.

103.     Registration Rights Agreement: means the Registration Rights Agreement among the Reorganized Debtor and the Registration Rights Parties, having the terms set forth in Article IV.E.2, the form of which shall be included in the Plan Supplement.

104.     Registration Rights Parties: means any recipient of shares of New Eagle Common Stock that (together with its affiliates and related funds) receives 10% or more of the New Eagle Common Stock under the Plan or who otherwise reasonably believes that it, together with its affiliated funds, may be an “affiliate” of the Reorganized Debtor, who executes the Registration Rights Agreement.

105.     Registration Statement: means a registration statement on Form S-1 for the registration of the sale on a delayed or continuous basis of the New Eagle Common Stock received by the Registration Rights Parties under the Plan and requested to be included therein by the Registration Rights Parties.

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106.     Reinstated: means, with respect to a Claim, (a) in accordance with section 1124(1) of the Bankruptcy Code, being treated such that the legal, equitable, and contractual rights to which such Claim entitles its holder are left unaltered, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) having all prepetition and postpetition defaults with respect thereto other than defaults relating to the insolvency or financial condition of the Debtor or its status as debtor under the Bankruptcy Code cured, (ii) having its maturity date reinstated, (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim’s acceleration, and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the holder thereof.

107.     Rejection Damage Claims: means Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases. Unless otherwise agreed to in writing by the Debtor, all Rejection Damage Claims shall be deemed Disputed Claims.

108.     Rejection Notice: means a notice of an Executory Contract or Unexpired Lease to be rejected under the Plan pursuant to section 365 of the Bankruptcy Code which notice shall include (i) the procedures for objection to proposed rejection of Executory Contracts and Unexpired Leases, (ii) the procedures for filing Rejection Damage Claims, and (iii) procedures for resolution by the Court of any related disputes.

109.     Rejection Schedule: means the schedule of Executory Contracts and Unexpired Leases to be rejected pursuant to the Plan and the effective date of such rejection, which shall be included in the Plan Supplement.

110.     Released Parties: means each of: (a) the Debtor and Reorganized Debtor; (b) the Non-Debtor Subsidiaries; (c) the Prepetition Credit Facility Agent; (d) the Consenting Lenders; (e) the DIP Agent and the DIP Lenders; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity’s predecessors, Professionals, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former (to the extent employed or serving at any time during the Chapter 11 Case) directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

111.     Releasing Parties: means each of:  (a) the Prepetition Credit Facility Agent; (b) the Former Prepetition Credit Facility Agent; (c) the DIP Agent and the DIP Lenders; (d) holders of Impaired Claims other than those who voted to reject the Plan and checked the opt out box on the Ballot, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, (e) the Consenting Lenders, (f) to the fullest extent permissible under applicable law (i) holders of Unimpaired Claims, and (ii) holders of Equity Interests other than those who have checked the opt out box on the Combined Notice, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies (but excluding any predecessors, portfolio companies, or management companies of any Consenting Lender), and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

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112.     Reorganized Debtor: means the Debtor, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

113.     Restructuring Expenses: the fees and expenses incurred in connection with the Chapter 11 Case, as well as the funding of obligations necessary to implement the Plan, including, but not limited to, any costs or reserves associated with the Exit Financing Facility, the fees due and owing to the U.S. Trustee and the fees and expenses of Professionals, the Prepetition Credit Facility Agent, the DIP Agent, and the Consenting Lenders.

114.     Restructuring Support Agreement: means the agreement, effective as of August 6, 2014, among Eagle and certain holders of the Prepetition Credit Facility Claims, as it may be amended, modified or supplemented by the parties thereto in accordance with the terms of such agreement.

115.     RSA Fee: has the meaning ascribed to such term in the Restructuring Support Agreement.

116.     Securities Act: means the Securities Act of 1933, as amended.

117.     Schedules: means, to the extent the Court has not waived the requirement to file the Schedules, the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests, filed with the Court by the Debtor, including any amendments or supplements thereto.

118.     Secured: means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured.

119.     Shareholder Cash Distribution: means the aggregate amount of Cash payments, as determined by the Debtor in consultation with the Majority Consenting Lenders, that may be distributed to holders of Equity Interests who would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under the Plan, pursuant to Article III.D.6.(b).

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120.     Shareholder Equity Distribution: means shares of New Eagle Common Stock in an amount equal to 0.5% of the New Eagle Common Stock issued and outstanding on the Effective Date. The Shareholder Equity Distribution shall be subject to dilution from the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

121.     Solicitation Procedures: means the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

122.     Solicitation Procedures Motion: has the meaning ascribed to such term in the Disclosure Statement.

123.     Subsidiary Equity Interests: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in the Non-Debtor Subsidiaries, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in the Non-Debtor Subsidiaries, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in the Non-Debtor Subsidiaries that existed immediately prior to the Effective Date.

124.     Unexpired Lease: means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125.     Unimpaired: means any Class of Claims or Equity Interests that is not Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

126.     U.S. Trustee: means the United States Trustee for the Southern District of New York.

127.     Voting Deadline: means August 12, 2014 at 5:00 p.m. (prevailing Eastern Time) or such other later date established by the Debtor or the Court, which is the deadline for submitting Ballots to either accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

128.     Voting Record Date: means July 31, 2014.

129.     Warrant Agreement: means that certain Warrant Agreement, dated as of June 20, 2012, among EBS and the financial institutions parties thereto, as amended.

130.     Warrant Agreement Amendment: means that certain Amendment No. 1 to Warrant Agreement, dated as of July 2, 2014, among EBS and the financial institutions parties thereto.

B.	Interpretation, Application of Definitions, and Rules of Construction.

Except as expressly provided herein, each capitalized term used in the Plan shall either have (i) the meaning ascribed to such term in Article I or (b) if such term is not defined in Article I, but such term is defined in the Bankruptcy Code or Bankruptcy Rules, the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Meanings of capitalized terms shall be equally applicable to both the singular and plural forms of such terms. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole (and, for the avoidance of doubt, the Plan Supplement) and not to any particular section or subsection in the Plan unless expressly provided otherwise. The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.

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C.	Computation of Time.

Except as otherwise specifically provided in the Plan, in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.
ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Fee Claims, and Priority Tax Claims, each as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

A.	Administrative Claims (Other Than Fee Claims).

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim or a DIP Claim) as of the Effective Date shall receive (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) the Effective Date, if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim, if such Administrative Claim is Disputed as of, or following, the Effective Date, or (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable, or (ii) such other treatment as the Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims (other than Fee Claims and DIP Claims) that arise in the ordinary course of the Debtor’s business shall be paid in the ordinary course of business in accordance with the terms, and subject to the conditions, of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

B.	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed DIP Claim, each such Holder shall receive payment in full in Cash on the Effective Date.

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C.	Fee Claims.

1.     Final Fee Applications.

All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, the U.S. Trustee, counsel to the Prepetition Credit Facility Agent, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, no later than sixty (60) days after the Effective Date, unless otherwise agreed by the Debtor. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtor, Reorganized Debtor, or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, counsel to the Prepetition Credit Facility Agent, and the requesting party no later than thirty (30) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

2.     Post-Effective Date Fees and Expenses.

The Reorganized Debtor shall pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtor’s Professionals on and after the Effective Date, in the ordinary course of business, and without any further notice to or action, order, or approval of the Court. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Court.

D.	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Debtor, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim, one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash, payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed five (5) years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtor or otherwise determined upon a Final Order of the Court.

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E.	U.S. Trustee Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtor shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, the Reorganized Debtor shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for the Reorganized Debtor until the entry of a final decree in the Chapter 11 Case or until the Chapter 11 Case is converted or dismissed.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLAIMS AND EQUITY INTERESTS

A.	Classification of Claims and Equity Interests.

Except for those Claims addressed in Article II, all Claims and Equity Interests are placed in the Classes set forth below. A Claim or Equity Interest is placed in a particular Class solely to the extent that the Claim or Equity Interest falls within the description of that Class, and the portion of a Claim or Equity Interest which does not fall within such description shall be classified in another Class or Classes to the extent that such portion falls within the description of such other Class or Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan solely to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

B.	Record Date.

As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Reorganized Debtor shall have no obligation to, but may, in consultation with the Majority Consenting Lenders, recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Reorganized Debtor shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

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C.	Summary of Classification and Class Identification.

Below is a chart identifying Classes of Claims and Equity Interests, a description of whether each Class is Impaired, and each Class’s voting rights with respect to the Plan.

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition Credit Facility Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Unimpaired	Deemed to Accept
5	Intercompany Claims	Unimpaired	Deemed to Accept
6	Equity Interests in EBS	Impaired	Deemed to Reject

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied, for the purposes of Confirmation, by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific voting Class timely submits a Ballot indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan. The Debtor hereby requests that the Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests. The Debtor reserves the right to modify the Plan in accordance with Article X.E hereof, including the right to withdraw the Plan at any time before the Effective Date.

D.	Treatment of Classified Claims and Equity Interests.

1.     Class 1 - Other Priority Claims.

(a)     Classification: Class 1 consists of Other Priority Claims.

(b)     Treatment: Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (i) the Effective Date and (ii) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

(c)     Voting: Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.     Class 2 - Other Secured Claims.

(a)     Classification: Class 2 consists of Other Secured Claims.

(b)     Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtor, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall: (i) have its Allowed Other Secured Claim Reinstated and rendered Unimpaired, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) receive the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

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(c)     Voting: Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.     Class 3 – Prepetition Credit Facility Claims.

(a)     Classification: Class 3 consists of Prepetition Credit Facility Claims.

(b)     Allowance: Prepetition Credit Facility Claims shall be Allowed on the Effective Date for all purposes in an amount of no less than $1,188,847,632.09, plus accrued but unpaid interest through the Effective Date to the extent legally permissible, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(c)     Treatment: Except to the extent that a holder of an Allowed Prepetition Credit Facility Claim agrees in writing to such other treatment, and the Debtor and the Majority Consenting Lenders, each in their sole discretion, agree in writing to such other treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Prepetition Credit Facility Claims, on or as soon as practicable after the Effective Date, each holder of an Allowed Prepetition Credit Facility Claim shall receive its Pro Rata share of: (i) the Prepetition Credit Facility Cash Distribution; and (ii) the Prepetition Credit Facility Equity Distribution. Each holder of an Allowed Prepetition Credit Facility Claim shall only receive one recovery in full and complete satisfaction of all Prepetition Credit Facility Claims and Guarantee Claims held by such claimant, which recovery is specified in this Article III.D.3(c).

(d)     Voting: Class 3 is Impaired. Therefore, holders of Class 3 Prepetition Credit Facility Claims are entitled to vote to accept or reject the Plan.

4.     Class 4 – General Unsecured Claims.

(a)     Classification: Class 4 consists of General Unsecured Claims.

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(b)     Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtor, and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid, pursuant to an order of the Court or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the Reorganized Debtor, and be paid in accordance with the ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Reorganized Debtor, or (iii) receive such other treatment that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c)     Voting: Class 4 is Unimpaired. Therefore, holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.     Class 5 – Intercompany Claims.

(a)     Classification: Class 5 consists of Intercompany Claims.

(b)     Treatment: On the Effective Date, Intercompany Claims, if any, will be Reinstated in full. On and after the Effective Date, the Reorganized Debtor and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtor to satisfy its obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices.

(c)     Voting: Class 5 is Unimpaired. Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.     Class 6 – Equity Interests in EBS.

(a)     Classification: Class 6 consists of Equity Interests in EBS.

(b)     Treatment: On the Effective Date, Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of Equity Interests shall not receive or retain any property under the Plan on account of such Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of Equity Interests (other than Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants) shall receive, in exchange for the surrender or cancellation of their Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of the Shareholder Equity Distribution and their Pro Rata share of the New Eagle Equity Warrants, each of which shall come from amounts which holders of Prepetition Credit Facility Claims would otherwise be entitled to under the Plan; provided, however, that, notwithstanding Article VII.B.9, the Debtor may, in consultation with the Majority Consenting Lenders, (i) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one (1) share of New Eagle Common Stock under this Article III.D.6.(b) with a distribution of one (1) share of New Eagle Common Stock or (ii) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under this Article III.D.6.(b) with a Cash payment equal to the value of such New Eagle Common Stock. Notwithstanding anything contained herein to the contrary, Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants shall not receive or retain any property under the Plan on account of such Amended Lender Warrants or Equity Interests.

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(c)     Voting: Class 6 is Impaired. Holders of Class 6 Equity Interests in EBS are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 6 Equity Interests in EBS are not entitled to vote to accept or reject the Plan.

E.	Special Provision Regarding Unimpaired and Reinstated Claims.

Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims. Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtor had immediately prior to the Petition Date against, or with respect to, any Claim left Unimpaired by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtor shall have, retain, reserve, and be entitled to assert, all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Case had not been commenced, and all of the Debtor’s legal and equitable rights with respect to any Reinstated Claim or Claim left Unimpaired by this Plan may be asserted by the Reorganized Debtor after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Case had not been commenced.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in the Disclosure Statement, the provisions of the Plan shall, upon consummation, constitute a good faith compromise and settlement, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtor and the Consenting Lenders of all disputes among the parties, including those arising from, or related to, (i) the Prepetition Credit Facility Claims and the Guarantee Claims, (ii) the Guarantees, (iii) the total enterprise value of the Debtor’s estate and the Reorganized Debtor for allocation purposes under the Plan, (iv) the treatment and distribution to holders of Equity Interests, and (v) the Existing Management Incentive Programs. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtor and the Consenting Lenders reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan. The entry of the Confirmation Order shall constitute the Court’s approval of each of the compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, its estate, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The Plan and the Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for, or resolved pursuant to, the Plan and/or the Confirmation Order, including, without limitation, the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or the Confirmation Order.

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B.	Exit Financing.

On or before the Effective Date, the Debtor shall be authorized, without the need for any further corporate action or without any further action by the Debtor or the Reorganized Debtor, as applicable, to enter into the Exit Financing Facility Credit Agreement and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Financing Facility. The proceeds of the Exit Financing Facility shall be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) following the payment, or reserving for the payment, of each the foregoing, such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments). The Exit Financing Facility will be Secured by some or all of the collateral securing the Prepetition Credit Facility.

C.	Voting of Claims.

Each holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Voting Record Date, shall be entitled to vote to accept or reject the Plan. The instructions for completion of the Ballots are set forth in the instructions accompanying each Ballot. Approval for the Solicitation Procedures will be sought in the Plan Scheduling Motion and are described in the Disclosure Statement.

D.	Nonconsensual Confirmation.

The Debtor intends to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code, including Class 6 (Equity Interests in EBS).

E.	Issuance of New Eagle Common Stock and New Eagle Equity Warrants and Entry into the Registration Rights Agreement.

1.     Issuance of Securities. Shares of New Eagle Common Stock shall be authorized under the New Eagle Charter, and shares of New Eagle Common Stock shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. The number of shares of New Eagle Common Stock to be distributed as set forth in this Plan, and the number of shares of New Eagle Common Stock issuable upon exercise of New Eagle Equity Warrants and New Eagle MIP Options and corresponding strike prices, are subject to adjustment by the Debtor in a manner that does not alter the respective percentages of the outstanding New Eagle Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares. To the extent that Cash is distributed to any holder of Equity Interests pursuant to the Shareholder Cash Distribution, any shares or fractional shares of New Eagle Common Stock that would otherwise be distributed to such holder shall be allocated to Class 6 Equity Interests. All of the New Eagle Common Stock, issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, and the New Eagle MIP Options by the Reorganized Debtor, and the issuance of shares pursuant to the exercise of New Eagle Equity Warrants and New Eagle MIP Options, is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.

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Except as provided below, the New Eagle Common Stock distributed under the Plan will be issued in book-entry form, and DTC or its nominee will be the holder of record of such New Eagle Common Stock. One or more global certificates representing such New Eagle Common Stock will be registered with an agent for the New Eagle Common Stock, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Common Stock, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. To receive distributions of New Eagle Common Stock, holders of Prepetition Credit Facility Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited. The New Eagle Common Stock issuable to holders of Equity Interests will, with respect to Equity Interests held through DTC, be delivered by the Reorganized Debtor to the holders of Equity Interests through DTC, and holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited.

2.     Entry into the Registration Rights Agreement. On or as soon as practicable after the Effective Date, the Reorganized Debtor and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement shall provide the Registration Rights Parties with (i) subject to the percentage ownership threshold specified in the Registration Rights Agreement, the right to require the Reorganized Debtor to register, under the Securities Act, the sale of the shares of New Eagle Common Stock, the New Eagle Equity Warrants (including the shares issuable upon exercise thereof), the New Eagle MIP Primary Equity, and the New Eagle MIP Options (including the shares issuable upon exercise thereof), in each case issued under the Plan to the Registration Rights Parties exercising such rights, and (ii) for all Registration Rights Parties, piggyback registration rights, with customary cutbacks, with respect to such securities.

3.     Exemption from Registration. The offering of the New Eagle Common Stock under Article III of the Plan shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law under section 4(a)(2) of the Securities Act. The issuance and distribution of the New Eagle Common Stock and the New Eagle Equity Warrants under Article III of the Plan, and the New Eagle Common Stock issuable upon exercise of the New Eagle Equity Warrants shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code, except with respect to any person that is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code, in which case the New Eagle Common Stock and the New Eagle Equity Warrants shall be issued pursuant to another available exemption from registration under the Securities Act and other applicable law. The New Eagle Common Stock underlying the Management Incentive Program, the New Eagle MIP Options, and the New Eagle Common Stock issuable upon exercise of the New Eagle MIP Options will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law.

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The New Eagle Common Stock distributed or issued under the Plan to persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will, at the option of the recipient thereof, be issued either (i) in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under federal and state securities laws or (ii) in book-entry form and included in a ledger identified as “restricted” and indicating in such ledger that transfer may be restricted under federal and state securities laws.

4.     SEC Reporting Requirements and Listing of New Eagle Common Stock. As of the Effective Date, the Reorganized Debtor will be a reporting company under the Securities Exchange Act of 1934, 15 U.S.C. §§ 78(a) -78(pp). EBS intends to remain listed following the Petition Date on the Nasdaq Global Select Market (“NASDAQ”), the Reorganized Debtor intends to continue such NASDAQ listing in respect of the New Eagle Common Stock, and the Consenting Lenders have agreed to provide EBS with sufficient time and cooperation to take the necessary steps to comply with all applicable NASDAQ requirements, as shall be reasonably agreed between EBS and the Consenting Lenders, in order for EBS to maintain such NASDAQ listing and for the Reorganized Debtor to be able to continue such listing upon the Effective Date. In the event EBS loses its NASDAQ listing prior to the Effective Date, the Consenting Lenders have agreed to support EBS’ good faith efforts to become relisted on NASDAQ, and EBS will use commercially reasonable efforts to comply with the NASDAQ listing requirements while delisted, subject to the terms and conditions of the Plan.

F.	The New Eagle Equity Warrants.

1.     Issuance. The New Eagle Equity Warrants will be issued pursuant to the terms of the New Eagle Equity Warrant Agreement. Each New Eagle Equity Warrant will, subject to the anti-dilution adjustments described below, be exercisable for one (1) share of New Eagle Common Stock.

2.     Anti-Dilution Protection. The New Eagle Equity Warrant Agreement shall provide the New Eagle Equity Warrants with customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend, or other distributions (including, but not limited to, cash dividends), or business combination transaction. The New Eagle Equity Warrants shall be subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

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3.     Form. Except as provided below, all New Eagle Equity Warrants distributed under the Plan will be issued in book-entry form and DTC or its nominee will be the holder of record of New Eagle Equity Warrants. One or more global warrant certificates representing such New Eagle Equity Warrants will be registered with a warrant agent for the New Eagle Equity Warrants, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Equity Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. Holders of Equity Interests that hold such Equity Interests in DTC will receive their New Eagle Equity Warrants by deposit to the account of a direct or indirect participant in DTC in which such Equity Interests are held. Holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Equity Warrants may be deposited. Beneficial owners of the New Eagle Equity Warrants will be required to follow the procedures that DTC or its direct or indirect participants may establish for exercising their rights in respect of the New Eagle Equity Warrants, including exercise and transfer thereof. New Eagle Common Stock issuable upon exercise of such New Eagle Equity Warrants will be issued in book-entry form and held through DTC.

The New Eagle Equity Warrants distributed under the Plan to any persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will be issued in the form of registered warrant certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.

G.	Continued Corporate Existence and Vesting of Assets.

Except as otherwise provided herein: (i) the Debtor will, as Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Debtor’s Estate, and any property acquired by the Debtor or the Reorganized Debtor under the Plan, will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests, and other interests, except for the Liens and Claims established under the Plan (including in respect of the Exit Financing Facility).

On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments, and other materials comprising the Plan Supplement. Without limiting the foregoing, the Reorganized Debtor may pay the charges that they incur from and after the Effective Date for Fee Claims, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

H.	Fee Claims Escrow Account.

On the Effective Date, the Reorganized Debtor shall establish the Fee Claim Escrow Account in an amount equal to all asserted Fee Claims of Professionals outstanding as of the Effective Date (including, for the avoidance of doubt, any reasonable estimates for unbilled amounts payable by the Debtor or the Reorganized Debtor). Amounts held in the Fee Claims Escrow Account shall not constitute property of the Reorganized Debtor. The Fee Claims Escrow Account may be an interest-bearing account. In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan, any such amounts shall be returned to the Reorganized Debtor.

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I.	Claims Against Non-Debtor Subsidiaries.

Any claim (as such term is defined in section 101(5) of the Bankruptcy Code), Cause of Action, or remedy asserted against a Non-Debtor Subsidiary by the Debtor will be reinstated, adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, cancelled, or discharged to the extent determined appropriate by the Reorganized Debtor. Any such transaction may be effectuated on the Effective Date or subsequent to the Effective Date without any further action by the Court or by the stockholders of the Reorganized Debtor.

J.	Subsidiary Equity Interests.

The Subsidiary Equity Interests shall be retained and the legal, equitable, and contractual rights to which the holder of such Allowed Subsidiary Equity Interests is entitled shall remain unaltered.

ARTICLE V.
PROVISIONS REGARDING CORPORATE GOVERNANCE
OF THE REORGANIZED DEBTOR

A.	Organizational Documents.

The New Eagle Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdiction of incorporation or as soon thereafter as is practicable. The New Eagle By-Laws will be deemed to have been adopted and will become effective on the Effective Date. The New Eagle Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. The New Eagle Charter and the New Eagle By-Laws will include certain rights and protections for minority shareholders as are customary for a listed public company, as well as the maximum protections available with respect to transactions for public companies involving an affiliate, including, but not limited to, any merger, consolidation or reorganization of the Reorganized Debtor, any sale, transfer, or other disposition of all or substantially all of the assets of the Reorganized Debtor, or any other change in control of the Reorganized Debtor or all or substantially all of its assets.

B.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of EBS shall expire without further action by any Person. The initial directors of the New Board shall consist of Sophocles Zoullas (who shall remain as Chairman on the Effective Date ) and six (6) other directors selected by the Majority Consenting Lenders in their sole discretion and to be disclosed in the Plan Supplement; provided, however, that the Consenting Lenders shall consult in good faith with management and the independent board committee concerning the individuals selected; provided, further, that the Consenting Lenders shall designate sufficient independent directors to comply with NASDAQ listing requirements.

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The existing officers of Eagle as of the Petition Date shall remain in their current capacities as officers of Eagle.

C.	Powers of Officers.

Subject to approval of the New Board, the officers of the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.

From and after the Effective Date, Sophocles Zoullas shall be employed and serve as the Chief Executive Officer of the Reorganized Debtor in accordance with the New CEO Employment Agreement. Except as set forth in the Rejection Schedule (or as such benefits may be otherwise terminated by the Debtor in a manner permissible under applicable law), and except as amended by the New CEO Employment Agreement, all Existing Benefits Agreements shall be deemed assumed as of the Effective Date. Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Management Incentive Program.

On the Effective Date, the Reorganized Debtor shall adopt the Management Incentive Program, which shall supersede the Existing Management Incentive Programs in their entirety and shall provide for the distribution, and the reservation for future issuance, as applicable, of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees.

The Management Incentive Plan will be structured as an omnibus incentive plan and will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.  In addition, awards that expire or are forfeited or cancelled will again be available for issuance under the Management Incentive Plan and awards may not be materially amended in an adverse manner without the consent of any holder who is senior management. The New Eagle MIP Primary Equity will have the right to receive dividends or other distributions at the same time and in the same form as a holder of New Eagle Common Stock; provided, however, that dividends or other distributions in respect of unvested New Eagle MIP Primary Equity will be paid at the same time as underlying New Eagle MIP Primary Equity are settled. The Reorganized Debtor’s senior management will also have the right to elect a net settlement (e.g., on a cashless basis) with respect to both the New Eagle MIP Primary Equity and the New Eagle MIP Options.

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Allocation of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees shall be determined by the New Board; provided, however, that Sophocles Zoullas, as Chief Executive Officer of the Reorganized Debtor, shall receive not less than 60% of the total compensation to be awarded under the Management Incentive Plan.

On the Effective Date, the Existing Management Incentive Programs will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder. To the extent that any Existing Management Incentive Program is an executory contract, each such Existing Management Incentive Program shall be deemed rejected as of the Effective Date.

F.	Indemnification of Directors, Officers, and Employees.

Notwithstanding any other provisions of the Plan, from and after the Effective Date, indemnification obligations owed by the Debtor or the Reorganized Debtor to directors, officers, or employees of the Debtor who served or were employed by the Debtor on or after the Petition Date, to the extent provided in the articles or certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of the Debtor, will be deemed to be, and treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code. All such indemnification obligations shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Petition Date.

Indemnification obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and by order of the Court, to the extent such indemnification obligations relate to the period after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code, as and to the extent such indemnification was approved by order of the Court.

ARTICLE VI.
CONFIRMATION OF THE PLAN

A.	Conditions to Confirmation.

The following are conditions to the entry of the Confirmation Order, unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B:

1.     The Court shall have approved the Disclosure Statement, which shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

2.     The Confirmation Order shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

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3.     The Plan (which, for purposes of this Article VI.A.3 shall exclude the Plan Supplement), shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Lenders.

4.     The Plan Supplement shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

B.	Waiver of Conditions Precedent to Confirmation.

The Debtor, with the consent of the Majority Consenting Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), may waive the conditions set forth in Article VI.A above at any time without leave or order of the Court and without any formal action.

C.	Discharge of the Debtor.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtor), Equity Interests, the RSA Fee, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of Claim or Equity Interest based upon such debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder. Any default by the Debtor with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Case shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

D.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

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FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN THIS ARTICLE VI, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION, OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE VI OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO THIS ARTICLE VI OR ARE SUBJECT TO EXCULPATION PURSUANT TO THIS ARTICLE VI ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS RELEASED, SETTLED, OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS OR GUARANTEE CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTOR AND THE NON-DEBTOR SUBSIDIARIES OR ANY OF THEIR ASSETS, PROPERTIES, OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AND GUARANTEE CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS SHALL BE CANCELLED.

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EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AND GUARANTEE CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS SHALL BE CANCELLED, AND THE DEBTOR’S AND NON-DEBTOR SUBSIDIARIES’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

E.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Article VI.J.1), the Reorganized Debtor shall retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement. Nothing contained in this Plan, the Plan Supplement, or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtor that is not specifically waived or relinquished by this Plan. The Reorganized Debtor shall have, retain, reserve, and be entitled to assert, all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtor had immediately before the Petition Date as fully as if the Chapter 11 Case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Case had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action against such Person. The Debtor or the Reorganized Debtor, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan. From and after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order, or approval of the Court. The Reorganized Debtor is deemed representatives of the Estate for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

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F.	Votes Solicited in Good Faith.

The Debtor has, and upon entry of the Confirmation Order shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, and its respective affiliates, agents, directors, officers, members, employees, and Professionals, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

G.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.

On the Effective Date, the Reorganized Debtor shall pay, in full, in Cash, the unpaid reasonable fees, expenses, costs, and other charges of the Prepetition Credit Facility Agent and the Consenting Lenders (including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Houlihan Lokey Capital, Inc., and maritime and appropriate foreign counsel engaged by Paul Weiss), in each case in accordance with the DIP Orders and the Restructuring Support Agreement, and as required by the underlying credit agreement, indemnity, or fee letter.

H.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan: the obligations of the Debtor and the Non-Debtor Subsidiaries under the Restructuring Support Agreement, the Existing Management Incentive Programs, the Guarantees, the Prepetition Finance Documents, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor or the Non-Debtor Subsidiaries giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtor and the Non-Debtor Subsidiaries, and the Reorganized Debtor and the Non-Debtor Subsidiaries shall not have any continuing obligations thereunder; and the obligations of the Debtor and the Non-Debtor Subsidiaries pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor or the Non-Debtor Subsidiaries (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan or assumed by the Debtor) shall be released and discharged; provided, however, that, notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Prepetition Credit Facility Agent to make distributions under the Plan as provided herein, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtor and authorized under such agreement, and (c) allowing the Prepetition Credit Facility Agent to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. For the avoidance of doubt, nothing in this section shall affect the discharge of or result in any obligation, liability, or expense of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any additional obligation, expense, or liability of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries. On and after the Effective Date, all duties and responsibilities of the Prepetition Credit Facility Agent shall be discharged except to the extent required to effectuate the Plan. Notwithstanding anything in this paragraph to the contrary, the DIP Credit Agreement shall continue in effect solely for the purpose of allowing the DIP Agent to receive distributions from the Debtor under the Plan and to make further distributions to the Holders of DIP Claims on account of such Claims, as set forth in Article VII of the Plan.

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I.	Claims Incurred After the Effective Date.

Claims incurred by the Debtor after the Effective Date may be paid by the Reorganized Debtor in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim and applicable law.

J.	Releases, Exculpations, and Injunctions of Released Parties.

1.     Releases by the Debtor. On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, on behalf of themselves and the Estate, shall be deemed to unconditionally release the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtor or the Non-Debtor Subsidiaries, based in whole or in part upon actions taken solely in their respective capacities described herein or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Non-Debtor Subsidiaries, the Chapter 11 Case, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement or any of the documents included therein, the Plan, or any related agreements, instruments, or other documents, provided, however, that (a) no individual shall be released from any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order, (b) other than with respect to the Prepetition Credit Facility Claims, the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtor, and (c) the foregoing release shall not apply to obligations arising under the Exit Financing Facility.

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2.     Releases by Holders of Claims and Equity Interests. On the Effective Date, and notwithstanding any other provisions of the Plan, (i) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to sue or otherwise seek recovery from any Released Party on account of any Claim or Guarantee Claim, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, or any other legal or equitable theory, based in whole or in part upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtor, the Non-Debtor Subsidiaries, or their respective businesses and affairs and (ii) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to assert against any Released Party any Claim, Guarantee Claim, obligation, right, Cause of Action, or liability that any holder of a Claim or Guarantee Claim may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtor or the Non-Debtor Subsidiaries, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the subject matter of, or the transactions or events giving rise to, any Claim, Guarantee Claim, or Equity Interest, the Debtor’s restructuring, the Chapter 11 Case, the Restructuring Support Agreement, the Plan, the Disclosure Statement, the Plan Supplement or any of the documents included therein, the DIP Facility, the DIP Credit Agreement, or any agreements, instruments, or other documents relating to any of the foregoing, or the preparation and negotiation of the Exit Financing Facility, provided, however, the foregoing release will not (i) apply to obligations arising under the Plan, (ii) apply to obligations arising under the Exit Financing Facility, (iii) be construed to prohibit a party in interest from seeking to enforce the terms of the Plan, and (iv) apply to any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order.

3.     Release of Liens. Except as otherwise expressly provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Debtor’s Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, and other security interests shall revert to the Reorganized Debtor and each of its successors and assigns.

4.     Release and Discharge of Non-Debtor Subsidiaries. On the Effective Date, the Prepetition Credit Facility Agent, any future agent or security trustee under the Prepetition Credit Agreement, and the holders of the Prepetition Credit Facility Claims shall be deemed to have forever waived, released, and discharged all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees. In addition, the Confirmation Order shall authorize and direct the Prepetition Credit Facility Agent and any future agent or security trustee under the Prepetition Credit Agreement to take, or refrain from taking, whatever action may be necessary or appropriate to effectuate the foregoing, including, without limitation, providing a release of all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees.

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5.     Exculpation and Injunction. The Debtor, the Reorganized Debtor, and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Case or in connection with or arising out of the preparation and filing of the Chapter 11 Case, the preparation and negotiation of the Restructuring Support Agreement, the preparation, negotiation, and filing of the Plan, the Disclosure Statement, the negotiation of the documents included in the Plan Supplement, the preparation and negotiation of the Exit Financing Facility, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Case, the consummation of the Plan or the Exit Financing Facility, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct, gross negligence, or fraud as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability. Without limiting the generality of the foregoing, the Released Parties shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code. Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim, or Equity Interest shall be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to this Plan.

6.     Liabilities to, and Rights of, Governmental Units.

As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release, or injunction to which the Debtor or the Reorganized Debtor are entitled to under the Bankruptcy Code. The discharge, release, and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action, except to the extent those discharge and injunctive provisions bar a Governmental Unit from pursuing Claims.

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Notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair, or otherwise preclude: (1) any liability to a Governmental Unit that is not a Claim; (2) any Claim of a Governmental Unit arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against the Debtor; or (4) any liability of the Debtor or the Reorganized Debtor under environmental law to any Governmental Unit as the owner or operator of property that such entity owns or operates after the Confirmation Date, except those obligations to reimburse costs expended or paid by a Governmental Unit before the Petition Date or to pay penalties owing to a Governmental Unit for violations of environmental laws or regulations that occurred before the Petition Date. Nor shall anything in the Plan or Confirmation Order: (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Court, any liability described as not discharged in the preceding sentence; or (ii) divest any court of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by the Plan, Confirmation Order, or the Bankruptcy Code.

Moreover, nothing in the Plan or Confirmation Order shall release or exculpate any non-Debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in the Plan or Confirmation Order enjoin the United States from bringing any claim, suit, action, or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtor under sections 524 and 1141 of the Bankruptcy Code.

K.	Preservation of Insurance.

The Debtor’s discharge and release from all claims, including all Claims and Guarantee Claims, as provided herein, shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for claims, including Claims and Guarantee Claims, against the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, their current and former directors and officers, or any other Person.

ARTICLE VII.
DISTRIBUTIONS UNDER THE PLAN

A.	Procedures for Treating Disputed Claims.

1.     Filing Proofs of Claim. Except as required by the Bar Date Order, holders of Claims need not file proofs of Claim with the Court. In the event that a holder of a Claim elects to file a proof of Claim with the Court, it will be deemed to have consented to the exclusive jurisdiction of the Court for all purposes with respect to the determination, liquidation, allowance, or disallowance of such Claim.

2.     Disputed Claims. If the Debtor disputes any Claim as to which no proof of Claim has been filed, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Case had not been commenced, provided, however, that the Reorganized Debtor may elect, at its sole option, to object under section 502 of the Bankruptcy Code to any Claim or proof of Claim filed by or on behalf of a holder of a Claim.

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3.     Objections to Claims. Except insofar as a Claim is Allowed under the Plan, the Debtor, the Reorganized Debtor, and any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be filed and served by the Claims Objection Deadline.

4.     Disallowance of Claims. With respect to each Claim not subject to the Bar Date Order, except as provided herein or otherwise agreed, any and all proofs of Claim shall be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court and the Claim on which such proof of Claim was filed shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Case had not been commenced and shall survive the Effective Date as if the Chapter 11 Case had not been commenced.

With respect to each General Unsecured Claim and Claim subordinated pursuant to section 510(b) of the Bankruptcy Code subject to the Bar Date Order, except as provided herein or otherwise agreed, any and all proofs of Claim filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Court, and holders of such Claims may not receive any distributions on account of such Claims.

B.	Allowed Claims and Equity Interests.

1.     Delivery of Distributions in General. Except as otherwise provided herein, distributions under the Plan shall be made by the Reorganized Debtor (or its agent or designee) to the holders of Allowed Claims and Allowed Equity Interests in all Classes for which a distribution is provided in this Plan at the addresses set forth on the Schedules (if filed) or in the Debtor’s books and records, as applicable, unless such addresses are superseded by proofs of Claim or Equity Interests or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtor or the Reorganized Debtor have been notified in writing of a change of address).

2.     Delivery of Distributions to Prepetition Credit Facility Claims. The Prepetition Credit Facility Agent shall be deemed to be the holder of all Prepetition Credit Facility Claims for purposes of distributions to be made hereunder, and all distributions on account of the Prepetition Credit Facility Claims shall be made to the Prepetition Credit Facility Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the Prepetition Credit Facility Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Prepetition Credit Facility Claims in accordance with the terms of the Prepetition Credit Agreement and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Prepetition Credit Facility Agent shall not have any liability to any person with respect to distributions made or directed to be made by the Prepetition Credit Facility Agent.

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3.     Delivery of Distributions on DIP Claims. The DIP Agent shall be deemed to be the holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agent shall not have any liability to any person with respect to distributions made or directed to be made by the DIP Agent.

4.     Distribution of Cash. Any payment of Cash by the Reorganized Debtor pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtor by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtor.

5.     Unclaimed Distributions of Cash. Any distribution of Cash under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

6.     Distributions of New Eagle Common Stock and New Eagle Equity Warrants. On the Effective Date, the Reorganized Debtor (or its agent or designee) shall distribute (i) the Prepetition Credit Facility Equity Distribution to the holders of the Prepetition Credit Facility Claims, (ii) the Shareholder Equity Distribution to the holders of Equity Interests, and (iii) the New Eagle Equity Warrants to the holders of Equity Interests.

7.     Unclaimed Distributions of New Eagle Common Stock and New Eagle Equity Warrants. Any distribution of New Eagle Common Stock and New Eagle Equity Warrants under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall be retained by the Reorganized Debtor, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

8.     Saturdays, Sundays, or Legal Holidays. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

9.     Fractional New Eagle Common Stock and New Eagle Equity Warrants and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New Eagle Common Stock or fractional New Eagle Equity Warrants shall be issued or distributed pursuant to the Plan. Subject to Article III.D.6.(b), whenever any distribution of a fraction of a share of New Eagle Common Stock or a fractional New Eagle Equity Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. No consideration will be provided in lieu of fractional shares that are rounded down. Fractional shares of New Eagle Common Stock or New Eagle Equity Warrants, as applicable, that are not distributed in accordance with this Article VII.B.9 shall be cancelled. The Reorganized Debtor shall not be required to, but may in its sole and absolute discretion, make any payment on account of any Claim or Equity Interest in the event that the costs of making such payment exceeds the amount of such payment.

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10.     Distributions to Holders of Claims:

(a)     Initial Distribution to Claims Allowed as of the Effective Date. On or as soon as reasonably practicable after the Effective Date, or as otherwise expressly set forth in the Plan, the Reorganized Debtor (or its agent or designee) shall distribute Cash or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

(b)     Claims Allowed after the Effective Date. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution to which such holder of an Allowed Claim is entitled as set forth in Article III, and distributions to such holder shall be made in accordance with the provisions of this Plan. As soon as practicable after the date that the Claim becomes an Allowed Claim, the Reorganized Debtor shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim.

11.     Special Rules for Distributions to Holders of Disputed Claims and Disputed Equity Interests. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest, respectively, have been resolved by settlement or Final Order. In the event that there are Disputed Claims or Disputed Equity Interests requiring adjudication and resolution, the Reorganized Debtor shall establish appropriate reserves for potential payment of such Claims or Equity Interests.

12.     Interest on Claims and Equity Interests. Except as specifically provided for in the Plan, no Claims or Equity Interests, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim or Equity Interests.

C.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid and interest, as applicable.

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D.	Estimation.

Before or after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, may (but is not required to), at any time, request that the Court estimate (i) any Disputed Claim or Disputed Equity Interest pursuant to section 502(c) of the Bankruptcy Code or (ii) any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or Equity Interest or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any Claim or Equity Interest at any time, including during proceedings concerning any objection to such Claim or Equity Interest. In the event that the Court estimates any Claim or Equity Interest, such estimated amount shall constitute either the Allowed amount of such Claim or Equity Interest or a maximum limitation on such Claim or Equity Interest for all purposes under the Plan (including for purposes of distributions), as determined by the Court. If the estimated amount constitutes the maximum limitation on such Claim or Equity Interest, the Debtor or the Reorganized Debtor, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim or Equity Interest. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

E.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtor’s insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction:

(i)     to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which the Debtor or the Reorganized Debtor is party or with respect to which the Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtor amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX, any Executory Contracts or Unexpired Leases to the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

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(ii)     to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii)     to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

(iv)     to resolve disputes as to the ownership of any Claim or Equity Interest;

(v)     to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi)     to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified, or vacated;

(vii)     to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii)     to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

(ix)     to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(x)     to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including the release of the Guarantee Claims;

(xi)     to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xii)     to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xiii)     to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xiv)     to hear and determine any Causes of Action preserved under the Plan;

(xv)     to hear and determine any matter regarding the existence, nature, and scope of the Debtor’s discharge;

(xvi)     to hear and determine any matter, case, controversy, suit, dispute, or Cause of Action (i) regarding the existence, nature, and scope of the discharge, releases, injunctions, and exculpation provided under the Plan, and (ii) enter such orders as may be necessary or appropriate to implement such discharge, releases, injunctions, exculpations, and other provisions;

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(xvii)     to enter a final decree closing the Chapter 11 Case;

(xviii)     to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xix)     to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(xx)     to enforce all orders previously entered by the Court; and

(xxi)     to hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, the Court shall not retain exclusive jurisdiction with respect to the following documents entered into by the Reorganized Debtor on or after the Effective Date: (i) the Exit Financing Facility Credit Agreement, (ii) the Registration Rights Agreement, (iii) the New Eagle By-Laws, (iv) the New Eagle Charter, (v) the New Eagle Equity Warrant Agreement, (vi) the New Eagle MIP Option Agreements, and (vii) the New Eagle MIP Primary Equity Agreements.

ARTICLE IX.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases.

Except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected shall be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Rejection Schedule; (ii) has been previously rejected by the Debtor by Final Order or has been rejected by the Debtor by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to reject pending as of the Effective Date; or (iv) is otherwise rejected pursuant to the terms herein.

Subject to certain amendments that are reasonably satisfactory to the Debtor and the Majority Consenting Lenders, the Delphin Management Agreement shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

The Confirmation Order will constitute an order of the Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

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B.	Cure Claims.

At the election of the Debtor or the Reorganized Debtor, as applicable, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the following ways: (i) payment of the Cure Claim in Cash on or as soon as reasonably practicable following the occurrence of (A) thirty (30) days after the determination of the Cure Claim, and (B) the Effective Date or such other date as may be set by the Court; or (ii) on such other terms as agreed to by the Debtor or the Reorganized Debtor and the non-Debtor counterparty to such Executory Contract or Unexpired Lease. In the event of a dispute pertaining to assumption or assignment, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Court and served on affected counterparties, the Debtor shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court. Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtor by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The only adequate assurance of future performance shall be the promise of the Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under this Plan.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE THE DEBTOR OR THE REORGANIZED DEBTOR ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

Obligations arising under insurance policies assumed by the Debtor before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

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C.	Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, shall constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the right of the Debtor or the Reorganized Debtor to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in the Plan shall not apply to such contract or lease.

D.	Rejection of Executory Contracts and Unexpired Leases.

1.     Rejection Schedule. The Debtor will file the Rejection Schedule with the Court no later than five (5) Business Days before the deadline to object to the Plan. The Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be rejected, and (c) the proposed effective date of rejection (if not the Effective Date). On or as soon as practicable thereafter, the Debtor will serve a Rejection Notice as well as notice of filing of the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

2.     Rejection Damage Claims. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Rejection Damage Claim, a proof of Claim must be filed with the Court within (i) thirty (30) days after the date of entry of an order of the Court approving such rejection, or (ii) if the Executory Contract or Unexpired Lease is listed on the Rejection Schedule, within thirty (30) days after the date of entry of the Confirmation Order. For the avoidance of doubt, all Allowed Rejection Damage Claims shall be treated as General Unsecured Claims.

3.     REQUIREMENT TO FILE A PROOF OF CLAIM FOR REJECTION DAMAGE CLAIMS. ANY REJECTION DAMAGE CLAIMS THAT ARE NOT TIMELY FILED SHALL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND SHALL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTOR OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY REJECTION DAMAGE CLAIM SHALL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

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E.	Assignment.

Any Executory Contract or Unexpired Lease to be held by the Debtor or the Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Case, if not expressly assigned to a third party previously in the Chapter 11 Case, will be deemed assigned to the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Claim is not resolved in favor of the Debtor before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtor or the Reorganized Debtor for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtor. Such rejection shall be deemed effective as of the Effective Date.

F.	Insurance Policies.

Notwithstanding anything in this Plan to the contrary, all of the Debtor’s insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtor shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

G.	Post-Petition Contracts and Leases.

All contracts, agreements, and leases that were entered into by the Debtor or assumed by the Debtor after the Petition Date shall be deemed assigned by that Debtor to the Reorganized Debtor on the Effective Date.

ARTICLE X.
EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B:

1.     the Confirmation Order entered by the Court shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

2.     the Confirmation Order shall not have been stayed, modified, or vacated on appeal;

3.     the Definitive Documentation (as such term is defined in the Restructuring Support Agreement) shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

4.     all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

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5.     all authorizations, consents, and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

6.     the Reorganized Debtor shall have executed the Exit Financing Facility Credit Agreement, and all conditions precedent to effectiveness of the Exit Financing Facility shall have been satisfied or waived;

7.     the Fee Claims Escrow Account shall be established and shall have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan; and

8.     the Reorganized Debtor, Eagle Shipping International (USA) LLC, and Sophocles Zoullas each shall have executed the New CEO Employment Agreement.

B.	Waiver of Conditions Precedent to Effectiveness.

The Debtor, with the consent of the Majority Consenting Lenders (which consent shall not be unreasonably withheld, conditioned, or delayed), may waive conditions set forth in Article X.A above at any time without leave of or order of the Court and without any formal action.

C.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before sixty (60) days after the Confirmation Date, upon notification submitted by the Debtor to the Court: (i) the Confirmation Order may be vacated, (ii) no distributions under the Plan shall be made; (iii) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtor’s obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor unless extended by Court order.

D.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver, release, or discharge of any Claims, Guarantee Claims, or Equity Interests; (ii) prejudice in any manner the rights of the holder of any Claim, Guarantee Claim, or Equity Interest; (iii) prejudice in any manner any right, remedy, or claim of the Debtor or the Non-Debtor Subsidiaries; or (iv) be deemed an admission against interest by the Debtor or the Non-Debtor Subsidiaries.

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E.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the terms of the Restructuring Support Agreement, (i) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtor or the Reorganized Debtor, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Confirmation Order shall authorize the Debtor or the Reorganized Debtor, as the case may be, to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the Plan Supplement, any and all exhibits to the Plan, and/or the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided, however, that such action does not materially and adversely affect the treatment of holders of Allowed Claims or Equity Interests pursuant to the Plan.

F.	Revocation, Withdrawal, or Non-Consummation.

1.     Right to Revoke or Withdraw. The Debtor reserves the right to revoke or withdraw the Plan at any time before the Effective Date; provided, however, that this provision shall have no impact on the rights of the Consenting Lenders, as set forth in the Restructuring Support Agreement, in respect of any such revocation or withdrawal.

2.     Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtor revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation, or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtor or any other Person, to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or to constitute an admission of any sort by the Debtor or any other Person.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

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B.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof that would require or permit the application of the law of another jurisdiction) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

C.	Filing or Execution of Additional Documents.

On or before the Effective Date or as soon thereafter as is practicable, the Debtor or the Reorganized Debtor shall (on terms materially consistent with the Plan) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which shall be in form and substance reasonably acceptable to the Majority Consenting Lenders.

D.	Term of Injunctions or Stays.

All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

E.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any United States federal, state, local, or non-U.S. taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtor shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distribution pending receipt of information necessary or appropriate to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

F.	Exemption From Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer, or exchange under the Plan of New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, the New Eagle MIP Options, and the security interests in favor of the lenders under the Exit Financing Facility, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

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G.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. The documents contained in the Plan Supplement shall be available online at www.pacer.gov and www.eaglebulkrestructuring.com. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtor. The Debtor reserves the right, in accordance with the terms hereof, to modify, amend, supplement, restate, or withdraw any part of the Plan Supplement after they are filed and shall promptly make such changes available online at www.pacer.gov and www.eaglebulkrestructuring.com.

H.	Notices.

All notices, requests, and demands hereunder to be effective shall be made in writing or by e-mail, and unless otherwise expressly provided herein, shall be deemed to have been duly given when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed. Each of such notices shall be addressed as follows:

1.     To the Debtor: Eagle Bulk Shipping Inc., 477 Madison Avenue, New York, NY 10022, attention: Adir Katzav, Chief Financial Officer, Tel: (212) 785-2500, Fax (212) 785-3311, with a copy to (i) Milbank, Tweed, Hadley & McCloy LLP, 601 S. Figueroa St., 30th Floor, Los Angeles, CA 90017, attention: Paul S. Aronzon, Esq. and Haig M. Maghakian, Esq., Tel.: (213) 892-4000, Fax: (213) 629-5063, e-mail: paronzon@milbank.com, hmaghakian@milbank.com; and (ii) Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, attention: Tyson M. Lomazow, Esq. and Matthew Brod, Esq., Tel.: (212) 530-5000, Fax: (212) 530-5219, e-mail: tlomazow@milbank.com, mbrod@milbank.com.

2.     To the Prepetition Credit Facility Agent: (i) if by mail to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, attention: Andrew N. Rosenberg, Esq. and Alice B. Eaton, Esq.; (ii) if by e-mail to: arosenberg@paulweiss.com, aeaton@paulweiss.com.

3.     To the U.S. Trustee: (i) if by mail to: 201 Varick Street, New York, NY 10014-4811, attention: Paul K. Schwartzberg, Esq. and Michael Driscoll, Esq., Tel.: (212) 510-0500, Fax: (212) 668-2255; (ii) if by e-mail to: Paul.Schwartzberg@usdoj.gov, Michael.Driscoll@usdoj.gov.

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I.	Conflicts.

The terms of the Plan shall govern in the event of any inconsistency between the Plan and the Disclosure Statement. In the event of any inconsistency with the Plan and the Confirmation Order, the Confirmation Order shall govern with respect to such inconsistency.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Dated: August 6, 2014

EAGLE BULK SHIPPING INC.

By:
Name: Adir Katzav
Title: Chief Financial Officer

Exhibit C

to the Restructuring Support Agreement

DISCLOSURE STATEMENT

THIS SOLICITATION IS BEING COMMENCED TO OBTAIN ACCEPTANCES OF THE PLAN OF THE DEBTOR PRIOR TO THE FILING BY THE DEBTOR OF ITS CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASE HAS YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE OR COMPLYING WITH APPLICABLE NON-BANKRUPTCY LAW, ALTHOUGH THE DEBTOR BELIEVES IT DOES. FOLLOWING THE COMMENCEMENT OF ITS CHAPTER 11 CASE, THE DEBTOR EXPECTS TO PROMPTLY SEEK ENTRY OF AN ORDER (I) APPROVING (A) THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION WITH RESPECT TO THE PLAN AND BEING IN COMPLIANCE WITH APPLICABLE NON-BANKRUPTCY LAW AND (B) THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(B) OF THE BANKRUPTCY CODE, AND (II) CONFIRMING THE PLAN. THE VOTING DEADLINE IS AUGUST 12, 2014 AT 5:00 P.M. (PREVAILING EASTERN TIME) UNLESS EXTENDED BY THE DEBTOR OR THE COURT. THESE MATERIALS HAVE NOT BEEN REVIEWED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY BODY.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
EAGLE BULK SHIPPING INC.,	:	Case No.
:
Debtor.	:
:
x

DISCLOSURE STATEMENT FOR DEBTOR’S

PREPACKAGED PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Paul S. Aronzon (pro hac vice pending)
Haig M. Maghakian (pro hac vice pending)
MILBANK, TWEED, HADLEY & McCLOY LLP
601 S. Figueroa St., 30th Floor
Los Angeles, CA 90017
(213) 892-4000

- and – Tyson M. Lomazow Matthew Brod
MILBANK, TWEED, HADLEY & McCLOY LLP
One Chase Manhattan Plaza
New York, NY 10005
(212) 530-5000

Proposed Counsel to Debtor and Debtor in Possession

Dated: August 6, 2014

NOTICE TO EMPLOYEES, TRADE CREDITORS, AND OTHER HOLDERS OF GENERAL UNSECURED CLAIMS

THE DEBTOR INTENDS TO CONTINUE OPERATING ITS BUSINESS IN CHAPTER 11 IN THE ORDINARY COURSE OF BUSINESS AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE COURT TO HONOR ITS OBLIGATIONS AND PAY ITS EMPLOYEES, TRADE CREDITORS, AND OTHER GENERAL UNSECURED CLAIMS IN FULL AND IN ACCORDANCE WITH EXISTING BUSINESS TERMS.

DISCLAIMER

The information contained in this disclosure statement including the Exhibits annexed hereto (collectively, the “Disclosure Statement”) is included herein for purposes of soliciting acceptances of the Plan and may not be relied upon for any purpose other than to determine how to vote on the Plan. No person is authorized by the Debtor in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation regarding this Disclosure Statement or the Plan other than as contained in this Disclosure Statement and the Exhibits annexed hereto, incorporated by reference or referred to herein, and if given or made, such information or representation may not be relied upon as having been authorized by the Debtor.

The Disclosure Statement shall not be construed to be advice on the tax, securities, or other legal effects of the Plan as to holders of Claims against, or Equity Interests in, the Debtor, the Reorganized Debtor, or any other person. Each holder should consult with its own legal, business, financial, and tax advisors with respect to any matters concerning this Disclosure Statement, the solicitation of votes to accept the Plan, the Plan, and the transactions contemplated hereby and thereby.

Each holder of an impaired Claim entitled to vote on the Plan should carefully review the Plan, this Disclosure Statement, and the Exhibits to both documents in their entirety before casting a ballot. Plan summaries and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan and the Exhibits annexed to the Plan and this Disclosure Statement. Please be advised, however, that the statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified herein, and holders of Claims reviewing this Disclosure Statement should not infer at the time of such review that there has not been any change in the information set forth herein since the date hereof unless so specified. In the event of any conflict between the descriptions set forth in this Disclosure Statement and the terms of the Plan, the terms of the Plan shall govern.

As to contested matters, existing litigation involving, or possible litigation to be brought by, or against, the Debtor, adversary proceedings, and other actions or threatened actions, this Disclosure Statement and Plan shall not constitute, or be construed as, an admission of any fact or liability, a stipulation, or a waiver, but rather as a statement made without prejudice solely for settlement purposes in accordance with Federal Rule of Evidence 408, with full reservation of rights, and is not to be used for any litigation purpose whatsoever by any person, party, or entity.

i

The Board of Directors of the Debtor has approved the Plan and recommends that the holders of Claims in the impaired class entitled to vote (Class 3), vote to accept the Plan. The Plan has been negotiated with, and has the support of, an overwhelming percentage of the Debtor’s secured lenders. This Disclosure Statement, the Plan, and the accompanying documents have been extensively negotiated with the legal and/or financial advisors to the Consenting Lenders. The votes on the Plan are being solicited in accordance with the Restructuring Support Agreement dated August 6, 2014, which was executed by a majority of holders of loans under the Prepetition Credit Facility, who hold substantially in excess of two-thirds of the principal amounts outstanding thereunder.

The Debtor intends to confirm the Plan and cause the Effective Date to occur promptly after confirmation of the Plan. There can be no assurance, however, as to when and whether confirmation of the Plan and the Effective Date actually will occur. The confirmation and effectiveness of the Plan are subject to material conditions precedent. See Section VII.A -- “Conditions Precedent to Effectiveness.” There is no assurance that these conditions will be satisfied or waived. Procedures for distributions under the Plan are described under Section VI.F -- “Distributions Under the Plan.” Distributions will be made only in compliance with these procedures.

If the Plan is confirmed by the Court and the Effective Date occurs, all holders of Claims against, and Equity Interests in, the Debtor (including, without limitation, those holders of Claims and Equity Interests that do not submit ballots to accept or reject the Plan or that are not entitled to vote on the Plan) will be bound by the terms of the Plan and the transactions contemplated thereby.

If the financial restructuring of the indebtedness contemplated by the Plan is not approved and consummated, there can be no assurance that the Debtor will be able to effectuate an alternative restructuring or successfully emerge from its chapter 11 case, and the Debtor may be forced into a liquidation under chapter 7 of the Bankruptcy Code or under the laws of other countries. As reflected in the Liquidation Analysis, the Debtor believes that if operations are liquidated under chapter 7 of the Bankruptcy Code or otherwise, the value of the assets available for payment of creditors would be significantly lower than the value of the distributions contemplated by and under the Plan.

This Disclosure Statement contains projected financial information regarding the Reorganized Debtor and certain other forward-looking statements, all of which are based on various estimates and assumptions. The management of the Debtor prepared the projections with the assistance of its professionals. The Debtor’s management did not prepare the projections in accordance with Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”) or to comply with the rules and regulations of the SEC or any foreign regulatory authority.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

As of the date of distribution, neither this Disclosure Statement nor the Plan has been filed with or reviewed by the Court, and neither this Disclosure Statement nor the Plan has been filed with the United States Securities and Exchange Commission (the “SEC”) or any state authority. The Plan has not been approved or disapproved by the SEC or any state securities commission and neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of this Disclosure Statement or the merits of the Plan. Any representation to the contrary is a criminal offense.

This Disclosure Statement has been prepared pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b) (but has not yet been approved by the Court as complying with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b)). The securities to be issued under the Plan on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act or any securities regulatory authority of any state under any state securities laws (“Blue Sky Laws”).

Prior to the filing of the chapter 11 case, the Debtor will rely on the exemption provided by section 4(a)(2) of the Securities Act and applicable exemptions from Blue Sky Laws. After the commencement of the chapter 11 case, the Debtor intends to rely on the exemption from the Securities Act and Blue Sky Laws registration requirements provided by section 1145(a)(1) of the Bankruptcy Code to exempt the issuance of securities issued under, or in connection with, the Plan, except to the extent that any person receiving securities under the Plan may be deemed an “underwriter” within the meaning of section 1145(b) of the Bankruptcy Code.

This Disclosure Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “intend,” “consider,” “expect,” “plan,” “anticipate,” “believe,” “predict,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. You are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. Important factors that could cause or contribute to such differences include those in Article X: “Certain Risk Factors to be Considered,” generally and in particular “Additional Factors to be Considered--Forward-Looking Statements are not Assured, and Actual Results May Vary.” The Liquidation Analysis set forth in Exhibit D, distribution projections and other information contained herein and annexed hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Allowed Equity Interests may be affected by many factors that cannot be predicted. Any analyses, estimates or recovery projections may or may not turn out to be accurate.

TABLE OF CONTENTS

Page

I.	INTRODUCTION AND EXECUTIVE SUMMARY			1
	A.	Overview of Chapter 11.		4
	B.	Voting Rights.		4
	C.	Entitlement to Vote.		5
	D.	Solicitation and Voting Process.		6
		1.	The “Solicitation Package”.	6
		2.	Voting Deadline.	7
		3.	Voting Instructions.	7
	E.	The Confirmation Hearing.		9

II.	SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN			10

III.	COMPANY BACKGROUND			13
	A.	Eagle’s Business.		13
	B.	Eagle’s Prepetition Capital Structure.		13
	C.	Eagle’s Equity Holders.		15

IV.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE			15
	A.	The International Dry Bulk Shipping Market.		15
	B.	Industry Instability in 2012 Led to Prepetition Credit Facility Amendments.		16
	C.	2013’s Events Set Stage for the Present 2014 Financial Restructuring.		18
	D.	Prepetition Restructuring Initiatives.		19
	E.	The Restructuring Support Agreement.		21

V.	THE ANTICIPATED CHAPTER 11 CASE			24
	A.	Expected Timetable of the Chapter 11 Case.		24
	B.	Significant First Day Motions and Retention of Professionals.		25
		1.	Approval of Solicitation Procedures and Scheduling of Confirmation Hearing.	25
		2.	DIP/Cash Collateral.	25
		3.	Stabilizing Operations.	26
		4.	Operational Initiatives Regarding Executory Contracts.	28
		5.	Procedural Motions and Professional Retention Applications.	29
	C.	Value of the New Eagle Equity Warrants.		29
	D.	Exit Financing Facility.		29

VI.	SUMMARY OF THE PREPACKAGED PLAN			29
	A.	Classification and Treatment of Unclassified Claims, Claims, and Equity Interests Under the Plan.		29
		1.	Description and Treatment of Unclassified Claims.	30
		2.	Classification and Treatment of Claims and Equity Interests.	31

B.	Means for Implementation of the Plan.		35
	1.	General Settlement of Claims and Interests.	35
	2.	Exit Financing.	36
	3.	Voting of Claims.	36
	4.	Nonconsensual Confirmation.	36
	5.	Issuance of New Eagle Common Stock and New Eagle Equity Warrants and Entry into the Registration Rights Agreement.	36
	6.	The New Eagle Equity Warrants.	38
	7.	Continued Corporate Existence and Vesting of Assets.	39
	8.	Fee Claims Escrow Account.	40
	9.	Claims Against Non-Debtor Subsidiaries.	40
	10.	Subsidiary Equity Interests.	40
C.	Provisions Regarding Corporate Governance of the Reorganized Debtor.		40
	1.	Organizational Documents.	40
	2.	Appointment of Officers and Directors.	41
	3.	Powers of Officers.	41
	4.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.	41
	5.	Management Incentive Program.	41
	6.	Indemnification of Directors, Officers, and Employees.	42
D.	Effect of Confirmation of the Plan.		43
	1.	Discharge of the Debtor.	43
	2.	Injunction.	43
	3.	Preservation of Causes of Action.	45
	4.	Votes Solicited in Good Faith.	45
	5.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.	46
	6.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.	46
	7.	Claims Incurred After the Effective Date.	47
	8.	Releases, Exculpations, and Injunctions of Released Parties.	47
E.	Distributions Under the Plan.		51
	1.	Procedures for Treating Disputed Claims.	51
	2.	Allowed Claims and Equity Interests.	52
	3.	Allocation of Consideration.	54
	4.	Estimation.	55
	5.	Insured Claims.	55
F.	Retention of Jurisdiction.		55
G.	Executory Contracts and Unexpired Leases.		57
	1.	Assumption of Executory Contracts and Unexpired Leases.	57
	2.	Cure Claims.	57
	3.	Reservation of Rights.	58
	4.	Rejection of Executory Contracts and Unexpired Leases.	59
	5.	Assignment.	59
	6.	Insurance Policies.	60
	7.	Post-Petition Contracts and Leases.	60

v

	H.	Miscellaneous Provisions.		60
		1.	Immediate Binding Effect.	60
		2.	Governing Law.	60
		3.	Filing or Execution of Additional Documents.	60
		4.	Term of Injunctions or Stays.	61
		5.	Withholding and Reporting Requirements.	61
		6.	Exemption From Transfer Taxes.	61
		7.	Plan Supplement.	61
		8.	Conflicts.	62

VII.	CONFIRMATION AND EFFECTIVENESS OF THE PLAN			62
	A.	Conditions to Confirmation.		62
	B.	Waiver of Conditions Precedent to Confirmation.		62
	C.	Conditions Precedent to Effectiveness.		62
	D.	Waiver of Conditions Precedent to Effectiveness.		63
	E.	Effect of Failure of Conditions.		63
	F.	Vacatur of Confirmation Order.		64
	G.	Modification of the Plan.		64
	H.	Revocation, Withdrawal, or Non-Consummation.		64
		1.	Right to Revoke or Withdraw.	64
		2.	Effect of Withdrawal, Revocation, or Non-Consummation.	64

VIII.	CONFIRMATION PROCEDURES			65
	A.	Combined Disclosure Statement and Confirmation Hearing.		65
	B.	Confirmation of the Plan.		65
		1.	Acceptance.	65
		2.	Standards for Confirmation.	66
		3.	Feasibility.	69
		4.	Valuation of the Debtor.	70
		5.	Best Interests Test.	70

IX.	FINANCIAL PROJECTIONS AND VALUATION			72
	A.	Financial Projections.		72
		1.	Scope of Financial Projections.	74
	B.	Valuation of the Reorganized Debtor as of July 15, 2014.		75

X.	CERTAIN RISK FACTORS TO BE CONSIDERED			76
	A.	Certain Bankruptcy Law Considerations.		76
		1.	Parties in Interest May Object to the Debtor’s Classification of Claims and Interests.	76
		2.	Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan.	76
		3.	The Debtor May Fail to Satisfy the Solicitation Requirements Requiring a Re-Solicitation.	76
		4.	Risk of Non-Confirmation, Non-Occurrence, or Delay of the Plan.	77
		5.	Risk of Non-Occurrence of the Effective Date.	78

	6.	The DIP Facility and Cash Collateral May Be Insufficient to Fund the Debtor’s Business Operations, or May Be Unavailable if the Debtor Does Not Comply with Its Terms.	78
	7.	Impact of the Chapter 11 Case on the Debtor.	79
	8.	The Plan is Based Upon Assumptions the Debtor Developed Which May Prove Incorrect and Could Render the Plan Unsuccessful.	79
B.	Certain Risks Related to the Exit Financing Facility.		80
	1.	Ability to Maintain Sufficient Liquidity.	80
	2.	Restrictive Covenants in the Exit Financing Facility.	81
C.	Certain Risks Related to the Debtor’s Business and Operations.		81
	1.	The Continuing Global Economic Downturn May Continue to Negatively Impact the Debtor’s Business.	81
	2.	Dependence on Spot Charters.	82
	3.	Reliance on a Limited Number of Charterers.	82
	4.	Increased Operating Costs Could Adversely Affect Cash Flows and Financial Condition.	82
	5.	Highly Competitive International Shipping Industry and Ability to Effectively Compete.	83
	6.	Inadequate Liquidity Could Materially Adversely Affect Eagle’s Future Business Operations.	83
	7.	Potential for Vessel Arrests.	84
	8.	Operational Hazards and Adequacy of Insurance.	84
	9.	Laws and Regulations.	85
	10.	Ability to Attract and Retain Key Management Personnel and other Employees in the Shipping Industry.	86
	11.	Failure to Qualify Under IRC Section 883.	87
	12.	Treatment by United States Tax Authorities as a “Passive Foreign Investment Company.”	87
	13.	Treatment by United States Tax Authorities as a “Controlled Foreign Corporation.”	88
	14.	Discharge of Prepetition Claims and Related Legal Proceedings.	89
D.	Certain Risks Relating to the Shares of New Eagle Common Stock and the New Eagle Equity Warrants Under the Plan.		89
	1.	Significant Holders.	89
	2.	Restrictions on Transfer of New Eagle Common Stock.	89
	3.	Lack of Established Market for New Eagle Common Stock and the New Eagle Equity Warrants.	89
	4.	The Anti-Dilution Protection for the New Eagle Equity Warrants Does Not Cover All Transactions that Could Adversely Affect Such Warrants.	90
	5.	Historical Financial Information of the Debtor May Not Be Comparable to the Financial Information of the Reorganized Debtor.	90
	6.	The Financial Projections Set forth in this Disclosure Statement May Not Be Achieved.	91

		7.	Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of United States Judgments by Investors.	91
	E.	Additional Factors to Be Considered.		92
		1.	The Debtor Has No Duty to Update.	92
		2.	No Representations Outside this Disclosure Statement Are Authorized.	92
		3.	Forward-Looking Statements Are Not Assured, and Actual Results May Vary.	92
		4.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement.	93

XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			93
	A.	Alternative Plan of Reorganization or Plan of Liquidation.		93
	B.	Liquidation Under Chapter 7.		94

XII.	SECURITIES LAW MATTERS			94
	A.	Bankruptcy Code Exemptions from Registration Requirements.		94
		1.	Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.	94
		2.	Subsequent Transfers of 1145 Securities.	95
		3.	Subsequent Transfers of the New Eagle Common Stock and New Eagle Equity Warrants Issued to Affiliates.	96
		4.	New Eagle MIP Primary Equity and New Eagle MIP Options.	97

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			98
	A.	Introduction.		98
	B.	Certain United States Federal Income Tax Consequences to Eagle.		99
		1.	Exemption of Operating Income from United States Federal Income Taxation.	99
		2.	Taxation in the Absence of Section 883 Exemption.	100
		3.	Cancellation of Indebtedness.	101
	C.	Certain United States Federal Income Tax Consequences to Holders of Claims and Equity Interests.		101
		1.	Claims – In General.	102
		2.	Claims that Are Tax Securities.	103
		3.	Holders of Equity Interests.	104
	D.	Information Reporting and Backup Withholding.		104
	E.	Certain United States Federal Income Tax Consequences to Recipients of New Eagle Common Stock and New Eagle Equity Warrants.		104
		1.	Distributions.	104
		2.	Sale, Exchange, or Exercise of New Eagle Common Stock or New Eagle Equity Warrants.	105
		3.	Passive Foreign Investment Company Status.	105
		4.	Controlled Foreign Corporation Status.	108

XIV.	CERTAIN MARSHALL ISLANDS TAX CONSEQUENCES	108

XV.	RECOMMENDATION AND CONCLUSION	108

TABLE OF EXHIBITS

Exhibit A:	Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code

Exhibit B:	Eagle’s Prepetition Corporate Structure

Exhibit C:	Financial Projections

Exhibit D:	Liquidation Analysis

Exhibit E:	Valuation Analysis

THE DEBTOR HEREBY ADOPTS AND INCORPORATES EACH EXHIBIT ANNEXED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

x

I.     INTRODUCTION AND EXECUTIVE SUMMARY

Eagle Bulk Shipping Inc., a Marshall Islands corporation (“EBS”), as chapter 11 debtor and debtor in possession (the “Debtor”) in the above-referenced chapter 11 case (the “Chapter 11 Case”), submits this Disclosure Statement pursuant to section 1126 of title 11 of the United States Code (the “Bankruptcy Code”) for use in the solicitation of votes on the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated as of August 6, 2014 (as the same may be amended from time to time, the “Plan”). A copy of the Plan is annexed as Exhibit A to this Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan. For the avoidance of doubt, EBS’ direct and indirect subsidiaries are not presently contemplated to be debtors in the Chapter 11 Case.

The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtor that are entitled to vote on the Plan to make informed decisions on whether to vote to accept or reject the Plan. This Disclosure Statement sets forth certain information regarding the prepetition operating and financial history of EBS and its Non-Debtor Subsidiaries (collectively, “Eagle”), the Debtor’s need to seek chapter 11 protection, significant events that are expected to occur during the Chapter 11 Case, and the Debtor’s anticipated organization, operations, and liquidity upon successful emergence from chapter 11 protection.

The Plan and this Disclosure Statement are the result of months of discussions followed by extensive and vigorous negotiations among Eagle and its secured lenders. The culmination of these negotiations was the entry into the Restructuring Support Agreement by Eagle and a majority of holders of loans under the Prepetition Credit Facility, who hold substantially in excess of two-thirds of the principal amounts outstanding thereunder. As described in more detail below, the Plan substantially deleverages the Debtor’s balance sheet by converting over 80% of its approximately $1.2 billion of debt into equity in the Reorganized Debtor and repaying the balance of such debt in cash from the proceeds of the Exit Financing Facility. As part of the overall settlement embodied in the Restructuring Support Agreement and the Plan, the Prepetition Credit Facility Lenders are voluntarily forgoing their right to part of the distributions under the Plan that they are otherwise entitled to receive so that the Debtor can provide new common stock and warrants to holders of Equity Interests in exchange for the surrender or cancellation of their Equity Interests.

The key components of the Plan are as follows:

●

Holders of Allowed General Unsecured Claims will not be affected by the filing of the Chapter 11 Case and, subject to Court approval, are anticipated to be paid in full in the ordinary course of business during the pendency of the Chapter 11 Case or reinstated and left unimpaired under the Plan in accordance with their terms.

●	Payment in full, in cash, of all Allowed Administrative Claims, DIP Claims, Fee Claims, Priority Tax Claims, statutory fees, Other Priority Claims, and Other Secured Claims.

●	The Prepetition Credit Facility Lenders will receive (i) 99.5% of the Reorganized Debtor’s new common stock (subject to dilution) and (ii) the Prepetition Credit Facility Cash Distribution.

●

Equity Interests will receive the Shareholder Equity Distribution, representing 0.5% of the Reorganized Debtor’s new common stock (or, if applicable, the Shareholder Cash Distribution), and the New Eagle Equity Warrants, representing 7.5% of the Reorganized Debtor’s new common stock (each, subject to dilution), from amounts otherwise distributable to the Prepetition Credit Facility Lenders in exchange for the cancellation or surrender of Equity Interests and for the release by such holders of the Released Parties.

●

Entry into the Exit Financing Facility, the proceeds of which will be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments), following the payment, or reserving for the payment, of each the foregoing.

Eagle and the other parties to the Restructuring Support Agreement believe that the proposed restructuring under the Plan is extremely favorable for all stakeholders because it achieves a substantial deleveraging of EBS’ balance sheet (by approximately $975 million) through consensus with the overwhelming majority of EBS’ creditors and eliminates potential deterioration of value – and disruptions to worldwide operations – that could otherwise result from a protracted and contentious bankruptcy case or cases. The refinancing and conversion into equity of more than $1.2 billion of Eagle’s debt in the aggregate is expected to generate approximately $37.5 million of cash flow annually due to the reduced interest expense. Importantly, Eagle would not be able to implement the conversion of debt-to-equity proposed under the Plan without the support of its creditor constituents. In sum, the Plan embodies a global settlement as part of an expeditious and consensual restructuring, including a distribution to current equity holders on account of the surrender or cancellation of their Equity Interests from value that would otherwise be distributable to EBS’ creditors. This avoids potential litigation that could decrease value for all stakeholders and delay (and possibly derail) the restructuring process – including the cessation of international operations from vessel arrests or loss of charter hires that, in turn, would devastate future revenues. The significant support obtained by Eagle pursuant to the Restructuring Support Agreement provides a fair and reasonable path for an expeditious consummation of the Plan and the preservation of Eagle’s ordinary course of business.

The Plan also contemplates that the Reorganized Debtor will remain a listed, public company upon emergence from chapter 11. The Debtor is currently a publicly held reporting company, with its shares of common stock trading on the NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “EGLE.” The Debtor intends to remain listed following the Petition Date on NASDAQ and the Reorganized Debtor intends to continue such NASDAQ listing in respect of the New Eagle Common Stock. As a public company, the Debtor is currently subject to, and satisfies, various ongoing legal and listing requirements, including, among others, (i) having independent directors comprise a majority of the Debtor’s board of directors and (ii) having the board of directors convene regular executive sessions (i.e., meetings solely comprised of independent directors and without the Debtor’s management). In addition, the Debtor maintains, among others, separate audit, compensation, and nominating and governance committees, each of which is solely comprised of independent directors. During the months leading up to the Chapter 11 Case, the Debtor’s independent directors were advised by independent counsel and played a significant role in representing the interests of the Debtor’s shareholders and advocating on their behalf in connection with the restructuring negotiations.

Additionally, as described in Section VI herein, the Plan provides for certain releases of Claims against, among others, the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, the parties to the Restructuring Support Agreement, the Prepetition Credit Facility Agent, the DIP Agent, and each of their professionals, employees, officers, and directors.

FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

THE DEBTOR HAS NOT YET COMMENCED A BANKRUPTCY CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE DEBTOR EXPECTS TO FILE ITS BANKRUPTCY CASE AFTER IT SOLICITS THE VOTES OF THE IMPAIRED CLASS OF CLAIMS ENTITLED TO VOTE ON THE PLAN.

BECAUSE NO BANKRUPTCY CASE HAS YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY ANY COURT WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. NONETHELESS, ONCE THE CHAPTER 11 CASE IS COMMENCED, THE DEBTOR EXPECTS TO PROMPTLY SEEK ENTRY OF AN ORDER OF THE COURT APPROVING THIS DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND DETERMINING THAT THE SOLICITATION OF VOTES ON THE PLAN BY MEANS OF THIS DISCLOSURE STATEMENT WAS IN COMPLIANCE WITH SECTION 1125(a) OF THE BANKRUPTCY CODE.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims for voting purposes and the tabulation of votes. The statements contained in this Disclosure Statement are made only as of the date hereof unless otherwise specified, and there can be no assurance that the statements contained herein will be correct at any time hereafter. All creditors should also carefully read Section X of this Disclosure Statement – “Certain Risk Factors to be Considered” – before voting to accept or reject the Plan.

THE DEBTOR AND THE CONSENTING LENDERS BELIEVE THAT IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS STAKEHOLDERS. FOR ALL OF THE REASONS DESCRIBED IN THIS DISCLOSURE STATEMENT, THE DEBTOR URGES YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN BY THE VOTING DEADLINE (I.E., THE DATE BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED), WHICH IS AUGUST 12, 2014 AT 5:00 P.M. (PREVAILING EASTERN TIME).

A.	Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code, with respect to distribution of a debtor’s assets. The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may initially continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against, and equity interests in, the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan of reorganization binding upon a debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan, and any holder of a claim or equity interest in a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose before confirmation of the plan of reorganization and substitutes the debt with the obligations specified under the confirmed plan of reorganization.

The Bankruptcy Code also authorizes a debtor to solicit votes for the acceptance of a plan of reorganization prior to the filing of a chapter 11 case through a so-called “prepackaged” plan of reorganization process. Because the solicitation of acceptances takes place all or in part before the bankruptcy filing, the duration of a prepackaged bankruptcy case is often less than in conventional bankruptcy cases. Prior to soliciting acceptances of the proposed plan, sections 1125(a) and 1126(b) of the Bankruptcy Code require the plan proponent to prepare and distribute a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment whether to accept or reject the plan. The Debtor is submitting this Disclosure Statement to, and soliciting votes from, the Holders of Impaired Claims against it in order to satisfy the requirements of sections 1125(a) and 1126(b) of the Bankruptcy Code.

B.	Voting Rights.

Only administrative expenses, claims, and equity interests that are “allowed” may receive distributions under a chapter 11 plan. An “allowed” administrative expense, claim, or equity interest means that a debtor agrees or, in the event of a dispute, that the Court determines, that the administrative expense, claim, or equity interest, including the amount thereof, is in fact a valid obligation of, or equity interest in, a debtor. The Bankruptcy Code also requires that, for purposes of treatment and voting, a plan of reorganization categorize the different claims against, and equity interests in, a debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are typically classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests that give rise to different legal rights, the holders of such claims and/or equity interests may find themselves as members of multiple classes of claims and/or equity interests.

Under a plan of reorganization, the separate classes of claims and equity interests must be designated either as “impaired” (i.e., altered by the plan) or “unimpaired” (unaltered by the plan). If a class of claims or interests is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims or equity interests, such as the right to vote on the plan (unless the plan deems the holder to reject the plan), and the right to receive an amount under the plan of reorganization that is not less than the value that the holder would receive if the debtor against which such claims or equity interests are asserted were liquidated under chapter 7.

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless, with respect to each claim or interest of such class, the plan of reorganization (i) does not alter the legal, equitable, or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable, or contractual rights.

Only holders of allowed claims or equity interests in impaired classes of claims or equity interests that receive or retain property on account of such claims or equity interests under a proposed plan of reorganization, but are not otherwise deemed to reject the plan, are entitled to vote on such a plan. Holders of unimpaired claims or equity interests are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote. Holders of claims or equity interests that do not receive or retain any property on account of such claims or equity interests are deemed to reject the plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote.

C.	Entitlement to Vote.

As discussed in further detail below, pursuant to the Plan:

●

Holders of Claims in Class 3 are impaired and will receive distributions under the Plan on account of such Claims. As a result, Holders of Claims in such Class are entitled to vote to accept or reject the Plan;

●

Holders of Claims and Intercompany Claims in Classes 1, 2, 4, and 5, as applicable, are unimpaired. As a result, Holders of Claims and Intercompany Claims in those Classes are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

●

Holders of Equity Interests in Class 6 are impaired, are not entitled to receive or retain any property on account of such Equity Interests, and are deemed to have rejected the Plan. As a result, Holders of Equity Interests in Class 6 are not entitled to vote to accept or reject the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims actually voted to accept or reject the plan. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cram down” provisions of section 1129(b) of the Bankruptcy Code.

Section 1129(b) permits confirmation of a plan of reorganization notwithstanding the non-acceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class. The Debtor intends to pursue a “cram down” of the Holders of Equity Interests in Class 6, who are deemed to have rejected the Plan.

D.	Solicitation and Voting Process.

The following summarizes the procedures to accept or reject the Plan. Holders of Claims entitled to vote are encouraged to review the relevant provisions of the Bankruptcy Code and Bankruptcy Rules and/or to consult their own attorneys.

1.	The “Solicitation Package”.

The following materials are provided to each holder of a Claim that is entitled to vote on the Plan:

●	the applicable Ballot and voting instructions;

●	a Disclosure Statement with all exhibits; and

●	the Plan.

The holders of Claims in Class 3 will receive the Solicitation Package, including the Ballot, via electronic mail.

If you (a) did not receive a Ballot and believe you are entitled to one; (b) received a damaged Ballot; (c) lost your Ballot; (d) have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, or the solicitation packet of materials you received; or (e) if you wish to obtain a paper copy of the Plan, this Disclosure Statement or any exhibits to such documents, please contact KCC by (i) regular mail, delivery, or courier at Eagle Bulk Shipping Ballot Processing Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, CA 90245; (ii) toll-free telephone for U.S. callers at (877) 709-4746 and for international callers at (424) 236-7227; or (iii) email at EagleBulkInfo@kccllc.com.

2.	Voting Deadline.

To be counted, your Ballot(s) must be actually received by KCC no later than August 12, 2014 at 5:00 p.m. (prevailing Eastern Time).

3.	Voting Instructions.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. Except as provided below, holders of Claims are required to vote all of their Claims within a Class either to accept or reject the Plan and may not split their votes. Any Ballot received that does not indicate either an acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will not be counted. Any Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be an invalid Ballot and will not be counted.1

If you are the record holder of Claims that are beneficially owned by another party, you may submit a separate Ballot with respect to such portion of Claims that are beneficially owned by such third party, and the vote indicated on such separate Ballot may differ from the vote indicated on Ballots submitted with respect to Claims that you beneficially own yourself or that are beneficially owned by other parties. In no event may you submit Ballots with respect to Claims in excess of the amount of Claims for which you are the record holder as of the Voting Record Date.

In accordance with Bankruptcy Rule 3018(c), the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of this Chapter 11 Case.

Please sign and complete a separate Ballot with respect to each Claim, and return your Ballot(s) directly the Debtor’s voting agent, Kurtzman Carson Consultants (“KCC”) by one of the following methods:

●	by hand delivery, overnight courier, or first class mail to: Eagle Bulk Shipping Ballot Processing Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue El Segundo, CA 90245; or

1

Although the Debtor’s direct and indirect subsidiaries are not presently contemplated to be debtors in the Chapter 11 Case, one or more of the Non-Debtor Subsidiaries may commence a chapter 11 case in order to effectuate the restructuring contemplated by the Restructuring Support Agreement.  To that end, the Ballot instructs each holder of a Class 3 Prepetition Credit Facility Claim to vote to accept or reject the Plan as it may be modified by the Debtor to include the Non-Debtor Subsidiaries as co-proponents of the Plan, provided that such modifications do not materially alter the treatment of holders of Claims and Equity Interests as currently provided in the Plan.

●	by e-mail to: EagleBulkInfo@kccllc.com.

Only Ballots with a signature will be counted. Email submission of ballots is preferred. Only Ballots received by KCC by the applicable voting deadline will be counted.

If delivery of a Ballot is by mail, it is recommended that voters use an air courier with guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. The method of such delivery is at the election and risk of the voter.

A Ballot may be withdrawn by delivering a written notice of withdrawal to KCC, so that KCC receives the notice before the Voting Deadline. In order to be valid, a notice of withdrawal must (a) specify the name of the creditor who submitted the Ballot to be withdrawn, (b) contain a description of the Claim(s) to which it relates, and (c) be signed by the creditor in the same manner as on the Ballot. EBS expressly reserves the right to contest the validity of any withdrawals of votes on the Plan.

After the Voting Deadline, any creditor who has timely submitted a properly-completed Ballot to KCC may change or withdraw its vote only with the approval of the Court. If more than one timely, properly-completed Ballot is received with respect to the same Claim and no order of the Court allowing the creditor to change its vote has been entered before the Voting Deadline, the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the timely, properly-completed Ballot determined by KCC to have been received last.

CREDITORS WHO VOTE TO REJECT THE PLAN AND DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VI.J.2 OF THE PLAN SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN.

CREDITORS WHO VOTE TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN.

CREDITORS WHO FAIL TO RETURN A BALLOT VOTING EITHER TO ACCEPT OR REJECT THE PLAN SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN.

NON-VOTING CLASSES INCLUDE UNIMPAIRED CLAIMS AND EQUITY INTERESTS. HOLDERS OF UNIMPAIRED CLAIMS ARE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTIONS AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

HOLDERS OF EQUITY INTERESTS WHO DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VI.J.2 OF THE PLAN IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE COMBINED NOTICE SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN.

E.	The Confirmation Hearing.

EBS intends to file a voluntary petition to commence the Chapter 11 Case and will request that the Court schedule a hearing to consider confirmation of the Plan (the “Confirmation Hearing”), as soon as possible, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004-1408. EBS will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code and consistent with the terms, conditions, and consent and consultation rights set forth in the Restructuring Support Agreement, and has reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

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II.     SUMMARY OF TREATMENT OF CLAIMS AND
EQUITY INTERESTS UNDER THE PLAN

The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan and the estimated distributions to be received by the holders of Allowed Claims and Allowed Equity Interests thereunder. The summaries in this table are qualified in their entirety by the description of the treatment of such Claims in Article III of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, DIP Claims, U.S. Trustee Fees, Fee Claims, and Priority Tax Claims have not been classified.

Class	Claims and Equity Interests	Treatment of Allowed Claims and Allowed Equity Interests	Status	Voting Rights	Estimated Allowed Amount[2]	Projected Recovery[3]
Class 1	Other Priority Claims	Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (i) the Effective Date and (ii) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.	Unimpaired	Deemed to Accept	De Minimis/None	100%
Class 2	Other Secured Claims

Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtor, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall: (i) have its Allowed Other Secured Claim Reinstated and rendered Unimpaired, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) receive the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

			Unimpaired	Deemed to Accept	De Minimis/None	100%

[2]	Figures are as of August 4, 2014.

[3]	The projected recoveries described herein account for dilution from the New Eagle Equity Warrants but are prior to dilution from the warrants issued under the Management Incentive Program.

Class	Claims and Equity Interests	Treatment of Allowed Claims and Allowed Equity Interests	Status	Voting Rights	Estimated Allowed Amount[2]	Projected Recovery[3]
Class 3	Prepetition Credit Facility Claims

Except to the extent that a holder of an Allowed Prepetition Credit Facility Claim agrees in writing to such other treatment, and the Debtor and the Majority Consenting Lenders, each in their sole discretion, agree in writing to such other treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Prepetition Credit Facility Claims, on or as soon as practicable after the Effective Date, each holder of an Allowed Prepetition Credit Facility Claim shall receive its Pro Rata share of: (i) the Prepetition Credit Facility Cash Distribution; and (ii) the Prepetition Credit Facility Equity Distribution. Each holder of an Allowed Prepetition Credit Facility Claim shall only receive one recovery in full and complete satisfaction of all Prepetition Credit Facility Claims and Guarantee Claims held by such claimant, which recovery is specified in Article III.D.3(c) of the Plan.

			Impaired	Entitled to Vote	$1,188,847,632.09[4]	64% - 71%
Class 4	General Unsecured Claims

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtor, and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid, pursuant to an order of the Court or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the Reorganized Debtor, and be paid in accordance with the ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Reorganized Debtor, or (iii) receive such other treatment that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

			Unimpaired	Deemed to Accept	De Minimis/None	100%
Class 5	Intercompany Claims	On the Effective Date, Intercompany Claims, if any, will be Reinstated in full. On and after the Effective Date, the Reorganized Debtor and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtor to satisfy its obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices.	Unimpaired	Deemed to Accept	N/A	100%

[4]	This figure excludes accrued and unpaid interest on the outstanding principal amount as of August 4, 2014, plus other unpaid fees and costs.

Class	Claims and Equity Interests	Treatment of Allowed Claims and Allowed Equity Interests	Status	Voting Rights	Estimated Allowed Amount[2]	Projected Recovery[3]
Class 6	Equity Interests

On the Effective Date, Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of Equity Interests shall not receive or retain any property under the Plan on account of such Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of Equity Interests (other than Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants) shall receive, in exchange for the surrender or cancellation of their Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of the Shareholder Equity Distribution and their Pro Rata share of the New Eagle Equity Warrants, each of which shall come from amounts which holders of Prepetition Credit Facility Claims would otherwise be entitled to under the Plan; provided, however, that, notwithstanding Article VII.B.9 of the Plan, the Debtor may, in consultation with the Majority Consenting Lenders, (i) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one (1) share of New Eagle Common Stock under Article III.D.6.(b) of the Plan with a distribution of one (1) share of New Eagle Common Stock or (ii) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under Article III.D.6.(b) of the Plan with a Cash payment equal to the value of such New Eagle Common Stock. Notwithstanding anything contained herein to the contrary, Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants shall not receive or retain any property under the Plan on account of such Amended Lender Warrants or Equity Interests.

			Impaired	Deemed to Reject	18,315,213 Outstanding Shares[5]	$21.9 million - $27.5 million

[5]	This amount is subject to increase based on the exercise of outstanding warrants to acquire approximately 852,000 additional shares.

III.      COMPANY BACKGROUND

A.	Eagle’s Business.

EBS, incorporated under the laws of the Republic of the Marshall Islands (the “Marshall Islands”) on March 23, 2005, is engaged primarily in the ocean transportation of a broad range of major and minor dry bulk cargoes, including iron ore, coal, grain, cement, and fertilizer, along worldwide shipping routes. As of the date hereof, EBS, through its sixty-three (63) wholly-owned subsidiaries, owns and operates a fleet of forty-five (45) vessels (each a “Vessel”),6 consisting of forty-three (43) Supramax Vessels and two (2) Handymax Vessels.7 Eagle owns one of the largest fleets of Supramax dry bulk vessels in the world and operates in over 418 ports of call located in over 88 countries.

Eagle’s Vessels are contracted (the industry term is “chartered”) by third-party customers to earn revenue through: (a) “time charters” – which are charters under which the shipowner is paid charter hire rate on a per day basis for a certain period of time and is responsible for providing the crew and paying operating costs, while the charterer is responsible for paying the voyage costs; (b) “voyage charters” – which are charters under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharge port and is responsible for paying both operating costs and voyage costs, while the charterer may be responsible for any delay at the loading or discharging ports; (c) “spot market charters” – which are charters for specific time periods at rates that fluctuate based on the spot market; and (d) “pool charters” – whereby the Vessels participate in a charter pool with other vessels managed by pool managers.

Eagle’s principal place of business is, and it conducts its business out of, its headquarters located in New York, New York. The principal function of Eagle’s New York headquarters is to (i) administer financial and accounting aspects of Eagle’s business and (ii) provide commercial operation and technical management services. Eagle also maintains a corporate office in Singapore, from which it provides commercial operations, technical management, and accounting services. Eagle’s dual-office structure provides a unique, global footprint that allows Eagle to monitor the global shipping market continuously. In addition, because of the seamless integration between the New York and Singapore offices, Eagle can, in real time, (i) react and respond to the needs of its charterers, (ii) interface with its suppliers and service providers, and (iii) assess and respond to any technical or commercial issues that may arise in the course of the operation of Eagle’s Vessels, regardless of where such Vessels may be located.

As of the date hereof, Eagle employed approximately sixty-five (65) office personnel, who manage Eagle’s financial, technical, commercial, operational, and administrative functions. The day-to-day technical management of Eagle’s fleet is provided either in-house, through Eagle Ship Management LLC, or by V Ships Management Ltd., an unaffiliated third party manager, which is one of the world’s largest providers of independent ship management and related services.

B.	Eagle’s Prepetition Capital Structure.

As of the date hereof, the substantial majority of Eagle’s liabilities – in excess of $1.2 billion – consisted of funded debt (i.e., not trade debt, derivative liability, or warrants) comprised of the Prepetition Credit Facility.

[6]	A corporate organizational chart is annexed as Exhibit B.

[7]	Supramax dry bulk vessels range in size from approximately 50,000 to 60,000 deadweight tons, while Handymax dry bulk vessels range in size from approximately 35,000 to 60,000 deadweight tons.

On June 20, 2012, EBS, as borrower, and the subsidiaries of EBS, as guarantors,8 entered into that certain Fourth Amended and Restated Credit Agreement (the “Prepetition Credit Agreement”) with The Royal Bank of Scotland plc (“RBS”), as original Agent and Security Trustee, and certain other lenders party thereto (collectively, the “Prepetition Credit Facility Lenders”). On June 6, 2014, Wilmington Trust (London) Limited (“Wilmington Trust”), RBS, EBS, the Non-Debtor Subsidiaries, and a majority of lenders under the Prepetition Credit Agreement executed a Successor Agent and Security Trustee Agreement providing for Wilmington Trust to become the successor Agent and successor Security Trustee for the Prepetition Credit Facility.

The Prepetition Credit Agreement amended EBS’ Third Amended and Restated Credit Agreement dated as of October 19, 2007 (as amended by an Amendatory Agreement dated as of July 3, 2008, a Second Amendatory Agreement dated as of December 17, 2008, a Third Amendatory Agreement dated as of August 4, 2009, a Fourth Amendatory Agreement dated as of August 4, 2010, a Sixth Amendatory and Commercial Framework Implementation Agreement dated as of September 26, 2011, and a Supplement to Sixth Amendatory and Commercial Framework Implementation Agreement dated as of December 31, 2011, the “Original Credit Facility”), to, among other things, (a) convert the $1,129,478,742 then outstanding under a revolving credit facility to term loans and (b) provide for a new revolving credit facility in the aggregate amount of $20,000,000 for Eagle’s working capital purposes. The Prepetition Credit Agreement also set the maturity date as December 31, 2015, and, subject to Eagle’s satisfaction of certain conditions, provided Eagle an option to further extend the maturity date by a further 18 months to June 30, 2017.9 Currently, the non-default rate of interest on borrowings under the Prepetition Credit Facility is LIBOR (as that term is defined in the Prepetition Credit Agreement) plus (i) the Cash Pay Margin (as that term is defined in the Prepetition Credit Agreement), which is currently 3.50%, (ii) the Capitalized Margin (as that term is defined in the Prepetition Credit Agreement), which is currently 2.50%, and (iii) the Mandatory Cost (as that term is defined in the Prepetition Credit Agreement), if any.

The obligations under the Prepetition Credit Facility are secured by (a) a valid first “preferred mortgage” within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended, on each of the Vessels owned by the forty-five (45) Vessel-Owning Subsidiaries,10 (b) substantially all of the personal property of EBS and each Non-Debtor Subsidiary, and (c) a pledge by EBS and Eagle Shipping International (USA) LLC (“ESI”) of their respective equity interests in the Non-Debtor Subsidiaries.  As of the date hereof, an aggregate amount of not less than $1,188,847,632 was outstanding under the Prepetition Credit Facility, comprised of (i) $1,129,478,742 in outstanding principal amount of term loans and (ii) $59,368,890 of PIK loans, plus accrued but unpaid interest, plus the costs and expenses payable under the Prepetition Finance Documents.11

[8]	Currently, all of the Non-Debtor Subsidiaries guarantee the Prepetition Credit Facility.

[9]

On August 4, 2010, a Fifth Amendatory Agreement in relation to the Original Credit Facility was entered into, but the amendments to the terms of the Original Credit Facility contemplated therein did not come into effect.

[10]

The “Vessel-Owning Subsidiaries” are: Avocet Shipping LLC; Bittern Shipping LLC; Canary Shipping LLC; Cardinal Shipping LLC; Condor Shipping LLC; Crane Shipping LLC; Crested Eagle Shipping LLC; Crowned Eagle Shipping LLC; Egret Shipping LLC; Falcon Shipping LLC; Gannet Shipping LLC; Golden Eagle Shipping LLC; Goldeneye Shipping LLC; Grebe Shipping LLC; Harrier Shipping LLC; Hawk Shipping LLC; Ibis Shipping LLC; Imperial Eagle Shipping LLC; Jaeger Shipping LLC; Jay Shipping LLC; Kestrel Shipping LLC; Kingfisher Shipping LLC; Kite Shipping LLC; Kittiwake Shipping LLC; Martin Shipping LLC; Merlin Shipping LLC; Nighthawk Shipping LLC; Oriole Shipping LLC; Osprey Shipping LLC; Owl Shipping LLC; Peregrine Shipping LLC; Petrel Shipping LLC; Puffin Shipping LLC; Redwing Shipping LLC; Roadrunner Shipping LLC; Sandpiper Shipping LLC; Shrike Shipping LLC; Skua Shipping LLC; Sparrow Shipping LLC; Stellar Eagle Shipping LLC; Tern Shipping LLC; Thrasher Shipping LLC; Thrush Shipping LLC; Woodstar Shipping LLC; and Wren Shipping LLC.

[11]	As of the Petition Date, Eagle had not drawn on, and thus no amount was outstanding in respect of, the revolving loans under the Prepetition Credit Agreement.

In connection with the Prepetition Credit Agreement, EBS entered into a Warrant Agreement, dated June 20, 2012, pursuant to which EBS issued to the lenders under the Prepetition Credit agreement warrants (the “Lender Warrants”) convertible on a cashless basis into shares of EBS’ common stock, par value $0.01, equal to an aggregate of 19.99% of EBS’ outstanding common stock on June 20, 2012 at an exercise price of $0.01 per share of common stock. One-third of the Lender Warrants were exercisable immediately on the issue date thereof, the next third of the Lender Warrants were exercisable when the price of EBS’ common stock reached $10.00 per share (subject to certain customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock) or certain other events occurred (the “Trigger Price B Warrants”), and the last third of the Lender Warrants were exercisable when the price of EBS’ common stock reached $12.00 per share (subject to the aforementioned adjustments) or certain other events occurred (the “Trigger Price C Warrants”). Unexercised Lender Warrants will expire on June 20, 2022.

As discussed in further detail below, on July 2, 2014, EBS and certain of the lenders under the Prepetition Credit Agreement entered into the Warrant Agreement Amendment (as defined herein), which, among other things, eliminated the conditions restricting the exercise of the Trigger Price B Warrants and the Trigger Price C Warrants held by lenders under the Prepetition Credit Agreement.

C.	Eagle’s Equity Holders.

As of the date hereof, EBS had authorized 100,000,000 shares of its common stock, of which approximately 18,315,21312 shares were issued and outstanding.

IV.     EVENTS LEADING TO THE
COMMENCEMENT OF THE CHAPTER 11 CASE

A.	The International Dry Bulk Shipping Market.

The dry bulk shipping industry is cyclical with high volatility in charter hire rates and profitability. Charter rates for dry bulk vessels have declined significantly since 2008. The Baltic Dry Index (the “BDI”), a daily index that tracks 20 key shipping routes published by the Baltic Exchange, which has long been viewed as the main benchmark to monitor the movements of the dry bulk vessel charter market and the performance of the entire dry bulk shipping market, declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and has remained volatile since then. The BDI recorded a record low of 647 in 2012, and reached highs and lows of 2,337 and 698, respectively, in 2013. During 2014, the BDI reached its year-to-date high of 2,113 in the first quarter, and a low of 723 on July 22, 2014.

[12]	This amount is subject to increase based on the exercise of outstanding warrants to acquire approximately 852,000 additional shares.

Eagle’s results of operations depend primarily on the charter hire rates that they are able to realize. Fluctuations in charter rates result from changes in the supply of and demand for vessel capacity and changes in the supply of and demand for the major commodities carried by water internationally.

Factors that may influence the demand for dry bulk vessel capacity include: (a) supply of and demand for energy resources, commodities and industrial products; (b) changes in the exploration or production of energy resources, commodities, consumer and industrial products; (c) the location of regional and global exploration, production and manufacturing facilities; (d) the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products; (e) the globalization of production and manufacturing; (f) global and regional economic and political conditions, including armed conflicts and terrorist activities; embargoes and strikes; (g) developments in international trade; (f) changes in seaborne and other transportation patterns, including the distance cargo is transported by sea; (g) environmental and other regulatory developments; (h) currency exchange rates; and (i) weather.

Factors that influence the supply for dry bulk vessel capacity include: (a) the number of newbuilding deliveries; (b) port and canal congestion; (c) rate of vessel disposals, known as “scrapping,” as they reach the end of their useful life; (d) vessel casualties; and (e) the number of vessels that are out of service, namely those that are laid-up, drydocked, awaiting repairs, or otherwise not available for hire.

B.	Industry Instability in 2012 Led to Prepetition Credit Facility Amendments.

In 2012, faced with reduced dry bulk charter rates, Eagle determined and disclosed in its Annual Report on Form 10-K for the year ended December 31, 2011, dated as of March 15, 2012, that it would not be able to meet certain covenant requirements under its Original Credit Facility commencing in January 2013. To that end, in June 2012, Eagle negotiated amendments and waivers with its lenders to obtain relief under its Original Credit Facility. As reflected in the Prepetition Credit Agreement, these amendments, among other things:

●

permanently waived any purported defaults or events of defaults that were the subject of a temporary waiver in connection with the Original Credit Facility, including any alleged events of default arising from any purported breach of the minimum adjusted net worth covenant that occurred as a result of any failure to maintain the required adjusted net worth;

●	converted the $1,129,478,741 outstanding under the revolving credit facility into a term loan;

●

set the maturity date as December 31, 2015, and, subject to EBS’ satisfaction of certain conditions, including a collateral coverage ratio at December 31, 2015 of less than 80%, provided EBS an option to further extend the maturity date by an additional 18 months to June 30, 2017 (the “Termination Date”);

●

required no mandatory repayments of principal until the Termination Date, other than a quarterly sweep of cash on hand in excess of $20,000,000 and upon the sale of vessels, additional financings or future equity raises by EBS;

●

provided that all amounts outstanding under the term loan would bear interest at LIBOR plus a margin that included a PIK component, and that the initial cash margin of 3.50% and PIK margin of 2.50% could be reduced on the basis of reduced leverage and proceeds from future equity raises by EBS; and

●

provided for a new liquidity facility in the aggregate amount of $20,000,000, which permits the purchase or sale of vessels within certain parameters, permits the management of third party vessels, and provides that all capitalized interest would be evidenced in the form of PIK loans, which would mature on the Termination Date.

In addition, the Prepetition Credit Agreement replaced the previously existing financial covenants and substituted them with new covenants, which require EBS to, among other things:

●

maintain a maximum leverage ratio of the term loan indebtedness, excluding the PIK loans, to EBITDA (as defined in the Prepetition Credit Agreement) on a trailing four quarter basis, commencing in the quarterly period ending September 30, 2013, of 13.9:1, declining in intervals to 7.3:1 for the quarterly period ending December 31, 2015 and, should the Termination Date be extended under EBS’ option, further declining in intervals to 6.2:1 for the quarterly period ending March 31, 2017;

●

maintain a minimum interest coverage ratio of EBITDA to cash interest expenses on a trailing four quarter basis, expressed as a percentage, commencing in the quarterly period ending June 30, 2013, of 130%, escalating in intervals to 220% for the quarterly period ending December 31, 2015 and, should the Termination Date be extended, further escalating in intervals to 230% for the quarterly period ending March 31, 2017;

●

maintain free cash with the Prepetition Credit Facility Agent in one or more accounts in an amount equal to $500,000 per vessel owned directly or indirectly by EBS, provided that the unutilized amount of the liquidity facility shall be deemed to constitute free cash for these purposes; and

●

maintain a maximum collateral coverage ratio, commencing in the quarterly period ending September 30, 2014, of 100% of the term loan indebtedness and any related swap exposure, declining in intervals to 80% for the quarterly period ending December 31, 2015 and, should the Termination Date be extended, further declining in intervals to 70% for the quarterly period ending March 31, 2017.

C.	2013’s Events Set Stage for the Present 2014 Financial Restructuring.

As discussed above, the Prepetition Credit Agreement contains financial covenants that were implemented in 2013 and became increasingly tighter with each progressive quarter. Such covenants are primarily driven off a trailing twelve month EBITDA calculation, which, in turn, is primarily based on charter hire rates. In order to remain in compliance with the covenants, charter hire rates, the primary driver of Eagle’s EBITDA, must increase over time.

The charter hire rates, which were driven down during the recession, remained relatively low in 2013. To that end, in its Annual Report on Form 10-K for the year ended December 31, 2012, dated as of April 1, 2013, Eagle disclosed that (i) if the charter hire rates did not improve for the remainder of 2013 and in the first quarter of 2014, EBS would not be in compliance with the maximum leverage ratio and the minimum interest coverage ratio covenants under the Prepetition Credit Agreement at or after March 31, 2014, and (ii) if charter rates deteriorated significantly or if Eagle was unable to achieve certain cost cutting measures, Eagle may not be in compliance with the maximum leverage ratio or the minimum interest coverage ratio covenants in 2013.

Moreover, by way of background, on January 25, 2011, Korea Line Corporation (“KLC”), one of Eagle’s charterers, had filed for protective receivership in Seoul, South Korea. Thereafter, Eagle took back the employment of all affected chartered vessels and re-chartered them out on the spot and short-term time charter markets, pursuant to terms approved by the Korean court. In connection with the receivership, 538,751 common shares of KLC stock were issued to Eagle in the second quarter of 2013.

The KLC stock is designated as available for sale and is reported at fair value, with unrealized gains and losses recorded in shareholders’ equity as a component of accumulated other comprehensive income. During the third and fourth quarters of 2013, the value of the KLC stock declined. The resulting change in the fair value of the KLC investment was considered as other than temporary, and therefore Eagle recorded an impairment loss of $7.3 million and $8.2 million on Eagle’s shares of KLC in the third and fourth quarters of 2013, respectively. To that end, in its Quarterly Report on Form 10-Q for the period ended June 30, 2013, dated as of August 12, 2013, Eagle disclosed that, if Eagle realized losses on its KLC available for sale investment, Eagle may not be in compliance with the maximum leverage ratio covenant in 2013. In addition, in its Quarterly Report on Form 10-Q for the period ended September 30, 2013, dated as of November 14, 2013, Eagle disclosed that, if Eagle realized additional losses on its KLC investment, Eagle would not be in compliance with the maximum leverage ratio covenant in the fourth quarter of 2013.

Despite relatively low charter hire rates in 2013, Eagle met all of its covenants in 2013, other than the maximum leverage ratio at December 31, 2013. That ratio was exceeded primarily due to a recognized loss of $8.2 million on Eagle’s shares of KLC during the fourth quarter. Eagle also believed that it would fail to meet both the maximum leverage ratio covenant and the minimum interest coverage ratio covenant at their respective compliance measurement dates beginning on March 31, 2014 and continuing throughout each measurement date in 2014.

D.	Prepetition Restructuring Initiatives.

In light of looming potential defaults under the Prepetition Credit Agreement, in December 2013, Eagle retained Milbank, Tweed, Hadley & McCloy LLP as its restructuring counsel and Moelis & Company LLC (“Moelis”) as its financial advisor and investment banker to advise Eagle on a potential restructuring. Shortly thereafter, an ad hoc group of holders of loans under the Prepetition Credit Facility (the “Ad Hoc Group”) was formed in connection with a potential restructuring of Eagle’s capital structure. The Ad Hoc Group hired Paul, Weiss, Rifkind, Wharton & Garrison LLP as its counsel and Houlihan Lokey Capital, Inc. as its financial advisor.

In January and February 2014, Eagle and its financial advisors considered and explored various alternatives to the proposed restructuring, including refinancing the obligations under the Prepetition Credit Agreement.  To that end, Eagle and its advisors identified and approached 19 prominent potential investors to gauge interest in investment and/or refinancing opportunities. While most of those approached indicated that they were not interested in proceeding, four of the prospective investors indicated preliminary interest and executed non-disclosure agreements in order to receive detailed, non-public information via a data room.  Only one of these prospective investors submitted a preliminary, non-binding indication of interest, which attributed zero value to Eagle’s equity capital and was subject to financing and due diligence conditions. This investor ultimately notified Eagle that it was no longer interested in pursuing a transaction.

In light of the foregoing, Eagle acknowledged that the only viable path forward involved a standalone restructuring with the lenders under the Prepetition Credit Agreement. Consequently, on February 27, 2014, Eagle delivered to the Ad Hoc Group’s advisors an initial term sheet for a proposed restructuring of the obligations outstanding under the Prepetition Credit Agreement.

To facilitate negotiations of the terms of the proposed restructuring, on March 19, 2014, Eagle and certain members of the Ad Hoc Group, representing a majority of lenders under the Prepetition Credit Agreement, entered into that certain Waiver and Forbearance Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Waiver and Forbearance Agreement”). Pursuant to the Waiver and Forbearance Agreement, the lenders agreed, subject to Eagle’s compliance with the terms, conditions, and milestones set forth in the Waiver and Forbearance Agreement, to waive certain potential Events of Default arising under the Prepetition Credit Agreement due to the failure to (i) supply the agent with a consolidated balance sheet and related consolidated statements of income, equity, and cash flows within 90 days of the end of each financial year that does not include a “going concern” qualification or any qualification or exception as to the scope of the audit performed by PricewaterhouseCoopers or another independent certified public accountant, (ii) meet the maximum leverage ratio covenant as of December 31, 2013 and each quarter thereafter, and (iii) meet the minimum interest coverage ratio covenant as of March 31, 2014 and each quarter thereafter. The Waiver and Forbearance Agreement required, among other things, Eagle and the majority of lenders under the Credit Agreement to agree on terms of a restructuring of the obligations outstanding under the Prepetition Credit Agreement and execute a binding restructuring support agreement or similar agreement documenting such agreed-upon terms on or before April 15, 2014 (“RSA Milestone”).

Shortly thereafter, the members of the Ad Hoc Group entered into non-disclosure agreements with Eagle to facilitate negotiating a consensual restructuring. In connection with such negotiations, Eagle entered into several amendments to the Waiver and Forbearance Agreement, each of which provided for further extensions of the RSA Milestone, subject to Eagle’s compliance with the various terms and conditions of the Waiver and Forbearance Agreement, as amended.   On June 5, 2014, Eagle entered into Amendment No. 5 to the Waiver and Forbearance Agreement with certain members of the Ad Hoc Group (“Amendment No. 5”). As consideration for the lenders’ agreement to enter into Amendment No. 5 and extend the RSA Milestone to June 27, 2014, Eagle agreed to pay each lender that executed Amendment No. 5 a one-time forbearance fee of 50 basis points on the principal amount of the loans under the Prepetition Credit Agreement held by such lender (the “Forbearance Fee”), the payment of which was deferred pursuant to the terms of Amendment No. 5. Furthermore, Amendment No. 5 provided that, upon the request of the Debtor or the majority holders of the Lender Warrants, the Debtor and certain Prepetition Lenders would enter into the Warrant Agreement Amendment, and, in exchange, each of the Prepetition Lenders party thereto would be deemed to have forfeited its pro rata portion of the Forbearance Fee upon the consummation of the Warrant Agreement Amendment.

Thereafter, the dry bulk market continued to worsen. Given its cash position, EBS determined that it would be prudent not to make a scheduled interest payment of approximately $10.7 million (the “Interest Payment”) under the Prepetition Credit Agreement due on June 30, 2014. Accordingly, and in furtherance of the restructuring discussions, on June 27, 2014, Eagle and certain members of the Ad Hoc Group entered into Amendment No. 6 to the Waiver and Forbearance Agreement (“Amendment No. 6”), whereby the lenders agreed, among other things, to (i) forbear from exercising, and from instructing or directing the Prepetition Credit Facility Agent to exercise, any rights or remedies with respect to the Interest Payment until the termination of the forbearance period afforded by the Waiver and Forbearance Agreement and (ii) extend the RSA Milestone to July 15, 2014. Pursuant to Amendment No. 6, Eagle agreed that, in the event it failed to make the Interest Payment, default interest would accrue on such amount in accordance with Section 8.3(a) of the Prepetition Credit Agreement. Amendment No. 6 also provided that any restructuring support agreement subsequently entered into by Eagle and certain Prepetition Lenders would provide for continuation of the forbearance set forth in Amendment No. 6 until the occurrence of a termination event or event of default thereunder.

On July 2, 2014, as contemplated by Amendment No. 5, EBS and certain of the lenders under the Prepetition Credit Agreement entered into Amendment No. 1 to Warrant Agreement (the “Warrant Agreement Amendment”). The Warrant Agreement Amendment eliminated the conditions restricting the exercise of the Trigger Price B Warrants and the Trigger Price C Warrants held by the Prepetition Lenders (collectively, the “Amended Lender Warrants”), including the minimum share price conditions, such that all Amended Lender Warrants were immediately exercisable. The Warrant Agreement Amendment also included a prohibition on the trade or transfer by any such lender of its Amended Lender Warrants, or shares of common stock received upon exercise thereof, except in connection with a transfer of such lender’s loans under the Prepetition Credit Agreement, for so long as the Waiver and Forbearance Agreement is in effect. Contemporaneously with the execution of the Warrant Agreement Amendment, each lender party to the Waiver and Forbearance Agreement forfeited its pro rata portion of the Forbearance Fee.

In order to finalize a consensual restructuring framework, on July 15, 2014, Eagle and certain members of the Ad Hoc Group entered into a final amendment to the Waiver and Forbearance Agreement that would expire on August 5, 2014 unless the parties agreed on terms of a restructuring of the obligations outstanding under the Prepetition Credit Agreement and executed a binding restructuring support agreement or similar agreement documenting such agreed-upon terms.

E.	The Restructuring Support Agreement.

On August 6, 2014, after months of intensive negotiations, Eagle and a majority of holders of loans under the Prepetition Credit Facility, who hold substantially in excess of two-thirds of the principal amounts outstanding thereunder, entered into the Restructuring Support Agreement.

The Restructuring Support Agreement bound the Consenting Lenders to support a restructuring, to be consummated through a prepackaged chapter 11 plan of reorganization, which would substantially reduce Eagle’s debt burden and solidify Eagle’s long-term growth and operating performance. Specifically, the parties agreed to support the Plan that embodied the terms set forth in a term sheet annexed to the Restructuring Support Agreement. These terms provided for the following:

●	The Prepetition Credit Facility Lenders will receive 99.5% of the New Eagle Common Stock (subject to dilution) and the Prepetition Credit Facility Cash Distribution.

●	Unimpairment of all General Unsecured Claims under section 1124 of the Bankruptcy Code.

●

Equity Interests will be cancelled as of the Effective Date and holders of such Equity Interests will receive the Shareholder Equity Distribution, representing 0.5% of the New Eagle Common Stock (or, if applicable, the Shareholder Cash Distribution), and the New Eagle Equity Warrants, representing 7.5% of the New Eagle Common Stock (each, subject to dilution), which are being provided to holders of Equity Interests in exchange for the surrender or cancellation of their Equity Interests and for the releases by such holders of the Released Parties. This value is being provided to holders of Equity Interests solely from amounts that would otherwise be distributable to the Prepetition Credit Facility Lenders.

●

Establishment of a Management Incentive Program that provides senior management and certain other employees with 2.0% of the shares of the New Eagle Common Stock and two tiers of stock options with staggered strike prices based on increasing equity values (each, on a fully diluted basis). Pursuant to the Management Incentive Program, no less than 2.5% of the shares of New Eagle Common Stock (on a fully diluted basis), subject to upward adjustment as may be agreed by the Debtor and the Majority Consenting Lenders prior to the Effective Date, will also be reserved for future issuances by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor at the direction of the New Board.

●	Entry into the Exit Financing Facility, the proceeds of which will be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) following the payment, or reserving for the payment, of each the foregoing, such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments).

After good faith negotiations, the parties to the Restructuring Support Agreement agreed to embody these terms in definitive documentation, including the Plan, the Disclosure Statement, and the solicitation procedures. Subject to the terms and conditions of the Restructuring Support Agreement, the Consenting Lenders are obligated to the support the Plan and other elements of the Chapter 11 Case.

Under the Restructuring Support Agreement, Eagle is obligated to comply with the following milestones, unless agreed otherwise with the requisite number of Consenting Lenders:

●	on or before August 6, 2014, the Debtor shall commence a solicitation of the Prepetition Credit Facility Lenders seeking the approval and acceptance of the Plan;

●

on or before August 6, 2014, EBS shall receive the approval and acceptance of the Plan by Prepetition Credit Facility Lenders collectively constituting at least 50% of the Prepetition Credit Facility Lenders and holding not less than 66 2/3% of the total loans outstanding under the Prepetition Credit Agreement as of such date (the “Lender Class Acceptance”);

●	upon the occurrence of the Lender Class Acceptance, EBS shall commence the Chapter 11 Case on or before August 6, 2014;

●

no later than the Petition Date, EBS shall file with the Court the Plan, the Disclosure Statement, a motion seeking approval of the DIP Facility, and a motion seeking a joint hearing to consider the adequacy of the Disclosure Statement, approval of EBS’ prepetition solicitation of the Prepetition Credit Facility Lenders, and confirmation of the Plan (the “Joint Disclosure Statement and Plan Confirmation Hearing”);

●	no later than 5 business days after the Petition Date, the Court shall enter a final order scheduling the Joint Disclosure Statement and Plan Confirmation Hearing;

●

no later than 5 business days after the Petition Date, the Court shall enter the Interim DIP Order in the form annexed to the Restructuring Support Agreement or in such other form as is reasonably acceptable to EBS and the Majority Consenting Lenders;

●	no later than 37 days after the Petition Date, the Court shall enter the Final DIP Order in a form reasonably acceptable to EBS and the Majority Consenting Lenders;

●	no later than 37 days after the Petition Date, the Court shall commence the Joint Disclosure Statement and Plan Confirmation Hearing;

●

no later than 45 days after the Petition Date, the Court shall enter an order (1) approving the adequacy of the Disclosure Statement and the Debtor’s prepetition solicitation of the Prepetition Credit Facility Lenders and (2) confirming the Plan; and

●	no later than 60 days after the Petition Date, the Effective Date shall occur.

Notably, in addition to other customary termination rights, Eagle, the Debtor’s board of directors, and/or Eagle’s officers may terminate the Restructuring Support Agreement in order to comply with their fiduciary obligations – otherwise known as a “fiduciary out.” Importantly, although the Debtor cannot solicit alternative proposals, it may respond to any proposed or offer for an Alternative Transaction (as defined in the Restructuring Support Agreement) to the extent that the board of directors determines in good faith, and consistent with its fiduciary duties, that such a response is necessary, without breaching or terminating the Restructuring Support Agreement, provided that Eagle must promptly provide copies of all such documentation and materials received by Eagle concerning such an Alternative Transaction to the advisors to the Consenting Lenders. If the Restructuring Support Agreement is terminated (other than pursuant to a breach by a Consenting Lender or consummation of the Plan), each Consenting Lender would receive a termination fee of 3.0% of the total outstanding principal amount of Loans (as defined in the Prepetition Credit Agreement) owed to such Consenting Lender (the “RSA Fee”), which, at the Debtor’s option, may be paid in cash or in additional “PIK Loans” under the Prepetition Credit Agreement; provided, that if the Restructuring Support Agreement is terminated by virtue of the Debtor’s entry into and consummation of an Alternative Transaction, then the Consenting Lenders would receive the RSA Fee in cash upon the substantial consummation of such Alternative Transaction.

Given the overwhelming consensus among lenders as set forth in the Restructuring Support Agreement, EBS believes it will emerge from chapter 11 expeditiously, and with an optimized balance sheet that will allow the Reorganized Debtor to succeed in a competitive industry. This outcome would be in the best interests of the Debtor and its stakeholders.

V.     THE ANTICIPATED CHAPTER 11 CASE

Under the terms of the Restructuring Support Agreement and the milestones set forth therein, the Debtor anticipates filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code on or before August 6, 2014.

The filing of a petition will commence the Chapter 11 Case. At that time, all actions and proceedings against the Debtor and all acts to obtain property from the Debtor will be stayed under section 362 of the Bankruptcy Code. The Debtor will continue to operate its business and manage its property as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtor expects to proceed expeditiously through the Chapter 11 Case. To facilitate the Chapter 11 Case and to minimize disruption to its operations, the Debtor will file motions seeking from the Court, among other relief, the relief detailed below. These requests will include, but are not limited to, orders permitting the Debtor to pay employee obligations, pay allowed unsecured claims in the ordinary course of business, and to maintain its cash management system, including authorizing Eagle to transfer funds among the Debtor and the Non-Debtor Subsidiaries, consistent with Eagle’s customary practices, for the purpose of satisfying or paying Eagle’s ordinary course operating expenses. Such relief, if granted, will assist in the administration of the Chapter 11 Case. There can be no assurance, however, that the Court will grant any or all of the relief sought.

Commencing the Chapter 11 Case will enable EBS to implement a financial restructuring with little to no disruption of Eagle’s global dry bulk shipping business. The Debtor believes that the transactions contemplated by the Plan will deleverage its balance sheet, improve go-forward liquidity, and position Eagle for flexibility and future growth in the industry.

A.	Expected Timetable of the Chapter 11 Case.

Pursuant to the Restructuring Support Agreement and the DIP Facility (as defined herein), the Debtor is required to proceed expeditiously through chapter 11, obtain confirmation of the Plan within 45 days of the Petition Date, and consummate the Plan within 60 days of the Petition Date.

While the Debtor will request that the Court approve the timetable set forth in the Solicitation Procedures Motion (as defined herein) on the Petition Date, no assurances can be made that such relief will be granted. The failure to meet the milestones and deadlines set forth in the Restructuring Support Agreement or the DIP Facility could derail the orderly restructuring of the Debtor’s significant financial obligations.

B.	Significant First Day Motions and Retention of Professionals.

On the Petition Date, the Debtor intends to file several motions requesting that the Court enter orders authorizing the Debtor to continue operating its business in the ordinary course (the “First Day Motions”). These First Day Motions are designed to facilitate a smooth transition into chapter 11 and ease the strain on Eagle’s business as a consequence of the filing of the Chapter 11 Case. There is no guarantee that the Court will grant any or all of the requested relief. The following summary highlights certain of the First Day Motions that are presently expected to be filed.

1.	Approval of Solicitation Procedures and Scheduling of Confirmation Hearing.

The Debtor will be seeking confirmation of the Plan and emergence from chapter 11 as soon as possible. To that end, the Debtor intends to file a motion (the “Solicitation Procedures Motion”) on the Petition Date requesting that the Court set a date and time for the Combined Hearing to, among other things: (a) approve the adequacy of the Disclosure Statement, (b) approve retroactively the procedures for the solicitation of the votes on the Plan, and (c) confirm the Plan. The Debtor will seek the earliest possible date permitted by the applicable rules and the Court’s calendar for such Combined Hearing.

In general, a debtor’s Schedules of Assets and Liabilities and Statement of Financial Affairs (the “Schedules and Statements”) permit parties in interest to understand and assess a debtor’s assets and liabilities and, thereafter, negotiate and confirm a plan of reorganization. When, as in the case of the Debtor, the debtor has already negotiated a prepackaged plan of reorganization that lacks any need for proofs of claim to be filed, the Schedules and Statements will also lack the central benefit of assisting creditors with determining whether they should filed a proof of claim. As such, requiring the Schedules and Statements to be filed notwithstanding confirmation of the Plan would only impose an additional administrative burden on and expense to the Debtor’s estates, without any corresponding benefit to parties in interest. To that end, as part of the Solicitation Procedures Motion, the Debtor expects to seek entry of an order (i) extending the deadlines to file Schedules and SOFAs by ninety (90) days and (ii) permanently waiving the requirement to file Schedules and SOFAs if the Plan is confirmed before such extension expires.

2.	DIP/Cash Collateral.

Following arms’ length negotiations with the Debtor, certain of the Consenting Lenders agreed to provide a senior secured superpriority debtor-in-possession term loan facility in an aggregate principal amount of up to $50 million (the “DIP Facility”), which will contain terms and conditions as are customary for a debtor-in-possession financing facility, provided that $25 million of the DIP Facility will be made available to the Debtor as a delayed draw occurring after the entry of an order approving the DIP Facility on a final basis if Eagle’s cash balance level falls below $15 million. The Debtor will be the borrower under the DIP Facility, which will be guaranteed by each of the Non-Debtor Subsidiaries. Subject to approval by the Court, the proceeds of the DIP Facility will be used, among other things, for working capital and general corporate purposes, to provide liquidity to the Non-Debtor Subsidiaries, and to fund the administration costs incurred in connection with the Chapter 11 Case, in accordance with the terms of the DIP Orders and a debtor-in-possession credit and guaranty agreement (the “DIP Credit Agreement”) and subject to a budget. Under the DIP Facility, the Debtor is required to, among other things, obtain entry of the Interim DIP Order within 5 business days of the Petition Date, obtain entry of the Final DIP Order within 37 days of the Petition Date, obtain entry of the Confirmation Order within 45 days of the Petition Date, and consummate the Plan within 60 days of the Petition Date. Moreover, under the DIP Facility, the Court must commence the Joint Disclosure Statement and Plan Confirmation Hearing within 37 days of the Petition Date.

The Debtor intends to file a motion on the Petition Date seeking entry of two orders (collectively, the “DIP Orders”), approving, on an interim basis and a final basis, respectively, (i) the Debtor’s entry into the DIP Facility and (ii) the Debtor’s use of the cash collateral of the Prepetition Credit Facility Lenders during the pendency of the Chapter 11 Case. In addition, by this motion, the Debtor will seek approval of certain superpriority liens and claims to be granted to the DIP Agent pursuant to the DIP Orders, as well as certain adequate protection liens and claims for the benefit of the Prepetition Credit Facility Lenders, whose prepetition liens will be “primed” by those granted to the DIP Agent in connection with the DIP Facility. The motion will also seek the scheduling of a hearing to consider approval of the DIP Facility on a final basis.

3.	Stabilizing Operations.

Recognizing that any interruption of Eagle’s business, even for a short period, could negatively impact customer and vendor relationships and Eagle’s goodwill, revenue, and profits, which would be detrimental to the value of the Debtor’s estate, the Debtor intends to file certain First Day Motions to ensure stabilization of its operations. These First Day Motions are identified below. Although the Non-Debtor Subsidiaries are not presently contemplated to be debtors in the Chapter 11 Case, out of an abundance of caution, the Debtor will request entry of orders authorizing the Debtor to pay directly, or indirectly through its Non-Debtor Subsidiaries, as applicable, specific unpaid obligations of the Non-Debtor Subsidiaries related to the operation of Eagle’s business that arose prior to the Petition Date, subject to the Aggregate Non-Debtor Subsidiary Cap (as defined herein).

(a)	Cash Management System.

Eagle maintains a centralized cash management system designed to collect, track, aggregate, and disburse cash on a daily basis between the Debtor and the Non-Debtor Subsidiaries. To facilitate a smooth transition into the Chapter 11 Case, the Debtor intends to seek authority to continue using its existing cash management system, bank accounts, and business forms and to continue intercompany transactions. In connection with this relief, the Debtor will also seek authority to make transfers to, or on behalf of, the Non-Debtor Subsidiaries in order to satisfy operating expenses. As part of that request, the Debtor will agree that its aggregate transfers to, or on behalf of, the Non-Debtor Subsidiaries during the period between the Petition Date and September 12, 2014 shall not exceed $23.1 million absent further order of the Court (the “Aggregate Non-Debtor Subsidiary Cap”).

(b)	Wages Motion.

Eagle’s ability to manage its international shipping business requires the continued focus and commitment of its employees, crew members, and independent contractors. These individuals rely on their compensation and benefits to pay their daily living expenses, absent which they would be exposed to significant financial difficulties. Although none of these individuals is employed by the Debtor, the Debtor will need the sole focus of Eagle’s employees, crew members, and independent contractors during the Chapter 11 Case and cannot afford for these individuals to be distracted by unnecessary concern over the payment of their wages and other benefits in the ordinary course of operations. Accordingly, the Debtor intends to seek authority to (a) pay all prepetition wages, salaries, and other compensation to Eagle’s employees, crew members, and independent contractors; (b) continue all benefit programs and policies, consistent with the ordinary course of business and past practices, on a postpetition basis, whether arising before or after the Petition Date; and (c) alter, modify, or discontinue employee benefit programs as the Debtor deems necessary.

(c)	Trade Motion.

In the ordinary course of its business, Eagle relies on a variety of vendors and service providers (many of which are not located in the United States). Although the Debtor expects to pay all of its obligations in full pursuant to the Plan, some of Eagle’s vendors and service providers may nonetheless seek to terminate their relationship with the Eagle or alter payment terms, to the detriment of Eagle as a whole, in the event that Eagle fails to timely honor outstanding obligations as they become due. To avoid the potentially detrimental effects of any such party’s efforts to terminate its relationship with Eagle and to ensure uninterrupted operations and a seamless transition through the Chapter 11 Case, the Debtor intends to seek authority to pay directly, or indirectly through its Non-Debtor Subsidiaries, in the ordinary course of business, the amounts owed to Eagle’s vendors and service providers.

(d)	Automatic Stay.

Given the global nature of Eagle’s shipping business, it regularly transacts with vendors and suppliers of goods and services located outside the United States. These foreign creditors and counterparties are not likely to be familiar with the Bankruptcy Code, particularly with respect to the various protections it affords to chapter 11 debtors, including the automatic stay. As such, the Debtor believes there is risk that certain foreign creditors and counterparties will not adhere to, or respect, the automatic stay or the orders of a court in the United States. Any such act by a foreign creditor or counterparty in contravention of the Bankruptcy Code could cause a severe disruption to Eagle’s ability to operate its businesses, which depends on the ability to travel without hindrance or delay through international waters and transact in hundreds of foreign ports of call. Accordingly, the Debtor intends to seek entry of an order enforcing and restating the automatic stay and ipso facto provisions of the Bankruptcy Code.

In addition, in order to alleviate confusion that may arise concerning the Non-Debtor Subsidiaries, the Debtor intends to seek approval from the Court of a form of notice to the Non-Debtor Subsidiaries’ customers, suppliers, and other stakeholders confirming that (i) the Non-Debtor Subsidiaries are not debtors in the Chapter 11 Case and (ii) any third party’s business conducted with a Non-Debtor Subsidiary will not be impacted by the commencement of the Chapter 11 Case.

(e)	Taxes.

Although the Debtor expects to pay all taxes and regulatory obligations in full pursuant to the Plan, in order to minimize the potential disruption to Eagle’s business during the Chapter 11 Case, the Debtor intends to seek authority to pay directly, or indirectly through the Non-Debtor Subsidiaries, Eagle’s fees and other similar charges and assessments, as well as certain taxes, whether arising prior, or subsequent, to the Petition Date, to the appropriate taxing, licensing, and other governmental authorities.

(f)	Utilities.

Eagle incurs utility expenses for electricity, telephone, and other essential services in the ordinary course of its business at its global headquarters located in New York, New York, and its office in Singapore. These utility services generally are procured on behalf of Eagle by, and are the direct obligations of and paid by, ESI. Accordingly, the Debtor is not aware of (i) any utility service providers with which the Debtor directly transacts or which provide utility service directly to the Debtor or (ii) any utility costs relating to the prepetition period that are the direct obligations of the Debtor. Nevertheless, out of an abundance of caution, the Debtor intends to seek approval of adequate assurance procedures in the event that any utility provider makes a demand for adequate assurance or otherwise threatens to alter, refuse, or discontinue utility service to the Debtor

(g)	Insurance.

In connection with the operation of its business, Eagle maintains comprehensive insurance programs that include a variety of policies through several different insurance carriers. The insurance programs are essential to preserve Eagle’s business operations, property, and assets. Moreover, Eagle is required to maintain the various insurance programs by various regulations, laws, loan agreements, and contracts that govern Eagle’s maritime and commercial activity. In the event any obligations arising under the insurance programs may be attributed to prepetition insurance coverage, the Debtor believes that payment of the obligations is necessary to ensure continued coverage. Similarly, continued payment of such obligations as they come due in the ordinary course of business is necessary in order to maintain relationships with Eagle’s insurance carriers and ensure the continued availability and pricing of insurance coverage. Accordingly, the Debtor intends to seek authority to pay directly, or indirectly through the Non-Debtor Subsidiaries, any obligations on account of insurance programs, including premiums, deductibles, taxes, and fees, whether arising prior or subsequent to the Petition Date.

4.	Operational Initiatives Regarding Executory Contracts.

The Debtor will continue to review all of its unexpired leases and executory contracts following the commencement of the Chapter 11 Case and may seek rejection of leases and contracts, in accordance with the procedures described in the Plan, that the Debtor determines no longer provides benefits to its estate. Nevertheless, subject to certain amendments that are reasonably satisfactory to the Debtor and the Majority Consenting Lenders, the Delphin Management Agreement shall be assumed as of the Effective Date.

5.	Procedural Motions and Professional Retention Applications.

Eagle intends to file several procedural motions that are standard in chapter 11 cases of similar size and complexity, as well as applications to retain the various professionals who will be assisting Eagle during the Chapter 11 Case.

C.	Value of the New Eagle Equity Warrants.

As set forth herein, the Plan provides for holders of Equity Interests to receive the New Eagle Equity Warrants for 7.5% of the New Eagle Common Stock. Using the Black-Scholes model, the New Eagle Equity Warrants are valued, in the aggregate, between approximately $19 million and $24 million, pre dilution for the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options. Black-Scholes inputs include: (a) warrant term of 7 years; (b) volatility of 50%; (c) current equity value of $625 million to $725 million; and (d) strike price reflecting a total implied equity value of approximately $1.029 billion.

D.	Exit Financing Facility.

The Debtor’s exit financing will be provided through the Exit Financing Facility. The proceeds of the Exit Financing Facility shall be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) following the payment, or reserving for the payment, of each the foregoing, such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments).

VI.      SUMMARY OF THE PREPACKAGED PLAN

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN. THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL IN THE PLAN.

A.	Classification and Treatment of Unclassified Claims, Claims, and Equity Interests Under the Plan.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Fee Claims, and Priority Tax Claims, as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III of the Plan.

1.	Description and Treatment of Unclassified Claims.

(a)	Administrative Claims (Other Than Fee Claims).

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim or a DIP Claim) as of the Effective Date will receive (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) the Effective Date, if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim, if such Administrative Claim is Disputed as of, or following, the Effective Date, or (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable, or (ii) such other treatment as the Debtor and such holder will have agreed in writing; provided, however, that Allowed Administrative Claims (other than Fee Claims and DIP Claims) that arise in the ordinary course of the Debtor’s business will be paid in the ordinary course of business in accordance with the terms, and subject to the conditions, of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

(b)	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed DIP Claim, each such Holder will receive payment in full in Cash on the Effective Date.

(c)	Fee Claims.

All requests for compensation or reimbursement of Fee Claims will be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, the U.S. Trustee, counsel to the Prepetition Credit Facility Agent, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, no later than sixty (60) days after the Effective Date, unless otherwise agreed by the Debtor. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims that do not file and serve such applications by the required deadline will be forever barred from asserting such Claims against the Debtor, Reorganized Debtor, or their respective properties, and such Fee Claims will be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, counsel to the Prepetition Credit Facility Agent, and the requesting party no later than thirty (30) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

The Reorganized Debtor will pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtor’s Professionals on and after the Effective Date, in the ordinary course of business, and without any further notice to or action, order, or approval of the Court. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Court.

(d)	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date will receive, at the option of the Debtor, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim, one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash, payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed five (5) years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtor or otherwise determined upon a Final Order of the Court.

(e)	U.S. Trustee Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtor will pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, the Reorganized Debtor will be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for the Reorganized Debtor until the entry of a final decree in the Chapter 11 Case or until the Chapter 11 Case is converted or dismissed.

2.	Classification and Treatment of Claims and Equity Interests.

(a)	Classification of Claims and Equity Interests.

Except for those Claims addressed above, all Claims and Equity Interests are placed in the Classes set forth below. A Claim or Equity Interest is placed in a particular Class solely to the extent that the Claim or Equity Interest falls within the description of that Class, and the portion of a Claim or Equity Interest which does not fall within such description will be classified in another Class or Classes to the extent that such portion falls within the description of such other Class or Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan solely to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

(b)	Record Date.

As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) will be closed, and there will be no further changes in the record holders of any Claims or Equity Interests. The Reorganized Debtor will have no obligation to, but may, in consultation with the Majority Consenting Lenders, recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Reorganized Debtor will instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

(c)	Summary of Classification and Class Identification.

Below is a chart identifying Classes of Claims and Equity Interests, a description of whether each Class is Impaired, and each Class’s voting rights with respect to the Plan.

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition Credit Facility Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Unimpaired	Deemed to Accept
5	Intercompany Claims	Unimpaired	Deemed to Accept
6	Equity Interests in EBS	Impaired	Deemed to Reject

Section 1129(a)(10) of the Bankruptcy Code will be satisfied, for the purposes of Confirmation, by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific voting Class timely submits a Ballot indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan. The Debtor hereby requests that the Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests. The Debtor reserves the right to modify the Plan in accordance with its provisions, including the right to withdraw the Plan at any time before the Effective Date.

(d)	Treatment of Classified Claims and Equity Interests.

(i)     Class 1 – Other Priority Claims.

Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (i) the Effective Date and (ii) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

(ii)     Class 2 – Other Secured Claims.

Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtor, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim will: (i) have its Allowed Other Secured Claim Reinstated and rendered Unimpaired, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) receive the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

(iii)     Class 3 – Prepetition Credit Facility Claims.

Except to the extent that a holder of an Allowed Prepetition Credit Facility Claim agrees in writing to such other treatment, and the Debtor and the Majority Consenting Lenders, each in their sole discretion, agree in writing to such other treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Prepetition Credit Facility Claims, on or as soon as practicable after the Effective Date, each holder of an Allowed Prepetition Credit Facility Claim will receive its Pro Rata share of: (i) the Prepetition Credit Facility Cash Distribution; and (ii) the Prepetition Credit Facility Equity Distribution. Although each holder of an Allowed Prepetition Credit Facility Claim possesses an Allowed Prepetition Credit Facility Claim against each of the Debtor and the Non-Debtor Subsidiaries due to the Guarantees of the Prepetition Credit Agreement, each holder of a Prepetition Credit Facility Claim will only receive one recovery in full and complete satisfaction of all Prepetition Credit Facility Claims and Guarantee Claims held by such claimant, which recovery is specified in Article III.D.3(c) of the Plan.

Class 3 is Impaired. Therefore, holders of Class 3 Prepetition Credit Facility Claims are entitled to vote to accept or reject the Plan.

(iv)     Class 4 – General Unsecured Claims.

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim will, at the discretion of the Debtor, and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid, pursuant to an order of the Court or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the Reorganized Debtor, and be paid in accordance with the ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Reorganized Debtor, or (iii) receive such other treatment that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

Class 4 is Unimpaired. Therefore, holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(v)     Class 5 – Intercompany Claims.

On the Effective Date, Intercompany Claims, if any, will be Reinstated in full. On and after the Effective Date, the Reorganized Debtor and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtor to satisfy its obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices.

Class 5 is Unimpaired. Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

(vi)     Class 6 – Equity Interests in EBS.

On the Effective Date, Equity Interests will be cancelled and discharged and will be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of Equity Interests will not receive or retain any property under the Plan on account of such Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of Equity Interests (other than Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants) will receive, in exchange for the surrender or cancellation of their Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of the Shareholder Equity Distribution and their Pro Rata share of the New Eagle Equity Warrants, each of which will come from amounts which holders of Prepetition Credit Facility Claims would otherwise be entitled to under the Plan; provided, however, that, notwithstanding Article VII.B.9 of the Plan, the Debtor may, in consultation with the Majority Consenting Lenders, (i) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one (1) share of New Eagle Common Stock under Article III.D.6.(b) of the Plan with a distribution of one (1) share of New Eagle Common Stock or (ii) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under Article III.D.6.(b) of the Plan with a Cash payment equal to the value of such New Eagle Common Stock. Notwithstanding anything contained herein to the contrary, Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants will not receive or retain any property under the Plan on account of such Amended Lender Warrants or Equity Interests.

Class 6 is Impaired. Holders of Class 6 Equity Interests in EBS are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 6 Equity Interests in EBS are not entitled to vote to accept or reject the Plan.

(e)	Special Provision Regarding Unimpaired and Reinstated Claims.

Except as otherwise specifically provided in the Plan, nothing in the Plan will be deemed to affect, diminish, or impair the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims. Except as otherwise specifically provided in the Plan, nothing in the Plan will be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtor had immediately prior to the Petition Date against, or with respect to, any Claim left Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtor shall have, retain, reserve, and be entitled to assert, all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Case had not been commenced, and all of the Debtor’s legal and equitable rights with respect to any Reinstated Claim or Claim left Unimpaired by the Plan may be asserted by the Reorganized Debtor after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Case had not been commenced.

B.	Means for Implementation of the Plan.

1.	General Settlement of Claims and Interests.

The provisions of the Plan will, upon consummation, constitute a good faith compromise and settlement, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtor and the Consenting Lenders of all disputes among the parties, including those arising from, or related to, (i) the Prepetition Credit Facility Claims and the Guarantee Claims, (ii) the Guarantees, (iii) the total enterprise value of the Debtor’s estate and the Reorganized Debtor for allocation purposes under the Plan, (iv) the treatment and distribution to holders of Equity Interests, and (v) the Existing Management Incentive Programs. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtor and the Consenting Lenders reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan. The entry of the Confirmation Order will constitute the Court’s approval of each of the compromises and settlements embodied in the Plan, and the Court’s findings will constitute its determination that such compromises and settlements are in the best interests of the Debtor, its estate, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The Plan and the Confirmation Order will have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for, or resolved pursuant to, the Plan and/or the Confirmation Order, including, without limitation, the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or the Confirmation Order.

2.	Exit Financing.

On or before the Effective Date, the Debtor will be authorized, without the need for any further corporate action or without any further action by the Debtor or the Reorganized Debtor, as applicable, to enter into the Exit Financing Facility Credit Agreement and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Financing Facility. The proceeds of the Exit Financing Facility shall be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) following the payment, or reserving for the payment, of each the foregoing, such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments). The Exit Financing Facility will be Secured by some or all of the collateral securing the Prepetition Credit Facility.

3.	Voting of Claims.

Each holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Voting Record Date, will be entitled to vote to accept or reject the Plan. The instructions for completion of the Ballots are set forth in the instructions accompanying each Ballot. Approval for the Solicitation Procedures will be sought in the Plan Scheduling Motion and are described in this Disclosure Statement.

4.	Nonconsensual Confirmation.

The Debtor intends to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code, including Class 6 (Equity Interests in EBS).

5.	Issuance of New Eagle Common Stock and New Eagle Equity Warrants and Entry into the Registration Rights Agreement.

(a)	Issuance of Securities.

Shares of New Eagle Common Stock will be authorized under the New Eagle Charter, and shares of New Eagle Common Stock will be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. The number of shares of New Eagle Common Stock to be distributed as set forth in the Plan, and the number of shares of New Eagle Common Stock issuable upon exercise of New Eagle Equity Warrants and New Eagle MIP Options and corresponding strike prices, are subject to adjustment by the Debtor in a manner that does not alter the respective percentages of the outstanding New Eagle Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares. To the extent that Cash is distributed to any holder of Equity Interests pursuant to the Shareholder Cash Distribution, any shares or fractional shares of New Eagle Common Stock that would otherwise be distributed to such holder will be allocated to Class 6 Equity Interests. All of the New Eagle Common Stock, issuable in accordance with the Plan, when so issued, will be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, and the New Eagle MIP Options by the Reorganized Debtor, and the issuance of shares pursuant to the exercise of New Eagle Equity Warrants and New Eagle MIP Options, is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.

Except as provided in the Plan, the New Eagle Common Stock distributed under the Plan will be issued in book-entry form, and DTC or its nominee will be the holder of record of such New Eagle Common Stock. One or more global certificates representing such New Eagle Common Stock will be registered with an agent for the New Eagle Common Stock, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Common Stock, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. To receive distributions of New Eagle Common Stock, holders of Prepetition Credit Facility Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited. The New Eagle Common Stock issuable to holders of Equity Interests will, with respect to Equity Interests held through DTC, be delivered by the Reorganized Debtor to the holders of Equity Interests through DTC, and holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited.

(b)	Entry into the Registration Rights Agreement.

On or as soon as practicable after the Effective Date, the Reorganized Debtor and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement will provide the Registration Rights Parties with (i) subject to the percentage ownership threshold specified in the Registration Rights Agreement, the right to require the Reorganized Debtor to register, under the Securities Act, the sale of the shares of New Eagle Common Stock, the New Eagle Equity Warrants (including the shares issuable upon exercise thereof), the New Eagle MIP Primary Equity, and the New Eagle MIP Options (including the shares issuable upon exercise thereof), in each case issued under the Plan to the Registration Rights Parties exercising such rights, and (ii) for all Registration Rights Parties, piggyback registration rights, with customary cutbacks, with respect to such securities.

(c)	Exemption from Registration.

The offering of the New Eagle Common Stock under Article III of the Plan will be exempt from the registration requirements of section 5 of the Securities Act and other applicable law under section 4(a)(2) of the Securities Act. The issuance and distribution of the New Eagle Common Stock and the New Eagle Equity Warrants under Article III of the Plan, and the New Eagle Common Stock issuable upon exercise of the New Eagle Equity Warrants will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code, except with respect to any person that is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code, in which case the New Eagle Common Stock and the New Eagle Equity Warrants will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law. The New Eagle Common Stock underlying the Management Incentive Program, the New Eagle MIP Options, and the New Eagle Common Stock issuable upon exercise of the New Eagle MIP Options will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law.

The New Eagle Common Stock distributed or issued under the Plan to persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will, at the option of the recipient thereof, be issued either (i) in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under federal and state securities laws or (ii) in book-entry form and included in a ledger identified as “restricted” and indicating in such ledger that transfer may be restricted under federal and state securities laws.

(d)	SEC Reporting Requirements and Listing of New Eagle Common Stock.

As of the Effective Date, the Reorganized Debtor will be a reporting company under the Securities Exchange Act of 1934, 15 U.S.C. §§ 78(a) -78(pp). EBS intends to remain listed following the Petition Date on the Nasdaq Global Select Market (“NASDAQ”), the Reorganized Debtor intends to continue such NASDAQ listing in respect of the New Eagle Common Stock, and the Consenting Lenders have agreed to provide EBS with sufficient time and cooperation to take the necessary steps to comply with all applicable NASDAQ requirements, as shall be reasonably agreed between EBS and the Consenting Lenders, in order for EBS to maintain such NASDAQ listing and for the Reorganized Debtor to be able to continue such listing upon the Effective Date. In the event EBS loses its NASDAQ listing prior to the Effective Date, the Consenting Lenders have agreed to support EBS’ good faith efforts to become relisted on NASDAQ, and EBS will use commercially reasonable efforts to comply with the NASDAQ listing requirements while delisted, subject to the terms and conditions of the Plan.

6.	The New Eagle Equity Warrants.

(a)	Issuance.

The New Eagle Equity Warrants will be issued pursuant to the terms of the New Eagle Equity Warrant Agreement. Each New Eagle Equity Warrant will, subject to the anti-dilution adjustments described below, be exercisable for one (1) share of New Eagle Common Stock.

(b)	Anti-Dilution Protection.

The New Eagle Equity Warrant Agreement will provide the New Eagle Equity Warrants with customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend, or other distributions (including, but not limited to, cash dividends), or business combination transaction. The New Eagle Equity Warrants will be subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

(c)	Form.

Except as provided below, all New Eagle Equity Warrants distributed under the Plan will be issued in book-entry form and DTC or its nominee will be the holder of record of New Eagle Equity Warrants. One or more global warrant certificates representing such New Eagle Equity Warrants will be registered with a warrant agent for the New Eagle Equity Warrants, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Equity Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. Holders of Equity Interests that hold such Equity Interests in DTC will receive their New Eagle Equity Warrants by deposit to the account of a direct or indirect participant in DTC in which such Equity Interests are held. Holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Equity Warrants may be deposited. Beneficial owners of the New Eagle Equity Warrants will be required to follow the procedures that DTC or its direct or indirect participants may establish for exercising their rights in respect of the New Eagle Equity Warrants, including exercise and transfer thereof. New Eagle Common Stock issuable upon exercise of such New Eagle Equity Warrants will be issued in book-entry form and held through DTC.

The New Eagle Equity Warrants distributed under the Plan to any persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will be issued in the form of registered warrant certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.

7.	Continued Corporate Existence and Vesting of Assets.

Except as otherwise provided in the Plan: (i) the Debtor will, as Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Debtor’s Estate, and any property acquired by the Debtor or the Reorganized Debtor under the Plan, will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests, and other interests, except for the Liens and Claims established under the Plan (including in respect of the Exit Financing Facility).

On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments, and other materials comprising the Plan Supplement. Without limiting the foregoing, the Reorganized Debtor may pay the charges that they incur from and after the Effective Date for Fee Claims, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

8.	Fee Claims Escrow Account.

On the Effective Date, the Reorganized Debtor will establish the Fee Claim Escrow Account in an amount equal to all asserted Fee Claims of Professionals outstanding as of the Effective Date (including, for the avoidance of doubt, any reasonable estimates for unbilled amounts payable by the Debtor or the Reorganized Debtor). Amounts held in the Fee Claims Escrow Account will not constitute property of the Reorganized Debtor. The Fee Claims Escrow Account may be an interest-bearing account. In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan, any such amounts will be returned to the Reorganized Debtor.

9.	Claims Against Non-Debtor Subsidiaries.

Any claim (as such term is defined in section 101(5) of the Bankruptcy Code), Cause of Action, or remedy asserted against a Non-Debtor Subsidiary by the Debtor will be reinstated, adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, cancelled, or discharged to the extent determined appropriate by the Reorganized Debtor. Any such transaction may be effectuated on the Effective Date or subsequent to the Effective Date without any further action by the Court or by the stockholders of the Reorganized Debtor.

10.	Subsidiary Equity Interests.

The Subsidiary Equity Interests will be retained and the legal, equitable, and contractual rights to which the holder of such Allowed Subsidiary Equity Interests is entitled will remain unaltered.

C.	Provisions Regarding Corporate Governance of the Reorganized Debtor.

1.	Organizational Documents.

The New Eagle Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdiction of incorporation or as soon thereafter as is practicable. The New Eagle By-Laws will be deemed to have been adopted and will become effective on the Effective Date. The New Eagle Charter will prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. The New Eagle Charter and the New Eagle By-Laws will include certain rights and protections for minority shareholders as are customary for a listed public company, as well as the maximum protections available with respect to transactions for public companies involving an affiliate, including, but not limited to, any merger, consolidation or reorganization of the Reorganized Debtor, any sale, transfer, or other disposition of all or substantially all of the assets of the Reorganized Debtor, or any other change in control of the Reorganized Debtor or all or substantially all of its assets.

2.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of EBS will expire without further action by any Person. The initial directors of the New Board will consist of Sophocles Zoullas (who will remain as Chairman on the Effective Date ) and six (6) other directors selected by the Majority Consenting Lenders in their sole discretion and to be disclosed in the Plan Supplement; provided, however, that the Consenting Lenders will consult in good faith with management and the independent board committee concerning the individuals selected; provided, further, that the Consenting Lenders will designate sufficient independent directors to comply with NASDAQ listing requirements.

The existing officers of Eagle as of the Petition Date will remain in their current capacities as officers of Eagle.

3.	Powers of Officers.

Subject to approval of the New Board, the officers of the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, as the case may be, will have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

4.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.

From and after the Effective Date, Sophocles Zoullas will be employed and serve as the Chief Executive Officer of the Reorganized Debtor in accordance with the New CEO Employment Agreement. Except as set forth in the Rejection Schedule (or as such benefits may be otherwise terminated by the Debtor in a manner permissible under applicable law), and except as amended by the New CEO Employment Agreement, all Existing Benefits Agreements will be deemed assumed as of the Effective Date. Notwithstanding anything to the contrary contained in the Plan, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, will continue to be paid in accordance with applicable law.

5.	Management Incentive Program.

On the Effective Date, the Reorganized Debtor will adopt the Management Incentive Program, which will supersede the Existing Management Incentive Programs in their entirety and will provide for the distribution, and the reservation for future issuance, as applicable, of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees.

The Management Incentive Plan will be structured as an omnibus incentive plan and will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.  In addition, awards that expire or are forfeited or cancelled will again be available for issuance under the Management Incentive Plan and awards may not be materially amended in an adverse manner without the consent of any holder who is senior management. The New Eagle MIP Primary Equity will have the right to receive dividends or other distributions at the same time and in the same form as a holder of New Eagle Common Stock; provided, however, that dividends or other distributions in respect of unvested New Eagle MIP Primary Equity will be paid at the same time as underlying New Eagle MIP Primary Equity are settled. The Reorganized Debtor’s senior management will also have the right to elect a net settlement (e.g., on a cashless basis) with respect to both the New Eagle MIP Primary Equity and the New Eagle MIP Options.

Allocation of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees will be determined by the New Board; provided, however, that Sophocles Zoullas, as Chief Executive Officer of the Reorganized Debtor, will receive not less than 60% of the total compensation to be awarded under the Management Incentive Plan.

On the Effective Date, the Existing Management Incentive Programs will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder. To the extent that any Existing Management Incentive Program is an executory contract, each such Existing Management Incentive Program will be deemed rejected as of the Effective Date.

6.	Indemnification of Directors, Officers, and Employees.

Notwithstanding any other provisions of the Plan, from and after the Effective Date, indemnification obligations owed by the Debtor or the Reorganized Debtor to directors, officers, or employees of the Debtor who served or were employed by the Debtor on or after the Petition Date, to the extent provided in the articles or certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of the Debtor, will be deemed to be, and treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code. All such indemnification obligations will survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Petition Date.

Indemnification obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and by order of the Court, to the extent such indemnification obligations relate to the period after the Petition Date, will be deemed to be, and will be treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code, as and to the extent such indemnification was approved by order of the Court.

D.	Effect of Confirmation of the Plan.

1.	Discharge of the Debtor.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan will be in complete satisfaction, discharge, and release of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtor), Equity Interests, the RSA Fee, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtor or any of its assets or properties, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of Claim or Equity Interest based upon such debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder. Any default by the Debtor with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Case will be deemed cured on the Effective Date. The Confirmation Order will be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

2.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE VI OF THE PLAN, THE RELEASING PARTIES WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION, OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE VI OF THE PLAN OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO ARTICLE VI OF THE PLAN OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VI OF THE PLAN ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS RELEASED, SETTLED, OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS IN THE PLAN WILL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS OR GUARANTEE CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTOR AND THE NON-DEBTOR SUBSIDIARIES OR ANY OF THEIR ASSETS, PROPERTIES, OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AND GUARANTEE CLAIMS WILL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS WILL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AND GUARANTEE CLAIMS WILL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS WILL BE CANCELLED, AND THE DEBTOR’S AND NON-DEBTOR SUBSIDIARIES’ LIABILITY WITH RESPECT THERETO WILL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WILL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

3.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided in the Plan (including Article VI.J.1 of the Plan), the Reorganized Debtor will retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement. Nothing contained in the Plan, the Plan Supplement, or the Confirmation Order will be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtor that is not specifically waived or relinquished by the Plan. The Reorganized Debtor will have, retain, reserve, and be entitled to assert, all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtor had immediately before the Petition Date as fully as if the Chapter 11 Case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Case had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action against such Person. The Debtor or the Reorganized Debtor, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan. From and after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, will have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order, or approval of the Court. The Reorganized Debtor is deemed representatives of the Estate for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

4.	Votes Solicited in Good Faith.

The Debtor has, and upon entry of the Confirmation Order will be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, and its respective affiliates, agents, directors, officers, members, employees, and Professionals, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

5.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.

On the Effective Date, the Reorganized Debtor will pay, in full, in Cash, the unpaid reasonable fees, expenses, costs, and other charges of the Prepetition Credit Facility Agent and the Consenting Lenders (including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Houlihan Lokey Capital, Inc., and maritime and appropriate foreign counsel engaged by Paul Weiss), in each case in accordance with the DIP Orders and the Restructuring Support Agreement, and as required by the underlying credit agreement, indemnity, or fee letter.

6.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan: the obligations of the Debtor and the Non-Debtor Subsidiaries under the Restructuring Support Agreement, the Existing Management Incentive Programs, the Guarantees, the Prepetition Finance Documents, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor or the Non-Debtor Subsidiaries giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan), will be cancelled as to the Debtor and the Non-Debtor Subsidiaries, and the Reorganized Debtor and the Non-Debtor Subsidiaries will not have any continuing obligations thereunder; and the obligations of the Debtor and the Non-Debtor Subsidiaries pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor or the Non-Debtor Subsidiaries (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan or assumed by the Debtor) will be released and discharged; provided, however, that, notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim will continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided in the Plan, (b) allowing the Prepetition Credit Facility Agent to make distributions under the Plan as provided in the Plan, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtor and authorized under such agreement, and (c) allowing the Prepetition Credit Facility Agent to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. For the avoidance of doubt, nothing in Article VI.H of the Plan will affect the discharge of or result in any obligation, liability, or expense of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any additional obligation, expense, or liability of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries. On and after the Effective Date, all duties and responsibilities of the Prepetition Credit Facility Agent will be discharged except to the extent required to effectuate the Plan. Notwithstanding anything in this paragraph to the contrary, the DIP Credit Agreement will continue in effect solely for the purpose of allowing the DIP Agent to receive distributions from the Debtor under the Plan and to make further distributions to the Holders of DIP Claims on account of such Claims, as set forth in Article VII of the Plan.

7.	Claims Incurred After the Effective Date.

Claims incurred by the Debtor after the Effective Date may be paid by the Reorganized Debtor in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim and applicable law.

8.	Releases, Exculpations, and Injunctions of Released Parties.

(a)	Releases by the Debtor.

On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, on behalf of themselves and the Estate, will be deemed to unconditionally release the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtor or the Non-Debtor Subsidiaries, based in whole or in part upon actions taken solely in their respective capacities described in the Plan or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Non-Debtor Subsidiaries, the Chapter 11 Case, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement or any of the documents included therein, the Plan, or any related agreements, instruments, or other documents, provided, however, that (a) no individual will be released from any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order, (b) other than with respect to the Prepetition Credit Facility Claims, the Reorganized Debtor will not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtor, and (c) the foregoing release will not apply to obligations arising under the Exit Financing Facility.

(b)	Releases by Holders of Claims and Equity Interests.

On the Effective Date, and notwithstanding any other provisions of the Plan, (i) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to sue or otherwise seek recovery from any Released Party on account of any Claim or Guarantee Claim, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, or any other legal or equitable theory, based in whole or in part upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtor, the Non-Debtor Subsidiaries, or their respective businesses and affairs and (ii) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to assert against any Released Party any Claim, Guarantee Claim, obligation, right, Cause of Action, or liability that any holder of a Claim or Guarantee Claim may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtor or the Non-Debtor Subsidiaries, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the subject matter of, or the transactions or events giving rise to, any Claim, Guarantee Claim, or Equity Interest, the Debtor’s restructuring, the Chapter 11 Case, the Restructuring Support Agreement, the Plan, the Disclosure Statement, the Plan Supplement or any of the documents included therein, the DIP Facility, the DIP Credit Agreement, or any agreements, instruments, or other documents relating to any of the foregoing, or the preparation and negotiation of the Exit Financing Facility, provided, however, the foregoing release will not (i) apply to obligations arising under the Plan, (ii) apply to obligations arising under the Exit Financing Facility, (iii) be construed to prohibit a party in interest from seeking to enforce the terms of the Plan, and (iv) apply to any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order.

Under the Plan, the “Released Parties” means each of: (a) the Debtor and Reorganized Debtor; (b) the Non-Debtor Subsidiaries; (c) the Prepetition Credit Facility Agent; (d) the Consenting Lenders; (e) the DIP Agent and the DIP Lenders; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity’s predecessors, Professionals, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former (to the extent employed or serving at any time during the Chapter 11 Case) directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

The “Releasing Parties” are defined under the Plan as each of: (a) the Prepetition Credit Facility Agent; (b) the Former Prepetition Credit Facility Agent; (c) the DIP Agent and the DIP Lenders; (d) holders of Impaired Claims other than those who voted to reject the Plan and checked the opt out box on the Ballot, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, (e) the Consenting Lenders, (f) to the fullest extent permissible under applicable law (i) holders of Unimpaired Claims, and (ii) holders of Equity Interests other than those who have checked the opt out box on the Combined Notice, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies (but excluding any predecessors, portfolio companies, or management companies of any Consenting Lender), and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

(c)	Release of Liens.

Except as otherwise expressly provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Debtor’s Estate will be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, and other security interests will revert to the Reorganized Debtor and each of its successors and assigns.

(d)	Release and Discharge of Non-Debtor Subsidiaries.

On the Effective Date, the Prepetition Credit Facility Agent, any future agent or security trustee under the Prepetition Credit Agreement, and the holders of the Prepetition Credit Facility Claims will be deemed to have forever waived, released, and discharged all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees. In addition, the Confirmation Order will authorize and direct the Prepetition Credit Facility Agent and any future agent or security trustee under the Prepetition Credit Agreement to take, or refrain from taking, whatever action may be necessary or appropriate to effectuate the foregoing, including, without limitation, providing a release of all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees.

(e)	Exculpation and Injunction.

The Debtor, the Reorganized Debtor, and the other Released Parties (i) will have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Case or in connection with or arising out of the preparation and filing of the Chapter 11 Case, the preparation and negotiation of the Restructuring Support Agreement, the preparation, negotiation, and filing of the Plan, the Disclosure Statement, the negotiation of the documents included in the Plan Supplement, the preparation and negotiation of the Exit Financing Facility, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Case, the consummation of the Plan or the Exit Financing Facility, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct, gross negligence, or fraud as determined by a Final Order, and (ii) in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability. Without limiting the generality of the foregoing, the Released Parties will be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code. Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim, or Equity Interest will be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to the Plan.

(f)	Liabilities to, and Rights of, Governmental Units.

As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order will limit or expand the scope of discharge, release, or injunction to which the Debtor or the Reorganized Debtor are entitled to under the Bankruptcy Code. The discharge, release, and injunction provisions contained in the Plan and Confirmation Order are not intended and will not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action, except to the extent those discharge and injunctive provisions bar a Governmental Unit from pursuing Claims.

Notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order will discharge, release, impair, or otherwise preclude: (1) any liability to a Governmental Unit that is not a Claim; (2) any Claim of a Governmental Unit arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against the Debtor; or (4) any liability of the Debtor or the Reorganized Debtor under environmental law to any Governmental Unit as the owner or operator of property that such entity owns or operates after the Confirmation Date, except those obligations to reimburse costs expended or paid by a Governmental Unit before the Petition Date or to pay penalties owing to a Governmental Unit for violations of environmental laws or regulations that occurred before the Petition Date. Nor will anything in the Plan or Confirmation Order: (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Court, any liability described as not discharged in the preceding sentence; or (ii) divest any court of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by the Plan, Confirmation Order, or the Bankruptcy Code.

Moreover, nothing in the Plan or Confirmation Order will release or exculpate any non-Debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor will anything in the Plan or Confirmation Order enjoin the United States from bringing any claim, suit, action, or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence will not limit the scope of discharge granted to the Debtor under sections 524 and 1141 of the Bankruptcy Code.

(g)	Preservation of Insurance.

The Debtor’s discharge and release from all claims, including all Claims and Guarantee Claims, as provided in the Plan, will not, except as necessary to be consistent with the Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for claims, including Claims and Guarantee Claims, against the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, their current and former directors and officers, or any other Person.

E.	Distributions Under the Plan.

1.	Procedures for Treating Disputed Claims.

(a)	Filing Proofs of Claim.

Except as required by the Bar Date Order, holders of Claims need not file proofs of Claim with the Court. In the event that a holder of a Claim elects to file a proof of Claim with the Court, it will be deemed to have consented to the exclusive jurisdiction of the Court for all purposes with respect to the determination, liquidation, allowance, or disallowance of such Claim.

(b)	Disputed Claims.

If the Debtor disputes any Claim as to which no proof of Claim has been filed, such dispute will be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Case had not been commenced, provided, however, that the Reorganized Debtor may elect, at its sole option, to object under section 502 of the Bankruptcy Code to any Claim or proof of Claim filed by or on behalf of a holder of a Claim.

(c)	Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, the Debtor, the Reorganized Debtor, and any other party in interest will be entitled to object to Claims. Any objections to Claims will be filed and served by the Claims Objection Deadline.

(d)	Disallowance of Claims.

With respect to each Claim not subject to the Bar Date Order, except as provided in the Plan or otherwise agreed, any and all proofs of Claim will be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court and the Claim on which such proof of Claim was filed will be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Case had not been commenced and will survive the Effective Date as if the Chapter 11 Case had not been commenced.

With respect to each General Unsecured Claim and Claim subordinated pursuant to section 510(b) of the Bankruptcy Code subject to the Bar Date Order, except as provided in the Plan or otherwise agreed, any and all proofs of Claim filed after the Bar Date will be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Court, and holders of such Claims may not receive any distributions on account of such Claims.

2.	Allowed Claims and Equity Interests.

(a)	Delivery of Distributions in General.

Except as otherwise provided in the Plan, distributions under the Plan will be made by the Reorganized Debtor (or its agent or designee) to the holders of Allowed Claims and Allowed Equity Interests in all Classes for which a distribution is provided in the Plan at the addresses set forth on the Schedules (if filed) or in the Debtor’s books and records, as applicable, unless such addresses are superseded by proofs of Claim or Equity Interests or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtor or the Reorganized Debtor have been notified in writing of a change of address).

(b)	Delivery of Distributions to Prepetition Credit Facility Claims.

The Prepetition Credit Facility Agent will be deemed to be the holder of all Prepetition Credit Facility Claims for purposes of distributions to be made hereunder, and all distributions on account of the Prepetition Credit Facility Claims will be made to the Prepetition Credit Facility Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the Prepetition Credit Facility Agent will arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Prepetition Credit Facility Claims in accordance with the terms of the Prepetition Credit Agreement and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Prepetition Credit Facility Agent will not have any liability to any person with respect to distributions made or directed to be made by the Prepetition Credit Facility Agent.

(c)	Delivery of Distributions on DIP Claims.

The DIP Agent will be deemed to be the holder of all DIP Claims for purposes of distributions to be made under the Plan, and all distributions on account of such DIP Claims will be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the DIP Agent will arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agent will not have any liability to any person with respect to distributions made or directed to be made by the DIP Agent.

(d)	Distribution of Cash.

Any payment of Cash by the Reorganized Debtor pursuant to the Plan will be made at the option and in the sole discretion of the Reorganized Debtor by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtor.

(e)	Unclaimed Distributions of Cash.

Any distribution of Cash under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) will, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest will be extinguished and forever barred.

(f)	Distributions of New Eagle Common Stock and New Eagle Equity Warrants.

On the Effective Date, the Reorganized Debtor (or its agent or designee) will distribute (i) the Prepetition Credit Facility Equity Distribution to the holders of the Prepetition Credit Facility Claims, (ii) the Shareholder Equity Distribution to the holders of Equity Interests, and (iii) the New Eagle Equity Warrants to the holders of Equity Interests.

(g)	Unclaimed Distributions of New Eagle Common Stock and New Eagle Equity Warrants.

Any distribution of New Eagle Common Stock and New Eagle Equity Warrants under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) will be retained by the Reorganized Debtor, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest will be extinguished and forever barred.

(h)	Saturdays, Sundays, or Legal Holidays.

If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and will be deemed to have been completed as of the required date.

(i)	Fractional New Eagle Common Stock and New Eagle Equity Warrants and De Minimis Distributions.

Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New Eagle Common Stock or fractional New Eagle Equity Warrants will be issued or distributed pursuant to the Plan. Subject to Article III.D.6.(b) of the Plan, whenever any distribution of a fraction of a share of New Eagle Common Stock or a fractional New Eagle Equity Warrant would otherwise be required under the Plan, the actual distribution made will reflect a rounding of such fraction to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. No consideration will be provided in lieu of fractional shares that are rounded down. Fractional shares of New Eagle Common Stock or New Eagle Equity Warrants, as applicable, that are not distributed in accordance with Article VII.B.9 of the Plan will be cancelled. The Reorganized Debtor will not be required to, but may in its sole and absolute discretion, make any payment on account of any Claim or Equity Interest in the event that the costs of making such payment exceeds the amount of such payment.

(j)	Distributions to Holders of Claims.

(i)     Initial Distribution to Claims Allowed as of the Effective Date. On or as soon as reasonably practicable after the Effective Date, or as otherwise expressly set forth in the Plan, the Reorganized Debtor (or its agent or designee) will distribute Cash or Collateral, as the case may be, to the holders of Allowed Claims as contemplated by the Plan.

(ii)     Claims Allowed after the Effective Date. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution to which such holder of an Allowed Claim is entitled as set forth in Article III of the Plan, and distributions to such holder will be made in accordance with the provisions of the Plan. As soon as practicable after the date that the Claim becomes an Allowed Claim, the Reorganized Debtor will provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

(k)	Special Rules for Distributions to Holders of Disputed Claims and Disputed Equity Interests.

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest, respectively, have been resolved by settlement or Final Order. In the event that there are Disputed Claims or Disputed Equity Interests requiring adjudication and resolution, the Reorganized Debtor will establish appropriate reserves for potential payment of such Claims or Equity Interests.

(l)	Interest on Claims and Equity Interests.

Except as specifically provided for in the Plan, no Claims or Equity Interests, Allowed or otherwise (including Administrative Claims), will be entitled, under any circumstances, to receive any interest on a Claim or Equity Interests.

3.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan will be treated as first satisfying an amount equal to the principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid and interest, as applicable.

4.	Estimation.

Before or after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, may (but is not required to), at any time, request that the Court estimate (i) any Disputed Claim or Disputed Equity Interest pursuant to section 502(c) of the Bankruptcy Code or (ii) any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or Equity Interest or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any Claim or Equity Interest at any time, including during proceedings concerning any objection to such Claim or Equity Interest. In the event that the Court estimates any Claim or Equity Interest, such estimated amount will constitute either the Allowed amount of such Claim or Equity Interest or a maximum limitation on such Claim or Equity Interest for all purposes under the Plan (including for purposes of distributions), as determined by the Court. If the estimated amount constitutes the maximum limitation on such Claim or Equity Interest, the Debtor or the Reorganized Debtor, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim or Equity Interest. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

5.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan will be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtor’s insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

F.	Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction:

(i)     to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which the Debtor or the Reorganized Debtor is party or with respect to which the Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtor amending, modifying, or supplementing, after the Effective Date, pursuant to the Plan, any Executory Contracts or Unexpired Leases to the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

(ii)     to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii)     to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided in the Plan;

(iv)     to resolve disputes as to the ownership of any Claim or Equity Interest;

(v)     to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi)     to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified, or vacated;

(vii)     to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii)     to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

(ix)     to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(x)     to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including the release of the Guarantee Claims;

(xi)     to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xii)     to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xiii)     to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xiv)     to hear and determine any Causes of Action preserved under the Plan;

(xv)     to hear and determine any matter regarding the existence, nature, and scope of the Debtor’s discharge;

(xvi)     to hear and determine any matter, case, controversy, suit, dispute, or Cause of Action (i) regarding the existence, nature, and scope of the discharge, releases, injunctions, and exculpation provided under the Plan, and (ii) enter such orders as may be necessary or appropriate to implement such discharge, releases, injunctions, exculpations, and other provisions;

(xvii)     to enter a final decree closing the Chapter 11 Case;

(xviii)     to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xix)     to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(xx)     to enforce all orders previously entered by the Court; and

(xxi)     to hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, the Court will not retain exclusive jurisdiction with respect to the following documents entered into by the Reorganized Debtor on or after the Effective Date: (i) the Exit Financing Facility Credit Agreement, (ii) the Registration Rights Agreement, (iii) the New Eagle By-Laws, (iv) the New Eagle Charter, (v) the New Eagle Equity Warrant Agreement, (vi) the New Eagle MIP Option Agreements, and (vii) the New Eagle MIP Primary Equity Agreements.

G.	Executory Contracts and Unexpired Leases.

1.	Assumption of Executory Contracts and Unexpired Leases.

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected will be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Rejection Schedule; (ii) has been previously rejected by the Debtor by Final Order or has been rejected by the Debtor by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to reject pending as of the Effective Date; or (iv) is otherwise rejected pursuant to the terms herein.

Subject to certain amendments that are reasonably satisfactory to the Debtor and the Majority Consenting Lenders, the Delphin Management Agreement will be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

The Confirmation Order will constitute an order of the Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

2.	Cure Claims.

At the election of the Debtor or the Reorganized Debtor, as applicable, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan will be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the following ways: (i) payment of the Cure Claim in Cash on or as soon as reasonably practicable following the occurrence of (A) thirty (30) days after the determination of the Cure Claim, and (B) the Effective Date or such other date as may be set by the Court; or (ii) on such other terms as agreed to by the Debtor or the Reorganized Debtor and the non-Debtor counterparty to such Executory Contract or Unexpired Lease. In the event of a dispute pertaining to assumption or assignment, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Court and served on affected counterparties, the Debtor will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court. Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtor by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The only adequate assurance of future performance will be the promise of the Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under the Plan.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE WILL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE THE DEBTOR OR THE REORGANIZED DEBTOR ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED WILL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

Obligations arising under insurance policies assumed by the Debtor before the Effective Date will be adequately protected in accordance with any order authorizing such assumption.

3.	Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, will constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the right of the Debtor or the Reorganized Debtor to move to assume or reject such contract or lease will be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in the Plan will not apply to such contract or lease.

4.	Rejection of Executory Contracts and Unexpired Leases.

(a)	Rejection Schedule.

The Debtor will file the Rejection Schedule with the Court no later than five (5) Business Days before the deadline to object to the Plan. The Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be rejected, and (c) the proposed effective date of rejection (if not the Effective Date). On or as soon as practicable thereafter, the Debtor will serve a Rejection Notice as well as notice of filing of the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

(b)	Rejection Damage Claims.

If the rejection by the Debtor, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Rejection Damage Claim, a proof of Claim must be filed with the Court within (i) thirty (30) days after the date of entry of an order of the Court approving such rejection, or (ii) if the Executory Contract or Unexpired Lease is listed on the Rejection Schedule, within thirty (30) days after the date of entry of the Confirmation Order. For the avoidance of doubt, all Allowed Rejection Damage Claims will be treated as General Unsecured Claims.

(c)	Requirement to File a Proof of Claim for Rejection Damage Claims.

ANY REJECTION DAMAGE CLAIMS THAT ARE NOT TIMELY FILED WILL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND WILL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTOR OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY REJECTION DAMAGE CLAIM WILL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

5.	Assignment.

Any Executory Contract or Unexpired Lease to be held by the Debtor or the Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Case, if not expressly assigned to a third party previously in the Chapter 11 Case, will be deemed assigned to the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Claim is not resolved in favor of the Debtor before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtor or the Reorganized Debtor for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtor. Such rejection will be deemed effective as of the Effective Date.

6.	Insurance Policies.

Notwithstanding anything in the Plan to the contrary, all of the Debtor’s insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtor will be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

7.	Post-Petition Contracts and Leases.

All contracts, agreements, and leases that were entered into by the Debtor or assumed by the Debtor after the Petition Date will be deemed assigned by that Debtor to the Reorganized Debtor on the Effective Date.

H.	Miscellaneous Provisions.

1.	Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan will be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

2.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof that would require or permit the application of the law of another jurisdiction) will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

3.	Filing or Execution of Additional Documents.

On or before the Effective Date or as soon thereafter as is practicable, the Debtor or the Reorganized Debtor will (on terms materially consistent with the Plan) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which will be in form and substance reasonably acceptable to the Majority Consenting Lenders.

4.	Term of Injunctions or Stays.

All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

5.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtor will comply with all withholding and reporting requirements imposed by any United States federal, state, local, or non-U.S. taxing authority and all distributions hereunder will be subject to any such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtor will be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distribution pending receipt of information necessary or appropriate to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

6.	Exemption From Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant to the Plan, including (i) the issuance, transfer, or exchange under the Plan of New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, the New Eagle MIP Options, and the security interests in favor of the lenders under the Exit Financing Facility, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, will not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents will forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

7.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. The documents contained in the Plan Supplement will be available online at www.pacer.gov and www.eaglebulkrestructuring.com. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtor. The Debtor reserves the right, in accordance with the terms hereof, to modify, amend, supplement, restate, or withdraw any part of the Plan Supplement after they are filed and will promptly make such changes available online at www.pacer.gov and www.eaglebulkrestructuring.com.

8.	Conflicts.

The terms of the Plan will govern in the event of any inconsistency between the Plan and the Disclosure Statement. In the event of any inconsistency with the Plan and the Confirmation Order, the Confirmation Order will govern with respect to such inconsistency.

VII.     CONFIRMATION AND EFFECTIVENESS OF THE PLAN

A.	Conditions to Confirmation.

The following are conditions to the entry of the Confirmation Order, unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B of the Plan:

1.	The Court will have approved the Disclosure Statement, which will be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

2.	The Confirmation Order will be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

3.	The Plan (which, for purposes of Article VI.A.3 of the Plan will exclude the Plan Supplement), will be in form and substance mutually acceptable to the Debtor and the Majority Consenting Lenders.

4.	The Plan Supplement will be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

B.	Waiver of Conditions Precedent to Confirmation.

The Debtor, with the consent of the Majority Consenting Lenders (which consent will not be unreasonably withheld, conditioned or delayed), may waive the conditions set forth in Article VI.A of the Plan at any time without leave or order of the Court and without any formal action.

C.	Conditions Precedent to Effectiveness.

The Plan will not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B of the Plan:

1.	the Confirmation Order entered by the Court will be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

2.	the Confirmation Order will not have been stayed, modified, or vacated on appeal;

3.	the Definitive Documentation (as such term is defined in the Restructuring Support Agreement) will be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

4.

all actions, documents, certificates, and agreements necessary to implement the Plan will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5.	all authorizations, consents, and regulatory approvals required (if any) for the Plan’s effectiveness will have been obtained;

6.	the Reorganized Debtor will have executed the Exit Financing Facility Credit Agreement, and all conditions precedent to effectiveness of the Exit Financing Facility will have been satisfied or waived;

7.	the Fee Claims Escrow Account will be established and will have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan; and

8.	the Reorganized Debtor, Eagle Shipping International (USA) LLC, and Sophocles Zoullas each will have executed the New CEO Employment Agreement.

D.	Waiver of Conditions Precedent to Effectiveness.

The Debtor, with the consent of the Majority Consenting Lenders (which consent will not be unreasonably withheld, conditioned, or delayed), may waive conditions set forth in Article X.A of the Plan at any time without leave of or order of the Court and without any formal action.

E.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before sixty (60) days after the Confirmation Date, upon notification submitted by the Debtor to the Court: (i) the Confirmation Order may be vacated, (ii) no distributions under the Plan will be made; (iii) the Debtor and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtor’s obligations with respect to the Claims and Equity Interests will remain unchanged and nothing contained in the Plan will constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor unless extended by Court order.

F.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan will be null and void in all respects, and nothing contained in the Plan will: (i) constitute a waiver, release, or discharge of any Claims, Guarantee Claims, or Equity Interests; (ii) prejudice in any manner the rights of the holder of any Claim, Guarantee Claim, or Equity Interest; (iii) prejudice in any manner any right, remedy, or claim of the Debtor or the Non-Debtor Subsidiaries; or (iv) be deemed an admission against interest by the Debtor or the Non-Debtor Subsidiaries.

G.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the terms of the Restructuring Support Agreement, (i) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtor or the Reorganized Debtor, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Confirmation Order will authorize the Debtor or the Reorganized Debtor, as the case may be, to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the Plan Supplement, any and all exhibits to the Plan, and/or the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided, however, that such action does not materially and adversely affect the treatment of holders of Allowed Claims or Equity Interests pursuant to the Plan.

H.	Revocation, Withdrawal, or Non-Consummation.

1.	Right to Revoke or Withdraw.

The Debtor reserves the right to revoke or withdraw the Plan at any time before the Effective Date; provided, however, that Article X.F.1 of the Plan will have no impact on the rights of the Consenting Lenders, as set forth in the Restructuring Support Agreement, in respect of any such revocation or withdrawal.

2.	Effect of Withdrawal, Revocation, or Non-Consummation.

If the Debtor revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation, or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan will be null and void. In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan will be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtor or any other Person, to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or to constitute an admission of any sort by the Debtor or any other Person.

VIII.     CONFIRMATION PROCEDURES

A.	Combined Disclosure Statement and Confirmation Hearing.

Section 1129(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a chapter 11 plan and section 1129(b) provides that any party in interest may object to the confirmation of the chapter 11 plan. When the Debtor commences its Chapter 11 Case, it will contemporaneously file a motion on the Petition Date to schedule a hearing on the adequacy of the Disclosure Statement, the sufficiency of the solicitation procedures, and confirmation of the Plan (“Combined Hearing”). Notice of the Combined Hearing will be provided to holders of Claims and Equity Interests or their agents or representatives as established in the order establishing the schedule for the Combined Hearing and related objections (“Notice of Combined Hearing”). Objections to the Disclosure Statement and confirmation of the Plan must be filed with the Court by the date set forth in the Notice of Combined Hearing and will be governed by Bankruptcy Rules 3020(b) and 9014 and the local rules of the Court. UNLESS AN OBJECTION IS TIMELY FILED AND SERVED, IT MAY NOT BE CONSIDERED BY THE COURT.

B.	Confirmation of the Plan.

At the Confirmation Hearing, the Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired classes of Claims and Equity Interests or, if rejected by an Impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible, and (iii) in the “best interests” of creditors and equity interest holders that are Impaired under the Plan.

1.	Acceptance.

Under section 1126(f) of the Bankruptcy Code, holders of unimpaired claims or interests are conclusively deemed to have accepted a plan and their votes are not solicited. Holders of impaired claims and interests are entitled to vote on a plan (unless such claims or interests are in a class that is deemed to have rejected the plan pursuant to section 1126(g) of the Bankruptcy Code) and, therefore, must accept a plan for it to be confirmed without application of the “unfair discrimination” and “fair and equitable” tests to such classes. An impaired class of claims is deemed to have accepted a plan if, not counting any holder designated pursuant to section 1126(e) of the Bankruptcy Code, (i) holders of at least two-thirds in amount of the allowed claims held by holders who actually voted in such class have voted to accept the plan and (ii) holders of more than one-half in number of the allowed claims held by holders who actually voted in such class have voted to accept the plan. An impaired class of interests shall be deemed to have accepted the plan if, not counting any holder designated pursuant to section 1126(e) of the Bankruptcy Code, holders of at least two-thirds in amount of the allowed interests held by holders who actually voted in such class have voted to accept the plan.

Classes 1, 2, 4, and 5 of the Plan are Unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.

Classes 3 and 6 of the Plan are Impaired under the Plan and Class 6 is deemed to reject the Plan. Thus, only Class 3 is entitled to vote on the Plan. The Debtor will seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to Class 6. Finally, the Debtor reserves its right to amend the Plan in accordance with Article X.E of the Plan with respect to any rejecting Class.

2.	Standards for Confirmation.

(a)	Requirements of Section 1129(a) of the Bankruptcy Code.

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Court may confirm a chapter 11 plan of reorganization:

(i)     The plan complies with the applicable provisions of the Bankruptcy Code.

(ii)     The proponent of the plan complies with the applicable provisions of the Bankruptcy Code.

(iii)     The plan has been proposed in good faith and not by any means forbidden by law.

(iv)     Any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Court as reasonable.

(v)     The proponent of a plan has disclosed (A) the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy, and (B) the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

(vi)     Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

(vii)     With respect to each impaired class of claims or interests, (x) each holder of a claim or interest of such class (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or (y) if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, each holder of a claim of such class will receive or retain under the plan on account of such claim, property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

(viii)     With respect to each class of claims or interests, (a) such class has accepted the plan; or (b) such class is not Impaired under the plan (subject to the “cramdown” provisions discussed below; see “Requirements of Section 1129(b) of the Bankruptcy Code”).

(ix)     Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

(a)     with respect to a claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim;

(b)     with respect to a class of claims of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such class will receive (a) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (b) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

(c)     with respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim, regular installment payments in cash:

(i)     of a total value, as of the effective date of the plan, equal to the allowed amount of such claim;

(ii)     over a period ending not later than five (5) years after the date of the order for relief under sections 301, 302, or 303 of the Bankruptcy Code; and

(iii)     in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a class of creditors under section 1122(b) of the Bankruptcy Code); and

(d)     with respect to a secured claim which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of that claim, the holder of that claim will receive on account of that claim, cash payments, in the same manner and over the same period, as prescribed in subparagraph (c) above.

(x)     If a class of claims is Impaired under the plan, at least one class of claims that is Impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any insider (as defined in section 101 of the Bankruptcy Code).

(xi)     Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

(xii)     All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

(xiii)     The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

The Debtor believes that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code including those pertaining to voting as the Debtor expects to obtain acceptance from Class 3 (determined without including any acceptance of the Plan by any insiders) prior to commencing the Chapter 11 Case.

(b)	Requirements of Section 1129(b) of the Bankruptcy Code.

If Class 3 accepts the Plan, the Debtor will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code with respect to Class 6.

Section 1129(b) of the Bankruptcy Code sets forth the so-called “cramdown” provisions for confirmation of a plan even if it is not accepted by all Impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one Impaired class of claims has accepted the plan without taking into consideration the votes of any insiders in such class, and (c) the plan is “fair and equitable” and does not “discriminate unfairly” as to any Impaired class that has not accepted the plan.

(i)     Fair and Equitable.

The Bankruptcy Code establishes different “cramdown” tests for determining whether a plan is “fair and equitable” to dissenting Impaired classes of secured creditors, unsecured creditors, and equity interest holders, as follows:

(a)     Secured Creditors. A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class (A) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, at least equal to such holder’s interest in the estate’s interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the “indubitable equivalent” of its allowed secured claim; or (iii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (i) or (ii) hereof.

(b)     Unsecured Creditors. A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (i) each holder of a claim included in the rejecting class receives or retains on account of such claim property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain under the plan on account of such junior claims or interests any property.

(c)     Holders of Equity Interests. A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that: (i) each holder of an equity interest included in the rejecting class receives or retains on account of such equity interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (A) any fixed liquidation preference to which such holder is entitled, (B) any fixed redemption price to which such holder is entitled, or (C) the value of the interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain under the plan on account of such junior interest any property.

The Debtor believes the Plan is fair and equitable with respect to each Class of Claims and Equity Interests that is Impaired under, and has not accepted, the Plan.

(ii)     Unfair Discrimination.

A plan of reorganization does not “discriminate unfairly” if a dissenting class is treated substantially equally with respect to other classes similarly situated, and no class receives more than it is legally entitled to receive for its Claims or Equity Interests. The Debtor believes that the Plan does not discriminate unfairly against any Class of Claims or Equity Interests that is Impaired under, and has not accepted, the Plan.

The Debtor believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

3.	Feasibility.

Section 1129(a)(11) of the Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization of the debtor. For purposes of determining whether the Plan meets this requirement, the Debtor analyzed its ability to meet its obligations under the Plan. Based upon the Debtor’s Financial Projections annexed hereto and the assumptions set forth therein, the Debtor believes that it will be able to make all distributions required under the Plan and to fund its operations going forward and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The Plan substantially deleverages the Debtor’s balance sheet by converting over 80% of its approximately $1.2 billion of debt into equity of the Reorganized Debtor and repaying the balance of such debt in cash from the proceeds of the Exit Financing Facility. This refinancing and conversion of debt-to-equity will generate approximately $37.5 million of cash flow annually due to the reduced interest expense.

4.	Valuation of the Debtor.

In conjunction with formulating the Plan, the Debtor determined it was necessary to estimate the going concern value of the Reorganized Debtor (the “Valuation Analysis”). The Valuation Analysis, performed by Moelis, the Debtor’s proposed investment banker, is set forth in Exhibit E.

THE VALUATION ANALYSIS SET FORTH IN EXHIBIT E REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTOR, WHICH ASSUMES THAT SUCH REORGANIZED DEBTOR CONTINUES AS AN OPERATING BUSINESS. THE ESTIMATED VALUE SET FORTH IN THE VALUATION ANALYSIS DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTOR, ITS SECURITIES, OR ITS ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATE SET FORTH IN THE VALUATION ANALYSIS. ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTOR MAY TRADE AFTER GIVING EFFECT TO THE TRANSACTIONS SET FORTH IN THE PLAN. ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THE VALUATION ANALYSIS.

5.	Best Interests Test.

With respect to each Impaired Class of Claims and Equity Interests, Confirmation of the Plan requires that each holder of an Allowed Claim or Allowed Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests in each Impaired Class would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code, the Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of a chapter 7 liquidation case. The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the Debtor’s unencumbered assets and properties, augmented by the unencumbered Cash, if any, held by the Debtor at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtor’s business and the use of chapter 7 for the purposes of liquidation.

The Debtor’s costs of liquidation under chapter 7 of the Bankruptcy Code would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Allowed General Unsecured Claims and, if applicable, Equity Interests.

To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors and Interest holders in the Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 of the Bankruptcy Code arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the likely erosion in value of assets and vessels in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation, and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Allowed Equity Interest with a recovery that is not less than such holder would receive pursuant to a hypothetical liquidation of the Debtor under chapter 7 of the Bankruptcy Code.

In fact, in every instance, the Plan distributions exceed what any Claim or Equity Interest holder would receive in a chapter 7. For example, the Plan and the Liquidation Analysis demonstrate that (a) each holder of a Prepetition Credit Facility Claim will receive value in a range between 64% and 71% of its Claim under the Plan compared to recoveries ranging from 45% to 62% in a hypothetical chapter 7 liquidation; (b) General Unsecured Claims will receive 100% of their claims, compared to the zero recovery that they would be entitled to in a chapter 7; and (c) Equity Interests will receive $21.9 million to $27.5 million compared to the zero recovery that they would be entitled to in a chapter 7.

The Liquidation Analysis is annexed hereto as Exhibit D. The information set forth in Exhibit D provides a summary of the liquidation values of the Debtor’s assets, assuming a chapter 7 liquidation in which a trustee appointed by the Court would liquidate the assets of the Debtor’s estates.

Underlying the Liquidation Analysis is a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and its management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtor was, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of 6 months, allowing for, among other things, the (i) discontinuation of the Debtor’s operations, (ii) sale of assets, and (iii) collection of receivables.

THE LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE DEBTOR’S ASSETS. NUMEROUS ESTIMATES AND ASSUMPTIONS UNDERLIE THE LIQUIDATION ANALYSIS REGARDING PROCEEDS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY THE DEBTOR’S MANAGEMENT AND ADVISORS, ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OPERATIONAL UNCERTAINTIES BEYOND THE CONTROL OF THE DEBTOR OR A CHAPTER 7 TRUSTEE. ADDITIONALLY, VARIOUS LIQUIDATION DECISIONS UPON WHICH CERTAIN ASSUMPTIONS ARE BASED ARE SUBJECT TO CHANGE. THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS AND ESTIMATES EMPLOYED IN DETERMINING THE LIQUIDATION VALUES OF THE DEBTOR’S ASSETS WILL RESULT IN AN ACCURATE ESTIMATE OF THE PROCEEDS THAT WOULD BE REALIZED IF THE DEBTOR UNDERWENT AN ACTUAL LIQUIDATION.

NEITHER THE DEBTOR NOR ITS ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS. THE ACTUAL AMOUNT OF CLAIMS OR EQUITY INTERESTS AGAINST THE DEBTOR OR ITS ESTATE COULD VARY SIGNIFICANTLY FROM THE ESTIMATES SET FORTH HEREIN, DEPENDING ON THE CLAIMS ASSERTED DURING THE PENDENCY OF THE HYPOTHETICAL CHAPTER 7 CASE. ACCORDINGLY, THE DEBTOR’S ACTUAL LIQUIDATION VALUE IS SPECULATIVE IN NATURE AND COULD VARY MATERIALLY FROM THE ESTIMATES PROVIDED HEREIN.

IX.      FINANCIAL PROJECTIONS AND VALUATION

The Debtor, with the assistance of its advisors, developed a set of financial projections (as summarized in Exhibit C, the “Financial Projections”) for the purposes set forth below. The Financial Projections reflect the Debtor’s most recent estimates of the financial position, results of operations and cash flows after confirmation of the Plan, based upon the Debtor’s assumptions and judgments as to future market and business conditions, expected future operating performance, and the occurrence or nonoccurrence of certain future events, all of which are subject to change. Actual operating results and values may vary.

A.	Financial Projections.

As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtor’s management has, through the development of the Financial Projections, analyzed the Debtor’s ability to meet its obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct its business subsequent to its emergence from this Chapter 11 Case. The Financial Projections were also prepared to assist those holders of Allowed Claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

For the purpose of demonstrating Plan feasibility, the Debtor prepared the Financial Projections with the assistance of its professional advisors. The Financial Projections present, to the best of the Debtor’s knowledge, the Reorganized Debtor’s projected financial position, results of operations, and cash flows from the fourth quarter of 2014 through fiscal year 2018, and reflect the Debtor’s assumptions and judgments as of July 31, 2014

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTOR’S INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTOR DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW EAGLE COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTOR’S MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTOR’S CONTROL. THE DEBTOR CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE DEBTOR’S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.

1.	Scope of Financial Projections.

The Financial Projections are based on the assumption that the Effective Date will occur on or about September 30, 2014. If the Effective Date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted. It is also assumed that the Reorganized Debtor (and Eagle generally) will conduct operations substantially similar to its current business.

The Financial Projections do not fully reflect the application of fresh start accounting, which, if required pursuant to U.S. GAAP, is not anticipated to have a material impact on the underlying economics of the Plan. Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Debtor’s reorganization value to the Debtor’s assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141, will be made after the Debtor emerges from bankruptcy.

A Chapter 11 proceeding is viewed as a significant threat to the continuing operations of Eagle’s international business. Eagle has recently experienced dislocation in its business operations caused by the uncertainty of its financial restructuring process and the potential of a bankruptcy filing. Furthermore, the dry bulk industry has historically been and continues to be subject to significant volatility due to continuously evolving dynamics as they relate to the supply of vessels and demand for shipping services. The unpredictable nature of factors, such as weather, seasonal demand for resources, and asymmetrical timing of vessel deliveries results in significant freight rate volatility and could cause actual results to differ.

The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized Debtor, (ii) Projected Consolidated Cash Income Statement of Reorganized Debtor, and (iii) Projected Consolidated Cash Flow Statement of Reorganized Debtor.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to: the ability of the Reorganized Debtor to operate its business consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness, and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the ability of the Reorganized Debtor to comply with the covenants and conditions under its credit facility and its ability to borrower thereunder; the loss or reduction in business from the Debtor’s significant customers or the failure of the Debtor’s significant customers to perform their obligations to the Debtor; the loss or material downtime of major suppliers; material declines in demand for dry bulk shipping services or the rates in the dry bulk shipping market; changes in production of, or demand for, iron ore, coal, steel, grain, or other dry bulk, either generally or in particular regions; greater than anticipated levels of vessel new building orders or lower than anticipated rates of vessel scrapping; changes in the typical seasonal variations in dry bulk charter rates; changes in the itineraries of the Debtor’s Vessels; increases in costs including, without limitation, crew wages, insurance, provisions, repairs, and maintenance; changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international organizations such as the IMO and the European Union or by individual countries; actions by the courts, the United States Coast Guard, the U.S. Department of Justice, or other governmental or regulatory authorities, and the results of the legal proceedings to which the Reorganized Debtor or any of its affiliated vessels may be subject; changes in the condition of the Debtor’s Vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Debtor’s anticipated drydocking or maintenance and repair costs); the Reorganized Debtor’s ability to attract and maintain key executives, managers, and employees; changes in general domestic and international political conditions; and adverse changes in foreign currency exchange rates affecting the Debtor’s expenses. See also Section X (“Certain Risk Factors to be Considered,” generally and in particular “Additional Factors to be Considered--Forward-Looking Statements are not Assured, and Actual Results May Vary”).

B.	Valuation of the Reorganized Debtor as of July 15, 2014.

The Debtor’s financial advisor, Moelis, has estimated the post-confirmation enterprise value of the Reorganized Debtor to be in a range between $850 million and $950 million. In developing this estimate, Moelis considered, among other things, vessel appraisals and other valuation methodologies. Given the approximately $225 million of debt projected to be on the balance sheet of the Reorganized Debtor, the implied equity value of the Reorganized Debtor is approximately $625 million to $725 million.

Under the Plan, Holders of Equity Interests would receive New Eagle Equity Warrants to purchase shares of New Eagle Common Stock, representing an aggregate total of 7.5% of the total number of shares of New Eagle Common Stock issuable pursuant to the Plan (subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options), exercisable at any time for a period of seven (7) years from the Effective Date, at a strike price per share equal to the amount derived by dividing (a) (1) the principal amount of the outstanding Term Loans and PIK Loans (each, as defined in the Prepetition Credit Agreement), immediately prior to the Effective Date, plus (2) any accrued but unpaid interest under the Prepetition Credit Agreement immediately prior to the Effective Date, minus (3) the Prepetition Credit Facility Cash Distribution by (b) the aggregate number of shares issued under the Plan pursuant to the Prepetition Credit Facility Equity Distribution and the Shareholder Equity Distribution, which warrants will be issued by the Reorganized Debtor pursuant to the terms of the New Eagle Equity Warrant Agreement. The estimated value of the New Eagle Equity Warrants is approximately $19 million to $24 million based on the Black-Scholes pricing model.

The foregoing estimates of the post-confirmation equity value of the Reorganized Debtor and the share price of New Eagle Common Stock are based on a number of assumptions, including no material adverse changes in the spot rate market, no ship arrests, no material disruptions to the Reorganized Debtor’s business and operations, the continuing employment of the Debtor’s Vessels, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

The valuation assumptions herein are not a prediction or reflection of post-confirmation trading prices of the Reorganized Debtor’s common stock. Such securities may trade at substantially lower or higher prices because of a number of factors. The trading prices of securities issued under a plan of reorganization are subject to many unforeseen circumstances and therefore cannot be predicted.

X.     CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE) PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.	Certain Bankruptcy Law Considerations.

1.	Parties in Interest May Object to the Debtor’s Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a debtor may place a claim or an equity interest in a particular class under a plan of reorganization only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtor believes that the classification of Claims and Equity Interests in the Plan complies with the Bankruptcy Code requirements because the Debtor classified Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class. Nevertheless, there can be no assurance that the Court will reach the same conclusion.

2.	Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan.

The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether or not the Court enters an order subordinating certain Allowed Claims to other Allowed Claims. The occurrence of any and all such contingencies, which could affect the distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Class to accept or reject the Plan or require any sort of revote by the Impaired Class.

3.	The Debtor May Fail to Satisfy the Solicitation Requirements Requiring a Re-Solicitation.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or equity interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of votes was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitation or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code.

Additionally, Bankruptcy Rule 3018(b) states that a holder of a claim or equity interest who has accepted or rejected a plan before commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the Court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for solicitation of creditors or equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.

To satisfy the requirements of Bankruptcy Code section 1126(b) and Bankruptcy Rule 3018(b), the Debtor will be delivering the solicitation materials to all holders of Claims as of the Voting Record Date in the Classes entitled to vote. Accordingly, the Debtor believes that the solicitation is proper under section 1125 of the Bankruptcy Code. The Debtor cannot be certain, however, that the solicitation of acceptances or rejections will be approved by the Court, and if such approval is not obtained, Confirmation of the Plan could be denied. If the Court were to conclude that the Debtor did not satisfy the solicitation requirements, then the Debtor may seek to re-solicit votes to accept or reject the Plan or solicit votes from one or more Classes not previously solicited. The Debtor cannot provide any assurances that such a re-solicitation would be successful. Re-solicitation could delay or jeopardize Confirmation of the Plan and result in termination of the Restructuring Support Agreement. Non-confirmation of the Plan and loss of the enormous benefits under the Restructuring Support Agreement could result in a protracted Chapter 11 Case or cases, which could significantly and detrimentally impact relationships with vendors, suppliers, employees, and major customers and erode value.

4.	Risk of Non-Confirmation, Non-Occurrence, or Delay of the Plan.

Because the Plan is proposed as a prepackaged plan, the Debtor will begin soliciting votes before the commencement of Chapter 11 Case. If votes are received from holders of Prepetition Credit Facility Claims in number and amount sufficient to satisfy the requirements to confirm a chapter 11 plan, then the Debtor will commence the Chapter 11 Case and seek Confirmation of the Plan as soon as reasonably practicable. If insufficient votes are received, the Debtor may seek to accomplish an alternative to the Plan. There can be no assurance that the terms of an alternative plan would be similar, or as favorable, to the Holders of Allowed Claims or Allowed Equity Interests as those proposed by the Plan. Additionally, if the Plan is not accepted prior to the Petition Date by the requisite number of votes from the holders of Prepetition Credit Facility Claims, then the Debtor may commence the Chapter 11 Case or cases without the benefit of a pre-negotiated plan of reorganization or could pursue other out-of-court restructuring alternatives.

For the Debtor to emerge successfully from the Chapter 11 Case as a viable entity, the Debtor, like any other chapter 11 debtor, must obtain approval of the Plan from its creditors and confirmation of the Plan through the Court, and then successfully implement the Plan. The foregoing process requires the Debtor to (i) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement, (ii) solicit and obtain creditor acceptances of the Plan, and (iii) fulfill other statutory conditions with respect to the confirmation of the Plan.

Although the Debtor believes that the Plan satisfies all of the requirements necessary for confirmation by the Court, there can be no assurance that the Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not necessitate the re-solicitation of votes to accept the Plan, as modified. Additionally, by its terms, the Plan will not become effective unless, among other things, the conditions precedent described in Section VII.D of this Disclosure Statement have been satisfied or waived in accordance with Article X.B of the Plan.

5.	Risk of Non-Occurrence of the Effective Date.

Although the milestones in the Restructuring Support Agreement require that the Effective Date occur by November 30, 2014, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur. The impact that a prolonging of the Chapter 11 Case may have on Eagle’s operations cannot be accurately predicted or quantified. The continuation of the Chapter 11 Case, particularly if the Plan is not approved, confirmed, or implemented within the time frame currently contemplated, could adversely affect operations and relationships between Eagle and its customers and charterers, suppliers, vendors, service providers, and other creditors and result in increased professional fees and similar expenses. Failure to confirm the Plan could further weaken Eagle’s liquidity position, which could jeopardize Eagle’s exit from chapter 11.

6.	The DIP Facility and Cash Collateral May Be Insufficient to Fund the Debtor’s Business Operations, or May Be Unavailable if the Debtor Does Not Comply with Its Terms.

On or shortly after the Petition Date, as set forth above, the Debtor intends to ask the Court for authorization to implement the DIP Facility in order to provide liquidity to Eagle during the pendency of the Chapter 11 Case. There can be no assurance that the Court will approve the DIP Facility on the terms requested by the Debtor. Moreover, in the event available borrowings under the DIP Facility and the use of cash collateral are not sufficient to meet the Debtor’s liquidity requirements, the Debtor may be required to seek additional financing. Similarly, in the event the Debtor fails to comply with any of the terms or conditions of the DIP Facility, the outstanding principal balance under the DIP Facility (including accrued interest thereon) may become due and payable and the Debtor may need to obtain additional financing to repay the amount due under the DIP Facility. There can be no assurance that such additional financing would be available or, if available, offered on terms acceptable to the Debtor or the Court. If, for one or more reasons, the Debtor is unable to obtain such additional financing, the Debtor’s business and assets could be subject to liquidation under chapter 7 of the Bankruptcy Code and the Debtor may cease to continue as a going concern.

The DIP Credit Agreement and the DIP Orders provide for affirmative and negative covenants applicable to EBS and its Non-Debtor Subsidiaries, including negative covenants restricting the ability of EBS and its Non-Debtor Subsidiaries to incur additional indebtedness, grant liens, dispose of or purchase assets, pay dividends, or take certain other actions, as well as financial covenants applicable to the Debtor, including compliance with a cash flow variance, maximum capital expenditures, and minimum liquidity. There can be no assurance that the Debtor will be able to comply with these covenants and meet its obligations as they become due or to comply with the other terms and conditions of the DIP Credit Agreement. Should business activity levels be below expectations, the Debtor could default on its DIP Facility obligations or violate the terms of the DIP Orders. Any default of the Debtor’s obligations under the DIP Credit Agreement or violation of the DIP Orders could result in a default of the Debtor’s obligations under the Restructuring Support Agreement, which could imperil the Debtor’s ability to confirm the Plan and threaten its ability to continue to operate as a going concern.

7.	Impact of the Chapter 11 Case on the Debtor.

The Chapter 11 Case may affect the Debtor’s relationships with, and its ability to negotiate favorable terms with, creditors, customers, charterers, suppliers, vendors, employees, and other personnel and counterparties. While the Debtor expects to continue normal operations, public perception of its continued viability may affect, among other things, the desire of new and existing charterers and customers to enter into, or continue, charters or other agreements or arrangements with the Debtor. The failure to maintain any of these important relationships could adversely affect the Debtor’s business, financial condition, and results of operations. Because of the public disclosure of the Chapter 11 Case and concerns foreign vendors may have about liquidity, the Debtor’s ability to maintain normal credit terms with vendors may be impaired. Also, the Debtor’s transactions that are outside of the ordinary course of business are generally subject to the approval of the Court, which may limit the Debtor’s ability to respond on a timely basis to certain events or take advantage of certain opportunities. As a result, the effect that the Chapter 11 Case will have on the Debtor’s business, financial conditions, and results of operations cannot be accurately predicted or quantified at this time. Additionally, the terms of the DIP Credit Agreement limit Eagle’s ability to undertake certain business initiatives. These limitations include, among other things, Eagle’s ability to: (a) sell assets outside the normal course of business; (b) consolidate, merge, sell, or otherwise dispose of all or substantially all of its assets; (c) grant liens; and (d) finance its operations, investments, or other capital needs.

8.	The Plan is Based Upon Assumptions the Debtor Developed Which May Prove Incorrect and Could Render the Plan Unsuccessful.

The Plan affects both the Debtor’s capital structure and the ownership, structure, and operation of its business and reflects assumptions and analyses based on the Debtor’s experience and perception of historical trends, current conditions, and expected future developments, as well as other factors that the Debtor considers appropriate under the circumstances. Whether actual future results and developments will be consistent with the Debtor’s expectations and assumptions depends on a number of factors, including but not limited to the Debtor’s: (i) ability to implement the substantial changes to the capital structure; (ii) ability to obtain adequate liquidity and financing sources, including the Exit Financing Facility; (iii) ability to maintain customers’ confidence in Eagle’s viability as a continuing entity and to attract and retain sufficient business from them; and (iv) ability to retain key employees, as well as the overall strength and stability of general economic conditions of the financial and shipping industries, both in the United States and in global markets. The failure of any of these factors could materially adversely affect the successful reorganization of the Debtor’s business.

In addition, the Plan relies upon financial projections, including with respect to revenues, EBITDA, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. In Eagle’s case, the forecasts are even more speculative than normal, because they involve fundamental changes in the nature of Eagle’s capital structure. Accordingly, Eagle acknowledges that its actual financial condition and results of operations may differ, perhaps materially, from what was anticipated. Consequently, there can be no assurance that the results or developments contemplated by any plan of reorganization implemented will occur or, even if they do occur, that they will have the anticipated effects on the Debtor and its subsidiaries or their businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of any plan of reorganization.

B.	Certain Risks Related to the Exit Financing Facility.

1.	Ability to Maintain Sufficient Liquidity.

Although the Debtor expects to incur exit financing comprised of a $225 million term loan and a $50 million revolver on the Effective Date, there can be no assurance that the Debtor will be able to obtain the Exit Financing Facility.  Moreover, consistent with the terms of the Restructuring Support Agreement, the final terms of the Exit Financing Facility must be in form and substance reasonably acceptable to the Majority Consenting Lenders (as such term is defined in the Restructuring Support Agreement).  Furthermore, under the Restructuring Support Agreement, if the final terms of the Exit Financing Facility differ in a meaningful way from the terms set forth in that certain exit financing proposal referenced in the Restructuring Support Agreement, then each Consenting Lender shall have the option to terminate its obligations under the Restructuring Support Agreement and seek to change its vote on the Plan.  There can be no assurance that the final terms of the Exit Financing Facility will satisfy these requirements. Notwithstanding the foregoing, the Debtor does not intend to re-solicit votes on the Plan if the terms of the Exit Financing Facility differ from those presently contemplated, or if the Debtor is unable to or does not obtain Exit Financing in connection with its emergence from chapter 11, unless, in either case, a sufficient number of Consenting Lenders exercise their option to withdraw their support for the Plan and change their votes, such that the Plan no longer is supported by the requisite holders of, and amounts of, Claims in Class 3.

Moreover, the Reorganized Debtor’s substantial indebtedness and interest expense under the Exit Financing Facility could have important consequences, including limiting the Debtor’s ability to use a substantial portion of its cash flow from operations in other areas of its business, including for working capital, capital expenditures, and other general business activities, because a substantial portion of these funds will be dedicated to servicing its debt. The Reorganized Debtor’s ability to maintain adequate liquidity could depend on its ability to successfully implement the Plan, the successful operation of its business, the appropriate management of operating expenses and capital spending, and its ability to complete asset sales on favorable terms.

2.	Restrictive Covenants in the Exit Financing Facility.

The Exit Financing Facility could require the Reorganized Debtor to have restrictive covenants which could restrict the Reorganized Debtor’s business operations. Restrictive covenants can limit a borrower’s ability to, among other things, incur additional debt and provide additional guarantees, pay dividends or make other restricted payments, create or permit certain liens, sell vessels or other assets, make certain investments, engage in certain transactions with affiliates, and consolidate or merge with, or into, other companies, or transfer all or substantially all of the Reorganized Debtor’s assets.

In addition, the Exit Financing Facility could require the Reorganized Debtor to maintain (1) certain financial ratios, (2) a minimum amount of liquidity, and (3) a set level of consolidated net worth with respect to its fleet.  If the Exit Financing Facility contains these or similar financial covenants, the Reorganized Debtor may be limited in the manner in which it can conduct its business, and may be unable to engage in favorable business activities or finance future operations or capital needs. Furthermore, there can be no assurance that the Reorganized Debtor will be able to satisfy the covenants that could be included in the Exit Financing Facility.

C.	Certain Risks Related to the Debtor’s Business and Operations.

1.	The Continuing Global Economic Downturn May Continue to Negatively Impact the Debtor’s Business.

In the current global economy, operating businesses have recently faced tightening credit, weakening demand for goods and services, weak international liquidity conditions, and declining markets. Lower demand for dry bulk cargoes as well as diminished trade credit available for the delivery of such cargoes have led to decreased demand for dry bulk carriers, creating downward pressure on charter rates and vessel values. The continuing economic downturn has had, and may continue to have, during 2014 a number of adverse consequences for dry bulk and other shipping sectors, including, among other things: (a) an absence of financing for vessels; (b) a further decrease in the market value of Eagle’s Vessels and no active second-hand market for the sale of vessels; (c) low charter rates, particularly for vessels employed on short-term time charters or in the spot market; (d) widespread loan covenant defaults; and (e) declaration of bankruptcy by some operators and shipowners, as well as charterers. The continued occurrence of one or more of these events could have a material adverse effect on the Debtor’s business, results of operations, cash flows, and financial condition.

2.	Dependence on Spot Charters.

As set forth above, Eagle currently operates a fleet of forty-five (45) owned Vessels, of which 44 are employed for less than one year as of December 31, 2013, exposing it to fluctuations in spot market charter rates. Historically, the dry bulk market has been volatile as a result of the many conditions and factors that can affect the price, supply, and demand for dry bulk capacity. The continuing global economic crisis may further reduce demand for transportation of dry bulk cargoes over longer distances and supply of dry bulk vessels to carry such dry bulk cargoes, which may materially affect the Debtor’s revenues, profitability, and cash flows. The spot charter market may fluctuate significantly based upon supply of, and demand for, vessels and cargoes. The successful operation of Eagle’s Vessels in the competitive spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. The spot market is very volatile, and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. If future spot charter rates decline, then Eagle may be unable to operate its Vessels trading in the spot market profitably, meet its obligations, including payments on indebtedness, or to pay dividends, if any, in the future. Furthermore, as charter rates for spot charters are fixed for a single voyage, which may last up to several weeks, during periods in which spot charter rates are rising, Eagle will generally experience delays in realizing the benefits from such increases.

As of the date hereof, all forty-five (45) of Eagle’s Vessels are currently on charter. Thirty-seven (37) of the charters are scheduled to expire during 2014 and the remaining eight (8) are scheduled to expire during the first quarter of 2015. Eagle’s ability to renew the charters, and the charter rates payable under any such replacement charters, will depend upon, among other things, economic conditions in the sectors in which Eagle’s Vessels operate at that time, changes in the supply of and demand for vessel capacity, and changes in the supply of and demand for the seaborne transportation of energy resources.

3.	Reliance on a Limited Number of Charterers.

Eagle derives a significant part of its revenues from a small number of charterers. In 2013, two customers individually accounted for more than 10% of Eagle’s time and voyage charter revenue, accounting for approximately 15.8% and 13.8% of Eagle’s time and voyage charter revenue, respectively. The charterers’ payments to Eagle under their charters are Eagle’s sole source of revenue. Some of Eagle’s charterers are privately owned companies for which limited credit and financial information was available to Eagle in making its assessment of counterparty risk when Eagle entered into its charter. In addition, the ability of each of Eagle’s charterers to perform its obligations under a charter will depend on a number of factors that are beyond Eagle’s control. These factors may include general economic conditions, the condition of the dry bulk shipping industry, the charter rates received for specific types of vessels, and various operating expenses. If one or more of these charterers terminates its charter or chooses not to re-charter Eagle’s Vessel or is unable to perform under its charter with Eagle and Eagle is not able to find a replacement charter, Eagle could suffer a loss of revenues that could adversely affect its financial condition, results of operations, and cash available for distribution as dividends to its shareholders. In addition, Eagle may be required to change the flagging or registration of the related Vessel and may incur additional costs, including maintenance and crew costs if a charterer were to default on its obligations. The Debtor’s shareholders do not have any recourse against its charterers.

4.	Increased Operating Costs Could Adversely Affect Cash Flows and Financial Condition.

Purchasing and operating secondhand vessels may result in increased operating costs and reduced fleet utilization. While Eagle has the right to inspect previously owned vessels prior to purchase, such an inspection does not provide it with the same knowledge about their condition that Eagle would have if these vessels had been built for and operated exclusively by it. A secondhand vessel may have conditions or defects that Eagle was not aware of when it bought the vessel and which may require it to incur costly repairs to the vessel. These repairs may require Eagle to put a vessel into dry dock, which would reduce Eagle’s fleet utilization. Furthermore, Eagle usually does not receive the benefit of warranties on secondhand vessels.

The aging of Eagle’s fleet may result in increased operating costs in the future, which could adversely affect its earnings. In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. Although the average age of the forty-five (45) dry bulk Vessels in Eagle’s operating fleet as of July 31, 2014 is approximately 7.2 years, as Eagle’s fleet ages, it will incur increased costs. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to Eagle’s Vessels and may restrict the type of activities in which its vessels may engage. There can be no assurance that, as Eagle’s Vessels age, market conditions will justify those expenditures or enable Eagle to operate its Vessels profitably during the remainder of their useful lives.

5.	Highly Competitive International Shipping Industry and Ability to Effectively Compete.

Eagle’s Vessels are employed in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than Eagle. Competition for the transportation of dry bulk cargo by sea is intense and depends on price, location, size, age, condition, and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the dry bulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than Eagle is able to offer. If Eagle is unable to successfully compete with other dry bulk shipping companies, its results of operations would be adversely impacted.

6.	Inadequate Liquidity Could Materially Adversely Affect Eagle’s Future Business Operations.

Given the current business environment, Eagle’s liquidity needs could be significantly higher than currently anticipated. Eagle’s ability to maintain adequate liquidity through 2014 and beyond could depend on its ability to successfully implement the Plan or otherwise restructure its indebtedness, successful operation of its business, appropriate management of operating expenses and capital spending and its ability to complete asset sales on favorable terms if necessary. Eagle’s expected liquidity needs are highly sensitive to changes in each of these and other factors.

7.	Potential for Vessel Arrests.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of Eagle’s Vessels could interrupt its cash flow and require Eagle to pay large sums of money to have the arrest or attachment lifted. In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against one Vessel in Eagle’s fleet for claims relating to another of its Vessels.

8.	Operational Hazards and Adequacy of Insurance.

The operation of Eagle’s business has certain unique risks. With a dry bulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, dry bulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels’ holds. If a dry bulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads leading to the loss of a vessel. If Eagle is unable to adequately maintain its Vessels, Eagle may be unable to prevent these events. Any of these circumstances or events could negatively impact Eagle’s business, financial condition, results of operations, and ability to pay dividends, if any, in the future. In addition, the loss of any of Eagle’s Vessels could harm its reputation as a safe and reliable vessel owner and operator.

Eagle’s Vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, human error, environmental accidents, war, terrorism, piracy, and other circumstances or events. In addition, transporting cargoes across a wide variety of international jurisdictions creates a risk of business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts, the potential for changes in tax rates or policies, and the potential for government expropriation of Eagle’s Vessels. Any of these events may result in loss of revenues, increased costs and decreased cash flows to Eagle’s customers, which could impair their ability to make payments to Eagle under its charters.

In the event of a casualty to a Vessel or other catastrophic event, Eagle will rely on its insurance to pay the insured value of the Vessel or the damages incurred. Through Eagle’s management agreements with its technical managers, it procures insurance for the Vessels in its fleet employed under time charters against those risks that Eagle believes the shipping industry commonly insures against. These insurances include marine hull and machinery insurance, protection and indemnity insurance, which include pollution risks and crew insurances, and war risk insurance. Currently, the amount of coverage for liability for pollution, spillage, and leakage available to Eagle on commercially reasonable terms through protection and indemnity associations and providers of excess coverage is $1 billion per Vessel per occurrence.

Eagle has procured hull and machinery insurance, protection and indemnity insurance, which includes environmental damage and pollution insurance coverage and war risk insurance for Eagle’s fleet. Eagle does not maintain, for its Vessels, insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel. Eagle may not be adequately insured against all risks. Eagle may not be able to obtain adequate insurance coverage for its fleet in the future, and Eagle may not be able to obtain certain insurance coverages, including insurance against charter party defaults, that it has obtained in the past on terms that are acceptable to Eagle or at all. The insurers may not pay particular claims. Eagle’s insurance policies may contain deductibles for which it will be responsible and limitations and exclusions which may increase its costs or lower its revenue. Moreover, insurers may default on claims they are required to pay.

The Reorganized Debtor intends to carry insurance against those risks it believes the shipping industry commonly insures against. However, there can be no assurance that the Reorganized Debtor will be adequately insured against all risks or that it will be able to obtain adequate insurance coverage at reasonable rates for its Vessels in the future. For example, in the past more stringent environmental regulations have led to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. Additionally, the insurers of Eagle or the Reorganized Debtor may refuse to pay particular claims. Any significant loss or liability for which Eagle or the Reorganized Debtor is not insured could have a material adverse effect on its financial condition.

9.	Laws and Regulations.

Eagle’s operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state, and local laws, and national and international regulations in force in the jurisdictions in which Eagle’s Vessels operate or are registered, which can significantly affect the ownership and operation of Eagle’s Vessels. These regulations include, but are not limited to, the U.S. Oil Pollution Act of 1990 (“OPA”), the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Air Act, the U.S. Clean Water Act, and the Maritime Transportation Security Act of 2002, or MTSA, requirements of the U.S. Coast Guard and the U.S. Environmental Protection Agency, and regulations of the United Nations’ International Maritime Organization (the “IMO”), including the International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL including designation of Emission Control Areas thereunder, the IMO International Convention for the Safety of Life at Sea of 1974, the International Convention on Civil Liability for Bunker Oil Pollution Damage, and the International Convention on Load Lines of 1966. Compliance with such laws, regulations, and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of Eagle’s Vessels.

Eagle may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast and bilge waters, elimination of tin-based paint, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of Eagle’s ability to address pollution incidents. These costs could have a material adverse effect on Eagle’s business, results of operations, cash flows, and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions, or the suspension or termination of Eagle’s operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject Eagle to liability without regard to whether Eagle was negligent or at fault. Under OPA, for example, owners, operators, and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States.

Furthermore, the 2010 explosion of the Deepwater Horizon and the subsequent release of oil into the Gulf of Mexico, or other events, may result in further regulation of the shipping industry, and modifications to statutory liability schemes, which could have a material adverse effect on Eagle’s business, financial condition, results of operations, and cash flows. An oil spill could result in significant liability, including fines, penalties, and criminal liability and remediation costs for natural resource damages under other federal, state, and local laws, as well as third-party damages. Eagle is required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although Eagle has arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks or that any claims will not have a material adverse effect on Eagle’s business, results of operations, cash flows, financial condition, and ability to pay dividends, if any, in the future.

10.	Ability to Attract and Retain Key Management Personnel and other Employees in the Shipping Industry.

Eagle’s success depends, to a significant extent, upon the abilities and efforts of its management team. The Reorganized Debtor’s success will depend on its ability to retain key members of its management team and to hire new members as may be necessary. The loss of any of these individuals could adversely affect Eagle’s business prospects and financial condition. In particular, during the pendency of the Chapter 11 Case, Eagle could experience increased levels of employee attrition, and its employees are potentially facing considerable distraction and uncertainty. The ability of Eagle to engage, motivate, and retain key employees or take other measures intended to motivate and incentivize key employees to remain through the pendency of the Chapter 11 Case is limited during the Chapter 11 Case by restrictions on implementation of retention programs. The loss of any of these key individuals could adversely affect Eagle’s business prospects and financial condition. Difficulty in hiring and retaining replacement personnel could have a similar effect. Eagle does not maintain “key man” life insurance on any of Eagle’s officers. The restructuring has consumed, and will continue to consume, a substantial portion of management’s time and attention, leaving them with less time to devote to the business operations. This diversion may materially adversely affect the conduct of Eagle’s business and, as a result, Eagle’s financial condition and results of operations, particularly if the Chapter 11 Case is protracted.

11.	Failure to Qualify Under IRC Section 883.

Under the United States Internal Revenue Code of 1986, as amended (the “Tax Code”), 50% of the gross shipping income of a vessel owning or chartering corporation, such as Eagle, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as United States source shipping income and such income is subject to a 4% United States federal income tax without allowance for any deductions, unless that corporation qualifies for exemption from tax under Section 883 of the Tax Code (“Section 883”) and the Treasury regulations promulgated thereunder.

Eagle believes that, historically, it has qualified for an exemption pursuant to Section 883, and has taken that position for United States federal income tax return reporting purposes. However, there are factual circumstances beyond Eagle’s control that could cause Eagle to lose the benefit of this tax exemption after the Effective Date and thereby cause Eagle to become subject to United States federal income tax on its United States source shipping income. Due to the factual nature of the issues involved, there can be no assurance as to Eagle’s tax-exempt status or that of any of its subsidiaries.

In addition, changes in the Code, the Treasury regulations, or the interpretation thereof by the Internal Revenue Service or the courts could adversely affect the Reorganized Debtor’s ability to take advantage of the exemption under Section 883.

If the Reorganized Debtor is not entitled to this exemption under Section 883 for any taxable year, it would be subject for such taxable year to a 4% United States federal income tax on its United States source shipping income. The imposition of this taxation could have a negative effect on its business and would result in decreased earnings.

For more information, please refer to Article XIII.B.1. “Exemption of Operating Income from United States Federal Income Taxation” and XIII.B.2. “Taxation in the Absence of Section 883 Exemption.”

12.	Treatment by United States Tax Authorities as a “Passive Foreign Investment Company.”

A foreign corporation will be treated as a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” United States stockholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on Eagle’s current method of operation, Eagle does not believe that Eagle has been, is, or that the Reorganized Debtor will be, a PFIC with respect to any taxable year. In this regard, Eagle has treated, and the Reorganized Debtor intends to treat, the gross income it derives or is deemed to derive from its time chartering activities as services income, rather than rental income. Accordingly, Eagle believes that the income from Eagle’s time chartering activities does not, and, as of the Effective Date, the income from the Reorganized Debtor’s time chartering activities will not, constitute “passive income,” and the assets that Eagle owns and operates, and, as of the Effective Date, that the Reorganized Debtor will own and operate, in connection with the production of that income do not, and will not, constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing the Reorganized Debtor’s method of operation. Accordingly, no assurance can be given that the United States Internal Revenue Service (the “IRS”) or a court of law will accept the Reorganized Debtor’s position, and there is a risk that the IRS or a court of law could determine that the Reorganized Debtor is a PFIC. Moreover, no assurance can be given that the Reorganized Debtor would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of its operations.

If the IRS were to find that the Reorganized Debtor is, or Eagle has been, a PFIC for any taxable year, the Reorganized Debtor’s United States stockholders would face adverse United States tax consequences and information reporting obligations. Under the PFIC rules, unless those stockholders made an election available under the Code (which election could itself have adverse consequences for such stockholders), such stockholders would be liable to pay United States federal income tax upon excess distributions and upon any gain from the disposition of the Reorganized Debtor’s common stock at the then prevailing income tax rates applicable to ordinary income plus interest as if the excess distribution or gain had been recognized ratably over the stockholder's holding period of the Reorganized Debtor’s common stock.

13.	Treatment by United States Tax Authorities as a “Controlled Foreign Corporation.”

If more than 50% of the Reorganized Debtor common stock is owned, directly, indirectly or constructively, by United States holders, each of whom own, after applying attribution rules, 10% or more of the total combined voting power of all classes of the Reorganized Debtor’s common stock (a “10% U.S. Holder”), the Reorganized Debtor would be treated as a “controlled foreign corporation” (a “CFC”). This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. Holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of the Reorganized Debtor. In addition, under Section 1248 of the Tax Code, if the Reorganized Debtor were to be considered a CFC at any time during the five-year period ending with the sale or exchange of the Reorganized Debtor’s common stock by a 10% U.S. Holder, gain from such sale or exchange would generally be treated as dividend income to the extent of the Reorganized Debtor’s earnings and profits attributable to the shares sold or exchanged. If the Reorganized Debtor were to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder. For more information, please refer to Section XIII.E.5, Controlled Foreign Corporation Status.

14.	Discharge of Prepetition Claims and Related Legal Proceedings.

The Debtor may be subject to Claims in various legal proceedings and may become subject to other legal proceedings in the future. Although any such Claims will be generally stayed while the Chapter 11 Case is pending, the Debtor may not be successful in ultimately discharging or satisfying such Claims. The ultimate outcome of each of these matters, including the Debtor’s ability to have these matters satisfied and discharged in the bankruptcy proceeding, cannot presently be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case. The liability the Debtor may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result, these matters may potentially be material to the Debtor’s business, financial condition, and/or results of operations.

D.	Certain Risks Relating to the Shares of New Eagle Common Stock and the New Eagle Equity Warrants Under the Plan.

1.	Significant Holders.

As set forth above, after the Effective Date, the Prepetition Credit Facility Lenders will receive 99.5% of the New Eagle Common Stock under the Plan (subject to dilution by the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options). If such holders of New Eagle Common Stock were to act as a group, such holders would be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtor and, consequently, have an impact upon the value of the New Eagle Equity Warrants and New Eagle Common Stock.

2.	Restrictions on Transfer of New Eagle Common Stock.

The recipients of securities issued under the Plan who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. In addition, securities issued under the Plan to affiliates of the Reorganized Debtor will be subject to restrictions on resale. These persons will be permitted to transfer or sell such securities only pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act. These restrictions may adversely impact the value of the shares of New Eagle Common Stock and make it more difficult for such shareholders to dispose of their shares, or to realize value on the shares, at a time when they may wish to do so. See Section XI “Securities Law Matters” for additional information regarding restrictions on resales of the New Eagle Common Stock.

3.	Lack of Established Market for New Eagle Common Stock and the New Eagle Equity Warrants.

A liquid trading market for the New Eagle Common Stock and the New Eagle Equity Warrants issued under the Plan does not exist. The future liquidity of the trading markets for New Eagle Common Stock and the New Eagle Equity Warrants will depend, among other things, upon the number of holders of such securities and whether such securities become listed for trading on an exchange or trading system at some future time.

The shares of common stock of EBS are currently listed on NASDAQ. EBS intends to remain listed following the Petition Date on NASDAQ, the Reorganized Debtor intends to continue such NASDAQ listing in respect of the New Eagle Common Stock, and the Consenting Lenders have agreed to provide EBS with sufficient time and cooperation to take the necessary steps to comply with all applicable NASDAQ requirements, as shall be reasonably agreed between EBS and the Consenting Lenders, in order for EBS to maintain such NASDAQ listing and for the Reorganized Debtor to be able to continue such listing upon the Effective Date. There can be no assurance, however, that EBS will be able to maintain such listing, or that the New Eagle Common Stock will be approved for listing on NASDAQ. In addition, in the event EBS loses its NASDAQ listing prior to the Effective Date, although the Consenting Lenders have agreed to support EBS’ good faith efforts to become relisted on NASDAQ, and EBS intends to use commercially reasonable efforts to comply with the NASDAQ listing requirements while delisted (subject to the terms and conditions of the Plan), there can be no assurance that EBS will be able to regain its listing on NASDAQ, or, if it were to regain such listing, that the New Eagle Common Stock would be approved for listing on NASDAQ. The Reorganized Debtor is under no obligation to list the New Eagle Equity Warrants on any securities exchange. While a liquid trading market may develop in the future for the New Eagle Common Stock, this is uncertain to be the case with respect to the New Eagle Equity Warrants.

4.	The Anti-Dilution Protection for the New Eagle Equity Warrants Does Not Cover All Transactions that Could Adversely Affect Such Warrants.

The terms of the New Eagle Equity Warrants will provide for anti-dilution protection in the event of a stock split, reverse stock split, stock dividend, reclassification, dividend or distribution (other than ordinary cash dividends), and business combination transaction. However, there could be other transactions that adversely affect the New Eagle Equity Warrants, such as the issuance of common stock at a price below the exercise price for the New Eagle Equity Warrants or below the market price for the New Eagle Common Stock, that could adversely affect the value of the New Eagle Equity Warrants for which there will be no anti-dilution adjustment. Also, if the Reorganized Debtor were to engage in a business combination transaction for cash at a time when the market value of the New Eagle Equity Warrants was below the applicable exercise price, holders of the New Eagle Equity Warrants would receive no value.

5.	Historical Financial Information of the Debtor May Not Be Comparable to the Financial Information of the Reorganized Debtor.

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtor from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtor’s historical financial statements.

6.	The Financial Projections Set forth in this Disclosure Statement May Not Be Achieved.

The Financial Projections cover the operations of the Reorganized Debtor through 2018. The Financial Projections are based on numerous assumptions that are an integral part thereof, including, but not limited to, Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtor, industry performance, general business and economic conditions, competition, adequate financing, absence of material claims, the ability to make necessary capital expenditures, the ability to establish strength in new markets and to maintain, improve, and strengthen existing markets, customer purchasing trends and preferences, the ability to increase gross margins and control future operating expenses, and other matters, many of which are beyond the control of the Reorganized Debtor. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the operations of the Reorganized Debtor. These variations may be material and adverse. Because the actual results achieved throughout the periods covered by the Financial Projections will vary from the projected results, the Financial Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

7.	Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of United States Judgments by Investors.

The Reorganized Debtor will be incorporated in the Republic of the Marshall Islands. The corporate affairs of the Reorganized Debtor will be governed by its amended and restated articles of incorporation and by-laws (as described herein) and by the Republic of the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. There have been few judicial cases in the Marshall Islands, however, interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in the United States.

The rights of stockholders of companies incorporated in the Marshall Islands may differ from the rights of stockholders of companies incorporated in the United States. While the BCA provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and Eagle cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, stockholders of companies incorporated in the Marshall Islands may have more difficulty in protecting their interests in the face of actions by the management, directors, or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a relatively more substantial body of case law.

E.	Additional Factors to Be Considered.

1.	The Debtor Has No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtor as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtor has no duty to update this Disclosure Statement unless otherwise ordered to do so by the Court.

2.	No Representations Outside this Disclosure Statement Are Authorized.

No representations concerning or related to Eagle, the Chapter 11 Case, once commenced, or the Plan are authorized by the Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

3.	Forward-Looking Statements Are Not Assured, and Actual Results May Vary.

This Disclosure Statement contains forward-looking statements. These forward-looking statements are based on the current expectations and observations of the Debtor’s management, and include factors that could cause actual results to differ materially, such as: those factors described in Section IX of this Disclosure Statement; Eagle’s ability to meet current operating needs, including its ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers, and service providers and to retain key executives, managers, and employees; the Debtor’s ability to obtain Court approval with respect to motions in the Chapter 11 Case, once commenced; the effects of the Court rulings in the Chapter 11 Case and the outcome of the case in general; the length of time the Debtor will operate under the Chapter 11 Case; the pursuit by the Debtor’s various creditors, equity holders, and other constituents of their interests in the Chapter 11 Case; risks associated with third party motions in the Chapter 11 Case, which may interfere with the ability to consummate the Plan; the adverse effects of the Chapter 11 proceedings on Eagle’s liquidity or results of operations generally; the increased administrative and restructuring costs related to the Chapter 11 Case; the Debtor’s ability to maintain adequate liquidity to fund operations during the Chapter 11 Case and thereafter; the sufficiency of the “exit” financing contemplated by the Plan; Eagle’s ability in the future to arrange and consummate financing or sale transactions or to access capital; the effects of changes in the Debtor’s credit ratings; the timing and realization of the recoveries of assets and the payments of Claims and the amount of expenses projected to recognize such recoveries and reconcile such Claims; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Restructuring Support Agreement; the effects of actions taken by NASDAQ against the Debtor during the pendency of the Chapter 11 Case, including the possibility of delisting; and the other factors described in this Section X.

4.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement.

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each holder of Claims against Eagle should consult his, her, or its own legal counsel and accountants as to legal, tax, and other matters concerning such holder’s Claims. This Disclosure Statement is not legal advice to you and may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

See “Risk Factors” in EBS’ Annual Report on Form 10-K for the year ended December 31, 2013 for a list of other risk factors that could have a significant impact on Eagle’s operating performance.

XI.         ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization or a plan of liquidation.

A.	Alternative Plan of Reorganization or Plan of Liquidation.

The Court could confirm a plan different from the Plan. While the Plan provides for the reorganization of the Debtor’s business as a going concern, a different plan might involve either a reorganization and continuation of the Debtor’s business or, in the alternative, a sale or liquidation of the Debtor’s assets. The Debtor believes that any reorganization of its business would require a substantial investment of capital by a third party in an amount at least as large as the Prepetition Credit Facility. In the event the Plan is not confirmed, there is no guaranty the Debtor will be able to obtain any investment at all, let alone one that would provide recoveries as favorable to its stakeholders as those provided pursuant to the Plan. The Debtor likely cannot impose (e.g., cram down) the significant conversion of secured debt into new equity upon the Prepetition Credit Facility Lenders and, as such, any alternative plan would need to either (i) provide for treatment acceptable to the Prepetition Credit Facility Lenders or (ii) repayment in full of the Allowed Secured Claim under the Prepetition Credit Agreement. As an alternative to a going concern reorganization, a sale or liquidation of Eagle’s assets would, in Eagle’s view, likely result in the termination of all of its employees and commercial agreements, and would be unlikely to provide returns equal or greater to the returns provided by the Plan.

The Debtor believes that any alternative to the Plan would provide far less certainty and could involve a larger Claims pool, diminished recoveries, significant delay, and larger administrative costs. The Debtor believes that the Plan, as described herein, enables creditors to realize the highest and best value under the circumstances as compared to any foreseeable alternative.

B.	Liquidation Under Chapter 7.

If no plan is confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtor’s assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in the Liquidation Analysis annexed as Exhibit D to this Disclosure Statement. For the reasons above, the Debtor believes that liquidation under chapter 7 of the Bankruptcy Code would result in smaller distributions being made to creditors than those provided for in the Plan.

XII.     SECURITIES LAW MATTERS

No registration statement will be filed under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to any state securities laws with respect to the offer and distribution of securities under the Plan. Prior to the filing of the Chapter 11 Case, the Debtor will rely on the exemption provided by section 4(a)(2) of the Securities Act and applicable exemptions from Blue Sky Laws. The Debtor believes that the provisions of section 1145(a)(1) of the Bankruptcy Code will exempt the issuance and distribution of securities issued under the Plan (the “1145 Securities”) from federal and state securities registration requirements. The 1145 Securities issued to affiliates of the Reorganized Debtor will be treated as issued pursuant to section 1145(a)(1), but will be subject to the restrictions on resale of securities held by affiliates of an issuer.

A.	Bankruptcy Code Exemptions from Registration Requirements.

1.	Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must each hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued in exchange for the recipient’s claim against, or interest, in the debtor, or principally in such exchange and partly for cash or property.

The exemptions provided for in section 1145 do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”:

(a)

purchases a claim against, an interest in, or a claim for administrative expense against, the debtor, with a view to distributing any security received in exchange for such a claim or interest (“accumulators”);

(b)	offers to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

(c)

offers to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; and

(d)

is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act, which includes affiliates of the issuer, defined as persons who are in a relationship of “control” with the issuer.

Persons who are not deemed “underwriters” may generally resell the securities they receive that comply with the requirements of Section 1145(a)(1) without registration under the Securities Act or other applicable law. Persons deemed “underwriters” may sell such securities without registration only pursuant to exemptions from registration under the Securities Act and other applicable law.

2.	Subsequent Transfers of 1145 Securities.

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to section 1145(a)(1) are deemed to have been issued in a public offering. In general, therefore, resales of and subsequent transactions in the 1145 Securities will be exempt from registration under the Securities Act pursuant to section 4(a)(1) of the Securities Act, unless the holder thereof is deemed to be an “issuer,” an “underwriter,” or a “dealer” with respect to such securities. For these purposes, an “issuer” includes any “affiliate” of the issuer, defined as a person directly or indirectly controlling, controlled by, or under common control with the issuer. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. A “dealer,” as defined in section 2(a)(12) of the Securities Act, is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person. Whether or not any particular person would be deemed to be an “affiliate” of the Reorganized Debtor or an “underwriter” or a “dealer” with respect to any 1145 Securities will depend upon various facts and circumstances applicable to that person.

Notwithstanding the provisions of section 1145(b) of the Bankruptcy Code regarding accumulators and distributors, the staff of the SEC has taken the position that resales of securities distributed under a plan of reorganization by accumulators and distributors of securities who are not affiliates of the issuer of such securities are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction by such non-affiliates may be considered an “ordinary trading transaction” if it is made on a national securities exchange or in the over-the-counter market and does not involve any of the following factors:

(a)

(i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

(b)

the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

(c)

the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm’s-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The staff of the SEC has not provided any guidance for privately arranged trades. The views of the staff of the SEC on these matters have not been sought by the Debtor and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above. Any person intending to rely on such exemption is urged to consult their counsel as to the applicability thereof to their circumstances.

The 1145 Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states. The availability of such state exemptions, however, depends on the securities laws of each state, and holders of Claims may wish to consult with their own legal advisors regarding the availability of these exemptions in their particular circumstances.

3.	Subsequent Transfers of the New Eagle Common Stock and New Eagle Equity Warrants Issued to Affiliates.

Securities issued under the Plan to affiliates of the Reorganized Debtor will be subject to restrictions on resale. Affiliates of the Reorganized Debtor for these purposes will generally include its directors and officers and its controlling stockholders. While there is no precise definition of a “controlling” stockholder, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor.

Affiliates of the Reorganized Debtor who receive securities under the Plan may resell such securities pursuant to the limited safe harbor resale provision under Rule 144 of the Securities Act. Generally, Rule 144 would permit the public sale of securities received by such Person if, at the time of the sale, certain current public information regarding the issuer is available and only if such Person also complies with the volume, manner of sale, and notice requirements of Rule 144 (as described further below). If the issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), adequate current public information as specified under Rule 144 is available if certain company information is made publicly available, as specified in Section (c)(2) of Rule 144. The Reorganized Debtor will not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. However, the Debtor currently expects that the Reorganized Debtor will be a voluntary filer and that current public information will be available to allow resales in accordance with Rule 144.

A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the 90 days preceding such sale may resell restricted securities after a one-year holding period whether or not there is current public information regarding the issuer.

An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act may resell restricted securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. As noted above, the Debtor currently expects that this information requirement will be satisfied. An affiliate must also comply with the volume, manner of sale, and notice requirements of Rule 144. First, the rule limits the number of restricted securities (plus any unrestricted securities) sold for the account of an affiliate (and related persons) in any three-month period to the greater of 1% of the outstanding securities of the same class being sold, or, if the class is listed on a stock exchange, the average weekly reported volume of trading in such securities during the four weeks preceding the filing of a notice of proposed sale on Form 144 or if no notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. Second, the manner of sale requirement provides that the restricted securities must be sold in a broker’s transaction, directly with a market maker, or in a riskless principal transaction (as defined in Rule 144). Third, if the amount of securities sold under Rule 144 in any three month period exceeds 5,000 shares or has an aggregate sale price greater than $50,000, an affiliate must file or cause to be filed with the SEC three copies of a notice of proposed sale on Form 144, and provide a copy to any exchange on which the securities are traded.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, AFFILIATE, OR DEALER, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTOR RECOMMENDS THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

4.	New Eagle MIP Primary Equity and New Eagle MIP Options.

The New Eagle MIP Primary Equity, the New Eagle MIP Options, and the New Eagle Common Stock issuable upon exercise of the New Eagle MIP Options are being offered and issued pursuant to available exemptions from registration under the Securities Act and applicable state securities laws. Such securities may be deemed restricted securities, and may only be resold pursuant to applicable exemptions from registration. Holders of such securities should consult their own counsel concerning resale.

XIII.     CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE PLAN

A.	Introduction.

The following discussion summarizes certain United States federal income tax consequences of the Plan to the Debtor, and holders of Prepetition Credit Facility Claims and Equity Interests in the Debtor. The summary is provided for informational purposes only and is based on the Tax Code, the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address (1) all aspects of United States federal income taxation that may be relevant to a particular holder of a Prepetition Credit Facility Claim or an Equity Interest in the Debtor in light of its particular facts and circumstances or to particular types of holders of such Claims or Equity Interests in the Debtor subject to special treatment under the Tax Code (for example, non-United States persons, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, retirement plans or other tax-deferred accounts, mutual funds, real estate investment trusts, traders in securities that elect mark-to-market treatment, certain former United States citizens or long-term residents, persons who hold such a Claim or an Equity Interest in the Debtor as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities that hold such Claims or Equity Interests in the Debtor and persons who received their Claim or Equity Interests in the Debtor upon exercise of employee stock options or otherwise as compensation), (2) the consequences to a holder of a Prepetition Credit Facility Claim or an Equity Interest in the Debtor of the potential application of the United States alternative minimum tax, (3) the Medicare tax on unearned income, (4) any United States taxes that are not income taxes, or (5) state, local, and non-U.S. taxation (other than Marshall Islands taxation). In addition, a substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions, or administrative changes, could affect the United States federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling will be sought from the IRS with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by the Debtor with respect thereto. Accordingly, each holder of a Claim or Equity Interest in the Debtor is strongly urged to consult with its own tax advisor regarding the federal, state, local, and foreign tax consequences of the Plan.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a Prepetition Credit Facility Claim or an Equity Interest in the Debtor, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors about the United States federal income tax consequences of participating in the Plan, as to ownership and disposition of New Eagle Common Stock and New Eagle Equity Warrants received under the Plan.

B.	Certain United States Federal Income Tax Consequences to Eagle.

1.	Exemption of Operating Income from United States Federal Income Taxation.

The Debtor has taken the position that its shipping income is not subject to United States federal income tax pursuant to an exemption from United States income taxation for income from the international operation of ships under Tax Code Section 883 (“Section 883”) and applicable Treasury Regulations promulgated thereunder. It is uncertain whether, after the Effective Date, the Reorganized Debtor will be entitled to claim an equivalent United States income tax exemption for future taxable years.

Under Section 883 and the Treasury Regulations thereunder, a foreign corporation will be exempt from United States federal income taxation on its United States-source shipping income if:

(1) it is organized in a “qualified foreign country,” which is one that grants an “equivalent exemption” from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883 (the “Country of Organization Test”); and

(2) either:

(a) more than 50% of the value of its stock is beneficially owned, directly or indirectly, by qualified shareholders, which include individuals who are “residents” of a qualified foreign country (the “50% Ownership Test”);

(b) its stock is “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly Traded Test”); or

(c) it is a “controlled foreign corporation,” or CFC, and it satisfies certain other requirements (collectively, the “CFC Test”).

The Marshall Islands, the jurisdiction where the Debtor is, and the Reorganized Debtor will be, incorporated, has been officially recognized by the IRS as a qualified foreign country that currently grants the requisite equivalent exemption from tax in respect of each category of shipping income the Reorganized Debtor expects to earn in the future. Therefore, the Reorganized Debtor will satisfy the Country of Organization Test and will be exempt from United States federal income taxation with respect to its United States-source shipping income if it satisfies any one of the 50% Ownership Test, the Publicly Traded Test, or the CFC Test.

Prior to the date hereof, the Debtor believes that it has satisfied the Publicly Traded Test. Following the Effective Date, it is not entirely clear whether the Reorganized Debtor will satisfy the Publicly Traded Test because, among other things, there is uncertainty as to whether its shares will be traded on an established securities market and whether such shares will satisfy the regularly traded requirement. It is also not clear whether the Reorganized Debtor will be able to satisfy either the 50% Ownership Test or the CFC Test.

2.	Taxation in the Absence of Section 883 Exemption.

If the exemption under Section 883 does not apply, the Reorganized Debtor’s gross United States-source shipping income will be subject to a 4% tax, without allowance for deductions, unless such income is effectively connected with the conduct of a United States trade or business (“effectively connected income”), as described below. Under applicable sourcing rules and certain restrictions on the Debtor’s ability to both begin and end voyages in the United States under the Merchant Marine Act of 1920, no more than 50% of the Reorganized Debtor’s shipping income would be treated as United States-source shipping income. As a result, the maximum effective rate of United States federal gross income tax on the Reorganized Debtor’s non-effectively connected shipping income should not exceed 2%.

To the extent the Reorganized Debtor’s United States-source shipping income (or any non-shipping income the Reorganized Debtor may have) is considered to be effectively connected income, as described below, any such income, net of applicable deductions, would be subject to the United States federal corporate income tax, currently imposed at rates of up to 35%. In addition, the Reorganized Debtor may be subject to a 30% “branch profits” tax on such income, and on certain interest paid or deemed paid that is attributable to the conduct of a United States trade or business.

The Reorganized Debtor’s United States-source non-shipping income would be considered “effectively connected” with the conduct of a United States trade or business under normal United States federal income tax rules. The Reorganized Debtor’s United States-source shipping income would be considered “effectively connected” with the conduct of a United States trade or business only if:

●	The Reorganized Debtor has, or is considered to have, a fixed place of business in the United States involved in the earning of United States-source shipping income; and

●

Substantially all of the Reorganized Debtor’s United States-source shipping income is attributable to regularly scheduled transportation such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from bareboat charters, is attributable to a fixed place of business in the United States).

The Debtor has not had any Vessel sailing to or from the United States on a regularly scheduled basis (and does not charter out Vessels on a bareboat basis). If future shipping operations and other activities are consistent with past practices, none of the Reorganized Debtor’s United States-source shipping income should be “effectively connected” with the conduct of a United States trade or business, and any such United States-source shipping income could be subject to the 4% tax described above. In addition, the Reorganized Debtor may from time to time generate non-shipping income, such as income from the sale of Vessels, that may be treated as effectively connected income, in which case such non-shipping income would be subject to the 35% tax and the 30% tax described above.

3.	Cancellation of Indebtedness.

Under the Tax Code, a United States taxpayer generally must include in gross income the amount of any discharged indebtedness (cancellation of debt or “COD”) realized during the taxable year. COD income is the amount by which the indebtedness of the debtor discharged exceeds any consideration given in exchange therefor. COD income generally equals the difference between (A) the “adjusted issue price” of the indebtedness discharged and (B) the sum of (i) the amount of Cash, (ii) the “issue price” of any new debt instrument, and (iii) the fair market value of any other property (such as New Eagle Common Stock and New Eagle Equity Warrants) transferred in satisfaction of such discharged indebtedness.

In general, the Tax Code provides that a debtor in a bankruptcy case is not required to recognize COD income. In lieu thereof, the debtor must reduce certain of its tax attributes – such as net operating loss (“NOL”) carryforwards, tax credits, tax basis in assets, and the attributes and tax basis of its subsidiaries – by the amount of the excluded COD. Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the cancelled debt would have given rise to a tax deduction). In addition, in general, to the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven. As a result of the implementation of the Plan, it is likely that the Debtor will have COD, and potential attribute reduction. However, because any reduction in tax attributes does not effectively occur until the first day of the taxable year following the taxable year in which the COD is incurred, the resulting COD will not impair the Debtor’s ability to use its tax attributes (to the extent otherwise available) to reduce its tax liability in the year of discharge, if any, otherwise resulting from the implementation of the Plan. To the extent COD causes attribute reduction in the basis of the Debtor’s assets, gain from future sales of such assets for United States federal income tax purposes, may be increased (or losses from future sales of such assets may be reduced).

C.	Certain United States Federal Income Tax Consequences to Holders of Claims and Equity Interests.

The discussion hereinafter applies only to a holder that is a beneficial owner of a Prepetition Credit Facility Claim, Equity Interest in EBS, New Eagle Common Stock, or New Eagle Equity Warrants that is for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

1.	Claims – In General.

A holder of a Prepetition Credit Facility Claim that is exchanged for Cash and New Eagle Common Stock will recognize gain or loss measured by the difference between (i) the sum of the amount of Cash and the aggregate fair market value of the New Eagle Common Stock received, and (ii) such holder’s tax basis in the Claim, unless such Claim constitutes a “security” for income tax purposes, as discussed below.

To the extent that the Cash received by a holder of a Prepetition Credit Facility Claim is attributable to accrued interest (instead of principal) on such Claim, the Cash received will be deemed made in payment of such interest. Conversely, a holder of a Prepetition Credit Facility Claim will recognize a deductible loss to the extent any accrued interest previously included in its gross income is not paid in full. The allocation for United States federal income tax purposes between principal and interest of amounts received in exchange for the discharge of a claim at a discount is unclear. As noted in the Plan, however, the Debtor intends to treat any amount received as first allocated to principal.

Where gain or loss is recognized by a holder in respect of its Prepetition Credit Facility Claim, the character of such gain or loss as long-term or short-term capital gain or loss, or as ordinary income or loss, will be determined by a number of factors, including but not limited to: (a) whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held; (b) whether the Claim was acquired at a market discount (discussed below); and (c) whether and to what extent the holder had previously claimed a bad debt deduction with respect to the Claim. Holders that recognize capital losses as a result of the receipt of distributions under the Plan may be subject to limitations on the utilization of such capital losses. Because the loans made pursuant to the Prepetition Credit Agreement do not have a fixed interest rate, rather the interest payable may vary depending on the Collateral Coverage Ratio (as such term is defined in the Prepetition Credit Agreement), such loans may be subject to the contingent payment debt instrument (“CPDI”) regulations. If the loans are subject to the CPDI regulations, any gain from the taxable disposition of the loans would be treated as ordinary income and not capital gain. Holders should consult their tax advisors regarding the application of the CPDI regulations to their Prepetition Credit Facility Claims.

A holder that purchased its Prepetition Credit Facility Claim from a prior holder at a market discount (generally defined as the amount, if any, by which a holder’s tax basis in a debt obligation immediately after its acquisition is less than the adjusted issue price of the debt obligation at such time, subject to a de minimis exception) may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

To the extent that a Claim, which is a Tax Security (as defined herein) and was acquired with market discount, is exchanged for New Eagle Common Stock, any gain recognized on the subsequent sale, exchange, redemption, or other disposition of the New Eagle Common Stock may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claims as of the date of the exchange. In addition, any gain recognized by a holder upon a subsequent taxable disposition of New Eagle Common Stock received pursuant to the Plan in satisfaction of a Claim (or any stock or other property received for them in a later tax-free exchange) may be treated as ordinary income to the extent of any bad debt deductions (or additions to a bad debt reserve) previously claimed with respect to its Claim and any ordinary loss deduction incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim.

Any Cash and/or property received by a holder of a Claim after the Effective Date may be subject to the imputed interest provisions of the Tax Code pursuant to which a portion of the amount received may be treated as interest.

The tax basis of New Eagle Common Stock received pursuant to the Plan (unless received in exchange for a security, as discussed in section 2 below) will equal its fair market value and the holding period of such property will begin on the date following the Effective Date.

2.	Claims that Are Tax Securities.

Notwithstanding the foregoing discussion, if the Prepetition Credit Facility constitutes a “security” for United States federal income tax purposes (a “Tax Security”), no loss will be recognized upon the exchange, in whole or in part, of a Prepetition Credit Facility Claim for New Eagle Common Stock (except to the extent attributable to accrued interest, as discussed above), and gain (except to the extent attributable to accrued interest, as discussed above) will only be recognized upon such an exchange to the extent of the fair market value of the Cash or property received other than New Eagle Common Stock. The term “security” is not defined in the Tax Code. While the determination whether a particular claim or debt constitutes a Tax Security depends upon an overall evaluation of the nature of the claim, in general, debt instruments with an original term of at least ten years qualify as securities, debt instruments with an original term of less than five years do not qualify as securities, and debt instruments with an original term of between five and ten years may qualify as securities. The Debtor has not determined whether the Prepetition Credit Facility Claims are Tax Securities. Each holder should consult its tax advisor regarding the tax status of its Claim or Claims.

The tax basis of New Eagle Common Stock received pursuant to the Plan in exchange for Claims that constitute Tax Securities (other than the portion, if any, attributable to accrued interest) will equal the holder’s tax basis in the Claims exchanged, decreased by the fair market value of any other property received in exchange for such Claims and increased by any gain recognized. The holding period for such New Eagle Common Stock shall include the holding period of the Claims exchanged therefor.

3.	Holders of Equity Interests.

Under the Plan, New Eagle Common Stock and New Eagle Equity Warrants will be distributed to holders of Equity Interests in exchange for the surrender and cancellation of their Equity Interests. Such exchange should be treated as a tax-free exchange (except to the extent a holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock receives Cash in lieu of New Eagle Common Stock). An Equity Interest holder’s basis in New Eagle Common Stock and New Eagle Equity Warrants will equal its basis in its Equity Interests (which, generally, should be allocated between the New Eagle Common Stock and New Eagle Equity Warrants based on their relative fair market values) and its holding period for New Eagle Common Stock and New Eagle Equity Warrants will include its holding period in its Equity Interests. Holders of Equity Interest should consult their own tax advisors regarding the tax consequences of the receipt of New Eagle Common Stock and New Eagle Equity Warrants under the Plan.

Each holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock that receives Cash rather than New Eagle Common Stock should be treated as receiving such Cash in exchange for its Equity Interest. Such exchange should generally result in capital gain or loss, if any, measured by the difference between the amount of Cash received and the holder’s tax basis in the Equity Interest.

D.	Information Reporting and Backup Withholding.

All distributions to holders of Claims under the Plan are subject to any applicable tax information reporting and withholding, including employment tax withholding. Under United States federal income tax law, interest and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%). Backup withholding generally applies if a non-exempt holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails to properly report interest or dividends, or (d) fails to provide certain certifications signed under penalty of perjury. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, generally, corporations and financial institutions.

E.	Certain United States Federal Income Tax Consequences to Recipients of New Eagle Common Stock and New Eagle Equity Warrants.

1.	Distributions.

Subject to the discussion of PFICs below, any distributions made by the Reorganized Debtor with respect to New Eagle Common Stock will generally constitute dividends to the extent of the Reorganized Debtor’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder’s tax basis in his, her, or its New Eagle Common Stock, and thereafter as capital gain. Because the Reorganized Debtor is not a United States corporation, holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to distributions they receive from the Reorganized Debtor. In addition, dividends may not be eligible for a reduced rate of United States income tax for individual United States holders. Distributions taxable as dividends generally will be treated as foreign source “passive category income” for United States foreign tax credit purposes.

2.	Sale, Exchange, or Exercise of New Eagle Common Stock or New Eagle Equity Warrants.

Except as discussed above with respect to market discount, and subject to the discussion of PFICs below, gain or loss recognized on a sale, exchange, or other taxable disposition of New Eagle Common Stock or New Eagle Equity Warrants will generally equal the difference, if any, between the amount realized and the holder’s adjusted tax basis in the New Eagle Common Stock or New Eagle Equity Warrants, as applicable, at the time of such sale, exchange, or other taxable disposition. Assuming such New Eagle Common Stock or New Eagle Equity Warrants are held as capital assets, any such gain or loss will be long-term capital gain or loss if the holding period for the New Eagle Common Stock or New Eagle Equity Warrants, as applicable, exchanged is more than one year at that time (which, as noted above, will include the holding period for the Claims exchanged for New Eagle Common Stock if they are treated as Tax Securities). The deductibility of capital losses is subject to limitations.

If a New Eagle Equity Warrant lapses unexercised, a holder generally would recognize a capital loss equal to such holder’s basis in the New Eagle Equity Warrant. Adjustment to the New Eagle Equity Warrants, including adjustments to the number of shares of New Eagle Common Stock for which the New Eagle Equity Warrant may be exercised or to the exercise price of the New Eagle Equity Warrant, may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the New Eagle Equity Warrants. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to holders of the New Eagle Common Stock.

3.	Passive Foreign Investment Company Status.

The Reorganized Debtor will be a PFIC if either:

●	75% or more of its gross income in a taxable year consists of “passive income” (generally including dividends, interest, gains from the sale, or exchange of investment property); or

●

at least 50% of its assets in a taxable year (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of passive income.

For purposes of determining whether the Reorganized Debtor will be a PFIC, the Reorganized Debtor will be treated as earning and owning a proportionate share of the income and assets, respectively, of its subsidiaries that have made special U.S. tax elections to be disregarded as separate entities as well as of any other corporate subsidiary in which it owns at least 25% of the value of the subsidiary’s stock. For purposes of these tests, income derived from the performance of services does not constitute passive income. By contrast, rental income would generally constitute passive income unless the Reorganized Debtor were treated under specific rules as deriving its rental income in the active conduct of a trade or business. Based on the Debtor’s past and anticipated future operations, the Debtor does not believe that it has been a PFIC or that the Reorganized Debtor will be a PFIC with respect to future taxable years. In this regard, the Debtor has treated, and the Reorganized Debtor intends to treat, its income from the charter of Vessels as services income, rather than rental income. Accordingly, the Debtor believes that such income does not constitute passive income, and that the assets that the Reorganized Debtor will own and operate in connection with the production of that income, primarily its Vessels, do not constitute passive assets for purposes of determining whether it is a PFIC.

There is, however, no direct legal authority under the PFIC rules addressing the Reorganized Debtor’s method of operation that characterizes certain charter income as services income. Moreover, it should be noted that there is authority which characterizes charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept the Reorganized Debtor’s position, and there is a risk that the IRS or a court of law could determine that the Reorganized Debtor will be a PFIC. Moreover, there can be no assurance that the Reorganized Debtor will not become a PFIC in any future taxable year because (i) there are uncertainties in the application of the PFIC rules, (ii) the PFIC test is an annual test, and (iii) although the Reorganized Debtor intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of operations in future years.

Subject to the QEF (as defined herein) and mark-to-market election discussions below, if the Reorganized Debtor was to be treated as a PFIC for any taxable year (and regardless of whether it remains a PFIC for subsequent taxable years), (i) each holder who is treated as owning New Eagle Common Stock during such taxable year for purposes of the PFIC rules would be required to allocate any excess distributions received (i.e., the portion of any distributions received by the holder on New Eagle Common Stock in a taxable year in excess of 125 percent of the average annual distributions received by the holder in the three preceding taxable years, or, if shorter, the holder’s holding period for the New Eagle Common Stock) and any gain realized from the disposition of New Eagle Common Stock ratably over the holder’s holding period of the New Eagle Common Stock; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Reorganized Debtor was a PFIC, would be treated as ordinary income; and (iii) the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

A holder who holds New Eagle Common Stock during a period when the Reorganized Debtor is a PFIC generally will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that holder’s ownership of New Eagle Common Stock, even if the Reorganized Debtor ceased to be a PFIC, subject to certain exceptions for holders of New Eagle Common Stock who make a QEF election or mark-to-market election discussed below. Holders are urged to consult their tax advisors regarding the PFIC rules, including as to the advisability of choosing to make a QEF election or mark-to-market election.

The application of the PFIC rules, including the QEF and mark-to-market elections, to holders of New Eagle Equity Warrants is subject to significant uncertainties because only limited guidance is available and much of it is in the form of proposed Treasury Regulations where the binding effect is unclear. Accordingly, each holder of New Eagle Equity Warrants should consult such holder’s tax advisor concerning the consequences of holding such securities acquired through the exercise of such securities if the Reorganized Debtor was a PFIC.

The above rules relating to the taxation of excess distributions and dispositions will not apply to a holder who has made a timely “qualified electing fund” (“QEF”) election for all taxable years that the holder has held its New Eagle Common Stock and the Reorganized Debtor was a PFIC. Instead, each holder who has made a timely QEF election is required, for each taxable year that the Reorganized Debtor is a PFIC, to include in income a pro rata share of the Reorganized Debtor’s ordinary earnings as ordinary income and a pro rata share of the Reorganized Debtor’s net capital gain as long-term capital gain, regardless of whether the Reorganized Debtor has made any distributions of the earnings or gain. The holder’s basis in its New Eagle Common Stock will be increased to reflect taxed but undistributed income. Distributions of income that had been previously taxed will result in a corresponding reduction in the basis of the New Eagle Common Stock and will not be taxed again once distributed. A holder making a QEF election would generally recognize capital gain or loss on the sale, exchange or other disposition of New Eagle Common Stock. If the Reorganized Debtor determines that it is a PFIC for any taxable year, it may provide each holder with all necessary information in order to make the QEF election described above. If the Reorganized Debtor does not provide such information, then a QEF election would not be available.

As an alternative to the tax treatment discussed above, a holder of PFIC stock which is “marketable stock” (i.e., “regularly traded” on a national securities exchange which is registered with the SEC or a national market system established under the 1934 Securities and Exchange Act) may in certain circumstances elect to mark to market its PFIC stock. As a result of such election, in any taxable year the Reorganized Debtor is a PFIC, the holder would be required to recognize gain or loss to the extent of the difference between the fair market value of the PFIC stock at the end of the taxable year and such holder’s basis in the PFIC stock. The availability of the mark-to-market election to a holder will be dependent on whether the New Eagle Common Stock is listed on a qualified exchange and whether such stock is regularly traded.

4.	Controlled Foreign Corporation Status.

If more than 50% of the total value or total combined voting power of all classes of the Reorganized Debtor’s stock is owned, directly, indirectly, or constructively by U.S. holders, each of whom own, after applying attribution rules, 10% or more of the total combined voting power of all classes of the Reorganized Debtor’s common stock (each such holder, a “10% U.S. Holder”), the Reorganized Debtor would be treated as a “controlled foreign corporation” or “CFC.” This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. Holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of the Reorganized Debtor. Shipping income does not constitute Subpart F income provided that it is treated as services income and not as rental income (see the discussion above in Section E.3 above). In addition, under Section 1248 of the Tax Code, if the Reorganized Debtor was a CFC at any time during the five-year period ending with the sale or exchange of the Reorganized Debtor’s common stock by a 10% U.S. Holder, gain from such sale or exchange would generally be treated as dividend income to the extent of the Reorganized Debtor’s earnings and profits attributable to the shares sold or exchanged. If the Reorganized Debtor was to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder. Because of the complexity of Subpart F, a more detailed review of these rules is beyond the scope of this discussion and any holder that may become a 10% U.S. Holder should consult its tax advisor.

XIV.     CERTAIN MARSHALL ISLANDS TAX CONSEQUENCES

The Reorganized Debtor will be incorporated under the laws of the Marshall Islands. Under current Marshall Islands law and based on its contemplated activities, the Reorganized Debtor will not be subject to Marshall Islands tax on its income or capital gains. In addition, under current Marshall Islands law and based on its contemplated activities, Marshall Islands withholding tax will not be imposed upon payments of dividends by the Reorganized Debtor to its stockholders or upon payments of interest by the Reorganized Debtor.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

XV.     RECOMMENDATION AND CONCLUSION

The Debtor believes that confirmation of the Plan is in the best interests of all creditors and Equity Interest holders and urges all creditors in Class 3 to vote in favor of the Plan.

EXHIBIT A TO THE DISCLOSURE STATEMENT

DEBTOR’S PREPACKAGED PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Paul S. Aronzon (pro hac vice pending)

Haig M. Maghakian (pro hac vice pending)

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 S. Figueroa St., 30th Floor
Los Angeles, CA 90017

(213) 892-4000

- and – Tyson M. Lomazow Matthew Brod
MILBANK, TWEED, HADLEY & MCCLOY LLP
One Chase Manhattan Plaza
New York, NY 10005
(212) 530-5000

Proposed Counsel to Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
EAGLE BULK SHIPPING INC.	)	Case No. 14- ( )
)
Debtor.	)
)
)

DEBTOR’S PREPACKAGED PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS PREPACKAGED PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE COURT. FOLLOWING THE COMMENCEMENT OF THE CHAPTER 11 CASE, THE DEBTOR EXPECTS TO PROMPTLY SEEK ENTRY OF AN ORDER SCHEDULING A COMBINED HEARING ON THE ADEQUACY OF THE DISCLOSURE STATEMENT AND SOLICITATION PROCEDURES AND CONFIRMATION OF THE PLAN.

Dated:	August 6, 2014 New York, New York

i

C.	Powers of Officers.	27
D.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.	27
E.	Management Incentive Program.	27
F.	Indemnification of Directors, Officers, and Employees.	28

ARTICLE VI. CONFIRMATION OF THE PLAN		28

A.	Conditions to Confirmation.	28
B.	Waiver of Conditions Precedent to Confirmation.	29
C.	Discharge of the Debtor.	29
D.	Injunction.	29
E.	Preservation of Causes of Action.	31
F.	Votes Solicited in Good Faith.	32
G.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.	32
H.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.	32
I.	Claims Incurred After the Effective Date.	33
J.	Releases, Exculpations, and Injunctions of Released Parties.	33
K.	Preservation of Insurance.	36

ARTICLE VII. DISTRIBUTIONS UNDER THE PLAN		36

A.	Procedures for Treating Disputed Claims.	36
B.	Allowed Claims and Equity Interests.	37
C.	Allocation of Consideration.	39
D.	Estimation.	40
E.	Insured Claims.	40

ARTICLE VIII. RETENTION OF JURISDICTION		40

ARTICLE IX. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		42

A.	Assumption of Executory Contracts and Unexpired Leases.	42
B.	Cure Claims.	43
C.	Reservation of Rights.	44
D.	Rejection of Executory Contracts and Unexpired Leases.	44
E.	Assignment.	45
F.	Insurance Policies.	45
G.	Post-Petition Contracts and Leases.	45

ARTICLE X. EFFECTIVENESS OF THE PLAN		45

A.	Conditions Precedent to Effectiveness.	45
B.	Waiver of Conditions Precedent to Effectiveness.	46
C.	Effect of Failure of Conditions.	46

ii

D.	Vacatur of Confirmation Order.	46
E.	Modification of the Plan.	47
F.	Revocation, Withdrawal, or Non-Consummation.	47

ARTICLE XI. MISCELLANEOUS PROVISIONS		47

A.	Immediate Binding Effect.	47
B.	Governing Law.	48
C.	Filing or Execution of Additional Documents.	48
D.	Term of Injunctions or Stays.	48
E.	Withholding and Reporting Requirements.	48
F.	Exemption From Transfer Taxes.	48
G.	Plan Supplement.	49
H.	Notices.	49
I.	Conflicts.	50

iii

INTRODUCTION

Eagle Bulk Shipping Inc. proposes the following prepackaged plan of reorganization under section 1121(a) of chapter 11 of title 11 of the United States Code.

Claims against, and Equity Interests in, the Debtor will be treated as set forth herein. Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtor’s history, business, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan.

THIS PLAN SHOULD BE CONSIDERED ONLY IN CONJUNCTION WITH THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH. THE DISCLOSURE STATEMENT IS INTENDED TO PROVIDE YOU WITH INFORMATION YOU NEED TO MAKE AN INFORMED JUDGMENT WHETHER TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions.

Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

1.     Accrued Professional Compensation: means, at any given time, and regardless of whether such amounts are billed or unbilled, all accrued, contingent, and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting, and other services, and reimbursement of expenses by any Professional that the Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying the remaining balance of any retainer that has been provided by the Debtor to such Professional; provided, however, that Accrued Professional Compensation shall not include fees and expenses that are reasonably incurred by the Prepetition Credit Facility Agent or the DIP Agent or that are awardable and allowable under section 503 of the Bankruptcy Code. To the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

2.     Administrative Claim: means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to, (i) any actual and necessary costs and expenses of preserving the Estate, (ii) any actual and necessary costs and expenses of operating the Debtor’s business, (iii) any indebtedness or obligations assumed by the Debtor in connection with the conduct of its businesses, (iv) all compensation and reimbursement of expenses of Professionals to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estate under section 1930 of title 28 of the United States Code, and (vi) any Claim for goods delivered to the Debtor within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code.

3.     Allowed: means, (i) with respect to any Claim, (a) following the Claims Objection Deadline, any Claim as to which no objection or request for estimation has been filed prior to the Claims Objection Deadline, (b) a Claim that has been expressly allowed by Final Order, (c) a Claim as to which the Debtor or the Reorganized Debtor agree to the amount and/or priority thereof in writing, (d) a Claim that is expressly allowed pursuant to the terms of this Plan, or (e) a Claim that is listed in the Schedules (to the extent the Debtor files Schedules in the Chapter 11 Case) as liquidated, non-contingent, and undisputed and (ii) with respect to any Equity Interest, such Equity Interest is reflected as outstanding in the stock transfer ledger or similar register of the Debtor on the Record Date and is not subject to any objection or challenge. If a Claim or Equity Interest is Allowed only in part, any provisions hereunder with respect to Allowed Claims or Allowed Equity Interests are applicable solely to the Allowed portion of such Claim or Equity Interest.

4.     Amended Lender Warrants: means the warrants issued in respect of Exercise Commencement Date B and Exercise Commencement Date C (each, as denoted on Schedule 1 to the Warrant Agreement), as amended pursuant to the Warrant Agreement Amendment.

5.     Ballots: means each of the ballots distributed with the Disclosure Statement to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.

6.     Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect with respect to the Chapter 11 Case.

7.     Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require, as in effect with respect to the Chapter 11 Case.

8.     Bar Date: means the date or dates established by Order of the Court, by which holders of Claims subordinated pursuant to section 510(b) of the Bankruptcy Code must file proofs of Claim.

9.     Bar Date Order: means the order of the Court establishing the Bar Date.

10.     Business Day: means any day on which commercial banks are open for business, and not authorized to close, in New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

11.     Cash: means legal tender of the United States of America.

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12.     Causes of Action: means any and all claims, causes of actions, cross-claims, counterclaims, third-party claims, indemnity claims, reimbursement claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guarantees, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on, or after the Petition Date, including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. For the avoidance of doubt, the term “Causes of Action” shall include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims; (iii) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, 552 or 553 of the Bankruptcy Code; (iv) all claims and defenses, including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer claims.

13.     Chapter 11 Case: means the chapter 11 case commenced by the Debtor.

14.     Claim: means a “claim” against the Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

15.     Claims Objection Deadline: means the first Business Day that is the later of (i) one-hundred eighty (180) days after the Effective Date, (ii) ninety (90) days from the date by which a holder of a Claim is required to file a proof of Claim pursuant to an order of the Court, or (iii) such other later date the Court may establish upon a motion by the Debtor or the Reorganized Debtor, which motion may be approved without a hearing and without notice to any party.

16.     Class: means a group of Claims or Equity Interests classified under the Plan.

17.     Collateral: means any property, or interest in property, of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or is otherwise invalid under the Bankruptcy Code or applicable law.

18.     Combined Notice: has the meaning ascribed to such term in the Solicitation Procedures Motion.

19.     Confirmation: means the entry of the Confirmation Order on the docket of the Chapter 11 Case.

20.     Confirmation Date: means the date of Confirmation.

21.     Confirmation Hearing: means the hearing held by the Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Court will consider confirmation of the Plan.

22.     Confirmation Order: means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

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23.     Consenting Lenders: has the meaning ascribed to such term in the Restructuring Support Agreement.

24.     Court: means (i) the United States Bankruptcy Court for the Southern District of New York, (ii) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York, and (iii) any other court having jurisdiction over the Chapter 11 Case or proceedings arising therein.

25.     Cure Claim: means a Claim in an amount equal to all unpaid monetary obligations under an Executory Contract or Unexpired Lease assumed by the Debtor pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law. Any Cure Claim to which the holder thereof disagrees with the priority and/or amount thereof as determined by the Debtor shall be deemed a Disputed Claim under this Plan.

26.     Debtor: means EBS.

27.     Delphin Management Agreement: means that certain Management Agreement, dated as of August 4, 2009, by and between Delphin Shipping LLC and EBS.

28.     DIP Agent: means Wilmington Trust (London) Limited, or its duly appointed successor, in its capacity as agent and security trustee under the DIP Facility.

29.     DIP Claims: means all Claims arising under, or related to, the DIP Facility.

30.     DIP Credit Agreement: means that certain Superpriority Debtor-in-Possession Credit Agreement, by and among the Debtor, as borrower, the DIP Guarantors, and the DIP Lenders, approved by the DIP Orders.

31.     DIP Facility: means the debtor-in-possession financing facility approved by the DIP Orders and established pursuant to the DIP Credit Agreement.

32.     DIP Guarantors: means the guarantors party to the DIP Credit Agreement.

33.     DIP Lenders: means the lenders party to the DIP Credit Agreement.

34.     DIP Orders: means the Interim DIP Order and the Final DIP Order.

35.     Disclosure Statement: means the Disclosure Statement for Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, in furtherance of this Plan.

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36.     Disputed: means, with respect to any Claim or Equity Interest, other than a Claim or Equity Interest that has been Allowed pursuant to the Plan or a Final Order, a Claim or Equity Interest (i) that is listed in the Schedules (to the extent the Debtor files Schedules in the Chapter 11 Case) as unliquidated, contingent, or disputed, and as to which no request for payment or proof of Claim or Equity Interest has been filed, (ii) as to which a proper and timely request for payment or proof of Claim or Equity Interest has been filed, but with respect to which an objection or request for estimation has been filed and has not been withdrawn or determined by a Final Order, (iii) as to which a request for payment was required to be filed but as to which a request for payment was not properly filed, (iv) that is disputed in accordance with the provisions of the Plan, or (v) that is otherwise disputed by the Debtor or the Reorganized Debtor upon notice to the holder of such Claim or Equity Interest.

37.     DTC: means the Depository Trust Company.

38.     Eagle: means EBS and the Non-Debtor Subsidiaries.

39.     EBS: means Eagle Bulk Shipping Inc.

40.     Effective Date: means the date which is the first Business Day selected by the Debtor, in consultation with the Majority Consenting Lenders, on which (a) all of the conditions to the occurrence of the Effective Date specified in Article X.A have been satisfied or waived in accordance with Article X.B and (b) no stay of the Confirmation Order is in effect, provided that if the first Business Day is a designated legal holiday in the United States or the United Kingdom, then the Effective Date will be the next Business Day in the United States and the United Kingdom.

41.     Entity: means an “entity” as such term is defined in section 101(15) of the Bankruptcy Code.

42.     Equity Interest: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in the Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in the Debtor that existed immediately prior to the Effective Date, and any Claim against the Debtor subordinated pursuant to section 510(b) of the Bankruptcy Code.

43.     Estate: means the estate of the Debtor created in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

44.     Exchange Act: means the Securities Exchange Act of 1934, as amended.

45.     Executory Contract: means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

46.     Existing Benefits Agreement: means all employment, retirement, severance, indemnification, and similar or related agreements, arrangements, and policies with the members of Eagle’s management team or directors as of the Petition Date.

47.     Existing Management Incentive Programs: means all contracts, agreements, policies, programs, and plans for incentive compensation for the officers and employees of Eagle who served in such capacity at any time, in each case as in effect immediately prior to the Effective Date.

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48.     Exit Facility Amount: means the amount of the indebtedness incurred, as of the Effective Date, under the Exit Financing Facility.

49.     Exit Financing Facility: means the new credit facility entered into by the Reorganized Debtor on the terms set forth in the Exit Financing Facility Credit Agreement, which credit facility is anticipated to be in an amount of $275 million (inclusive of a $50 million revolving credit facility).

50.     Exit Financing Facility Credit Agreement: means the credit agreement, to be effective as of the Effective Date, that will govern the Exit Financing Facility.

51.     Fee Claim: means a Claim for Accrued Professional Compensation.

52.     Fee Claims Escrow Account: means the account established on the Effective Date pursuant to Article IV.H.

53.     Final DIP Order: means the order of the Court authorizing, among other things, on a final basis, the Debtor to enter into the DIP Facility and incur postpetition obligations thereunder and use cash collateral.

54.     Final Order: means an order or judgment of the Court which has not been modified, amended, reversed, vacated, or stayed, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

55.     Former Prepetition Credit Facility Agent: means The Royal Bank of Scotland plc, in its capacity as former agent and former security trustee under the Prepetition Credit Agreement.

56.     General Unsecured Claim: means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code.

57.     Governmental Unit: has the meaning set forth in section 101(27) of the Bankruptcy Code.

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58.     Guarantee: means each guarantee of the Prepetition Credit Facility Claims, including, but not limited to, the guarantees, indemnities, and other credit support provided by any of the Non-Debtor Subsidiaries pursuant to the Prepetition Finance Documents.

59.     Guarantee Claim: means a “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, arising from each Guarantee.

60.     Impaired: means, when used with respect to Claims or Equity Interests, Claims or Equity Interests that are “impaired” within the meaning of section 1124 of the Bankruptcy Code.

61.     Insured Claim: means any Claim or portion of a Claim that is, or may be, insured under any of the Debtor’s insurance policies.

62.     Intercompany Claims: means any Claim held by a Non-Debtor Subsidiary against the Debtor.

63.     Interim DIP Order: means the order of the Court authorizing, among other things, on an interim basis, the Debtor to enter into the DIP Facility and incur postpetition obligations thereunder and use cash collateral.

64.     Lien: has the meaning set forth in section 101(37) of the Bankruptcy Code and includes, but is not limited to, any Lien, mortgage, deed of trust, pledge, security interest, or other encumbrance granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents.

65.     Majority Consenting Lenders: has the meaning ascribed to such term in the Restructuring Support Agreement.

66.     Management Incentive Program: means the equity-based management incentive program described in Article V.E to be implemented by the Reorganized Debtor, which shall be included in the Plan Supplement.

67.     New Board: means the board of directors of the Reorganized Debtor to be constituted as of the Effective Date pursuant to Article V.B, whose identity shall be disclosed in the Plan Supplement.

68.     New CEO Employment Agreement: means the employment agreement between the Reorganized Debtor, Eagle Shipping International (USA) LLC, and Sophocles Zoullas, as Chief Executive Officer of the Reorganized Debtor, the form of which shall be included as an exhibit to the Plan Supplement and in accordance with Article V.D.

69.     New Eagle By-Laws: means the amended and restated by-laws of the Reorganized Debtor, the form of which shall be included in the Plan Supplement.

70.     New Eagle Charter: means the amended and restated articles of incorporation of the Reorganized Debtor, the form of which shall be included in the Plan Supplement.

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71.     New Eagle Common Stock: means the shares of common stock of the Reorganized Debtor authorized pursuant to the Plan and the New Eagle Charter and issued pursuant to the Plan and the Management Incentive Plan (including, without limitation, the shares issuable upon the exercise of the New Eagle Equity Warrants and the New Eagle MIP Options).

72.     New Eagle Equity Warrants: means the warrants to purchase shares of New Eagle Common Stock, representing an aggregate total of 7.5% of the total number of shares of New Eagle Common Stock issuable pursuant to the Plan (subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options), exercisable at any time for a period of seven (7) years from the Effective Date, at a strike price per share equal to the amount derived by dividing (a) (1) the principal amount of the outstanding Term Loans and PIK Loans (each, as defined in the Prepetition Credit Agreement), immediately prior to the Effective Date, plus (2) any accrued but unpaid interest under the Prepetition Credit Agreement immediately prior to the Effective Date, minus (3) the Prepetition Credit Facility Cash Distribution by (b) the aggregate number of shares issued under the Plan pursuant to the Prepetition Credit Facility Equity Distribution and the Shareholder Equity Distribution, which warrants will be issued by the Reorganized Debtor pursuant to the terms of the New Eagle Equity Warrant Agreement.

73.     New Eagle Equity Warrant Agreement: means the warrant agreement that will govern the terms of the New Eagle Equity Warrants, the form of which shall be included in the Plan Supplement.

74.     New Eagle MIP Option Agreements: means the option agreements that will govern the terms of the New Eagle MIP Options, the forms of which shall be included as an exhibit to the Plan Supplement.

75.     New Eagle MIP Options: means the following two tiers of options, which will be issued by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor or the Non-Debtor Subsidiaries, and will generally vest over four (4) years through annual installments, each in an amount equal to 25% of such options, in accordance with the terms of the Management Incentive Program:  (i) seven (7) year stock options to acquire shares representing 2.5% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, based on a total implied equity value for the Reorganized Debtor equal to the Plan Enterprise Value minus the Exit Facility Amount; and (ii) seven (7) year stock options to acquire shares representing 3.0% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, based on a total implied equity value equal to (x) 130.2% times the Plan Enterprise Value minus (y) the Exit Facility Amount.

76.     New Eagle MIP Primary Equity: means a number of shares of New Eagle Common Stock equal to 2.0% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, which will be issued by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor or the Non-Debtor Subsidiaries, and will generally vest over four (4) years through annual installments, each in an amount equal to 25% of such shares, in accordance with the terms of the Management Incentive Program.

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77.     New Eagle MIP Primary Equity Agreements: means the restricted stock agreements that will govern the terms of the New Eagle MIP Primary Equity, the forms of which shall be included as an exhibit to the Plan Supplement.

78.     New Eagle MIP Reserved Equity: means a number of shares of New Eagle Common Stock equal to 2.5% of the total number of shares of New Eagle Common Stock, on a fully diluted basis, subject to upward adjustment as may be agreed by the Debtor and the Majority Consenting Lenders prior to the Effective Date, which will be reserved for future issuances by the Reorganized Debtor to senior management and certain other employees of the Reorganized Debtor at the direction of the New Board.

79.     Non-Debtor Subsidiaries: means, collectively: Agali Shipping S.A.; Anemi Maritime Services S.A.; Avocet Shipping LLC; Bittern Shipping LLC; Canary Shipping LLC; Cardinal Shipping LLC; Condor Shipping LLC; Crane Shipping LLC; Crested Eagle Shipping LLC; Crowned Eagle Shipping LLC; Eagle Bulk (Delaware) LLC; Eagle Bulk Pte. Ltd.; Eagle Management Consultancy Pte. Ltd.; Eagle Management Consultants LLC; Eagle Ship Management LLC; Eagle Shipping International (USA) LLC; Egret Shipping LLC; Falcon Shipping LLC; Gannet Shipping LLC; Golden Eagle Shipping LLC; Goldeneye Shipping LLC; Grebe Shipping LLC; Griffon Shipping LLC; Harrier Shipping LLC; Hawk Shipping LLC; Heron Shipping LLC; Ibis Shipping LLC; Imperial Eagle Shipping LLC; Jaeger Shipping LLC; Jay Shipping LLC; Kampia Shipping S.A.; Kestrel Shipping LLC; Kingfisher Shipping LLC; Kite Shipping LLC; Kittiwake Shipping LLC; Marmaro Shipping S.A.; Martin Shipping LLC; Merlin Shipping LLC; Mesta Shipping S.A.; Mylos Shipping S.A.; Nagos Shipping S.A.; Nighthawk Shipping LLC; Oriole Shipping LLC; Osprey Shipping LLC; Owl Shipping LLC; Peregrine Shipping LLC; Petrel Shipping LLC; Puffin Shipping LLC; Rahi Shipping S.A.; Redwing Shipping LLC; Roadrunner Shipping LLC; Sandpiper Shipping LLC; Shrike Shipping LLC; Sirikari Shipping S.A.; Skua Shipping LLC; Sparrow Shipping LLC; Spilia Shipping S.A.; Stellar Eagle Shipping LLC; Tern Shipping LLC; Thrasher Shipping LLC; Thrush Shipping LLC; Woodstar Shipping LLC; Wren Shipping LLC.

80.     Other Priority Claim: means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim, or (ii) a Priority Tax Claim.

81.     Other Secured Claim: means any Claim that is Secured, other than a Prepetition Credit Facility Claim or a DIP Claim.

82.     Outstanding Trade Obligations: means up to $12 million in unsecured obligations of Eagle (whether a direct obligation of the Debtor or a Non-Debtor Subsidiary) outstanding on the Effective Date, which, subject to the consent of the Majority Consenting Lenders, shall be paid from the proceeds of the Exit Financing Facility.

83.     Person: means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit or any political subdivision thereof, or any other Entity.

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84.     Petition Date: means the date on which the Debtor commenced the Chapter 11 Case.

85.     Plan: means this Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, together with all addenda, exhibits, schedules, or other attachments, if any, including the Plan Supplement, each of which is incorporated herein by reference, and as may be amended, modified, or supplemented from time to time in accordance with the terms herein and in the Restructuring Support Agreement, as applicable.

86.     Plan Enterprise Value: means $900 million.

87.     Plan Scheduling Motion: means the motion filed by the Debtor, substantially contemporaneously with the filing of the Chapter 11 Case, seeking entry of an order scheduling an objection deadline and combined hearing on the Debtor’s Disclosure Statement and Plan Confirmation, (b) approving the form and notice of the Confirmation Hearing, (c) establishing procedures for objections to the Disclosure Statement and the Plan, (d) approving Solicitation Procedures, and (e) granting related relief.

88.     Plan Scheduling Order: means the order granting the Plan Scheduling Motion.

89.     Plan Supplement: means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed with the Court on notice to parties-in-interest, including, but not limited to, the following, each of which must be in form and substance reasonably satisfactory to the Majority Consenting Lenders: (i) the Rejection Schedule; (ii) the New Eagle Charter; (iii) the New Eagle By-Laws; (iv) the New Eagle MIP Option Agreements; (v) the New Eagle MIP Primary Equity Agreements; (vi) the New Eagle Equity Warrant Agreement; (vii) the identity and affiliations of the officers and members of the New Board of the Reorganized Debtor; (viii) a list of retained Causes of Action; (ix) the Management Incentive Program; (x) the New CEO Employment Agreement; (xi) the Registration Rights Agreement; (xii) the Exit Financing Facility documents; and (xiii) the Delphin Management Agreement, as amended. The Debtor shall file forms of the materials comprising the Plan Supplement no later than the Plan Supplement Filing Date.

90.     Plan Supplement Filing Date: means the date that is five (5) Business Days before the deadline to object to the confirmation of the Plan.

91.     Prepetition Credit Agreement: means the Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012 (as amended, modified, or supplemented from time to time), by and among EBS, as borrower, the Prepetition Credit Facility Lenders, the Non-Debtor Subsidiaries, as guarantors, and the Prepetition Credit Facility Agent.

92.     Prepetition Credit Facility: means the credit facility under the Prepetition Credit Agreement.

93.     Prepetition Credit Facility Agent: means Wilmington Trust (London) Limited, as successor agent and successor security trustee under the Prepetition Credit Agreement.

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94.     Prepetition Credit Facility Cash Distribution: means a Cash distribution to the Prepetition Credit Facility Lenders in an amount up to the Exit Facility Amount, less (i) the DIP Claims, (ii) the amount of the Outstanding Trade Obligations, (iii) the Shareholder Cash Distribution, (iv) the proceeds necessary to pay the Restructuring Expenses, and (v) such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments).

95.     Prepetition Credit Facility Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the Prepetition Credit Facility.

96.     Prepetition Credit Facility Equity Distribution: means a number of shares of New Eagle Common Stock equal to 99.5% of the total number of shares of New Eagle Common Stock issued and outstanding on the Effective Date. The Prepetition Credit Facility Equity Distribution shall be subject to dilution from the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

97.     Prepetition Credit Facility Lenders: means the lenders under the Prepetition Credit Agreement.

98.     Prepetition Finance Documents: means the “Finance Documents” (as such term is defined in the Prepetition Credit Agreement), including all agreements, instruments, and documents governing the Guarantees.

99.     Priority Tax Claim: means any Claim that is entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

100.     Professional: means any professional employed or retained in the Chapter 11 Case pursuant to sections 327 or 328 of the Bankruptcy Code.

101.     Pro Rata: means, with respect to any Claim, the proportion that the amount of such Claim bears to the aggregate amount of all Claims (including Disputed Claims) in the applicable Class or group of Classes, unless the Plan provides otherwise.

102.     Record Date: means, for purposes of making distributions under the Plan, the Confirmation Date.

103.     Registration Rights Agreement: means the Registration Rights Agreement among the Reorganized Debtor and the Registration Rights Parties, having the terms set forth in Article IV.E.2, the form of which shall be included in the Plan Supplement.

104.     Registration Rights Parties: means any recipient of shares of New Eagle Common Stock that (together with its affiliates and related funds) receives 10% or more of the New Eagle Common Stock under the Plan or who otherwise reasonably believes that it, together with its affiliated funds, may be an “affiliate” of the Reorganized Debtor, who executes the Registration Rights Agreement.

105.     Registration Statement: means a registration statement on Form S-1 for the registration of the sale on a delayed or continuous basis of the New Eagle Common Stock received by the Registration Rights Parties under the Plan and requested to be included therein by the Registration Rights Parties.

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106.     Reinstated: means, with respect to a Claim, (a) in accordance with section 1124(1) of the Bankruptcy Code, being treated such that the legal, equitable, and contractual rights to which such Claim entitles its holder are left unaltered, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) having all prepetition and postpetition defaults with respect thereto other than defaults relating to the insolvency or financial condition of the Debtor or its status as debtor under the Bankruptcy Code cured, (ii) having its maturity date reinstated, (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim’s acceleration, and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the holder thereof.

107.     Rejection Damage Claims: means Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases. Unless otherwise agreed to in writing by the Debtor, all Rejection Damage Claims shall be deemed Disputed Claims.

108.     Rejection Notice: means a notice of an Executory Contract or Unexpired Lease to be rejected under the Plan pursuant to section 365 of the Bankruptcy Code which notice shall include (i) the procedures for objection to proposed rejection of Executory Contracts and Unexpired Leases, (ii) the procedures for filing Rejection Damage Claims, and (iii) procedures for resolution by the Court of any related disputes.

109.     Rejection Schedule: means the schedule of Executory Contracts and Unexpired Leases to be rejected pursuant to the Plan and the effective date of such rejection, which shall be included in the Plan Supplement.

110.     Released Parties: means each of: (a) the Debtor and Reorganized Debtor; (b) the Non-Debtor Subsidiaries; (c) the Prepetition Credit Facility Agent; (d) the Consenting Lenders; (e) the DIP Agent and the DIP Lenders; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity’s predecessors, Professionals, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former (to the extent employed or serving at any time during the Chapter 11 Case) directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

111.     Releasing Parties: means each of:  (a) the Prepetition Credit Facility Agent; (b) the Former Prepetition Credit Facility Agent; (c) the DIP Agent and the DIP Lenders; (d) holders of Impaired Claims other than those who voted to reject the Plan and checked the opt out box on the Ballot, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, (e) the Consenting Lenders, (f) to the fullest extent permissible under applicable law (i) holders of Unimpaired Claims, and (ii) holders of Equity Interests other than those who have checked the opt out box on the Combined Notice, and returned it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies (but excluding any predecessors, portfolio companies, or management companies of any Consenting Lender), and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

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112.     Reorganized Debtor: means the Debtor, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

113.     Restructuring Expenses: the fees and expenses incurred in connection with the Chapter 11 Case, as well as the funding of obligations necessary to implement the Plan, including, but not limited to, any costs or reserves associated with the Exit Financing Facility, the fees due and owing to the U.S. Trustee and the fees and expenses of Professionals, the Prepetition Credit Facility Agent, the DIP Agent, and the Consenting Lenders.

114.     Restructuring Support Agreement: means the agreement, effective as of August 6, 2014, among Eagle and certain holders of the Prepetition Credit Facility Claims, as it may be amended, modified or supplemented by the parties thereto in accordance with the terms of such agreement.

115.     RSA Fee: has the meaning ascribed to such term in the Restructuring Support Agreement.

116.     Securities Act: means the Securities Act of 1933, as amended.

117.     Schedules: means, to the extent the Court has not waived the requirement to file the Schedules, the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests, filed with the Court by the Debtor, including any amendments or supplements thereto.

118.     Secured: means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured.

119.     Shareholder Cash Distribution: means the aggregate amount of Cash payments, as determined by the Debtor in consultation with the Majority Consenting Lenders, that may be distributed to holders of Equity Interests who would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under the Plan, pursuant to Article III.D.6.(b).

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120.     Shareholder Equity Distribution: means shares of New Eagle Common Stock in an amount equal to 0.5% of the New Eagle Common Stock issued and outstanding on the Effective Date. The Shareholder Equity Distribution shall be subject to dilution from the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

121.     Solicitation Procedures: means the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

122.     Solicitation Procedures Motion: has the meaning ascribed to such term in the Disclosure Statement.

123.     Subsidiary Equity Interests: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in the Non-Debtor Subsidiaries, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in the Non-Debtor Subsidiaries, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in the Non-Debtor Subsidiaries that existed immediately prior to the Effective Date.

124.     Unexpired Lease: means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125.     Unimpaired: means any Class of Claims or Equity Interests that is not Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

126.     U.S. Trustee: means the United States Trustee for the Southern District of New York.

127.     Voting Deadline: means August 12, 2014 at 5:00 p.m. (prevailing Eastern Time) or such other later date established by the Debtor or the Court, which is the deadline for submitting Ballots to either accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

128.     Voting Record Date: means July 31, 2014.

129.     Warrant Agreement: means that certain Warrant Agreement, dated as of June 20, 2012, among EBS and the financial institutions parties thereto, as amended.

130.     Warrant Agreement Amendment: means that certain Amendment No. 1 to Warrant Agreement, dated as of July 2, 2014, among EBS and the financial institutions parties thereto.

B.	Interpretation, Application of Definitions, and Rules of Construction.

Except as expressly provided herein, each capitalized term used in the Plan shall either have (i) the meaning ascribed to such term in Article I or (b) if such term is not defined in Article I, but such term is defined in the Bankruptcy Code or Bankruptcy Rules, the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Meanings of capitalized terms shall be equally applicable to both the singular and plural forms of such terms. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole (and, for the avoidance of doubt, the Plan Supplement) and not to any particular section or subsection in the Plan unless expressly provided otherwise. The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.

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C.	Computation of Time.

Except as otherwise specifically provided in the Plan, in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.
ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Fee Claims, and Priority Tax Claims, each as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

A.	Administrative Claims (Other Than Fee Claims).

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim or a DIP Claim) as of the Effective Date shall receive (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) the Effective Date, if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim, if such Administrative Claim is Disputed as of, or following, the Effective Date, or (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable, or (ii) such other treatment as the Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims (other than Fee Claims and DIP Claims) that arise in the ordinary course of the Debtor’s business shall be paid in the ordinary course of business in accordance with the terms, and subject to the conditions, of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

B.	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed DIP Claim, each such Holder shall receive payment in full in Cash on the Effective Date.

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C.	Fee Claims.

1.     Final Fee Applications.

All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, the U.S. Trustee, counsel to the Prepetition Credit Facility Agent, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, no later than sixty (60) days after the Effective Date, unless otherwise agreed by the Debtor. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtor, Reorganized Debtor, or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtor, counsel to the Reorganized Debtor, counsel to the Prepetition Credit Facility Agent, and the requesting party no later than thirty (30) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

2.     Post-Effective Date Fees and Expenses.

The Reorganized Debtor shall pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtor’s Professionals on and after the Effective Date, in the ordinary course of business, and without any further notice to or action, order, or approval of the Court. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Court.

D.	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Debtor, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim, one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash, payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed five (5) years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtor or otherwise determined upon a Final Order of the Court.

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E.	U.S. Trustee Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtor shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, the Reorganized Debtor shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for the Reorganized Debtor until the entry of a final decree in the Chapter 11 Case or until the Chapter 11 Case is converted or dismissed.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLAIMS AND EQUITY INTERESTS

A.	Classification of Claims and Equity Interests.

Except for those Claims addressed in Article II, all Claims and Equity Interests are placed in the Classes set forth below. A Claim or Equity Interest is placed in a particular Class solely to the extent that the Claim or Equity Interest falls within the description of that Class, and the portion of a Claim or Equity Interest which does not fall within such description shall be classified in another Class or Classes to the extent that such portion falls within the description of such other Class or Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan solely to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

B.	Record Date.

As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Reorganized Debtor shall have no obligation to, but may, in consultation with the Majority Consenting Lenders, recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Reorganized Debtor shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

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C.	Summary of Classification and Class Identification.

Below is a chart identifying Classes of Claims and Equity Interests, a description of whether each Class is Impaired, and each Class’s voting rights with respect to the Plan.

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition Credit Facility Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Unimpaired	Deemed to Accept
5	Intercompany Claims	Unimpaired	Deemed to Accept
6	Equity Interests in EBS	Impaired	Deemed to Reject

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied, for the purposes of Confirmation, by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific voting Class timely submits a Ballot indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan. The Debtor hereby requests that the Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests. The Debtor reserves the right to modify the Plan in accordance with Article X.E hereof, including the right to withdraw the Plan at any time before the Effective Date.

D.	Treatment of Classified Claims and Equity Interests.

1.     Class 1 - Other Priority Claims.

(a)     Classification: Class 1 consists of Other Priority Claims.

(b)     Treatment: Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (i) the Effective Date and (ii) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

(c)     Voting: Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.     Class 2 - Other Secured Claims.

(a)     Classification: Class 2 consists of Other Secured Claims.

(b)     Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtor, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall: (i) have its Allowed Other Secured Claim Reinstated and rendered Unimpaired, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) receive the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

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(c)     Voting: Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.     Class 3 – Prepetition Credit Facility Claims.

(a)     Classification: Class 3 consists of Prepetition Credit Facility Claims.

(b)     Allowance: Prepetition Credit Facility Claims shall be Allowed on the Effective Date for all purposes in an amount of no less than $1,188,847,632.09, plus accrued but unpaid interest through the Effective Date to the extent legally permissible, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(c)     Treatment: Except to the extent that a holder of an Allowed Prepetition Credit Facility Claim agrees in writing to such other treatment, and the Debtor and the Majority Consenting Lenders, each in their sole discretion, agree in writing to such other treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Prepetition Credit Facility Claims, on or as soon as practicable after the Effective Date, each holder of an Allowed Prepetition Credit Facility Claim shall receive its Pro Rata share of: (i) the Prepetition Credit Facility Cash Distribution; and (ii) the Prepetition Credit Facility Equity Distribution. Each holder of an Allowed Prepetition Credit Facility Claim shall only receive one recovery in full and complete satisfaction of all Prepetition Credit Facility Claims and Guarantee Claims held by such claimant, which recovery is specified in this Article III.D.3(c).

(d)     Voting: Class 3 is Impaired. Therefore, holders of Class 3 Prepetition Credit Facility Claims are entitled to vote to accept or reject the Plan.

4.     Class 4 – General Unsecured Claims.

(a)     Classification: Class 4 consists of General Unsecured Claims.

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(b)     Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtor, and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid, pursuant to an order of the Court or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the Reorganized Debtor, and be paid in accordance with the ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Reorganized Debtor, or (iii) receive such other treatment that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c)     Voting: Class 4 is Unimpaired. Therefore, holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.     Class 5 – Intercompany Claims.

(a)     Classification: Class 5 consists of Intercompany Claims.

(b)     Treatment: On the Effective Date, Intercompany Claims, if any, will be Reinstated in full. On and after the Effective Date, the Reorganized Debtor and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtor to satisfy its obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices.

(c)     Voting: Class 5 is Unimpaired. Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.     Class 6 – Equity Interests in EBS.

(a)     Classification: Class 6 consists of Equity Interests in EBS.

(b)     Treatment: On the Effective Date, Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of Equity Interests shall not receive or retain any property under the Plan on account of such Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of Equity Interests (other than Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants) shall receive, in exchange for the surrender or cancellation of their Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of the Shareholder Equity Distribution and their Pro Rata share of the New Eagle Equity Warrants, each of which shall come from amounts which holders of Prepetition Credit Facility Claims would otherwise be entitled to under the Plan; provided, however, that, notwithstanding Article VII.B.9, the Debtor may, in consultation with the Majority Consenting Lenders, (i) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one (1) share of New Eagle Common Stock under this Article III.D.6.(b) with a distribution of one (1) share of New Eagle Common Stock or (ii) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred (100) shares of New Eagle Common Stock under this Article III.D.6.(b) with a Cash payment equal to the value of such New Eagle Common Stock. Notwithstanding anything contained herein to the contrary, Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants shall not receive or retain any property under the Plan on account of such Amended Lender Warrants or Equity Interests.

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(c)     Voting: Class 6 is Impaired. Holders of Class 6 Equity Interests in EBS are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 6 Equity Interests in EBS are not entitled to vote to accept or reject the Plan.

E.	Special Provision Regarding Unimpaired and Reinstated Claims.

Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims. Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtor had immediately prior to the Petition Date against, or with respect to, any Claim left Unimpaired by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtor shall have, retain, reserve, and be entitled to assert, all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Case had not been commenced, and all of the Debtor’s legal and equitable rights with respect to any Reinstated Claim or Claim left Unimpaired by this Plan may be asserted by the Reorganized Debtor after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Case had not been commenced.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in the Disclosure Statement, the provisions of the Plan shall, upon consummation, constitute a good faith compromise and settlement, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtor and the Consenting Lenders of all disputes among the parties, including those arising from, or related to, (i) the Prepetition Credit Facility Claims and the Guarantee Claims, (ii) the Guarantees, (iii) the total enterprise value of the Debtor’s estate and the Reorganized Debtor for allocation purposes under the Plan, (iv) the treatment and distribution to holders of Equity Interests, and (v) the Existing Management Incentive Programs. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtor and the Consenting Lenders reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan. The entry of the Confirmation Order shall constitute the Court’s approval of each of the compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, its estate, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The Plan and the Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for, or resolved pursuant to, the Plan and/or the Confirmation Order, including, without limitation, the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or the Confirmation Order.

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B.	Exit Financing.

On or before the Effective Date, the Debtor shall be authorized, without the need for any further corporate action or without any further action by the Debtor or the Reorganized Debtor, as applicable, to enter into the Exit Financing Facility Credit Agreement and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Financing Facility. The proceeds of the Exit Financing Facility shall be used to pay (i) the DIP Claims, the Prepetition Credit Facility Cash Distribution, the Outstanding Trade Obligations, the Shareholder Cash Distribution, and the Restructuring Expenses and (ii) following the payment, or reserving for the payment, of each the foregoing, such amount as necessary to provide Eagle with $72.5 million in total liquidity (inclusive of any minimum liquidity requirements under the Exit Financing Facility) upon the Effective Date (including cash and unfunded revolver commitments). The Exit Financing Facility will be Secured by some or all of the collateral securing the Prepetition Credit Facility.

C.	Voting of Claims.

Each holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Voting Record Date, shall be entitled to vote to accept or reject the Plan. The instructions for completion of the Ballots are set forth in the instructions accompanying each Ballot. Approval for the Solicitation Procedures will be sought in the Plan Scheduling Motion and are described in the Disclosure Statement.

D.	Nonconsensual Confirmation.

The Debtor intends to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code, including Class 6 (Equity Interests in EBS).

E.	Issuance of New Eagle Common Stock and New Eagle Equity Warrants and Entry into the Registration Rights Agreement.

1.     Issuance of Securities. Shares of New Eagle Common Stock shall be authorized under the New Eagle Charter, and shares of New Eagle Common Stock shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. The number of shares of New Eagle Common Stock to be distributed as set forth in this Plan, and the number of shares of New Eagle Common Stock issuable upon exercise of New Eagle Equity Warrants and New Eagle MIP Options and corresponding strike prices, are subject to adjustment by the Debtor in a manner that does not alter the respective percentages of the outstanding New Eagle Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares. To the extent that Cash is distributed to any holder of Equity Interests pursuant to the Shareholder Cash Distribution, any shares or fractional shares of New Eagle Common Stock that would otherwise be distributed to such holder shall be allocated to Class 6 Equity Interests. All of the New Eagle Common Stock, issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, and the New Eagle MIP Options by the Reorganized Debtor, and the issuance of shares pursuant to the exercise of New Eagle Equity Warrants and New Eagle MIP Options, is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.

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Except as provided below, the New Eagle Common Stock distributed under the Plan will be issued in book-entry form, and DTC or its nominee will be the holder of record of such New Eagle Common Stock. One or more global certificates representing such New Eagle Common Stock will be registered with an agent for the New Eagle Common Stock, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Common Stock, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. To receive distributions of New Eagle Common Stock, holders of Prepetition Credit Facility Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited. The New Eagle Common Stock issuable to holders of Equity Interests will, with respect to Equity Interests held through DTC, be delivered by the Reorganized Debtor to the holders of Equity Interests through DTC, and holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Common Stock may be deposited.

2.     Entry into the Registration Rights Agreement. On or as soon as practicable after the Effective Date, the Reorganized Debtor and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement shall provide the Registration Rights Parties with (i) subject to the percentage ownership threshold specified in the Registration Rights Agreement, the right to require the Reorganized Debtor to register, under the Securities Act, the sale of the shares of New Eagle Common Stock, the New Eagle Equity Warrants (including the shares issuable upon exercise thereof), the New Eagle MIP Primary Equity, and the New Eagle MIP Options (including the shares issuable upon exercise thereof), in each case issued under the Plan to the Registration Rights Parties exercising such rights, and (ii) for all Registration Rights Parties, piggyback registration rights, with customary cutbacks, with respect to such securities.

3.     Exemption from Registration. The offering of the New Eagle Common Stock under Article III of the Plan shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law under section 4(a)(2) of the Securities Act. The issuance and distribution of the New Eagle Common Stock and the New Eagle Equity Warrants under Article III of the Plan, and the New Eagle Common Stock issuable upon exercise of the New Eagle Equity Warrants shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code, except with respect to any person that is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code, in which case the New Eagle Common Stock and the New Eagle Equity Warrants shall be issued pursuant to another available exemption from registration under the Securities Act and other applicable law. The New Eagle Common Stock underlying the Management Incentive Program, the New Eagle MIP Options, and the New Eagle Common Stock issuable upon exercise of the New Eagle MIP Options will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law.

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The New Eagle Common Stock distributed or issued under the Plan to persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will, at the option of the recipient thereof, be issued either (i) in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under federal and state securities laws or (ii) in book-entry form and included in a ledger identified as “restricted” and indicating in such ledger that transfer may be restricted under federal and state securities laws.

4.     SEC Reporting Requirements and Listing of New Eagle Common Stock. As of the Effective Date, the Reorganized Debtor will be a reporting company under the Securities Exchange Act of 1934, 15 U.S.C. §§ 78(a) -78(pp). EBS intends to remain listed following the Petition Date on the Nasdaq Global Select Market (“NASDAQ”), the Reorganized Debtor intends to continue such NASDAQ listing in respect of the New Eagle Common Stock, and the Consenting Lenders have agreed to provide EBS with sufficient time and cooperation to take the necessary steps to comply with all applicable NASDAQ requirements, as shall be reasonably agreed between EBS and the Consenting Lenders, in order for EBS to maintain such NASDAQ listing and for the Reorganized Debtor to be able to continue such listing upon the Effective Date. In the event EBS loses its NASDAQ listing prior to the Effective Date, the Consenting Lenders have agreed to support EBS’ good faith efforts to become relisted on NASDAQ, and EBS will use commercially reasonable efforts to comply with the NASDAQ listing requirements while delisted, subject to the terms and conditions of the Plan.

F.	The New Eagle Equity Warrants.

1.     Issuance. The New Eagle Equity Warrants will be issued pursuant to the terms of the New Eagle Equity Warrant Agreement. Each New Eagle Equity Warrant will, subject to the anti-dilution adjustments described below, be exercisable for one (1) share of New Eagle Common Stock.

2.     Anti-Dilution Protection. The New Eagle Equity Warrant Agreement shall provide the New Eagle Equity Warrants with customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend, or other distributions (including, but not limited to, cash dividends), or business combination transaction. The New Eagle Equity Warrants shall be subject to dilution from the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options.

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3.     Form. Except as provided below, all New Eagle Equity Warrants distributed under the Plan will be issued in book-entry form and DTC or its nominee will be the holder of record of New Eagle Equity Warrants. One or more global warrant certificates representing such New Eagle Equity Warrants will be registered with a warrant agent for the New Eagle Equity Warrants, in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such New Eagle Equity Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. Holders of Equity Interests that hold such Equity Interests in DTC will receive their New Eagle Equity Warrants by deposit to the account of a direct or indirect participant in DTC in which such Equity Interests are held. Holders that do not hold their Equity Interests in DTC will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New Eagle Equity Warrants may be deposited. Beneficial owners of the New Eagle Equity Warrants will be required to follow the procedures that DTC or its direct or indirect participants may establish for exercising their rights in respect of the New Eagle Equity Warrants, including exercise and transfer thereof. New Eagle Common Stock issuable upon exercise of such New Eagle Equity Warrants will be issued in book-entry form and held through DTC.

The New Eagle Equity Warrants distributed under the Plan to any persons who may be deemed underwriters under section 1145(b) of the Bankruptcy Code will be issued in the form of registered warrant certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.

G.	Continued Corporate Existence and Vesting of Assets.

Except as otherwise provided herein: (i) the Debtor will, as Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Debtor’s Estate, and any property acquired by the Debtor or the Reorganized Debtor under the Plan, will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests, and other interests, except for the Liens and Claims established under the Plan (including in respect of the Exit Financing Facility).

On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments, and other materials comprising the Plan Supplement. Without limiting the foregoing, the Reorganized Debtor may pay the charges that they incur from and after the Effective Date for Fee Claims, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

H.	Fee Claims Escrow Account.

On the Effective Date, the Reorganized Debtor shall establish the Fee Claim Escrow Account in an amount equal to all asserted Fee Claims of Professionals outstanding as of the Effective Date (including, for the avoidance of doubt, any reasonable estimates for unbilled amounts payable by the Debtor or the Reorganized Debtor). Amounts held in the Fee Claims Escrow Account shall not constitute property of the Reorganized Debtor. The Fee Claims Escrow Account may be an interest-bearing account. In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan, any such amounts shall be returned to the Reorganized Debtor.

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I.	Claims Against Non-Debtor Subsidiaries.

Any claim (as such term is defined in section 101(5) of the Bankruptcy Code), Cause of Action, or remedy asserted against a Non-Debtor Subsidiary by the Debtor will be reinstated, adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, cancelled, or discharged to the extent determined appropriate by the Reorganized Debtor. Any such transaction may be effectuated on the Effective Date or subsequent to the Effective Date without any further action by the Court or by the stockholders of the Reorganized Debtor.

J.	Subsidiary Equity Interests.

The Subsidiary Equity Interests shall be retained and the legal, equitable, and contractual rights to which the holder of such Allowed Subsidiary Equity Interests is entitled shall remain unaltered.

ARTICLE V.
PROVISIONS REGARDING CORPORATE GOVERNANCE
OF THE REORGANIZED DEBTOR

A.	Organizational Documents.

The New Eagle Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdiction of incorporation or as soon thereafter as is practicable. The New Eagle By-Laws will be deemed to have been adopted and will become effective on the Effective Date. The New Eagle Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. The New Eagle Charter and the New Eagle By-Laws will include certain rights and protections for minority shareholders as are customary for a listed public company, as well as the maximum protections available with respect to transactions for public companies involving an affiliate, including, but not limited to, any merger, consolidation or reorganization of the Reorganized Debtor, any sale, transfer, or other disposition of all or substantially all of the assets of the Reorganized Debtor, or any other change in control of the Reorganized Debtor or all or substantially all of its assets.

B.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of EBS shall expire without further action by any Person. The initial directors of the New Board shall consist of Sophocles Zoullas (who shall remain as Chairman on the Effective Date ) and six (6) other directors selected by the Majority Consenting Lenders in their sole discretion and to be disclosed in the Plan Supplement; provided, however, that the Consenting Lenders shall consult in good faith with management and the independent board committee concerning the individuals selected; provided, further, that the Consenting Lenders shall designate sufficient independent directors to comply with NASDAQ listing requirements.

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The existing officers of Eagle as of the Petition Date shall remain in their current capacities as officers of Eagle.

C.	Powers of Officers.

Subject to approval of the New Board, the officers of the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.	New CEO Employment Agreement, Existing Benefits Agreements, and Retiree Benefits.

From and after the Effective Date, Sophocles Zoullas shall be employed and serve as the Chief Executive Officer of the Reorganized Debtor in accordance with the New CEO Employment Agreement. Except as set forth in the Rejection Schedule (or as such benefits may be otherwise terminated by the Debtor in a manner permissible under applicable law), and except as amended by the New CEO Employment Agreement, all Existing Benefits Agreements shall be deemed assumed as of the Effective Date. Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Management Incentive Program.

On the Effective Date, the Reorganized Debtor shall adopt the Management Incentive Program, which shall supersede the Existing Management Incentive Programs in their entirety and shall provide for the distribution, and the reservation for future issuance, as applicable, of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees.

The Management Incentive Plan will be structured as an omnibus incentive plan and will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.  In addition, awards that expire or are forfeited or cancelled will again be available for issuance under the Management Incentive Plan and awards may not be materially amended in an adverse manner without the consent of any holder who is senior management. The New Eagle MIP Primary Equity will have the right to receive dividends or other distributions at the same time and in the same form as a holder of New Eagle Common Stock; provided, however, that dividends or other distributions in respect of unvested New Eagle MIP Primary Equity will be paid at the same time as underlying New Eagle MIP Primary Equity are settled. The Reorganized Debtor’s senior management will also have the right to elect a net settlement (e.g., on a cashless basis) with respect to both the New Eagle MIP Primary Equity and the New Eagle MIP Options.

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Allocation of the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, and the New Eagle MIP Options to the Reorganized Debtor’s senior management and certain other employees shall be determined by the New Board; provided, however, that Sophocles Zoullas, as Chief Executive Officer of the Reorganized Debtor, shall receive not less than 60% of the total compensation to be awarded under the Management Incentive Plan.

On the Effective Date, the Existing Management Incentive Programs will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder. To the extent that any Existing Management Incentive Program is an executory contract, each such Existing Management Incentive Program shall be deemed rejected as of the Effective Date.

F.	Indemnification of Directors, Officers, and Employees.

Notwithstanding any other provisions of the Plan, from and after the Effective Date, indemnification obligations owed by the Debtor or the Reorganized Debtor to directors, officers, or employees of the Debtor who served or were employed by the Debtor on or after the Petition Date, to the extent provided in the articles or certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of the Debtor, will be deemed to be, and treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code. All such indemnification obligations shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Petition Date.

Indemnification obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and by order of the Court, to the extent such indemnification obligations relate to the period after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code, as and to the extent such indemnification was approved by order of the Court.

ARTICLE VI.
CONFIRMATION OF THE PLAN

A.	Conditions to Confirmation.

The following are conditions to the entry of the Confirmation Order, unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B:

1.     The Court shall have approved the Disclosure Statement, which shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

2.     The Confirmation Order shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

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3.     The Plan (which, for purposes of this Article VI.A.3 shall exclude the Plan Supplement), shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Lenders.

4.     The Plan Supplement shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders.

B.	Waiver of Conditions Precedent to Confirmation.

The Debtor, with the consent of the Majority Consenting Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), may waive the conditions set forth in Article VI.A above at any time without leave or order of the Court and without any formal action.

C.	Discharge of the Debtor.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtor), Equity Interests, the RSA Fee, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of Claim or Equity Interest based upon such debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder. Any default by the Debtor with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Case shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

D.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

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FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN THIS ARTICLE VI, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION, OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE VI OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO THIS ARTICLE VI OR ARE SUBJECT TO EXCULPATION PURSUANT TO THIS ARTICLE VI ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR, THE REORGANIZED DEBTOR, OR ANY NON-DEBTOR SUBSIDIARY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, GUARANTEE CLAIMS, OR EQUITY INTERESTS RELEASED, SETTLED, OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS, GUARANTEE CLAIMS, AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS OR GUARANTEE CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTOR AND THE NON-DEBTOR SUBSIDIARIES OR ANY OF THEIR ASSETS, PROPERTIES, OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AND GUARANTEE CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS SHALL BE CANCELLED.

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EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AND GUARANTEE CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS SHALL BE CANCELLED, AND THE DEBTOR’S AND NON-DEBTOR SUBSIDIARIES’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

E.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Article VI.J.1), the Reorganized Debtor shall retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement. Nothing contained in this Plan, the Plan Supplement, or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtor that is not specifically waived or relinquished by this Plan. The Reorganized Debtor shall have, retain, reserve, and be entitled to assert, all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtor had immediately before the Petition Date as fully as if the Chapter 11 Case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Case had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action against such Person. The Debtor or the Reorganized Debtor, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan. From and after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order, or approval of the Court. The Reorganized Debtor is deemed representatives of the Estate for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

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F.	Votes Solicited in Good Faith.

The Debtor has, and upon entry of the Confirmation Order shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, and its respective affiliates, agents, directors, officers, members, employees, and Professionals, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

G.	Prepetition Credit Facility Agent and Consenting Lenders’ Fees and Expenses.

On the Effective Date, the Reorganized Debtor shall pay, in full, in Cash, the unpaid reasonable fees, expenses, costs, and other charges of the Prepetition Credit Facility Agent and the Consenting Lenders (including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Houlihan Lokey Capital, Inc., and maritime and appropriate foreign counsel engaged by Paul Weiss), in each case in accordance with the DIP Orders and the Restructuring Support Agreement, and as required by the underlying credit agreement, indemnity, or fee letter.

H.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan: the obligations of the Debtor and the Non-Debtor Subsidiaries under the Restructuring Support Agreement, the Existing Management Incentive Programs, the Guarantees, the Prepetition Finance Documents, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor or the Non-Debtor Subsidiaries giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtor and the Non-Debtor Subsidiaries, and the Reorganized Debtor and the Non-Debtor Subsidiaries shall not have any continuing obligations thereunder; and the obligations of the Debtor and the Non-Debtor Subsidiaries pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor or the Non-Debtor Subsidiaries (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtor or the Non-Debtor Subsidiaries that are specifically reinstated pursuant to the Plan or assumed by the Debtor) shall be released and discharged; provided, however, that, notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Prepetition Credit Facility Agent to make distributions under the Plan as provided herein, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtor and authorized under such agreement, and (c) allowing the Prepetition Credit Facility Agent to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. For the avoidance of doubt, nothing in this section shall affect the discharge of or result in any obligation, liability, or expense of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any additional obligation, expense, or liability of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries. On and after the Effective Date, all duties and responsibilities of the Prepetition Credit Facility Agent shall be discharged except to the extent required to effectuate the Plan. Notwithstanding anything in this paragraph to the contrary, the DIP Credit Agreement shall continue in effect solely for the purpose of allowing the DIP Agent to receive distributions from the Debtor under the Plan and to make further distributions to the Holders of DIP Claims on account of such Claims, as set forth in Article VII of the Plan.

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I.	Claims Incurred After the Effective Date.

Claims incurred by the Debtor after the Effective Date may be paid by the Reorganized Debtor in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim and applicable law.

J.	Releases, Exculpations, and Injunctions of Released Parties.

1.     Releases by the Debtor. On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtor, the Reorganized Debtor, and the Non-Debtor Subsidiaries, on behalf of themselves and the Estate, shall be deemed to unconditionally release the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtor or the Non-Debtor Subsidiaries, based in whole or in part upon actions taken solely in their respective capacities described herein or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Non-Debtor Subsidiaries, the Chapter 11 Case, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement or any of the documents included therein, the Plan, or any related agreements, instruments, or other documents, provided, however, that (a) no individual shall be released from any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order, (b) other than with respect to the Prepetition Credit Facility Claims, the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtor, and (c) the foregoing release shall not apply to obligations arising under the Exit Financing Facility.

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2.     Releases by Holders of Claims and Equity Interests. On the Effective Date, and notwithstanding any other provisions of the Plan, (i) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to sue or otherwise seek recovery from any Released Party on account of any Claim or Guarantee Claim, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, or any other legal or equitable theory, based in whole or in part upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtor, the Non-Debtor Subsidiaries, or their respective businesses and affairs and (ii) each Releasing Party will be deemed to have forever released and covenanted with the Released Parties not to assert against any Released Party any Claim, Guarantee Claim, obligation, right, Cause of Action, or liability that any holder of a Claim or Guarantee Claim may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtor or the Non-Debtor Subsidiaries, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the Reorganized Debtor, or the Non-Debtor Subsidiaries, the subject matter of, or the transactions or events giving rise to, any Claim, Guarantee Claim, or Equity Interest, the Debtor’s restructuring, the Chapter 11 Case, the Restructuring Support Agreement, the Plan, the Disclosure Statement, the Plan Supplement or any of the documents included therein, the DIP Facility, the DIP Credit Agreement, or any agreements, instruments, or other documents relating to any of the foregoing, or the preparation and negotiation of the Exit Financing Facility, provided, however, the foregoing release will not (i) apply to obligations arising under the Plan, (ii) apply to obligations arising under the Exit Financing Facility, (iii) be construed to prohibit a party in interest from seeking to enforce the terms of the Plan, and (iv) apply to any act or omission that constitutes gross negligence, willful misconduct, or fraud as determined by a Final Order.

3.     Release of Liens. Except as otherwise expressly provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Debtor’s Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, and other security interests shall revert to the Reorganized Debtor and each of its successors and assigns.

4.     Release and Discharge of Non-Debtor Subsidiaries. On the Effective Date, the Prepetition Credit Facility Agent, any future agent or security trustee under the Prepetition Credit Agreement, and the holders of the Prepetition Credit Facility Claims shall be deemed to have forever waived, released, and discharged all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees. In addition, the Confirmation Order shall authorize and direct the Prepetition Credit Facility Agent and any future agent or security trustee under the Prepetition Credit Agreement to take, or refrain from taking, whatever action may be necessary or appropriate to effectuate the foregoing, including, without limitation, providing a release of all Liens granted by the Non-Debtor Subsidiaries pursuant to any of the Prepetition Finance Documents, Guarantees, Guarantee Claims, and Causes of Action, rights, and liabilities arising from the Guarantees.

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5.     Exculpation and Injunction. The Debtor, the Reorganized Debtor, and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Case or in connection with or arising out of the preparation and filing of the Chapter 11 Case, the preparation and negotiation of the Restructuring Support Agreement, the preparation, negotiation, and filing of the Plan, the Disclosure Statement, the negotiation of the documents included in the Plan Supplement, the preparation and negotiation of the Exit Financing Facility, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Case, the consummation of the Plan or the Exit Financing Facility, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct, gross negligence, or fraud as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability. Without limiting the generality of the foregoing, the Released Parties shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code. Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim, or Equity Interest shall be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to this Plan.

6.     Liabilities to, and Rights of, Governmental Units.

As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release, or injunction to which the Debtor or the Reorganized Debtor are entitled to under the Bankruptcy Code. The discharge, release, and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action, except to the extent those discharge and injunctive provisions bar a Governmental Unit from pursuing Claims.

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Notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair, or otherwise preclude: (1) any liability to a Governmental Unit that is not a Claim; (2) any Claim of a Governmental Unit arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against the Debtor; or (4) any liability of the Debtor or the Reorganized Debtor under environmental law to any Governmental Unit as the owner or operator of property that such entity owns or operates after the Confirmation Date, except those obligations to reimburse costs expended or paid by a Governmental Unit before the Petition Date or to pay penalties owing to a Governmental Unit for violations of environmental laws or regulations that occurred before the Petition Date. Nor shall anything in the Plan or Confirmation Order: (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Court, any liability described as not discharged in the preceding sentence; or (ii) divest any court of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by the Plan, Confirmation Order, or the Bankruptcy Code.

Moreover, nothing in the Plan or Confirmation Order shall release or exculpate any non-Debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in the Plan or Confirmation Order enjoin the United States from bringing any claim, suit, action, or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtor under sections 524 and 1141 of the Bankruptcy Code.

K.	Preservation of Insurance.

The Debtor’s discharge and release from all claims, including all Claims and Guarantee Claims, as provided herein, shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for claims, including Claims and Guarantee Claims, against the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, their current and former directors and officers, or any other Person.

ARTICLE VII.
DISTRIBUTIONS UNDER THE PLAN

A.	Procedures for Treating Disputed Claims.

1.     Filing Proofs of Claim. Except as required by the Bar Date Order, holders of Claims need not file proofs of Claim with the Court. In the event that a holder of a Claim elects to file a proof of Claim with the Court, it will be deemed to have consented to the exclusive jurisdiction of the Court for all purposes with respect to the determination, liquidation, allowance, or disallowance of such Claim.

2.     Disputed Claims. If the Debtor disputes any Claim as to which no proof of Claim has been filed, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Case had not been commenced, provided, however, that the Reorganized Debtor may elect, at its sole option, to object under section 502 of the Bankruptcy Code to any Claim or proof of Claim filed by or on behalf of a holder of a Claim.

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3.     Objections to Claims. Except insofar as a Claim is Allowed under the Plan, the Debtor, the Reorganized Debtor, and any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be filed and served by the Claims Objection Deadline.

4.     Disallowance of Claims. With respect to each Claim not subject to the Bar Date Order, except as provided herein or otherwise agreed, any and all proofs of Claim shall be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court and the Claim on which such proof of Claim was filed shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Case had not been commenced and shall survive the Effective Date as if the Chapter 11 Case had not been commenced.

With respect to each General Unsecured Claim and Claim subordinated pursuant to section 510(b) of the Bankruptcy Code subject to the Bar Date Order, except as provided herein or otherwise agreed, any and all proofs of Claim filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Court, and holders of such Claims may not receive any distributions on account of such Claims.

B.	Allowed Claims and Equity Interests.

1.     Delivery of Distributions in General. Except as otherwise provided herein, distributions under the Plan shall be made by the Reorganized Debtor (or its agent or designee) to the holders of Allowed Claims and Allowed Equity Interests in all Classes for which a distribution is provided in this Plan at the addresses set forth on the Schedules (if filed) or in the Debtor’s books and records, as applicable, unless such addresses are superseded by proofs of Claim or Equity Interests or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtor or the Reorganized Debtor have been notified in writing of a change of address).

2.     Delivery of Distributions to Prepetition Credit Facility Claims. The Prepetition Credit Facility Agent shall be deemed to be the holder of all Prepetition Credit Facility Claims for purposes of distributions to be made hereunder, and all distributions on account of the Prepetition Credit Facility Claims shall be made to the Prepetition Credit Facility Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the Prepetition Credit Facility Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Prepetition Credit Facility Claims in accordance with the terms of the Prepetition Credit Agreement and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Prepetition Credit Facility Agent shall not have any liability to any person with respect to distributions made or directed to be made by the Prepetition Credit Facility Agent.

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3.     Delivery of Distributions on DIP Claims. The DIP Agent shall be deemed to be the holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VII of the Plan, the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agent shall not have any liability to any person with respect to distributions made or directed to be made by the DIP Agent.

4.     Distribution of Cash. Any payment of Cash by the Reorganized Debtor pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtor by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtor.

5.     Unclaimed Distributions of Cash. Any distribution of Cash under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

6.     Distributions of New Eagle Common Stock and New Eagle Equity Warrants. On the Effective Date, the Reorganized Debtor (or its agent or designee) shall distribute (i) the Prepetition Credit Facility Equity Distribution to the holders of the Prepetition Credit Facility Claims, (ii) the Shareholder Equity Distribution to the holders of Equity Interests, and (iii) the New Eagle Equity Warrants to the holders of Equity Interests.

7.     Unclaimed Distributions of New Eagle Common Stock and New Eagle Equity Warrants. Any distribution of New Eagle Common Stock and New Eagle Equity Warrants under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall be retained by the Reorganized Debtor, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

8.     Saturdays, Sundays, or Legal Holidays. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

9.     Fractional New Eagle Common Stock and New Eagle Equity Warrants and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New Eagle Common Stock or fractional New Eagle Equity Warrants shall be issued or distributed pursuant to the Plan. Subject to Article III.D.6.(b), whenever any distribution of a fraction of a share of New Eagle Common Stock or a fractional New Eagle Equity Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. No consideration will be provided in lieu of fractional shares that are rounded down. Fractional shares of New Eagle Common Stock or New Eagle Equity Warrants, as applicable, that are not distributed in accordance with this Article VII.B.9 shall be cancelled. The Reorganized Debtor shall not be required to, but may in its sole and absolute discretion, make any payment on account of any Claim or Equity Interest in the event that the costs of making such payment exceeds the amount of such payment.

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10.     Distributions to Holders of Claims:

(a)     Initial Distribution to Claims Allowed as of the Effective Date. On or as soon as reasonably practicable after the Effective Date, or as otherwise expressly set forth in the Plan, the Reorganized Debtor (or its agent or designee) shall distribute Cash or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

(b)     Claims Allowed after the Effective Date. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution to which such holder of an Allowed Claim is entitled as set forth in Article III, and distributions to such holder shall be made in accordance with the provisions of this Plan. As soon as practicable after the date that the Claim becomes an Allowed Claim, the Reorganized Debtor shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim.

11.     Special Rules for Distributions to Holders of Disputed Claims and Disputed Equity Interests. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest, respectively, have been resolved by settlement or Final Order. In the event that there are Disputed Claims or Disputed Equity Interests requiring adjudication and resolution, the Reorganized Debtor shall establish appropriate reserves for potential payment of such Claims or Equity Interests.

12.     Interest on Claims and Equity Interests. Except as specifically provided for in the Plan, no Claims or Equity Interests, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim or Equity Interests.

C.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid and interest, as applicable.

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D.	Estimation.

Before or after the Effective Date, the Debtor or the Reorganized Debtor, as applicable, may (but is not required to), at any time, request that the Court estimate (i) any Disputed Claim or Disputed Equity Interest pursuant to section 502(c) of the Bankruptcy Code or (ii) any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or Equity Interest or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any Claim or Equity Interest at any time, including during proceedings concerning any objection to such Claim or Equity Interest. In the event that the Court estimates any Claim or Equity Interest, such estimated amount shall constitute either the Allowed amount of such Claim or Equity Interest or a maximum limitation on such Claim or Equity Interest for all purposes under the Plan (including for purposes of distributions), as determined by the Court. If the estimated amount constitutes the maximum limitation on such Claim or Equity Interest, the Debtor or the Reorganized Debtor, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim or Equity Interest. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

E.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtor’s insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction:

(i)     to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which the Debtor or the Reorganized Debtor is party or with respect to which the Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtor amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX, any Executory Contracts or Unexpired Leases to the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

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(ii)     to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii)     to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

(iv)     to resolve disputes as to the ownership of any Claim or Equity Interest;

(v)     to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi)     to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified, or vacated;

(vii)     to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii)     to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

(ix)     to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(x)     to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including the release of the Guarantee Claims;

(xi)     to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xii)     to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xiii)     to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xiv)     to hear and determine any Causes of Action preserved under the Plan;

(xv)     to hear and determine any matter regarding the existence, nature, and scope of the Debtor’s discharge;

(xvi)     to hear and determine any matter, case, controversy, suit, dispute, or Cause of Action (i) regarding the existence, nature, and scope of the discharge, releases, injunctions, and exculpation provided under the Plan, and (ii) enter such orders as may be necessary or appropriate to implement such discharge, releases, injunctions, exculpations, and other provisions;

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(xvii)     to enter a final decree closing the Chapter 11 Case;

(xviii)     to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xix)     to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(xx)     to enforce all orders previously entered by the Court; and

(xxi)     to hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, the Court shall not retain exclusive jurisdiction with respect to the following documents entered into by the Reorganized Debtor on or after the Effective Date: (i) the Exit Financing Facility Credit Agreement, (ii) the Registration Rights Agreement, (iii) the New Eagle By-Laws, (iv) the New Eagle Charter, (v) the New Eagle Equity Warrant Agreement, (vi) the New Eagle MIP Option Agreements, and (vii) the New Eagle MIP Primary Equity Agreements.

ARTICLE IX.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases.

Except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected shall be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Rejection Schedule; (ii) has been previously rejected by the Debtor by Final Order or has been rejected by the Debtor by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to reject pending as of the Effective Date; or (iv) is otherwise rejected pursuant to the terms herein.

Subject to certain amendments that are reasonably satisfactory to the Debtor and the Majority Consenting Lenders, the Delphin Management Agreement shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

The Confirmation Order will constitute an order of the Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

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B.	Cure Claims.

At the election of the Debtor or the Reorganized Debtor, as applicable, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the following ways: (i) payment of the Cure Claim in Cash on or as soon as reasonably practicable following the occurrence of (A) thirty (30) days after the determination of the Cure Claim, and (B) the Effective Date or such other date as may be set by the Court; or (ii) on such other terms as agreed to by the Debtor or the Reorganized Debtor and the non-Debtor counterparty to such Executory Contract or Unexpired Lease. In the event of a dispute pertaining to assumption or assignment, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Court and served on affected counterparties, the Debtor shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court. Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtor by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The only adequate assurance of future performance shall be the promise of the Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under this Plan.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE THE DEBTOR OR THE REORGANIZED DEBTOR ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

Obligations arising under insurance policies assumed by the Debtor before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

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C.	Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, shall constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the right of the Debtor or the Reorganized Debtor to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in the Plan shall not apply to such contract or lease.

D.	Rejection of Executory Contracts and Unexpired Leases.

1.     Rejection Schedule. The Debtor will file the Rejection Schedule with the Court no later than five (5) Business Days before the deadline to object to the Plan. The Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be rejected, and (c) the proposed effective date of rejection (if not the Effective Date). On or as soon as practicable thereafter, the Debtor will serve a Rejection Notice as well as notice of filing of the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

2.     Rejection Damage Claims. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Rejection Damage Claim, a proof of Claim must be filed with the Court within (i) thirty (30) days after the date of entry of an order of the Court approving such rejection, or (ii) if the Executory Contract or Unexpired Lease is listed on the Rejection Schedule, within thirty (30) days after the date of entry of the Confirmation Order. For the avoidance of doubt, all Allowed Rejection Damage Claims shall be treated as General Unsecured Claims.

3.     REQUIREMENT TO FILE A PROOF OF CLAIM FOR REJECTION DAMAGE CLAIMS. ANY REJECTION DAMAGE CLAIMS THAT ARE NOT TIMELY FILED SHALL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND SHALL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTOR OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY REJECTION DAMAGE CLAIM SHALL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

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E.	Assignment.

Any Executory Contract or Unexpired Lease to be held by the Debtor or the Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Case, if not expressly assigned to a third party previously in the Chapter 11 Case, will be deemed assigned to the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Claim is not resolved in favor of the Debtor before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtor or the Reorganized Debtor for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtor. Such rejection shall be deemed effective as of the Effective Date.

F.	Insurance Policies.

Notwithstanding anything in this Plan to the contrary, all of the Debtor’s insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtor shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

G.	Post-Petition Contracts and Leases.

All contracts, agreements, and leases that were entered into by the Debtor or assumed by the Debtor after the Petition Date shall be deemed assigned by that Debtor to the Reorganized Debtor on the Effective Date.

ARTICLE X.
EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B:

1.     the Confirmation Order entered by the Court shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

2.     the Confirmation Order shall not have been stayed, modified, or vacated on appeal;

3.     the Definitive Documentation (as such term is defined in the Restructuring Support Agreement) shall be in form and substance reasonably acceptable to the Debtor and the Majority Consenting Lenders;

4.     all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

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5.     all authorizations, consents, and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

6.     the Reorganized Debtor shall have executed the Exit Financing Facility Credit Agreement, and all conditions precedent to effectiveness of the Exit Financing Facility shall have been satisfied or waived;

7.     the Fee Claims Escrow Account shall be established and shall have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan; and

8.     the Reorganized Debtor, Eagle Shipping International (USA) LLC, and Sophocles Zoullas each shall have executed the New CEO Employment Agreement.

B.	Waiver of Conditions Precedent to Effectiveness.

The Debtor, with the consent of the Majority Consenting Lenders (which consent shall not be unreasonably withheld, conditioned, or delayed), may waive conditions set forth in Article X.A above at any time without leave of or order of the Court and without any formal action.

C.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before sixty (60) days after the Confirmation Date, upon notification submitted by the Debtor to the Court: (i) the Confirmation Order may be vacated, (ii) no distributions under the Plan shall be made; (iii) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtor’s obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor unless extended by Court order.

D.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver, release, or discharge of any Claims, Guarantee Claims, or Equity Interests; (ii) prejudice in any manner the rights of the holder of any Claim, Guarantee Claim, or Equity Interest; (iii) prejudice in any manner any right, remedy, or claim of the Debtor or the Non-Debtor Subsidiaries; or (iv) be deemed an admission against interest by the Debtor or the Non-Debtor Subsidiaries.

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E.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the terms of the Restructuring Support Agreement, (i) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtor or the Reorganized Debtor, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Confirmation Order shall authorize the Debtor or the Reorganized Debtor, as the case may be, to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the Plan Supplement, any and all exhibits to the Plan, and/or the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided, however, that such action does not materially and adversely affect the treatment of holders of Allowed Claims or Equity Interests pursuant to the Plan.

F.	Revocation, Withdrawal, or Non-Consummation.

1.     Right to Revoke or Withdraw. The Debtor reserves the right to revoke or withdraw the Plan at any time before the Effective Date; provided, however, that this provision shall have no impact on the rights of the Consenting Lenders, as set forth in the Restructuring Support Agreement, in respect of any such revocation or withdrawal.

2.     Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtor revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation, or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtor or any other Person, to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or to constitute an admission of any sort by the Debtor or any other Person.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

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B.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof that would require or permit the application of the law of another jurisdiction) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

C.	Filing or Execution of Additional Documents.

On or before the Effective Date or as soon thereafter as is practicable, the Debtor or the Reorganized Debtor shall (on terms materially consistent with the Plan) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which shall be in form and substance reasonably acceptable to the Majority Consenting Lenders.

D.	Term of Injunctions or Stays.

All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

E.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any United States federal, state, local, or non-U.S. taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtor shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distribution pending receipt of information necessary or appropriate to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

F.	Exemption From Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer, or exchange under the Plan of New Eagle Common Stock, the New Eagle Equity Warrants, the New Eagle MIP Primary Equity, the New Eagle MIP Reserved Equity, the New Eagle MIP Options, and the security interests in favor of the lenders under the Exit Financing Facility, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

48

G.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. The documents contained in the Plan Supplement shall be available online at www.pacer.gov and www.eaglebulkrestructuring.com. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtor. The Debtor reserves the right, in accordance with the terms hereof, to modify, amend, supplement, restate, or withdraw any part of the Plan Supplement after they are filed and shall promptly make such changes available online at www.pacer.gov and www.eaglebulkrestructuring.com.

H.	Notices.

All notices, requests, and demands hereunder to be effective shall be made in writing or by e-mail, and unless otherwise expressly provided herein, shall be deemed to have been duly given when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed. Each of such notices shall be addressed as follows:

1.     To the Debtor: Eagle Bulk Shipping Inc., 477 Madison Avenue, New York, NY 10022, attention: Adir Katzav, Chief Financial Officer, Tel: (212) 785-2500, Fax (212) 785-3311, with a copy to (i) Milbank, Tweed, Hadley & McCloy LLP, 601 S. Figueroa St., 30th Floor, Los Angeles, CA 90017, attention: Paul S. Aronzon, Esq. and Haig M. Maghakian, Esq., Tel.: (213) 892-4000, Fax: (213) 629-5063, e-mail: paronzon@milbank.com, hmaghakian@milbank.com; and (ii) Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, attention: Tyson M. Lomazow, Esq. and Matthew Brod, Esq., Tel.: (212) 530-5000, Fax: (212) 530-5219, e-mail: tlomazow@milbank.com, mbrod@milbank.com.

2.     To the Prepetition Credit Facility Agent: (i) if by mail to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, attention: Andrew N. Rosenberg, Esq. and Alice B. Eaton, Esq.; (ii) if by e-mail to: arosenberg@paulweiss.com, aeaton@paulweiss.com.

3.     To the U.S. Trustee: (i) if by mail to: 201 Varick Street, New York, NY 10014-4811, attention: Paul K. Schwartzberg, Esq. and Michael Driscoll, Esq., Tel.: (212) 510-0500, Fax: (212) 668-2255; (ii) if by e-mail to: Paul.Schwartzberg@usdoj.gov, Michael.Driscoll@usdoj.gov.

49

I.	Conflicts.

The terms of the Plan shall govern in the event of any inconsistency between the Plan and the Disclosure Statement. In the event of any inconsistency with the Plan and the Confirmation Order, the Confirmation Order shall govern with respect to such inconsistency.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

50

Dated: August 6, 2014

EAGLE BULK SHIPPING INC.

By:
Name: Adir Katzav
Title: Chief Financial Officer

EXHIBIT B TO THE DISCLOSURE STATEMENT

EAGLE’S PREPETITION CORPORATE STRUCTURE

Eagle Bulk Shipping Inc. and Subsidiaries (i.e. 'Eagle') Organizational Structure

Eagle Bulk Shipping Inc.
('EBS')
Debtor Entity
Non-Debtor Entities
Eagle Bulk (Delaware) LLC[1]
US Operations
Eagle Shipping International (USA) LLC ('ESI')
Singapore Operations
Eagle Bulk Pte. Ltd. ('EBPL')[2]
In-House Tech Mgmt
Eagle Ship Management LLC ('ESM')[1]
3rd Party Management
Eagle Management Consultants LLC ('EMC-NY')[1]
Eagle Management Consultancy Pte. Ltd.[4] ('EMC-PTE')[2,3]
Vessel-Owning Subsidiaries
Avocet Shipping LLC
Crane Shipping LLC
Gannet Shipping LLC
Hawk Shipping LLC
Kestrel Shipping LLC
Merlin Shipping LLC
Peregrine Shipping LLC
Sandpiper Shipping LLC
Tern Shipping LLC
Bittern Shipping LLC
Crested Eagle Shipping LLC
Golden Eagle vShipping LLC
Ibis Shipping LLC
Kingfisher Shipping LLC
Nighthawk Shipping LLC
Petrel Shipping LLC
Shrike Shipping LLC
Thrasher Shipping LLC
Canary Shipping LLC
Crowned Eagle Shipping LLC
Goldeneye Shipping LLC
Imperial Eagle Shipping LLC
Kite Shipping LLC
Oriole Shipping LLC
Puffin Shipping LLC
Skua Shipping LLC
Thrush Shipping LLC
Cardinal Shipping LLC
Egret Shipping LLC
Grebe Shipping LLC
Jaeger Shipping LLC
Kittiwake Shipping LLC
Osprey Shipping LLC
Redwing Shipping LLC
Sparrow Shipping LLC
Woodstar Shipping LLC
Condor Shipping LLC
Falcon Shipping LLC
Harrier Shipping LLC
Jay Shipping LLC
Martin Shipping LLC
Owl Shipping LLC
Roadrunner Shipping LLC
Stellar Eagle Shipping LLC
Wren Shipping LLC
Dormant Vessel Entities[5]
Anemi Maritime Services S.A.[4]
Agali Shipping S.A.
Kampia Shipping S.A.
Marmaro Shipping S.A.
Mesta Shipping S.A.
Mylos Shipping S.A.
Nagos Shipping S.A.
Rahi Shipping S.A.
Sirikari Shipping S.A.
Spilia Shipping S.A.
Sold Vessel Entities[6]
Griffon Shipping LLC
Heron Shipping LLC

All entities formed/Incorporated in the Marshall Islands unless otherwise noted.

1 – Formed in Delaware
2 – Formed in Singapore
3 – Formerly known as 'Eagle Bulk Shipping Pte. Ltd.'
4 – Incorporated In Liberia
5 – These entities were created as counterparties to shipbuilding contracts which subsequently were cancelled.
6 – Griffon and Heron were sold in Sep-2010 and Jul-2011 respectively.

EXHIBIT C TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

FINANCIAL PROJECTIONS

The Company developed a set of financial projections for the purposes set forth below. The Financial Projections reflect the Company’s most recent estimates of the financial position, results of operations and cash flows after confirmation of the Plan, based upon the Company’s assumptions and judgments as to future market and business conditions, expected future operating performance, and the occurrence or nonoccurrence of certain future events, all of which are subject to change. Actual operating results and values may vary.

A.	Financial Projections

As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Company’s management has, through the development of the Financial Projections, analyzed the Debtor’s ability to meet its obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct its business subsequent to its emergence from these Chapter 11 Cases. The Financial Projections were prepared to assist those holders of Allowed Claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

A Chapter 11 proceeding is viewed as a significant threat to the continuing operations of our international business. The Company has recently experienced dislocation in its business operations caused by the uncertainty of its financial restructuring process and the potential of a bankruptcy filing and there is no assurance that we will be able to avert loss or reduction in business from our customers. Furthermore, the drybulk industry has historically been and continues to be subject to significant volatility due to continuously evolving dynamics as they relate to the supply of vessels and demand for shipping services. The unpredictable nature of factors, such as weather, seasonal demand for resources and asymmetrical timing of vessel deliveries results in significant freight rate volatility and could cause actual results to differ.

For the purpose of demonstrating Plan feasibility, the Company prepared the Financial Projections. The Financial Projections present, to the best of the Company’s knowledge, the Reorganized Debtor’s projected financial position, results of operations, and cash flows from 2014 through 2018 and reflect the Debtor’s assumptions and judgments as of July 31, 2014.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY’S INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE COMPANY DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF REORGANIZED EAGLE COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE COMPANY’S MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. THE COMPANY CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE COMPANY’S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.

Scope of Financial Projections

The Financial Projections are based on the assumption that the Effective Date will occur on or about September 30, 2014. If the Effective Date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted. It is also assumed that the Reorganized Debtor will conduct operations substantially similar to its current business.

The Financial Projections do not fully reflect the application of fresh start accounting. Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Company’s reorganization value to the Company’s assets in accordance with the procedures specified in Accounting Standards Codification 805, will be made after the Company emerges from bankruptcy.

The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized Eagle, (ii) Projected Consolidated Cash Income Statement of Reorganized Eagle, and (iii) Projected Consolidated Cash Flow Statement of Reorganized Eagle.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to: the ability of Reorganized Eagle to operate its business consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the ability of the Reorganized Eagle to comply with the covenants and conditions under its credit facilities; the loss or reduction in business from Reorganized Eagle’s significant customers or the failure of Reorganized Eagle’s significant customers to perform their obligations; the loss or material downtime of major suppliers; material declines in demand for drybulk shipping services or the rates in the drybulk shipping market; changes in production of, or demand for, iron ore, coal, steel, grain or other drybulk, either generally or in particular regions; greater than anticipated levels of vessel new building orders; changes in the typical seasonal variations in drybulk charter rates; increases in costs including, without limitation, crew wages, insurance, provisions, repairs and maintenance; changes in rules and regulations applicable to the drybulk industry including, without limitation, legislation adopted by international organizations such as the IMO and the European Union or by individual countries; actions by the courts, the United States Coast Guard, the U.S. Department of Justice or other governmental or regulatory authorities, and the results of the legal proceedings to which the Reorganized Debtor or any of their affiliated vessels may be subject; changes in the condition of the Debtor’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Debtor’s anticipated drydocking or maintenance and repair costs); the Reorganized Debtor’s ability to attract and maintain key executives, managers and employees; changes in general domestic and international political conditions; and adverse changes in foreign currency exchange rates affecting the Reorganized Debtor’s expenses.

2

Overview of the Debtor

The Debtor is a leading provider of worldwide seaborne transportation services for dry bulk cargo including, among others, iron ore, coal and grain, collectively referred to as "major bulks," and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks”. The Debtor’s fleet currently consists of 45 drybulk carriers, including 43 Supramax and two Handymax, with an aggregate carrying capacity of approximately 2,451,000 deadweight tons (“dwt”). The average age of the Debtor’s current fleet is approximately 7.2 years, as compared to the average age for the world fleet of approximately 9.0 years for the drybulk shipping segments in which the Debtor competes.

KEY ASSUMPTIONS TO FINANCIAL PROJECTIONS

Methodology

The Debtor’s current business plan incorporates assumptions related to certain economic and business conditions for the forecast period of 2014-2018. These assumptions are based upon historic seasonality and industry experience.

The Financial Projections represent selected income statement, balance sheet and cash flow accounts from 2014 through 2018. The financial statements included herein reflect the projected core operating performance of the Debtor. The Financial Projections were developed on a vessel-by-vessel, bottom-up basis and incorporate multiple sources of information including general business and economic conditions as well as industry and competitive trends.

Net Voyage Revenue

The Financial Projections forecast Net Voyage Revenue from Time Charter, Voyage Charter, Spot Market Charter and Pool Charter contracts (described below). Net Voyage Revenue represents the income associated with providing freight services to the Debtor’s customers less Voyage Expenses and third-party commissions. Voyage Expenses consist of fuel, canal tolls, and port charges. In the dry bulk industry, it is customary to report revenue on a net basis, also known as a Time Charter Equivalent basis (“TCE Basis”), to enable comparability between differing contract structures. A Time Charter Equivalent rate (“TCE Rate”) is calculated by dividing Net Voyage Revenue by vessel operating days.

The Debtor’s vessels are chartered by third-party customers to earn revenue through: (a) “time charters” – which are charters under which the shipowner is paid charter hire rate on a per day basis for a certain period of time and is responsible for providing the crew and paying operating costs, while the charterer is responsible for paying the voyage costs; (b) “voyage charters” – which are charters under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharge port and is responsible for paying both operating costs and voyage costs, while the charterer may be responsible for any delay at the loading or discharging ports; (c) “spot market charters” – which are charters for specific time periods at rates that fluctuate based on the spot market; and (d) “pool charters” – whereby the vessels participate in a charter pool with other vessels managed by pool managers.

To calculate revenue, the Financial Projections assume a utilization of 98.5% when vessels are not undergoing drydocking (described further below), which takes into account unplanned off-hire due to maintenance, repairs and repositioning. Additionally, industry standard commissions of 4.5%, payable to third-parties, are subtracted from revenues derived in the spot market.

3

Vessel Operating Expenses

Vessel operating expenses include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance (excluding drydocking), the costs of spares and consumable stores, tonnage taxes and other miscellaneous expenses. The Financial Projections assume vessel operating expenses based on historical operating expenses per vessel class, estimates provided by independent and in-house technical managers, and management’s view of continued cost-efficient operations, and assume inflation of 2.5% per year.

Technical management involves the day-to-day management of vessels, including performing routine maintenance, attending to vessel operations, and arranging for crews and supplies. The Debtor currently provides technical management for the majority of its vessels through its in-house technical management division with the remainder managed by an independent technical manager. The Financial Projections for technical management fees are based on management’s budget and current arrangements with the aforementioned third-party independent manager.

General and Administrative Expenses

General and Administrative Expenses (“G&A”) include payroll expenses, rent, legal, auditing, and other corporate expenses. The Financial Projections for general and administrative expenses are estimated based on historical general and administrative expenses and management’s view of continued lean operations, and assume inflation of 2.5% per year.

Drydock Expense

Drydock expenses are based on expected maintenance requirements corresponding to the age of the Company’s fleet. Costs associated with drydockings are capitalized as they occur and amortized on a straight- line basis over the period between drydockings.

The Financial Projections also include the future installation of ballast water treatment systems during each vessel’s first drydock after January 1, 2016 at an estimated cost of $750,000 per vessel. Expenditures for ballast water treatment systems are capitalized as they occur and amortized on a straight-line basis over the remaining useful life of the vessel.

Post-Effective Date Capital Structure

For the purposes of these Financial Projections, the Debtor has assumed a capital structure for the reorganized Debtor that consists of a $275mm Credit Facility made up of a $225mm Term Loan and a $50mm Revolving Credit Facility ($0 drawn). The Term Loan and the Revolving Credit Facility bear interest at a rate of LIBOR plus 3.50% and amortizes at 6.7% per annum.

4

($ in thousands)

CASH FLOW STATEMENT

	Q4 2014	2015	2016	2017	2018
Cash Flows from Operating Activities					
Net Income	($13,709)	($13,011)	$4,267	$19,575	$42,371
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:					
Depreciation & Amortization	19,691	80,571	83,015	85,421	86,035
Amortization of Deferred Financing Costs	206	825	825	825	825
Drydock Expenditures	(2,425)	(9,600)	(9,600)	(15,000)	(7,200)
Net Cash Provided Operating Activities	**$3,763**	**$58,785**	**$78,507**	**$90,821**	**$122,031**
Cash Flows from Investing Activities					
Vessel Improvements	(196)	(735)	(8,137)	(6,343)	(1,500)
Net Cash Used in Investing Activities	**($196)**	**($735)**	**($8,137)**	**($6,343)**	**($1,500)**
Cash Flows from Financing Activities					
Revolver - Borrowings / (Repayments)	--	--	--	--	--
Term Loan - Mandatory Repayments	(3,750)	(15,000)	(15,000)	(15,000)	(15,000)
Net Cash Provided by Financing Activities	**($3,750)**	**($15,000)**	**($15,000)**	**($15,000)**	**($15,000)**
Net Increase / (Decrease) in Cash	**($183)**	**$43,050**	**$55,370**	**$69,478**	**$105,531**
Cash at Beginning of Period	22,500	22,317	65,367	120,737	190,215
Cash at End of Period	**$22,317**	**$65,367**	**$120,737**	**$190,215**	**$295,745**

5

($ in thousands)

BALANCE SHEET

	Q3 2014	Adjustments	PF Q3 2014	Year Ended December 31, 2014	2015	2016	2017	2018
ASSETS								
Current Assets								
Cash and Cash Equivalents	$18,316	$4,184	$22,500	$22,317	$65,367	$120,737	$190,215	$295,745
Accounts Receivable	15,724	–	15,724	15,724	15,724	15,724	15,724	15,724
Prepaid Expenses	12,291	(9,000)	3,291	3,291	3,291	3,291	3,291	3,291
Inventories	8,675	–	8,675	8,675	8,675	8,675	8,675	8,675
Investment	13,118	–	13,118	13,118	13,118	13,118	13,118	13,118
Other Assets	3,250	–	3,250	3,250	3,250	3,250	3,250	3,250
Total Current Assets	**$71,374**	**($4,816)**	**$66,559**	**$66,376**	**$109,426**	**$164,796**	**$234,273**	**$339,804**
Noncurrent Assets								
Vessels and Vessel Improvements, net	$1,584,154	–	$1,584,154	$1,565,637	$1,492,100	$1,425,418	$1,356,765	$1,283,030
Other Fixed Assets, net	332	–	332	332	332	332	332	332
Restricted Cash	66	–	66	66	66	66	66	66
Deferred Drydock	4,614	–	4,614	6,061	9,362	10,766	15,341	11,741
Deferred Financing Cost	10,181	(6,056)	4,125	3,919	3,094	2,269	1,444	619
Other Assets	4,888	–	4,888	4,888	4,888	4,888	4,888	4,888
Total Noncurrent Assets	**$1,604,236**	**($6,056)**	**$1,598,180**	**$1,580,903**	**$1,509,842**	**$1,443,740**	**$1,378,837**	**$1,300,677**
Total Assets	**$1,675,611**	**($10,872)**	**$1,664,739**	**$1,647,279**	**$1,619,268**	**$1,608,535**	**$1,613,110**	**$1,640,481**
LIABILITIES & STOCKHOLDERS EQUITY								
Current Liabilities								
Accounts Payable	$5,456	–	$5,456	$5,456	$5,456	$5,456	$5,456	$5,456
Other accrued liabilities	10,713	–	10,713	10,713	10,713	10,713	10,713	10,713
Unearned Charter Hire	2,256	–	2,256	2,256	2,256	2,256	2,256	2,256
Short-term Accrued PIK Interest	66,980	(66,980)	–	–	–	–	–	–
Short-term Debt	1,140,256	(1,140,256)	–	–	–	–	–	–
Total Current Liabilities	**$1,225,661**	**($1,207,236)**	**$18,425**	**$18,425**	**$18,425**	**$18,425**	**$18,425**	**$18,425**
Noncurrent Liabilities								
Revolving Credit Facility	–	–	–	–	–	–	–	–
Term Loan	–	225,000	225,000	221,250	206,250	191,250	176,250	161,250
Total Noncurrent Liabilities	**–**	**$225,000**	**$225,000**	**$221,250**	**$206,250**	**$191,250**	**$176,250**	**$161,250**
Total Liabilities	**$1,225,661**	**($982,236)**	**$243,425**	**$239,675**	**$224,675**	**$209,675**	**$194,675**	**$179,675**
Stockholders' Equity								
Total Stockholders' Equity	**$449,950**	**$971,364**	**$1,421,314**	**$1,407,604**	**$1,394,594**	**$1,398,861**	**$1,418,435**	**$1,460,806**
Total Liabilities & Stockholders' Equity	**$1,675,610**	**($10,872)**	**$1,664,739**	**$1,647,279**	**$1,619,268**	**$1,608,535**	**$1,613,110**	**$1,640,481**

6

EXHIBIT D TO THE DISCLOSURE STATEMENT

LIQUIDATION ANALYSIS

Liquidation Analysis

Pursuant to Section 1129(a)(7) of the Bankruptcy Code (often called the “Best Interests Test”), holders of Allowed Claims and Equity Interests must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan’s assumed Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code (“Chapter 7”).

In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtor’s assets under Chapter 7. The Debtor has prepared this hypothetical Liquidation Analysis (the “Liquidation Analysis”) in connection with the Disclosure Statement. The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be available to the Debtor’s creditors if the Debtor was to be liquidated under Chapter 7 as an alternative to continued operation of the Debtor’s business and reorganization under the Plan. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions discussed herein and in the Disclosure Statement. All capitalized terms not defined in this Liquidation Analysis have the meanings ascribed to them in the Disclosure Statement.

UNDERLYING THE LIQUIDATION ANALYSIS ARE NUMEROUS ESTIMATES AND ASSUMPTIONS REGARDING LIQUIDATION PROCEEDS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY THE DEBTOR’S MANAGEMENT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, REGULATORY AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTOR AND ITS MANAGEMENT. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTOR WAS, IN FACT, LIQUIDATED, AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THE RESULTS SET FORTH HEREIN.

General Assumptions

Overview of the Liquidation Process

The Debtor prepared this Liquidation Analysis in connection with its solicitation of votes to accept or reject its Plan, which contemplates a prepackaged chapter 11 case of Eagle Bulk Shipping Inc. (“Eagle”). Under the hypothetical Chapter 7 scenario the Liquidation Analysis assumes the liquidation of Eagle as well as its respective subsidiaries (collectively referred to as the “Chapter 7 Debtor.”)

In a hypothetical Chapter 7, a trustee (the “Chapter 7 Trustee”) would be appointed to manage the Chapter 7 Debtor’s affairs and to conduct a liquidation of the Chapter 7 Debtor’s assets. The Chapter 7 Debtor’s assets would be liquidated, rather than liquidating Eagle’s equity interest in the Non-Debtor Subsidiaries in order to provide for a sale “free and clear” to purchasers. The Liquidation Analysis assumes that the Chapter 7 Debtor would be forced to cease substantially all operations in an orderly manner and use its cash position to liquidate its assets and pay claims in accordance with the priority scheme set forth in the Bankruptcy Code. Given the international nature of the Debtor’s business, it is possible that in a liquidation scenario multiple international insolvency proceedings would need to be commenced to protect the Debtor’s assets physically located outside of the United States (like the vessels) which would increase the cost of the liquidation. This Liquidation Analysis does not account for any such international proceedings.

Hypothetical Liquidation Period

The Chapter 7 Debtor assumes an expedited, but orderly wind-down of its operations to maximize recovery values. The hypothetical Chapter 7 liquidation is assumed to commence following the conversion to a Chapter 7. While the Liquidation Analysis assumes the majority of the wind-down would be accomplished in approximately 90 days, the liquidation is likely to take up to six months to be completed fully for various reasons including the following:

●

The Chapter 7 Debtor’s revenues are primarily derived by employing its vessels on short-term fixed-rate and spot-market related time charters. Commencement of a Chapter 7 liquidation is likely to cause customers to seek other dry bulk transportation sources, making it highly unlikely that a Chapter 7 Trustee could maintain many of the existing customers for any significant period of time following the end of the already ongoing voyages. Lost customers are unlikely to be replaced by new customers. The Debtors may also, as a result, experience high levels of uncollectible accounts receivable.

●

A Chapter 7 liquidation would likely cause the Chapter 7 Debtor’s vendors to be keenly aware of any unpaid claims and would significantly increase the risk of ship arrests in foreign jurisdictions where enforcement of the automatic stay is uncertain, thereby complicating the process associated with an orderly liquidation of those assets in a reasonable timeframe. Arrested vessels could also result in breach of contract or damage claims by charterers impacted by such arrests. Arrested vessels may also force a sale of such vessel under the law of a foreign jurisdiction and outside of the supervision and control of the Chapter 7 Trustee and the Court.

●

With the Debtor facing liquidation, employees, including crews on the Debtor’s vessels, would likely leave the Chapter 7 Debtor to the extent there were employment opportunities elsewhere. The loss of employees would hinder the pursuit of going concern sales. Instead, executing a liquidation through sale of the Chapter 7 Debtor’s individual vessels would be difficult over a long period of time due to the loss of institutional and industry knowledge.

Estimate of Net Proceeds

The estimated cash proceeds that could be realized in a liquidation are approximated by evaluating the Chapter 7 Debtor’s assets. The Chapter 7 Debtor’s assets primarily consist of (i) cash, (ii) its fleet of dry bulk vessels, (iii) equity interest in Korea Line Corporation (“KLC”) and (iv) additional operating assets such as customer receivables and other current assets. The net proceeds estimated in the Liquidation Analysis are based on unaudited asset and liability account balances for the Debtor as of the latest available date, March 31, 2014.13

Estimate of Costs

The estimated liquidation costs include fees payable to a Chapter 7 trustee as well as those to attorneys and other professionals that the trustee may engage. Further, priority expenses would include any obligations and unpaid expenses that Eagle incurred both during the Chapter 11 case and from the start and until the conclusion of the Chapter 7 case. In a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation. In addition, while the Chapter 7 Debtor’s assets are located outside of the United States, the proceeds from the sale of these assets are assumed to be consistent across jurisdictions. Further, it is assumed that the expenses incurred to sell assets located outside of the United States would be comparable to the expenses incurred to sell such assets if they were located in the United States.

13 For the purposes of the liquidation analysis, (i) the value of the Company’s interest in KLC is based on the closing market price as of July 31, 2014, (ii) the Company’s vessels are valued based on appraisals as of June 2, 2014 and (iii) secured claims are estimated as of June 30, 2014.

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Distribution of Net Proceeds

The proceeds available represent the sum of the disposition of the Chapter 7 Debtor’s assets and cash on the balance sheet at the commencement of the hypothetical Chapter 7 liquidation.

Available proceeds from the liquidation of assets and cash would be first applied to the payment of post-petition Administrative Expense claims. Thereafter, net proceeds attributable to the liquidation of the Chapter 7 Debtor’s vessels would first be applied to the satisfaction of prepetition maritime liens or claims with respect to services rendered on account of the Chapter 7 Debtor’s vessels, followed by the satisfaction of debt obligations secured by the Chapter 7 Debtor’s various assets. Any remaining liquidated proceeds and cash would be available for the satisfaction of General Unsecured Claims.

The holders of the Prepetition Credit Facility have first priority liens or mortgages on, security interests in, and assignments, charges, or pledges on certain property, including, without limitation, forty-five (45) vessels owned by forty-five (45) Debtor Subsidiaries.

The table below summarizes the estimated proceeds that would be available for distribution to the Chapter 7 Debtor’s creditors and equity interest holders in a hypothetical liquidation of the estates under Chapter 7 of the Bankruptcy Code. The estimated recoveries do not reflect any potential negative impact on the distributable value available to the Chapter 7 Debtor’s creditors on account of any potential unknown and contingent liabilities. Additional assumptions with respect to the Liquidation Analysis are provided below.

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Specific Assumptions

Note 1 – Cash and Cash Equivalents

As of March 31, 2014 there was approximately $19.8 million in cash and cash equivalents at Eagle and its Debtor Subsidiaries.

Note 2 – Accounts Receivable

Estimated proceeds realized from accounts receivable under a liquidation are based on management’s estimate of collectability and the assumption that every reasonable effort will be made by the Chapter 7 Trustee to collect receivables from customers, a number of whom may be in various foreign jurisdictions.

Note 3 – Prepaid Expenses

Prepaid expenses consist of prepaid insurance, which includes insurance premiums paid in advance that cover a period of time which has not elapsed. The Liquidation Analysis does not take into account any right the Secured Lenders may have to assert secured claims on some of the Prepaid Expenses.

Note 4 – Inventory

Inventory include bunker , which is used to operate vessels and is stored on-board the vessels.

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Note 5 – Investment

Eagle owns 566,529 shares of KLC common stock which represents an approximately 2.3% ownership. KLC is listed on the Korea Stock Exchange under the symbol “KLC.” As of July 31, 2014, the share price of KLC was $22.20, implying an approximate value of $12.6 million for the Debtor’s stake in KLC. The Liquidation Analysis assumes an incremental 10% discount after taking into account the potential market impact of liquidating shares representing a significant ownership percentage of KLC. Over the prior 90 days, as of July 31, 2014, KLC’s average daily trading volume was approximately 131,332 and over the prior month trading volume averaged approximately 114,250 shares per day.

Note 6 – Other Current Assets

Other current assets include working capital associated with Eagle vessels participating in the commercial pool.

Note 7 – Value of Vessels, net

The Liquidation Analysis assumes that the Chapter 7 Debtor’s vessels will be sold in the secondary market over an accelerated 90-day time period. The Debtor has received recent appraisals from an independent ship brokerage firm, who conducted an asset-level appraisal of the fleet’s fair market value as of June 2, 2014. Fair market value is considered the estimated amount on a cash basis, as of June 2, 2014, that may reasonably be expected for the vessel in an exchange between a willing buyer and a willing seller, with equity to both, neither under any compulsion to buy or sell, and both fully aware of all relevant facts, considering that the vessel will be removed to another location. The valuation of the vessel was made assuming a sale between a willing seller and a willing buyer who can utilize the particular vessel’s features, and also taking into consideration the vessel’s age, size and other characteristics. The Liquidation Analysis applies a discount of 15% to 50% to each vessel’s appraised value to account for the forced nature of the transaction, the expedited time frame (90 days) and the magnitude of supply (45 vessels) being sold into the market.

Note 8 – Other Fixed Assets

Other fixed assets include leasehold improvements, furniture, computer equipment, software and other assets. A large portion of these items are significantly depreciated and may not result in significant liquidation value, particularly since the potential universe of buyers for these assets is narrow and is primarily comprised of competing companies.

Note 9 – Deferred Drydock

The Debtor’s vessels are required to be drydocked approximately every 30 months for major repairs and maintenance that cannot be performed while the vessels are operating. The Debtor capitalizes the costs associated with the drydocks as they occur and amortize these costs on a straight line basis over the period between drydocks. From management’s experience when selling assets, buyers give little to no credit to historical drydock payments.

Note 10 – Other Noncurrent Assets

Other noncurrent assets consist of primarily bonds and escrow deposits due to claims and other noncurrent assets.

Note 11 – Chapter 7 Trustee and Other Liquidator Fees

The Chapter 7 Debtor estimates that it would incur Chapter 7 Trustee fees of approximately $16.9 million to $23.2 million in aggregate calculated as 3.0% of the proceeds available for post-petition administrative claims. This Liquidation Analysis assumes that one Chapter 7 Trustee is appointed for the Debtor. However, it is possible that if the Debtor was to liquidate under Chapter 7, additional Chapter 7 Trustees could be appointed resulting in additional costs than what is presented herein. This does not account for possible fees by foreign administrators or liquidators in the event of a foreign insolvency proceeding.

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Note 12 – Corporate Wind-Down Costs

Corporate wind-down costs consist of corporate overhead and occupancy costs to be incurred during the Chapter 11 reorganization and Chapter 7 liquidation processes. It is assumed that the liquidation would occur over a six-month period following the conversion of the Chapter 11 case to a Chapter 7 and that such expenses, costs and overhead would decrease over time. Any positive income from operating businesses during this time is assumed to offset corporate wind-down costs.

Note 13 – Professionals & Other

The costs associated with the Chapter 7 Trustee’s legal counsel and professional advisors are estimated to be 25% of the fees paid to the Chapter 7 Trustee.

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EXHIBIT E TO THE DISCLOSURE STATEMENT

VALUATION ANALYSIS

Reorganized Debtor Valuation Analysis

At the Debtor’s request, Moelis & Company (“Moelis”) performed a valuation analysis of the Reorganized Debtor. Based upon, and subject to, the review and analysis described herein, and subject to the assumptions, limitations, and qualifications described herein, Moelis’s view, as of July 15, 2014, was that the estimated going concern enterprise value of the Reorganized Debtor, as of an assumed Effective Date of September 30, 2014, would be in a range between $850 and $950 million. Moelis’s views are necessarily based on economic, market, and other conditions as in effect on, and the information made available to Moelis as of, the date of its analysis (July 30, 2014). It should be understood that, although subsequent developments may affect Moelis’s views, Moelis does not have any obligation to update, revise, or reaffirm its estimate.

Moelis’s analysis is based on, at the Debtor’s direction, a number of assumptions, including, among other assumptions, that: (i) the Debtor will be reorganized in accordance with the Plan, which will be consummated on or prior to September 30, 2014; (ii) Eagle’s fleet could be sold in the range of the appraisal value set forth in a report provided by an independent shipping advisory firm to the Debtor and shared with Moelis; (iii) the Reorganized Debtor will achieve the results set forth in the projections provided to Moelis by the Debtor for the years 2014 through 2018 and annexed to this Disclosure Statement (the “Financial Projections”); (iv) the Reorganized Debtor’s capitalization and available cash will be as set forth in the Plan and this Disclosure Statement (in particular, the pro forma indebtedness of the Reorganized Debtor as of the Effective Date will be a maximum of $225 million, assuming an undrawn revolver at closing); and (v) the Reorganized Debtor will be able to obtain all future financings, on the terms and at the times, necessary to achieve the results set forth in the Financial Projections. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, Moelis assumed that there will be no material change in economic, market, and other conditions as in effect on, and the information made available to Moelis as of, the assumed Effective Date.

Moelis assumed, at the Debtor’s direction, that the appraisal provided to Moelis of Eagle’s fleet by an independent shipping advisory firm was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the appraised value of the Eagle’s fleet. The appraisal value of Eagle’s fleet is dependent upon various factors, many of which are beyond the control or knowledge of the Debtor, and consequently are inherently difficult to estimate. The actual market value that might be realized through a sale of Eagle’s fleet may differ materially (positively or negatively) from the appraised value and, as a result, the Reorganized Debtor’s enterprise value may be significantly higher or lower than the estimated range herein. Moelis also assumed, at the Debtor’s direction, that the Financial Projections prepared by the Debtor’s management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Debtor’s management as to the future financial and operating performance of the Reorganized Debtor. The future results of the Reorganized Debtor are dependent upon various factors, many of which are beyond the Debtor’s control or knowledge and, consequently, are inherently difficult to project. See Disclosure Statement Exhibit C (Financial Projections). The Reorganized Debtor’s actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the Reorganized Debtor’s actual enterprise value may be significantly higher or lower than the estimated range set forth herein. Among other things, failure to consummate the Plan in a timely manner may have a material impact on the Reorganized Debtor’s enterprise value.

The estimated enterprise value in this section represents a hypothetical enterprise value of the Reorganized Debtor as the continuing operator of Eagle’s business and assets, after giving effect to the Plan, based on consideration of certain valuation methodologies as described below. The estimated enterprise value in this section does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtor, its securities or its assets, which may be materially higher or lower than the estimated enterprise value range set forth herein. The actual value of an operating business such as the Reorganized Debtor’s business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtor that Moelis deemed relevant; (ii) reviewed an appraisal of Eagle’s fleet by an independent shipping advisory firm provided to Moelis by the Debtor and current data from VesselsValue, an industry recognized provider of vessel sale and valuation information; (iii) reviewed certain internal information relating to the business, earnings, cash flow, capital expenditures, assets, liabilities and prospects of the Reorganized Debtor, including the Financial Projections furnished to Moelis by the Debtor; (iv) conducted discussions with members of senior management and representatives of the Debtor concerning the matters described in clauses (i) and (iii) of this paragraph, as well as their views concerning the Debtor’s business and prospects before giving effect to the Plan, and the Reorganized Debtor’s business prospects after giving effect to the Plan; (v) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (vi) reviewed publicly available financial data for certain transactions that Moelis deemed relevant; (vii) reviewed a draft of the Plan; and (viii) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtor, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtor, Moelis did not make any independent evaluation or appraisal of any of the Reorganized Debtor’s assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise). Moelis also assumed, with the Debtor’s consent, that the final form of the Plan does not differ in any respect material to its analysis from the draft Plan that Moelis reviewed.

The estimated enterprise value in this section does not constitute a recommendation to any holder of a Claim or Equity Interest as to how such holder should vote or otherwise act with respect to the Plan. Moelis has not been asked, and does not express any view as to, what the trading value of the Reorganized Debtor’s securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated enterprise value set forth herein does not constitute an opinion as to fairness, from a financial point of view, to any holder of the consideration to be received by such holder under the Plan, or of the terms and provisions of the Plan.

Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses considered by Moelis, which consisted of (a) a selected transactions analysis, (b) selected publicly traded companies analysis, and (c) other analyses. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

A.

Selected Transactions Analysis. The selected transactions analysis is based on the implied enterprise values of companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Reorganized Debtor. Under this methodology, the enterprise value of each such target is determined by an analysis of the consideration paid and the net debt assumed in the merger or acquisition transaction. The enterprise value is then compared to select operating and financial metrics, in this case, publicly available consensus asset values, in order to determine an enterprise value multiple. Moelis analyzed various merger and acquisition transactions that have occurred in the shipping sector since 2004. In this analysis, the enterprise value multiples were utilized to determine a range of implied enterprise value for the Reorganized Debtor.

Moelis utilized consensus Wall Street research estimates of asset values, which are primarily informed by individual vessel valuations conducted by shipbroking and shipping advisory firms with extensive experience in understanding the global ship purchase and sale markets. These firms review and evaluate a substantial portion of these transactions on an ongoing basis, in addition to formulating informed views on underlying shipping markets and their influence on these transactions, giving them a current view of the market value of vessels based on a going-concern non-distressed asset sale transaction between a willing buyer and seller. These market values are based upon various factors including vessel type, vessel age, market charter rates, and the market’s view of the vessel’s ability to generate a certain stream of future earnings.

In performing its analysis, Moelis reviewed an appraisal of Eagle’s fleet from an independent shipping advisory firm, who conducted an asset-level valuation of Eagle’s fleet. In addition to this appraisal, Moelis also evaluated current data from VesselsValue, an industry recognized provider of vessel sale and valuation information. The range of these indications of value was used to determine an aggregate market value of the 45 vessels owned and operated by the Debtor and its subsidiaries.

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Other factors not directly related to a company’s business operations can affect a valuation in a transaction, including, among others factors: (a) circumstances surrounding a merger transaction may introduce “diffusive quantitative results” into the analysis (i.e., a buyer may pay an additional premium for reasons that are not solely related to competitive bidding); (b) the market environment is not identical for transactions occurring at different periods of time; and (c) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (i.e., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

B.

Selected Publicly Traded Companies Analysis. The selected publicly traded companies analysis is based on the enterprise values of selected publicly traded drybulk shipping companies that have operating and financial characteristics comparable in certain respects to the Reorganized Debtor, for example, fleet composition and age, charter coverage, business model, capital structure, size, business risks, geography, diversification and size and scale of operations. Under this methodology, certain operating and financial multiples that measure value and financial performance are calculated for each selected company and then applied to Eagle’s fleet value and financial information to derive an enterprise value for the Reorganized Debtor. Moelis used enterprise value (defined as market value of equity plus book value of debt, book value of preferred stock and minority interests less cash, subject to adjustment where appropriate) for each selected company as a multiple of such company’s publicly available consensus asset value.

Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the Reorganized Debtor’s business. Accordingly, Moelis’s comparison of selected companies to the Reorganized Debtor’s business and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values of the selected companies and the Reorganized Debtor. The selection of appropriate companies for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information.

C.

Other Analyses. Moelis also conducted certain customary cash flow based valuation methodologies as described below. Moelis did not ascribe significant weight in reaching its conclusion with respect to the value of the Reorganized Debtor to any cash flow based valuation methodologies because (i) the highly volatile environment present in the drybulk shipping industry makes projections of rates and financial results very challenging, and (ii) the cash flow based methodologies would imply values for the Reorganized Debtor significantly below the appraised value of Eagle’s vessel fleet. As a result, Moelis’s valuation conclusions are based on the asset based methodologies described above.

As part of its Selected Transactions Analysis, Moelis analyzed enterprise value for targets in the selected transactions as a multiple of such target’s last twelve months EBITDA. Also, as part of its Selected Publicly Traded Companies Analysis, Moelis analyzed enterprise value for the selected companies as a multiple of such company’s publicly available consensus projected EBITDA for 2015 and 2016.

Moelis also conducted a discounted cash flow (“DCF”) analysis which is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Moelis’s DCF analysis used the Reorganized Debtor’s projections of its debt-free, after-tax cash flows through December 31, 2018. These cash flows were then discounted at a range of estimated weighted average costs of capital (“Discount Rate”) for the Reorganized Debtor. The Discount Rate reflects the estimated blended rate of return that would be expected by debt and equity investors to invest in the Reorganized Debtor’s business based on its target capital structure. The enterprise value was determined by calculating the present value of the Reorganized Debtor’s unlevered free cash flows based on the Financial Projections, plus an estimate for the Reorganized Debtor’s value beyond December 31, 2018, known as the “terminal value.” The terminal value was derived by applying a range of perpetuity growth rates to the Reorganized Debtor’s terminal year unlevered free cash flow. The DCF analysis involves complex considerations and judgments concerning appropriate terminal values and discount rates.

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To determine the Discount Rate, Moelis used the estimated cost of equity and the estimated cost of debt for the Reorganized Debtor, assuming a targeted long-term debt-to-total capitalization ratio (based on debt-to-capitalization ratios of selected publicly traded drybulk shipping companies). Moelis calculated the cost of equity based on (i) the capital asset pricing model, which assumes that the expected equity return is a function of the risk-free rate and the correlation of a publicly-traded stock’s performance to the return on the broader market and (ii) an adjustment related to the estimated equity market capitalization of the Reorganized Debtor, which reflects the historical equity returns of companies with an equity market capitalization in the range of the Reorganized Debtor that are not accounted for by the capital asset pricing model.

Valuation Considerations

As a result of the foregoing, the estimated enterprise value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the estimate herein. Accordingly, none of the Debtor, Moelis, or any other person assumes responsibility for the accuracy of such estimated enterprise value. Depending on the actual financial results of the Debtor or changes in the financial markets, the Reorganized Debtor’s enterprise value as of the Effective Date may differ from the estimated enterprise value set forth herein as of an assumed Effective Date of September 30, 2014. In addition, the market prices, to the extent there is a market, of the Reorganized Debtor’s securities will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities.

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Exhibit D

to the Restructuring Support Agreement

INTERIM FINANCING ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

________________________________________
)
In re:	)
	)	Chapter 11
EAGLE BULK SHIPPING INC.,	)
	)	Case No. 14-_______ ( )
Debtor.	)
________________________________________	)

INTERIM ORDER (I) AUTHORIZING THE DEBTOR TO OBTAIN POSTPETITION FINANCING

AND TO USE CASH COLLATERAL; (II) GRANTING LIENS AND

PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS;
(III) GRANTING ADEQUATE PROTECTION; (IV) MODIFYING AUTOMATIC
STAY; (V) SCHEDULING A FINAL HEARING TO CONSIDER ENTRY
OF A FINAL ORDER; AND (VI) GRANTING RELATED RELIEF

Upon the motion (the “Motion”), dated August 5, 2014, of Eagle Bulk Shipping Inc., as debtor and debtor in possession (the “Debtor”), in the above-captioned case (this “Case”) pursuant to sections 105, 361, 362, 363(c), 364(d)(1), 364(e) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the Southern District of New York (the “SDNY Local Rules”), including SDNY Local Rule 4001-2 , seeking, among other things:

(1) authorization for the Debtor to obtain postpetition financing in an aggregate principal amount of up to $50 million, of which (a) $25,000,000 will be made available to the Debtor upon entry of this Interim Order and (b) the remaining $25,000,000 will be made available to the Debtor as a delayed draw occurring after the entry of the Final Order and prior to Maturity Date (as defined in the DIP Documents (as defined below)) if the aggregate cash balances of the Debtor and the Guarantors (as defined below) fall below $15,000,000 (the actual principal amount available to be borrowed at any time being subject to those conditions set forth in the DIP Documents (as defined below) and this Interim Order), pursuant to a term loan facility (the “DIP Facility”, and the loans thereunder the “DIP Loans”), in which Wilmington Trust (London) Limited will act as sole Agent and Security Trustee (in such capacities, the “DIP Agent”), for a syndicate of banks, financial institutions and other institutional lenders party to the DIP Facility from time to time (together with the DIP Agent, the “DIP Lenders”), and arranged by Goldman Sachs Lending Partners LLC, as sole bookrunner and sole arranger (solely in its capacity as such, the “Arranger”);

(2) authorization for the Debtor to execute and enter into the DIP Documents and to perform all such other and further acts as may be required in connection with the DIP Documents;

(3) authorization for the Debtor to cause all of its non-debtor subsidiaries (the “Guarantors”) to (i) guarantee the Debtor’s obligations under the DIP Facility, (ii) execute and enter into guarantees (the “Guarantees”), (iii) grant security interests and liens thereunder, and (iv) perform all such other and further acts as may be required in connection with the DIP Documents;

(4) authorization for the granting of adequate protection to the Prepetition Secured Lenders (as defined below) under or in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012 (as heretofore amended, supplemented or otherwise modified, the “Prepetition Credit Agreement”), among Eagle Bulk Shipping Inc. (the “Prepetition Borrower”), each of the Prepetition Borrower’s subsidiaries, as guarantors (the “Prepetition Guarantors” and, together with the Prepetition Borrower, the “Prepetition Obligors”), the lenders that are party thereto from time to time (the “Prepetition Secured Lenders”), Wilmington Trust (London) Limited (as successor to The Royal Bank of Scotland plc), as Agent (in such capacity, the “Prepetition Agent” and together with the Prepetition Secured Lenders, the “Prepetition Secured Creditors”), and that certain Security Agreement, dated as of June 20, 2012, between the Prepetition Borrower, the Prepetition Guarantors, and Wilmington Trust (London) Limited (as successor to The Royal Bank of Scotland plc), as security trustee (as heretofore amended, supplemented or otherwise modified, the “Security Agreement” and, collectively with the Prepetition Credit Agreement, and the mortgages and all other documentation executed in connection therewith, the “Existing Agreements”), whose liens and security interests are being primed by the DIP Facility;

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(5) authorization for the Debtor to use Cash Collateral (as defined below) and all other collateral in which the Prepetition Secured Creditors have an interest, and the granting of adequate protection to the Prepetition Secured Lenders with respect to, inter alia, such use of their Cash Collateral and all use and diminution in the value of the Prepetition Collateral (as defined below);

(6) approval of certain stipulations by the Debtor with respect to the Existing Agreements and the respective liens and security interests arising therefrom;

(7) the granting of superpriority claims to the DIP Lenders and first priority priming liens in favor of the DIP Agent (for the benefit of the DIP Lenders) on all prepetition and postpetition property of the Debtor’s estate and all proceeds thereof (but excluding a lien on Avoidance Actions (as defined below) and, prior to entry of the Final Order (as defined below), any Avoidance Proceeds (as defined below)), subject to the Carve-Out (as defined below) and the terms of this Interim Order;

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(8) subject only to and effective upon entry of a final order granting the foregoing relief and such other relief as provided herein and in such final order (the “Final Order”), the waiver of any right to surcharge against collateral pursuant to section 506(c) of the Bankruptcy Code;

(9) pursuant to Bankruptcy Rule 4001, that an interim hearing (the “Interim Hearing”) on the Motion be held before this Court to consider entry of this Interim Order (a) authorizing the Debtor, on an interim basis, to borrow from the DIP Lenders under the DIP Documents up to an aggregate principal or face amount not to exceed $25,000,000 under the DIP Facility (w) for operational, working capital, and general corporate purposes of the Debtor, (x) to pay the fees, costs and expenses incurred by the Debtor in connection with this Case, (y) to pay the fees, costs and expenses incurred in connection with the foregoing, and (z) to provide liquidity to the Debtor’s subsidiaries, (b) authorizing the Debtor’s use of Cash Collateral and all other collateral, and (c) granting the liens, superpriority claims and adequate protection described herein; and

(10) that this Court schedule a final hearing (the “Final Hearing”) to be held no later than thirty-seven (37) days following the entry of this Interim Order to consider entry of the Final Order authorizing the balance of the borrowings under the DIP Documents on a final basis, as set forth in the Motion and the DIP Documents.

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Due and appropriate notice of the Motion, the relief requested therein and the Interim Hearing having been served by the Debtor on (a) the United States Trustee for the Southern District of New York (the “U.S. Trustee”); (b) those creditors holding the twenty (20) largest unsecured claims against the Debtor’s estate; (c) the DIP Agent and its attorneys; (d) the Prepetition Agent and its attorneys; (e) the Internal Revenue Service; (f) the Securities and Exchange Commission; and (g) the United States Attorney for the Southern District of New York (collectively, the “Notice Parties”).

The Interim Hearing having been held by this Court on August [ ], 2014.

Upon the record made by the Debtor in the Motion, the Declaration of Adir Katzav, Chief Financial Officer of Eagle Bilk Shipping Inc., Pursuant to Local Bankruptcy Rule 1007-2 and in Support of First Day Filings and the Declaration of Thane Carlston in Support of Debtor’s Motion for Entry of an Interim Order Pursuant to Sections 105, 361, 362, 363, 364, and 507 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6004, and 9014, and Local Rule 4001-2 (A) Authorizing the Debtor to Obtain Postpetition DIP Facility and to Use Cash Collateral; (B) Granting Liens and Providing Superpriority Administrative Expense Status; (C) Granting Adequate Protection; (D) Modifying Automatic Stay; and (E) Scheduling a Final Hearing to Consider Entry of a Final Order, and at the Interim Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

1.     Disposition. The Motion is granted on an interim basis in accordance with the terms of this Interim Order. Any objections to the Motion with respect to the entry of this Interim Order that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby denied and overruled. This Interim Order shall become effective immediately upon its entry.

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2.     Petition Date. On August 5, 2014 (the “Petition Date”), the Debtor commenced the Case under chapter 11 of the Bankruptcy Code before this Court. The Debtor is authorized to operate its business and manage its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

3.     Jurisdiction. This Court has core jurisdiction over this Case, the Motion and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Guarantors submit to the jurisdiction of this Court with respect to any and all matters arising under the Existing Agreements and the DIP Documents (each as defined below), and any and all disputes with the Debtor or a Guarantor arising in connection with the Existing Agreements or actions taken thereunder with the Debtor or a Guarantor shall be resolved by this Court.

4.     Notice. Notice of the Motion, the relief requested therein and the Interim Hearing was served by the Debtor on the Notice Parties. The interim relief granted herein is necessary to avoid immediate and irreparable harm to the Debtor, its estate and its subsidiaries pending the Final Hearing. Under the circumstances, the notice given by the Debtor of the Motion and the Interim Hearing (i) was, in the Debtor’s good faith belief, the best available under the circumstances, (ii) constitutes due and sufficient notice thereof and (iii) complies with Bankruptcy Rules 4001(b) and (c) and the SDNY Local Rules. No further notice of the relief sought at the Interim Hearing is necessary or required.

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5.     Debtor’s Stipulations. Without prejudice to the rights of any other party (but subject to the limitations thereon contained in paragraphs 19 and 26 below), the Debtor admits, stipulates and agrees that:

(a)     Prepetition Debt. (i) As of the Petition Date, the Prepetition Obligors were indebted and liable to the Prepetition Secured Lenders, without defense, counterclaim or offset of any kind, in the aggregate amount of (A) approximately $1,200,000,000 in principal amount owing under the Prepetition Credit Agreement, and (B) all accrued and unpaid interest and fees thereon and any additional accrued and unpaid fees, expenses (including any reasonable and documented attorneys’, accountants’, appraisers’ and financial advisors’ fees and expenses that are chargeable or reimbursable under the Existing Agreements), charges and other amounts, in each case, due under the Existing Agreements (collectively, the “Prepetition Debt”), (ii) the Prepetition Debt constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with the terms of the Existing Agreements (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code) and (iii) no portion of the Prepetition Debt is subject to avoidance, recharacterization, recovery or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law;

(b)     the Existing Agreements are valid, binding and enforceable;

(c)     the liens and security interests granted to the Prepetition Agent pursuant to and in connection with the Existing Agreements (including, without limitation, all security agreements, pledge agreements, mortgages, deeds of trust, account control agreements and other security documents executed by the Debtor or any other loan party thereto in favor of the Prepetition Agent, for its benefit and for the benefit of the Prepetition Secured Lenders) (the “Prepetition Liens”), (i) are valid, binding, perfected, enforceable, first-priority liens and security interests in the personal and real property described in the Existing Agreements (the “Prepetition Collateral”), (ii) were granted to, or for the benefit of, the Prepetition Secured Creditors for fair consideration and reasonably equivalent value, (iii) are not subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law and (iv) are subject and subordinate only to (A) the DIP Liens (as defined below), (B) the Carve-Out (as defined below) to which the DIP Liens are subject and (C) valid, perfected and unavoidable liens permitted under the Existing Agreements to the extent that such permitted liens are senior to or pari passu with the liens of the Prepetition Agent on the Prepetition Collateral;

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(d)     the Debtor’s borrowings from the DIP Lenders under the DIP Facility and this Interim Order will be used in a manner consistent with the terms and conditions of the DIP Documents, solely for (a) working capital and other general corporate purposes, (b) permitted payment of costs of administration of this Case, and (c) providing liquidity to the Debtor’s subsidiaries;

(e)     (i) the proceeds from the DIP Loans shall not be loaned or advanced to, or invested in (in each case, directly or indirectly), any entity that is not a subsidiary of the Debtor or a Guarantor, (ii) the proceeds from the DIP Facility loaned or advanced to, or invested in, any subsidiary of the Debtor or a Guarantor shall be evidenced by an intercompany note, in form and substance reasonably satisfactory to the DIP Agent, for the full amount of the proceeds so loaned, advanced or invested, (iii) such intercompany note shall be pledged to the DIP Agent, for the benefit of the DIP Lenders, to secure the DIP Obligations (as defined herein), and (iv) all intercompany liens of the Debtor and the Guarantors, if any, will be contractually subordinated to the liens securing the DIP Facility and to the Adequate Protection Liens (as defined herein) on terms satisfactory to the DIP Agent; and

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(f)     subject to the reservation of rights set forth in paragraph 19 below, each Obligor (as defined in the Prepetition Credit Agreement) shall be deemed to have forever waived, discharged and released each of the Prepetition Secured Creditors and their respective affiliates and each of the respective members, managers, equity holders, agents, attorneys, financial advisors, consultants, officers, directors, employees and other representatives thereof (all of the foregoing, solely in their respective capacities as such, collectively, the “Prepetition Secured Lender Releasees”) of any and all “claims” (as defined in the Bankruptcy Code), counterclaims, causes of action (including, without limitation, causes of action in the nature of “lender liability”), defenses, setoff, recoupment or other offset rights against any and all of the Prepetition Secured Lender Releasees, whether arising at law or in equity, relating to and/or otherwise in connection with the Prepetition Obligations, the Prepetition Liens or the debtor-creditor relationship between any of the Prepetition Agent or the Prepetition Secured Lenders, on the one hand, and the Debtor and each Obligor (as defined in the Prepetition Credit Agreement), on the other hand, from the beginning of time through the date hereof, including, without limitation, (i) any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state law, federal law or municipal law and (ii) any right or basis to challenge or object to the amount, validity or enforceability of the Prepetition Obligations or any payments made on account of the Prepetition Obligations, or the validity, enforceability, priority or non-avoidability of the Prepetition Liens securing the Prepetition Obligations. For the avoidance of doubt, the foregoing release shall not act to release any independent, non-derivative claims of third parties against the Prepetition Secured Lender Releasees.

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6.     Findings Regarding the DIP Facility.

(a)     Good cause has been shown for the entry of this Interim Order.

(b)     The Debtor has an immediate need to enter into the DIP Facility and use Cash Collateral in order to permit, among other things, the orderly continuation of the operation of its business, to maintain business relationships with vendors, suppliers and customers, to make capital expenditures, and to satisfy other working capital and operational needs. The access of the Debtor to sufficient working capital and liquidity made available through the use of Cash Collateral, incurrence of new indebtedness for borrowed money and other financial accommodations provided for, under or in connection with the DIP Facility is vital to the preservation and maintenance of the value of the Debtor and to a successful reorganization of the Debtor or sale of the Debtor’s assets as a going concern or otherwise.

(c)     The Debtor is unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Facility and is unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtor is also unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code without the Debtor granting to the DIP Agent and the DIP Lenders, subject to the Carve-Out as provided for herein, the DIP Liens and the Superpriority Claims (as defined below) under the terms and conditions set forth in this Interim Order and in the DIP Documents, as well as any and all other protections provided to the DIP Agent and the DIP Lenders herein and therein.

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(d)     The terms of the DIP Facility and the use of Cash Collateral are fair and reasonable, reflect the Debtor’s exercise of prudent business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration.

(e)     The DIP Facility has been negotiated in good faith and at arm’s length among the Debtor, the DIP Agent, the Arranger and the DIP Lenders, and all of the Debtor’s obligations and indebtedness arising under, in respect of or in connection with the DIP Facility and the DIP Documents, including without limitation, (i) all loans made to the Debtor pursuant to the superpriority secured debtor-in-possession credit agreement, substantially in the form attached as Exhibit B to the Motion (the “DIP Credit Agreement”), and (ii) all other “Obligations” (as defined in the DIP Credit Agreement) of the Debtor, in each case owing to the DIP Agent, any DIP Lender or any of their respective affiliates, in accordance with the terms of the DIP Documents (all of the foregoing, collectively, the “DIP Obligations”), shall be deemed to have been extended by the DIP Agent and the DIP Lenders and their affiliates in good faith, as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and the DIP Agent and the DIP Lenders (and the successors and assigns of each) shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

(f)     Based upon the record before the Court, the terms of the DIP Facility, the use of Cash Collateral and the adequate protection granted in this Interim Order have been negotiated at arm’s length and in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and are in the best interests of the Debtor and its estate and creditors and are consistent with the Debtor’s fiduciary duties.

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(g)     In light of the subordination of the Prepetition Liens to the Carve-Out and the DIP Liens, the Prepetition Secured Creditors are entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and, subject to the entry of the Final Order, the “equities of the case” exception shall not apply.

(h)     The Debtor has requested entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent granting the relief set forth in this Interim Order, the Debtor’s estate and business will be immediately and irreparably harmed. Consummation of the DIP Facility and the use of Cash Collateral in accordance with this Interim Order and the DIP Documents are therefore in the best interests of the Debtor’s estate.

7.     Authorization of the DIP Facility and the DIP Documents.

(a)     The Debtor is hereby authorized to enter into and perform all obligations under the DIP Documents. The Debtor is hereby authorized to borrow money pursuant to the DIP Credit Agreement, and the Guarantors are hereby authorized to guarantee such borrowings and the Debtor’s obligations with respect to such borrowings, up to an aggregate principal amount of $25,000,000 on an interim basis and up to an aggregate principal amount of $50,000,000 subject to entry of the Final Order and as set forth in the DIP Documents (plus interest, fees, amounts paid-in-kind, expenses (including professional fees and expenses) and other amounts, in each case, as provided for in the DIP Documents) under the DIP Facility, in accordance with the terms of this Interim Order and the DIP Documents, which borrowings shall be used for all purposes permitted under the DIP Documents, including, without limitation, to provide working capital for the Debtor and to pay interest, fees and expenses in accordance with this Interim Order and the DIP Documents.

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(b)     In furtherance of the foregoing and without further approval of this Court, the Debtor is authorized and directed to perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution or recordation of security agreements, mortgages and financing statements), and to pay all fees and expenses, that may be required or reasonably necessary for the Debtor’s performance of its obligations under or related to the DIP Facility, including, without limitation:

(i)     the execution, delivery and performance of the Loan Documents (as defined in the DIP Credit Agreement) and any exhibits attached thereto, including, without limitation, the DIP Credit Agreement, the Security Agreement (as defined in the DIP Credit Agreement), any account control agreements and all other related documents contemplated by the foregoing (collectively, and together with the letter agreements referred to in clause (iii) below, the “DIP Documents”);

(ii)     the execution, delivery and performance of one or more amendments to or waivers of the requirements of the DIP Documents, including the DIP Credit Agreement for, among other things, the purpose of adding additional financial institutions as DIP Lenders and reallocating the commitments for the DIP Facility among the DIP Lenders, in each case in such form as the Debtor, the DIP Agent and the applicable DIP Lenders may agree (it being understood that no further approval of the Court shall be required for amendments to the DIP Credit Agreement (and any fees paid in connection therewith) that do not shorten the maturity of the extensions of credit thereunder or increase the aggregate commitments or the rate of interest payable thereunder);

(iii)     the non-refundable payment to the DIP Agent, the Arranger or the DIP Lenders, as the case may be, of any fees and other amounts due, including any reimbursement of indemnified obligations referred to in the DIP Credit Agreement (and in any separate letter agreements between such applicable parties and the Debtor in connection with the DIP Facility) and reasonable costs and expenses as may be due from time to time, including, without limitation, the reasonable fees and expenses of the professionals retained as provided for in the DIP Documents, without the need to file retention motions or fee applications, in each case, solely to the extent provided for in the DIP Credit Agreement;

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(iv)     the performance of all other acts required under or in connection with the DIP Documents, including the granting and perfection of the DIP Liens and the Superpriority Claims as permitted herein and therein; and

(v)     cause the execution and delivery of and performance under the Guarantees.

(c)     Upon execution and delivery of the DIP Documents, the DIP Documents shall constitute valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with the terms of such DIP Documents and this Interim Order. No obligation, payment, transfer or grant of security under the DIP Documents or this Interim Order shall be stayed, restrained, voidable or recoverable under the Bankruptcy Code or under any applicable law (including without limitation, under section 502(d) of the Bankruptcy Code), or subject to any defense, reduction, setoff, recoupment or counterclaim.

8.     Superpriority Claims.

(a)     Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed claims (the “Superpriority Claims”) against the Debtor (without the need to file any proof of claim) with priority over any and all administrative expenses, diminution claims (including all Adequate Protection Obligations (as defined below)) and all other claims against the Debtor, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 365, 503(b), 506(c), (subject only to and effective upon entry of the Final Order, to the extent therein approved), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed Superpriority Claims shall be payable from and have recourse to all pre- and postpetition property of the Debtor and all proceeds thereof (but excluding Avoidance Actions and, prior to entry of the Final Order, any Avoidance Proceeds), subject only to the payment of the Carve-Out to the extent specifically provided for herein. Any payments, distributions or other proceeds received on account of such Superpriority Claims shall be promptly delivered to the DIP Agent to be applied or further distributed by the DIP Agent on account of the DIP Obligations in such order as is specified in the DIP Documents. The Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

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(b)     For purposes hereof, the “Carve-Out” means (i) all fees required to be paid pursuant to 28 U.S.C. §1930 and 31 U.S.C. §3717, (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an amount not to exceed $50,000, (iii) to the extent allowed at any time whether by interim order, procedural order, or otherwise, but subject in all respects to the Budget (as defined in the DIP Credit Agreement), all accrued and unpaid fees, disbursements, costs and expenses (“Professional Fees”) (other than any restructuring fee, sale fee or other success fee of any investment bankers or financial advisors of the Debtor (except the Debtor’s current financial advisor Moelis & Company engaged pursuant to its existing engagement letter with the Debtor) or the Creditors’ Committee (as defined below)), incurred by professionals or professional firms whose retention has been approved by the Court during this Case pursuant to sections 327 and 1103 of the Bankruptcy Code (collectively, “Professional Persons”) retained by the Debtor and the official committee of unsecured creditors appointed in this Case (the “Creditors’ Committee”), if any, at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), to the extent such Professional Fees are allowed by this Court whether by interim order, procedural order or otherwise, prior to or after delivery of a Carve Out Trigger Notice; and (iv) after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed by this Court whether by interim order, procedural order or otherwise, prior to or after delivery of a Carve Out Trigger Notice, all unpaid fees, disbursements, costs and expenses incurred by Professional Persons, in an aggregate amount not to exceed $2,500,000 (the amount set forth in this clause (iv) being the “Carve-Out Cap”); provided, however, that none of the Prepetition Collateral, the Cash Collateral, the Collateral, the DIP Facility or borrowings thereunder, the Carve-Out or any portion or proceeds of the foregoing shall be used by any party in connection with (1) objecting to or contesting the validity or enforceability of the Interim Order or Final Order or any obligations outstanding under the DIP Documents or the Existing Agreements; (2) asserting or prosecuting any claims or defenses or causes of action against the DIP Agent, the DIP Lenders or their respective agents, affiliates, representatives, attorneys or advisors or preventing, hindering or otherwise delaying the DIP Agent’s or the DIP Lenders’ assertion, enforcement or realization on the Collateral or Superpriority Claims once an Event of Default has occurred and is continuing in accordance with the DIP Documents and this Interim Order, provided that the Debtor may contest or dispute whether an Event of Default has occurred as provided for in paragraph 10 of this Interim Order; (3) seeking to modify any of the rights granted under the Interim Order or Final Order to the DIP Agent, any DIP Lender, the Prepetition Agent or any Prepetition Lender, or for any act which has the effect of materially or adversely modifying or compromising the rights and remedies of the DIP Agent or any DIP Lender as set forth in any DIP Documents or the Prepetition Agent or any Prepetition Lender as set forth in the Existing Agreements; (4) making any payment in settlement or satisfaction of any prepetition or administrative expense claim, unless in compliance with the DIP Documents and, with respect to the payment of any prepetition claim or non-ordinary course administrative expense claim, separately approved by the Court pursuant to a filing in form and substance acceptable to the DIP Agent and the Required Lenders (as defined in the DIP Credit Agreement), provided that the motions filed by the Debtor on the Petition Date shall be deemed to be so acceptable; (5) objecting to, contesting, delaying, preventing or interfering with in any way the exercise of rights and remedies by the DIP Agent and the DIP Lenders with respect to the Collateral once an Event of Default has occurred, provided that the Debtor may contest or dispute whether an Event of Default has occurred as provided for in paragraph 10 of this Interim Order; (6) except as expressly provided by the DIP Documents, making any payment or distribution to any affiliate, equity holder, or insider of the Debtor outside of the ordinary course of business; (7) using or seeking to use any insurance proceeds related to the Collateral except as permitted by the DIP Documents or otherwise with the consent of the DIP Agent and, to the extent provided in the DIP Credit Agreement, the DIP Lenders; or (8) a request, without the prior consent of the DIP Agent, and, to the extent provided in the DIP Credit Agreement, the DIP Lenders, for authorization to obtain debtor in possession financing pursuant to section 364(c) or (d) of the Bankruptcy Code that does not indefeasibly discharge in full in cash the DIP Obligations immediately upon the closing of such financing. For purposes of the foregoing, the term “Carve-Out Trigger Notice” shall mean a written notice delivered by the DIP Agent to the Debtor and its lead counsel, the U.S. Trustee and lead counsel to the Creditors’ Committee, if any, which notice may be delivered following the occurrence and during the continuation of an Event of Default under the DIP Documents, expressly stating that the Carve-Out Cap is invoked and the Event of Default that is alleged to have occurred and be continuing.

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(c)     The DIP Agent, DIP Lenders, Prepetition Agent, and Prepetition Lenders shall not be responsible for the direct payment or reimbursement of any fees or disbursements of any Professional Persons incurred in connection with this Case or any successor case under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed (i) to obligate the DIP Agent, DIP Lenders, Prepetition Agent or Prepetition Lenders, in any way to pay compensation to or to reimburse expenses of any Professional Persons, or to guarantee that the Debtor has sufficient funds to pay such compensation or reimbursement; (ii) to increase the Carve Out if actual Allowed Professional Fees are higher in fact than reflected in the Budget (as defined in the DIP Credit Agreement); or (iii) as consent to the allowance of any professional fees or expenses of any Professional Persons. Any funding of the Carve Out shall be added to and made a part of the DIP Obligations and secured by the Collateral and otherwise entitled to the protections granted under this Interim Order, the DIP Documents, the Bankruptcy Code and applicable law. The DIP Agents’ and DIP Lenders’ liens and claims shall, however, be subject to the Carve Out as set forth in this Interim Order.

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9.     DIP Liens.

As security for the DIP Obligations, effective and perfected upon the date of this Interim Order and without the necessity of the execution, recordation of filings by the Debtor of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the DIP Agent of, or over, any Collateral (including Cash Collateral), the security interests and liens identified in clauses (a), (b) and (c) below are hereby granted to the DIP Agent for its own benefit and the benefit of the DIP Lenders (all property identified in clauses (a), (b) and (c) below, together with all other property to which the DIP Agent is granted a lien under the DIP Documents (other than as expressly excluded pursuant to this Interim Order), being collectively referred to as the “Collateral”), subject, only in the event of the occurrence and during the continuance of an Event of Default, to the payment of the Carve-Out as provided herein (all such liens and security interests granted to the DIP Agent, for its benefit and for the benefit of the DIP Lenders, pursuant to this Interim Order and the DIP Documents, the “DIP Liens”). Notwithstanding the foregoing, the DIP Agent and the DIP Lenders may take any action (and are, to the extent necessary in connection therewith, hereby granted relief from the automatic stay), to evidence, confirm, validate or perfect, or to ensure the contemplated priority of, such liens, and the Debtor shall execute and deliver to the DIP Agent and the DIP Lenders all such financing statements, notices and other documents as the DIP Agent or any DIP Lender may reasonably request in connection therewith and shall deliver account control agreements or other documentation in respect of and evidencing perfection of all collection and deposit accounts to the extent required by the DIP Documents.

(a)     First Lien on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior security interest in and lien upon all pre- and postpetition tangible and intangible property of the Debtor and the Debtor’s estate, whether existing on the Petition Date or thereafter acquired, that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens, other than the junior and subordinated Adequate Protection Liens (or to valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code) (collectively, “Unencumbered Property”), including without limitation, all inventory, accounts receivable, general intangibles, chattel paper, contracts, owned real estate, real and personal property leaseholds, property, plants, fixtures and machinery and equipment, vehicles, vessels, deposit accounts, cash and cash collateral of the Debtor (whether maintained with the DIP Agent or otherwise) and any investment of such cash and cash collateral, including Cash Collateral, letter of credit rights, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property and capital stock of subsidiaries of the Debtor. Unencumbered Property shall exclude the Debtor’s claims and causes of action under sections 502(d), 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code (collectively, “Avoidance Actions”), but, subject only to and effective upon entry of the Final Order, shall include any proceeds or property recovered, unencumbered or otherwise the subject of successful Avoidance Actions, whether by judgment, settlement or otherwise (“Avoidance Proceeds”).

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(b)     Liens Priming Prepetition Secured Lenders’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien upon all pre- and postpetition property of the Debtor (including, without limitation, cash and cash collateral of the Debtor (whether maintained with the DIP Agent or otherwise), including Cash Collateral, and any investment of such cash and cash collateral, inventory, accounts receivable, letter of credit rights and other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, vehicles, vessels, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries and the proceeds, product, offspring of profits of all the foregoing), whether now existing or hereafter acquired, that is subject to the existing liens presently securing the Prepetition Debt. Such security interests and liens shall be senior in all respects to the interests in such property of the Prepetition Secured Creditors arising from current and future liens of the Prepetition Secured Creditors (including, without limitation, the Adequate Protection Liens granted hereunder), but shall not be senior to (i) any valid, perfected and unavoidable interests of other secured parties arising out of liens, if any, on such property existing immediately prior to the Petition Date, (ii) any valid, perfected and unavoidable interests in such property arising out of liens to which the liens of the Prepetition Secured Creditors become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

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(c)     Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected security interest in and lien upon all pre- and postpetition tangible and intangible property of the Debtor and the Debtor’s estate (other than the property described in clauses (a), (b) or (d) of this paragraph 9, as to which the liens and security interests in favor of the DIP Agent will be as described in such clauses), whether now existing or hereafter acquired, that is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition Date, or to any valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) (in each case, other than the Prepetition Liens and the Adequate Protection Liens) of the Bankruptcy Code, which security interests and liens in favor of the DIP Agent are junior to such valid, perfected and unavoidable liens.

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(d)     Liens Senior to Certain Other Liens. The DIP Liens and the Adequate Protection Liens (as defined below) shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code or (ii) unless otherwise provided for in the DIP Documents, any liens arising after the Petition Date including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other domestic or foreign governmental unit (including any regulatory body), commission, board or court for any liability of the Debtor.

10.     Protection of DIP Lenders’ Rights.

(a)     So long as there are any borrowings or other amounts (other than contingent indemnity obligations as to which no claim has been asserted when all other amounts have been indefeasibly paid in full in cash) outstanding, or the DIP Lenders have any outstanding Commitments (as defined in the DIP Credit Agreement), under the DIP Credit Agreement, the Prepetition Secured Creditors shall (i) have no right to and shall take no action to foreclose upon or recover in connection with the liens granted on the Collateral thereto pursuant to the Existing Agreements or this Interim Order, or otherwise seek to exercise or exercise any enforcement rights or remedies against any Collateral, including in connection with the Adequate Protection Liens, (ii) be deemed to have consented to any transfer, disposition or sale of, or release of liens on, Collateral, to the extent such transfer, disposition, sale or release is authorized under the DIP Documents, (iii) not file any financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in the Collateral unless, solely as to this clause (iii) (other than with respect to mortgages, which shall not be filed), prior to the expiration of the Challenge Period, there has been a Successful Challenge (as defined below) and (iv) deliver or cause to be delivered, at the Debtor’s cost and expense, any termination statements, releases and/or assignments in favor of the DIP Lenders or other documents necessary to effectuate and/or evidence the release, termination and/or assignment (to the extent provided herein) of liens on any portion of the Collateral that is sold or otherwise disposed, including the Prepetition Liens or Adequate Protection Liens upon the sale or disposition of such Collateral or upon the expiration of the Challenge Period (without the occurrence of a Successful Challenge).

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(b)     Notwithstanding section 362 of the Bankruptcy Code, the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise all rights and remedies provided for in the DIP Loan Documents and this Interim Order, including to take any or all of the following actions, without further order of or application or motion to this Court, immediately upon the occurrence of the Termination Date (as defined in the DIP Credit Agreement) and, but subject in all respects to clause (b) of paragraph 17 and the Carve Out Cap as set forth in clause (b) of paragraph 8, upon seven days’ prior written notice (which seven days’ notice period (the “Notice Period”) shall run concurrently with any notice provided under the DIP Documents) to the Debtor and the Creditors’ Committee, if any, of the DIP Agent’s intent to exercise such rights and remedies: (i) immediately terminate the Debtor’s use of any Cash Collateral; (ii) freeze monies or balances in the Debtor’s accounts and sweep all funds contained therein and apply the same to pay the DIP Obligations; (iii) declare all DIP Obligations to be immediately due and payable; (iv) immediately set-off any and all amounts in accounts maintained by the Debtor with the DIP Agent or any DIP Lender or on their behalf against the DIP Obligations, or otherwise enforce any and all rights against the Collateral in the possession of the DIP Agent or any of the DIP Lenders or being held on their behalf, including, without limitation, disposition of the Collateral solely for application towards the DIP Obligations; and (v) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the DIP Documents or applicable law to effect the repayment of the DIP Obligations; provided that neither the Debtor, the Creditors’ Committee, if any, nor any other party-in-interest shall have the right to contest the enforcement of the remedies set forth in this Interim Order and the DIP Documents on any basis other than an assertion that an Event of Default has not occurred or has been cured within the cure periods expressly set forth herein or in the applicable DIP Documents; and provided further that during the Notice Period, but subject in all respects to clause (b) of paragraph 17 and paragraph 20, the Debtor shall have no authority to borrow under the DIP Facility, and the DIP Agent may terminate the DIP Facility and declare all DIP Obligation to be immediately due and payable, and the Debtor’s authority to use Cash Collateral shall be as set forth in the Budget (as defined in the DIP Credit Agreement) and limited solely to payment of expenses critical to preservation of the Debtor’s estate and the payment of the fees, costs and expenses to administer this Case, as agreed by the DIP Agent in its sole discretion. The Debtor, the Prepetition Agent and the Prepetition Secured Creditors shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the DIP Agent and the DIP Lenders set forth in this Interim Order and in the DIP Documents. The Debtor, the DIP Agent and the DIP Lenders shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the Prepetition Agent set forth in this Interim Order.

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(c)     In no event shall the DIP Agent, the DIP Lenders, the Prepetition Agent or any of the Prepetition Secured Creditors be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Collateral.

(d)     No rights, protections, or remedies of the DIP Agents or the DIP Lenders granted by the provisions of this Interim Order or the DIP Documents shall be limited, modified, or impaired in any way by (i) any actual or purported withdrawal of the consent of any party to the Debtor’s authority to use Cash Collateral or to grant the DIP Liens and the Superiority Claims or (ii) any actual or purported termination of the Debtor’s authority to use Cash Collateral or to grant the DIP Liens and the Superiority Claims.

11.     Limitation on Charging Expenses Against Collateral. Subject only to and effective upon entry of the Final Order and to the extent provided therein, except to the extent of the Carve-Out, no expenses of administration of this Case, any successor case or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the DIP Agent (acting with the consent of the Required Lenders (as defined in the DIP Credit Agreement)), the Prepetition Agent and the Prepetition Secured Lenders, as the case may be with respect to their respective interests, and no such consent shall be implied from any other action, inaction or acquiescence by the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders, respectively.

12.     The Cash Collateral. The Prepetition Collateral includes cash collateral within the meaning of section 363(a) of the Bankruptcy Code. Any cash and cash equivalent proceeds of the Prepetition Collateral, including any cash and cash equivalent proceeds located in deposit or securities accounts subject to control agreements or otherwise, are cash collateral of the Prepetition Secured Creditors within the meaning of section 363(a) of the Bankruptcy Code. Except as otherwise specifically provided for herein, cash collateral of any of the Prepetition Secured Creditors within the meaning of section 363(a) of the Bankruptcy Code (including, without limitation, all proceeds of Prepetition Collateral) is collectively referred to herein as “Cash Collateral”.

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13.     Use of Cash Collateral. The Debtor is hereby authorized, subject to the terms and conditions of the DIP Documents and this Interim Order, to use all Cash Collateral, and each of the Prepetition Secured Creditors is directed promptly to turn over to the Debtor all Cash Collateral received or held by them; provided that the Prepetition Secured Creditors are granted adequate protection as provided herein. Unless and to the extent otherwise consented to by the Required Lenders (as defined in the DIP Credit Agreement) in accordance with the DIP Documents, the Debtor’s right to use Cash Collateral hereunder shall terminate automatically on the Termination Date upon the giving of five business days’ prior written notice (which shall run concurrently with any notice provided under the DIP Documents) to the Debtor and the Creditors’ Committee, if any, subject to the Carve Out Cap as set forth in paragraph 8(b), the second proviso in paragraph 10(b) and paragraph 17(b) hereof. Notwithstanding the foregoing, the Debtor will apply the collections and proceeds from asset sales, debt or equity issuances, and insurance recoveries to reduce the DIP Obligations, in each case, to the extent required by the terms of the DIP Credit Agreement.

14.     Adequate Protection. The Prepetition Secured Lenders are entitled, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including the Cash Collateral, for and equal in amount to the aggregate diminution in the value of the Prepetition Secured Lenders’ interest in the Prepetition Collateral, including, without limitation, any such diminution resulting from the sale, lease or use by the Debtor (or other decline in value) of Cash Collateral and any other Prepetition Collateral, the priming of the Prepetition Agent’s security interests and liens in the Prepetition Collateral by the DIP Agent and the DIP Lenders pursuant to the DIP Documents and this Interim Order, and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code. As adequate protection, the Prepetition Agent and the Prepetition Secured Lenders are hereby granted the following (collectively, the “Adequate Protection Obligations”):

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(a)     Adequate Protection Liens. The Prepetition Agent (for itself and for the benefit of the Prepetition Secured Lenders) is hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution by the Debtor of mortgages, security agreements, pledge agreements, financing statements or other agreements), in the amount of such diminution, (1) a replacement security interest in and lien upon all the Collateral (such liens securing the Adequate Protection Obligations, the “Adequate Protection Liens”), subject and subordinate only to (i) the DIP Liens and any liens on the Collateral to which such DIP Liens are junior and (ii) the Carve-Out and (2) (A) until such time as all of the DIP Obligations are indefeasibly paid in full in cash in accordance with the DIP Documents and this Interim Order, the Prepetition Agent and the Prepetition Secured Creditors shall have no right to seek or exercise any enforcement rights or remedies in connection with the Adequate Protection Liens, including, without limitation, in respect of the occurrence or continuance of any Event of Default (as defined in the Prepetition Credit Agreement); (B) the Prepetition Agent and the Prepetition Secured Creditors shall be deemed to have consented to any sale or disposition of Collateral permitted under the DIP Credit Agreement or approved, arranged for or by the DIP Agent or the Required Lenders (as defined in the DIP Credit Agreement), and shall terminate and release upon any such sale or disposition all of its liens on and security interests in such Collateral (where the DIP Agent also releases any DIP Liens as necessary); (C) the Prepetition Agent and/or the Prepetition Secured Creditors shall deliver or cause to be delivered, at the Debtor’s costs and expense (for which the Prepetition Agent and/or the Prepetition Secured Creditors, as the case may be, shall be reimbursed upon submission to the Debtor of invoices or billing statements), any termination statements, releases or other documents necessary to effectuate and/or evidence the release and termination of any Prepetition Secured Creditors’ liens on or security interests in any portion of the Collateral subject to any sale or disposition permitted under the DIP Credit Agreement or approved or arranged for by the DIP Agent or any of the DIP Lenders (where the DIP Agent also releases any DIP Liens as necessary); and (D) upon the Final Order becoming a final and nonappealable order and the expiration of the Challenge Period (as defined below) with no challenge having been brought, or if such a challenge is brought, until the entry of a final judgment and the payment to the Prepetition Agent and the Prepetition Secured Creditors of all amounts owed by the Debtor under the Existing Agreements and this Interim Order (or the Final Order), the Adequate Protection Liens shall terminate and be released (automatically and without further action of the parties), and the Prepetition Secured Creditors shall execute and deliver such agreements to evidence and effectuate such termination and release as the Debtor or the DIP Agent may request, and the Debtor and the DIP Agent shall be authorized to file on behalf of the Prepetition Secured Creditors such UCC termination statements or such other filings as may be applicable to the extent such authorization is required under the Uniform Commercial Code of the applicable jurisdiction. Without limiting the generality of the foregoing, the Adequate Protection Liens granted to the Prepetition Agent shall be junior and subordinate in all respects to the DIP Liens and the Carve Out.

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(b)     Section 507(b) Claim. The Prepetition Agent and the Prepetition Secured Creditors are hereby granted, subject only to the Superpriority Claims and the Carve-Out, a superpriority claim, as provided for in section 507(b) of the Bankruptcy Code, immediately junior to the Superpriority Claims and any other claims under section 364(c)(1) of the Bankruptcy Code held by the DIP Agent and the DIP Lenders, and payable from and having recourse to all prepetition and postpetition property of the Debtor and all proceeds thereof (but excluding Avoidance Actions and, prior to entry of the Final Order, any Avoidance Proceeds); provided, however, that the Prepetition Agent and the Prepetition Secured Creditors shall not receive or retain any payments, property or other amounts in respect of the superpriority claims under section 507(b) of the Bankruptcy Code granted hereunder or under the Existing Agreements unless and until the DIP Obligations have indefeasibly been paid in full in cash in accordance with the DIP Documents.

(c)     Fees and Expenses. As further adequate protection, the Debtor is authorized and directed to provide adequate protection to the Prepetition Agent and the Prepetition Lenders, in the form of: (i) current cash payments of all reasonable out-of-pocket costs, fees and expenses payable to the Prepetition Agent under the Existing Agreements as may hereafter be incurred in accordance with the Existing Agreements, (ii) the reasonable fees and expenses of the following legal, financial and other professionals collectively retained by the Prepetition Agent and certain Prepetition Lenders: (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, legal counsel, (b) Houlihan Lokey Capital, Inc., financial advisor, (c) maritime counsel; (d) foreign counsel for each applicable jurisdiction, and (e) one local counsel to the Prepetition Agent upon any change of venue, in each case in cash within ten (10) calendar days of receipt of an invoice therefor without the need to file retention motions or fee applications, (iii) continued maintenance and insurance of the Prepetition Collateral in amounts and for the risks, and by the entities, as required under the Existing Agreements; (iv) financial and other reporting substantially in compliance with the Existing Agreements, and (v) all obligations, including accrued but unpaid interest, under the Existing Agreements owing by the Debtor thereunder and other fees owing by the Debtor thereunder shall continue to accrue interest (and interest on interest) at the default rate applicable on the Petition Date under the Existing Agreements, but shall not be payable in cash. No payments set forth in clause (ii) above shall be subject to Court approval or required to be maintained in accordance with the U.S. Trustee Guidelines, and no recipient of any such payments shall be required to file any interim or final fee application with the Court or otherwise seek Court’s approval of any such payments. The Debtor shall provide a copy of such invoice to the U.S. Trustee contemporaneously with the delivery of such invoice to the Debtor. Any such invoice shall include the number of hours billed and a reasonably detailed description of the services provided and the expenses incurred by the applicable professional; provided, however, that any such invoice (i) may be redacted to protect privileged, confidential or proprietary information, (ii) shall not be required to contain individual time detail, and (iii) with respect to any financial advisor or investment banker, shall not include the number of hours billed or a description of services rendered if the engagement letter of such financial advisor or investment banker describes the services to be rendered and the fee amount requested. To the extent that the U.S. Trustee has an objection to the fees and expenses of any such professional, the U.S. Trustee shall be afforded ten (10) calendar days after receipt of such invoice to submit to the applicable professional, the Debtor, counsel to the DIP Agent and counsel to the Creditors’ Committee, if any, a written objection to the reasonableness of such fees, which must contain a specific basis for the objection, and failure to object with specificity will constitute a waiver of any objection to such invoice. If any objection is properly submitted as set forth above and cannot be resolved and/or withdrawn within ten (10) calendar days after such objection has been properly submitted, the Court shall adjudicate the matter and fashion an appropriate remedy. Payment of any such costs, fees and expenses shall not be delayed based on any objections thereto, and the relevant agent or professional shall only be required to disgorge amounts objected to upon being “so ordered” pursuant to a final non-appealable order of the Bankruptcy Court.

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(d)     Notwithstanding anything in this paragraph 14 to the contrary, following delivery of a Carve-Out Trigger Notice and prior to the payment to the Prepetition Agent or any Prepetition Secured Creditor on account of any adequate protection or otherwise, the Carve-Out Reserve (as defined in the DIP Credit Agreement) shall have been fully funded and the DIP Obligations shall have been paid in full.

(e)     The Adequate Protection Obligations (A) shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code or, subject to entry of the Final Order, section 506(c) of the Bankruptcy Code or the “equities of the case” exception of section 552 of the Bankruptcy Code, (B) shall not be subordinate to, or pari passu with, (x) any lien that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code or otherwise or (y) any intercompany or affiliate liens or claims of the Debtor, and (C) shall be valid and enforceable against any trustee or any other estate representative appointed in this Case or any successor cases, and/or upon the dismissal of this Case.

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15.     Sufficiency of Adequate Protection. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, including section 506(b) thereof, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Secured Lenders.

16.     Perfection of DIP Liens.

(a)     The DIP Agent and the DIP Lenders are hereby authorized, but not required, to file or record financing statements or take control over deposit accounts and securities accounts, in each case, in order to validate and perfect the liens and security interests granted to them hereunder. Whether or not the DIP Agent on behalf of the DIP Lenders in its discretion, chooses to file such financing statements or take control over deposit accounts and securities accounts, such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non-avoidable and not subject to challenge dispute or subordination, at the time and on the date of entry of this Interim Order. Upon the request of the DIP Agent, without any further consent of any party, the DIP Agent, the Debtor and each DIP Lender are authorized and directed to take, execute, deliver and file such instruments (in each case, without representation or warranty of any kind) to enable the DIP Agent to further perfect the DIP Liens.

(b)     A certified copy of this Interim Order may, in the discretion of the DIP Agent, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording. For the avoidance of doubt, the automatic stay provisions of section 362(a) of the Bankruptcy Code shall be modified to the extent necessary to permit the DIP Agent to take all actions, as applicable, referenced in this subparagraph (b) and in the immediately preceding subparagraph (a).

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17.     Preservation of Rights Granted Under this Interim Order.

(a)     Except as otherwise provided for herein, or permitted under the DIP Credit Agreement, no claim or lien having a priority superior to or pari passu with those granted by this Interim Order to the DIP Agent and the DIP Lenders or to the Prepetition Agent and the Prepetition Secured Lenders, respectively, shall be granted or allowed while any portion of the DIP Facility (or any refinancing thereof) or the Commitments thereunder or the DIP Obligations or the Adequate Protection Obligations remain outstanding, and the DIP Liens and the Adequate Protection Liens shall not be (i) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtor’s estate under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari passu with any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise, in each case other than the Carve-Out; provided, however, a claim or lien granted by this Interim Order to the Prepetition Agent and the Prepetition Secured Lenders shall be subordinated to any claim or lien that may be granted from time to time having a priority superior to or pari passu with those liens or claims granted under the DIP Documents and/or by this Interim Order to the DIP Agent and the DIP Lenders, solely to the extent the DIP Agent and DIP Lenders consent to the granting of any such claim or lien.

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(b)     In addition to the Events of Default set forth in the DIP Documents, unless all DIP Obligations shall have been indefeasibly paid in full in cash, and the Prepetition Debt and the Adequate Protection Obligations (if any) shall have been paid in full, the Debtor shall not seek, and it shall constitute an Event of Default and terminate the right of the Debtor to use Cash Collateral if the Debtor seeks, or there is entered, unless the DIP Agent has otherwise consented, (i) any modification or extension of this Interim Order without the prior written consent of the DIP Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the DIP Agent, (ii) any modification or extension of this Interim Order with respect to the Prepetition Debt or the Adequate Protection Obligations without the prior written consent of the Prepetition Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the Prepetition Agent, (iii) an order converting or dismissing this Case and such order shall not have been reversed or vacated within ten (10) days; (iv) an order appointing a chapter 11 trustee in this Case and such order shall not have been reversed or vacated within ten (10) days, (v) an order appointing an examiner with enlarged powers in this Case and such order shall not have been reversed or vacated within ten (10) days, (vi) an order providing for a change of venue (other than a change of venue to Delaware) with respect to this Case and such order shall not have been reversed or vacated within ten (10) days; (vii) an order approving a plan of reorganization or the sale of all or substantially all of the Collateral shall have been entered which does not provide for the repayment in full in cash of the DIP Obligations (other than any contingent obligations not yet due and payable) upon the consummation thereof. If an order dismissing this Case under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (x) the Superpriority Claims, priming liens, security interests and replacement security interests granted to the DIP Agent and the DIP Lenders, including the DIP Liens, and, as applicable, the Prepetition Agent and the Prepetition Secured Lenders pursuant to this Interim Order shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order (and that such Superpriority Claims, priming liens and replacement security interests, shall, notwithstanding such dismissal, remain binding on all parties in interest, including the priorities set forth herein and in the DIP Documents) until all DIP Obligations and the Adequate Protection Obligations, as applicable, shall have been paid and satisfied in full and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clause (x) above.

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(c)     Notwithstanding the foregoing, any modification or extension of this Interim Order with respect to the Adequate Protection Obligations or the Prepetition Debt, shall require the prior written consent of the Prepetition Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the Prepetition Agent.

(d)     If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacation or stay shall not affect (i) the validity of any DIP Obligations or Adequate Protection Obligations incurred prior to the actual receipt of written notice by the DIP Agent or the Prepetition Agent, as applicable, of the effective date of such reversal, modification, vacation or stay or (ii) the validity or enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Documents with respect to any DIP Obligations or Adequate Protection Obligations. Notwithstanding any such reversal, modification, vacation or stay, any use of Cash Collateral, or DIP Obligations or Adequate Protection Obligations incurred by the Debtor to the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders prior to the actual receipt of written notice by the DIP Agent and the Prepetition Agent of the effective date of such reversal, modification, vacation or stay shall be governed in all respects by the original provisions of this Interim Order, and the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in section 364(e) of the Bankruptcy Code, this Interim Order and pursuant to the DIP Documents with respect to all uses of Cash Collateral and proceeds of the DIP Facility, DIP Obligations and Adequate Protection Obligations.

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(e)     Except as expressly provided in this Interim Order or in the DIP Documents, the DIP Liens, the Superpriority Claims and all other rights and remedies of the DIP Agent and the DIP Lenders, and the Adequate Protection Liens granted by the provisions of this Interim Order and the DIP Documents shall survive, and shall not be modified, impaired or discharged by the entry of an order converting this Case to a case under chapter 7, dismissing this Case, approving the sale of any Collateral pursuant to section 363(b) of the Bankruptcy Code (except to the extent permitted by the DIP Documents) or the entry of an order confirming a plan of reorganization in this Case (except as provided for herein and in the Acceptable Reorganization Plan (as defined in the DIP Credit Agreement)) and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor has waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Interim Order and the DIP Documents shall continue in this Case, in any successor case, or in any superseding chapter 7 case under the Bankruptcy Code, and the DIP Liens, the Superpriority Claims, all other rights and remedies of the DIP Agent and the DIP Lenders, the DIP Documents, the Adequate Protection Liens granted by the provisions of this Interim Order shall continue in full force and effect until (i) the DIP Obligations are indefeasibly paid in full in cash and (ii) the Adequate Protection Obligations (if any) are paid in full in cash.

(f)     The Prepetition Agent, on behalf of itself and the Prepetition Secured Creditors, will not be required to file proofs of claim in this Case or successor cases for any prepetition claim arising under the Existing Agreements allowed herein. The Debtor’s stipulations herein shall be deemed to constitute a timely filed proof of claim for any prepetition claims arising under the Existing Agreements. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in this Case or successor cases to the contrary, the Prepetition Agent, for the benefit of itself and the Prepetition Secured Lenders, is hereby authorized and entitled, in its sole discretion, but not required, to file (and amend and/or supplement, as it sees fit) a proof of claim and/or aggregate proofs of claim in this Case or successor cases for any claim allowed herein.

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18.     Exculpation. Nothing in this Interim Order, the DIP Documents, or any other documents related to the transactions contemplated hereby shall in any way be construed or interpreted to impose or allow the imposition upon any DIP Agent or any DIP Lender any liability for any claims arising from the prepetition or postpetition activities of the Debtor in the operation of their businesses, or in connection with their restructuring efforts. In addition, (a) the DIP Agent and the DIP Lenders shall not, in any way or manner, be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, servicer, bailee, custodian, forwarding agency, or other person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Debtor; provided that, (i) the foregoing shall not apply to any act or omission by the DIP Agent or the DIP Lenders that constitutes gross negligence or willful misconduct by the DIP Agent or the DIP Lenders as finally determined by a court of competent jurisdiction (and in the case of clause iv, the DIP Agent and DIP Lenders shall not be by reason of any act or default of any carrier, servicer, bailee, custodian, forwarding agency or other person if such person has been selected by the DIP Agent or DIP Lenders in good faith).

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19.     Effect of Stipulations on Third Parties. The stipulations and admissions contained in this Interim Order, including, without limitation, in paragraph 5 of this Interim Order, shall be binding upon the Debtor and any successor thereto (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtor) in all circumstances. The stipulations and admissions contained in this Interim Order, including, without limitation, in paragraph 5 of this Interim Order and in the proviso to this sentence, shall be binding upon all other parties in interest, including, without limitation, any statutory or nonstatutory committees appointed or formed in this Case (including the Creditors’ Committee) and any other person or entity acting on behalf of the Debtor’s estate, unless (a) a party in interest has timely and properly filed an adversary proceeding or contested matter (subject to the limitations contained herein, including, inter alia, in paragraph 17) by no later than the date that is sixty (60) calendar days after the date of entry of the Final Order or such later date (x) as has been agreed to, in writing, by the Prepetition Agent, in its sole discretion or (y) as has been ordered by the Court (the “Challenge Period”), (i) challenging the validity, enforceability, priority or extent of the Prepetition Debt or the Prepetition Agent’s or the Prepetition Secured Creditors’ liens on the Prepetition Collateral or (ii) otherwise asserting or prosecuting any action for preferences, fraudulent conveyances, other avoidance power claims or any other claims, counterclaims or causes of action, objections, contests or defenses (collectively, “Claims and Defenses”) against the Prepetition Agent or any of the Prepetition Secured Creditors or any of such parties’ affiliates, representatives, attorneys or advisors in connection with matters related to the Existing Agreements, the Prepetition Debt, the Prepetition Collateral, and (b) there is a final order in favor of the plaintiff sustaining any such challenge or claim in any such timely filed adversary proceeding or contested matter (a “Successful Challenge”); provided that, (i) all such Claims and Defenses are hereby irrevocably waived and relinquished by the Debtor as of the Petition Date and (ii) any challenge or claim shall set forth with specificity the basis for such challenge or claim and any challenges or claims not so specified prior to the expiration of the Challenge Period shall be forever deemed waived, released and barred. If the Challenge Period expires and a Successful Challenge has not occurred, (w) the Prepetition Debt and all related obligations of the Debtor (the “Prepetition Obligations”) shall constitute allowed claims, not subject to counterclaim, setoff, subordination, recharacterization, defense or avoidance, for all purposes in this Case, any successor case and any subsequent chapter 7 case, and (x) the Prepetition Liens on the Prepetition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding and perfected, not subject to recharacterization, subordination or avoidance, (y) the Prepetition Obligations, the Prepetition Liens on the Prepetition Collateral and the Prepetition Agent and the Prepetition Secured Lenders shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtor’s estate, including, without limitation, any successor thereto (including, without limitation, any chapter 7 or 11 trustee appointed or elected for the Debtor). If any such adversary proceeding or contested matter is timely and properly filed, the stipulations and admissions contained in paragraph 5 of this Interim Order shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) on any statutory or nonstatutory committee appointed or formed in this Case (including the Creditors’ Committee) and on any other person or entity, except to the extent that such findings and admissions were expressly challenged in such adversary proceeding or contested matter. Nothing in this Interim Order vests or confers on any Person (as defined in the Bankruptcy Code), including any statutory or nonstatutory committees appointed or formed in this Case (including the Creditors’ Committee), standing or authority to pursue any cause of action belonging to the Debtor or its estate, including, without limitation, Claims and Defenses with respect to the Existing Agreements or the Prepetition Obligations. Notwithstanding anything contrary herein, regardless of the outcome of any adversary proceeding or other process described in this paragraph 19, the DIP Obligations shall remain valid and binding obligations of the Debtor and the Guarantors.

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20.     Limitation on Use of DIP Facility Proceeds and Collateral. Notwithstanding anything herein or in any other order by this Court to the contrary, none of the Prepetition Collateral, the Cash Collateral, the Collateral, the DIP Facility or borrowings thereunder, the Carve-Out or any portion or proceeds of the foregoing may be used by any party in connection with (a) objecting, contesting or raising any defense to, the validity, perfection, priority, extent or enforceability of any amount due under the DIP Documents or the Existing Agreements, or the liens or claims granted under this Interim Order, the DIP Documents or the Existing Agreements, (b) asserting any Claims and Defenses or causes of action against the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders or their respective agents, affiliates, representatives, attorneys or advisors, (c) preventing, hindering or otherwise delaying the DIP Agent’s or the DIP Lenders’ assertion, enforcement or realization on the Collateral once an Event of Default has occurred and is continuing in accordance with the DIP Documents or this Interim Order, provided that the Debtor may use the Carve Out Cap as set forth in paragraph 8(b) of this Interim Order to contest or dispute whether an Event of Default has occurred as provided for in paragraph 10 of this Interim Order, (d) seeking to modify any of the rights granted to the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders hereunder or under the DIP Documents and the Existing Agreements, in each of the foregoing cases, without such parties’ prior written consent, (e) paying any amount on account of any claims arising prior to the Petition Date unless such payments are (i) approved by an order of this Court and (ii) in accordance with the DIP Credit Agreement and the Budget (as defined in the DIP Credit Agreement), (f) using or seeking to use Cash Collateral except to the extent permitted under the DIP Documents and not otherwise prohibited hereunder, (g) selling or otherwise disposing of the Collateral except as permitted by the DIP Documents or otherwise with the consent of the DIP Agent or the Required Lenders (as defined in the DIP Credit Agreement) or (h) using or seeking to use any insurance proceeds related to the Collateral, except as permitted by the DIP Documents or otherwise with the consent of the DIP Agent or the Required Lenders (as defined in the DIP Credit Agreement). Notwithstanding the foregoing, advisors to the Creditors’ Committee, if any, may investigate claims and liens under the Existing Agreements during the Challenge Period at an aggregate expense for such investigation, but not litigation, prosecution, objection or challenge thereto, not to exceed $75,000.

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21.     Priorities Among Prepetition Secured Lenders. Notwithstanding anything to the contrary herein or in any other order of this Court, in determining the relative priorities and rights of the Prepetition Secured Lenders (including, without limitation, the relative priorities and rights of the Prepetition Secured Lenders with respect to the Adequate Protection Obligations granted hereunder), such priorities and rights shall continue to be governed by the Existing Agreements.

22.     Payments Held in Trust. Except as expressly permitted in this Interim Order or the DIP Documents, in the event that any person or entity receives any payment on account of a security interest in Collateral, receives any proceeds of Collateral or receives any other payment with respect thereto from any other source prior to indefeasible satisfaction of all DIP Obligations under the DIP Documents, and termination of the Commitments in accordance with the DIP Documents, such person or entity shall be deemed to have received, and shall hold, any such payment or proceeds of Collateral in trust for the benefit of the DIP Agent and DIP Lenders and shall immediately turn over such proceeds to the DIP Agent, or as otherwise instructed by this Court, for application in accordance with the DIP Documents and this Interim Order.

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23.     Credit Bidding.

(a)     The DIP Agent shall, acting at the direction of the Required Lenders (as defined in the DIP Credit Agreement), have the right to credit bid up to the full amount of the DIP Obligations in any sale of the Collateral subject to and to the extent permitted under 363(k) of the Bankruptcy Code, without the need for further Court order authorizing the same and whether such sale is effectuated through section 363(b) or 1129(b) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise.

(b)     Subject to the indefeasible satisfaction and discharge in full of all DIP Obligations and the termination of the Commitments under the DIP Credit Agreement, the Prepetition Agent or its assignee, designee or successor may “credit bid” up to the full amount of the Prepetition Debt then outstanding for the assets and property of the Debtor (to the extent such assets are Prepetition Collateral or secured by Adequate Protection Liens) subject to and to the extent permitted under section 363(k) of the Bankruptcy Code, without the need for further Court order authorizing the same and whether such sale is effectuated through section 363(b) or 1129(b) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise. For the avoidance of doubt, all DIP Obligations must be indefeasibly satisfied and paid in cash in full, and the Commitments thereunder terminated, at or prior to the closing of any sale in which the Prepetition Debt is credit bid as any portion of the consideration paid in respect of such sale, without prejudice to the DIP Agent’s right to make a competing credit bid of up to the full amount of the DIP Obligations in any sale in which all or any part of the Prepetition Debt is credit bid.

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24.     Retention of Jurisdiction. This Court has and will retain exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, either the DIP Documents or this Interim Order.

25.     Interim Order Governs. In the event of any inconsistency between the provisions of this Interim Order or Final Order, if and when entered, and the DIP Documents, the provisions of this Interim Order or Final Order, as applicable, shall govern. Additionally, to the extent that there may be an inconsistency between the terms of this Interim Order or Final Order, if and when entered, and the Order Establishing Certain Case Management Procedures and Granting Related Relief, the terms of this Interim Order or Final Order, as applicable, shall govern.

26.     Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Interim Order, including all findings herein, shall be binding upon all parties in interest in this Case, including, without limitation, the DIP Agent, the DIP Lenders, the Prepetition Agent, the Prepetition Secured Lenders, any statutory or nonstatutory committee appointed or formed in this Case, and the Debtor and its successors and assigns (including any chapter 7 trustee, chapter 11 trustee or similar responsible person or similar designee or litigation trust hereinafter appointed or elected for the estate of the Debtor) and shall inure to the benefit of the DIP Agent, the DIP Lenders, the Prepetition Agent, the Prepetition Secured Lenders and the Debtor and their respective successors and assigns; provided, however, that the DIP Agent and the DIP Lenders shall have no obligation to extend any financing to any chapter 7 trustee, chapter 11 trustee or similar responsible person or similar designee or litigation trust hereunder appointed or elected for the estate of the Debtor. In determining to make any loan under the DIP Credit Agreement or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents, the DIP Agent and the DIP Lenders shall not be deemed to be in control of the operations of or participating in the management of the Debtor or to be acting as an “owner or operator” with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

37

27.     Final Hearing. The Final Hearing to consider the Motion and Final Order is hereby scheduled for ____________, 2014 at _____ .m. (prevailing Eastern Time) at United States Bankruptcy Court, Southern District of New York, before the undersigned United States Bankruptcy Judge.

28.     Notice.      Following entry of this Interim Order, the Debtor shall, on or before ___________, 2014, provide notice of the Motion, this Interim Order and the Final Hearing by telecopy, overnight delivery service, hand delivery or U.S. mail to each of the Initial Notice Parties and, without duplication, to the parties who have filed a request for service prior to such date. Such notice shall constitute good and sufficient notice of the Final Hearing. The notice of approval of this Interim Order shall state that any party in interest objecting to the DIP Facility, the adequate protection being provided to the Adequate Protection Parties, or the terms of the Final Order shall serve and file written objections in this Case with the Court, and shall serve such objections so that they are actually received, by not later than 5:00 p.m. (prevailing Eastern Time) on ____________, 2014 (with reply papers thereto filed and served not later than 5:00 p.m. (prevailing Eastern Time) on ____________, 2014). Any such objections shall be served upon: (a) proposed counsel for the Debtor, Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, Attn: Tyson M. Lomazow, Esq. and Matthew Brod, Esq.; (b) counsel for the DIP Agent and Prepetition Agent, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attn: Andrew N. Rosenberg, Esq., Alice B. Eaton, Esq. and Oksana Lashko, Esq.; and (c) the U.S. Trustee, 201 Varick Street, New York, NY 10014, Attn: Paul K. Schwartzberg, Esq. and Michael Driscoll, Esq.

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SO ORDERED by the Court this ______ day of August, 2014.

UNITED STATES BANKRUPTCY JUDGE

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Exhibit E

to the Restructuring Support Agreement

CONSUMMATION DOCUMENTS2

1.	Rejection Schedule

2.	New Eagle Charter

3.	New Eagle By-Laws

4.	New Eagle MIP Option Agreements

5.	New Eagle MIP Primary Equity Agreements

6.	New Eagle Equity Warrant Agreement

7.	Identity and affiliations of the officers and members of the New Board of the Reorganized Debtor

8.	List of retained Causes of Action

9.	Management Incentive Program

10.	New CEO Employment Agreement

11.	Registration Rights Agreement

12.	Exit Financing Facility Credit Agreement

13.	Delphin Management Agreement, as amended

2 Capitalized terms used in this Exhibit E shall have the meanings ascribed to such terms in the Plan.

Exhibit F

to the Restructuring Support Agreement

Form of Transferee Joinder

This joinder (this “Joinder”) to the Restructuring Support Agreement (the “Agreement”), dated as of April __, 2014, entered into by and among (i) Eagle Bulk Shipping Inc. (“EBS”) and each of its direct and indirect subsidiaries (each an “Eagle Entity” and, collectively, the “Eagle Entities” or the “Company”) and (ii) the lenders under the Credit Agreement that are (or may become in accordance with Section 11 thereof) signatories thereto (the “Consenting Lenders”), is executed and delivered by [________________] (the “Joining Party”) as of [________________], 2014. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.     Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is annexed to this Joinder as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a Party and a Consenting Lender for all purposes under the Agreement.

2.     Representations and Warranties. With respect to the aggregate amount of debt outstanding under the Credit Agreement held by the Joining Party upon consummation of the sale, assignment, transfer, hypothecation, or other disposition of such debt, the Joining Party hereby (a) represents and warrants to each other Party to the Agreement that it is the legal or beneficial holder of, or holder of investment authority over (with authority to bind such holder), the debt outstanding under the Credit Agreement in the amounts as identified below its name on the signature page hereof and (b) makes the representations and warranties set forth in Section 15 of the Agreement to each other Party.

3.     Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

4.     Notice. All notices and other communications given or made pursuant to the Agreement shall be sent to:

To the Joining Party at:

[JOINING PARTY]

[ADDRESS]

Attn:

Facsimile: [FAX]

EMAIL:

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:
Name:
Title:

Holdings:	$	of Revolving
Commitments Under the Credit Agreement

Holdings:	$	of Term Loans
Under the Credit Agreement

Holdings:	$	of PIK Loans
Under the Credit Agreement

Acknowledgements:

By:
Name:
Title:

Annex I to the Form of Transferee Joinder

Agreement

Exhibit G

to the Restructuring Support Agreement

Claims of Consenting Lenders

Aggregate Claims as of August 6, 2014[1]:	$1,025,998,898.98

1 Calculated based on term loan and PIK loan amounts as of July 31, 2014, excluding uncapitalized interest and accrued but unpaid interest.

Schedule 1

to the Restructuring Support Agreement

1.

An Event of Default arising under Section 26.3(a) of the Credit Agreement, due to the failure to supply the Agent with a consolidated balance sheet and related consolidated statements of income, equity and cash flows within 90 days of the end of each financial year that does not include a “going concern” qualification or any qualification or exception as to the scope of the audit performed by PricewaterhouseCoopers or another independent certified public accountant, as required in Section 19.1(a) of the Credit Agreement.

2.

An Event of Default arising under Section 26.2 of the Credit Agreement, due to the failure to meet the Leverage Ratio specified for the Accounting Period ending December 31, 2013 and each quarter thereafter, as required in Section 20.1 of the Credit Agreement.

3.

An Event of Default arising under Section 26.2 of the Credit Agreement, due to the failure to meet the Minimum Interest Coverage Ratio specified for the Accounting Period ending March 31, 2014 and each quarter thereafter, as required in Section 20.2 of the Credit Agreement.

4.	An Event of Default arising under Section 26.1 of the Credit Agreement, due to the failure to make the Cash Pay Interest payment scheduled for June 30, 2014 on or before such date.

5.	Any related Event of Default with respect to the foregoing or which would result from the failure to give notice with respect to any of the foregoing.